As filed with the Securities and Exchange Commission on April 26, 2022

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

VERANO HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	98-1583243
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

415 North Dearborn Street, 4th Floor, Chicago, Illinois	60654
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 265-0730

Copies to:

George Archos

Chief Executive Officer

415 North Dearborn Street, 4th Floor

Chicago, Illinois 60654

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Class A subordinate voting shares
(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐ Accelerated filer ☐ Non-accelerated filer ☒ Smaller reporting company ☐ Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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EXPLANATORY NOTE

Unless otherwise stated or the context requires otherwise, references in this registration statement on Form 10 (this “Registration Statement”) to the “Company,” “Verano,” “we,” “us,” and “our” refer to Verano Holdings Corp., a British Columbia corporation.

The Company has prepared this Registration Statement to register Class A subordinate voting shares, without par value (the “Subordinate Voting Shares”), under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with the Securities and Exchange Commission (the “SEC”). This Registration Statement will become effective automatically 60 days from the date of the original filing (the “Effective Date”), pursuant to Section 12(g)(1) of the Exchange Act. As of the Effective Date, the Company will become subject to the reporting requirements of Section 13(a) under the Exchange Act and will be required to file annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and the Company will be required to comply with all other obligations of the Exchange Act applicable to issuers with securities registered pursuant to Section 12(g) of the Exchange Act.

Verano is a leading vertically-integrated multi-state cannabis operator in the United States. An operator of licensed cannabis cultivation, processing, wholesale distribution and retail facilities, the Company’s goal is the ongoing development of communal wellness by providing responsible access to regulated cannabis products to discerning high-end customers.

Verano is a reporting issuer under applicable securities legislation in all provinces and territories of Canada, and its Subordinate Voting Shares are listed on the Canadian Securities Exchange (the “CSE”) under the symbol “VRNO”. The Subordinate Voting Shares are also quoted in the United States on the OTCQX marketplace operated by the OTC Market Group (the “OTCQX”) under the symbol “VRNOF”.

The Company’s head office is located at 415 North Dearborn Street, 4th Floor, Chicago, Illinois 60654. The registered office of the Company is located at 20th Floor, 250 Howe Street, Vancouver, British Columbia V6C 3R8.

Implications of Being an Emerging Growth Company

The Company qualifies as an “Emerging Growth Company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012, as amended (the “Jobs Act”). As an Emerging Growth Company, the Company may take advantage of specified reduced disclosure and other exemptions from requirements that are otherwise applicable to public companies that are not Emerging Growth Companies. These provisions include:

●	Reduced disclosure about the Company’s executive compensation arrangements;
●	Exemption from new or revised financial accounting standards applicable to public companies until such standards are also applicable to private companies;
●	Exemptions from non-binding shareholder advisory votes on executive compensation or golden parachute arrangements; and
●	Exemption from the auditor attestation requirement in the assessment of the Company’s internal control over financial reporting.

The Company may take advantage of these exemptions until the Company no longer qualifies as an Emerging Growth Company. The Company would cease to be an Emerging Growth Company on the first to occur of the following: (i) if the Company has more than $1.07 billion in annual revenues as of the end of a fiscal year, (ii) if the Company is deemed to be a “large accelerated filer” under the rules of the SEC, (iii) if the Company issues more than $1.0 billion of non-convertible debt over a three-year period, and (iv) five years after an offering to the public of the Company’s equity securities pursuant to an effective registration statement under the Securities Act. We would be deemed to be a “large accelerated filer” if (i) the market value of the Subordinate Voting Shares held by non-affiliates exceeds $700 million as of the last business day of the Company’s most recently completed second fiscal quarter, (b) we were subject to Exchange Act reporting requirements for at least 12 calendar months and (c) we filed at least one annual report on Form 10-K with the SEC.

Currency

The Company presents its financial statements in United States dollars. Except where otherwise indicated, all references to “$” or “US$” are to United States dollars, and all references to “C$” are to Canadian dollars.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Registration Statement contains “forward-looking information” and “forward-looking statements” within the meaning of United States securities laws (together, “forward-looking statements”). All statements, other than statements of historical fact, made by the Company or its affiliates that address activities, events or developments that the Company or its affiliates expect or anticipate will or may occur in the future are forward-looking statements, including, but not limited to, statements preceded by, followed by or that include words such as “may,” “will,” “would,” “could,” “should,” “believes,” “assumes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “intends,” “anticipates,” “targeted,” “continues,” “forecasts,” “designed,” “goal,” or the negative of those words or other similar or comparable words.

The forward-looking statements contained herein are based on certain key expectations and assumptions, including, but not limited to, expectations and assumptions concerning:

●	the ability of the Company and its affiliates to obtain, maintain and renew regulatory approvals in all states and localities of its operations and planned operations on a timely basis;

●	government regulations, including future legislative and regulatory developments involving medical and adult-use cannabis and the timing thereof;

●	the Company’s outlook on its expansion and growth of business and operations;

●	the Company’s ability to achieve its goals, business plans and strategy;

●	the ability of the Company to access capital and obtain necessary financing to pursue its growth and business plans;

●	operational results and other financial and business conditions and prospects of the Company;

●	the timing and completion of acquisitions and other commercial transactions;

●	the integration and operation of acquired businesses;

●	the timing and amount of capital expenditures;

●	the availability of equipment, skilled labor and services needed for cannabis operations;

●	demand, developments and trends in the medical and adult-use cannabis industry;

●	competition in the cannabis industry in the markets in which the Company operates or plans to operate;

●	the medical benefits, viability, safety, efficacy, and dosing of cannabis;

●	the size of the medical cannabis market and the adult-use cannabis market in each state;

●	conditions in general economic and financial markets; and

●	the impacts of the coronavirus (COVID-19) pandemic and future steps to be taken in response to COVID-19.

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Forward-looking statements may relate to future financial conditions, results of operations, plans, objectives, performance or business developments. These statements speak only as at the date they are made and are based on information currently available and on the then current expectations of the party making the statement and assumptions concerning future events, which are subject to a number of known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from that which was expressed or implied by such forward-looking statements, including, but not limited to, risks and uncertainties related to:

●	the impacts of COVID-19 on the Company, the US and global markets;

●	the Company’s limited operating history;

●	the Company will become an SEC reporting company in addition to remaining a public reporting company in Canada;

●	heightened scrutiny from Canadian government authorities;

●	the Company’s outstanding indebtedness and potential future indebtedness;

●	reliance on management and the potential for fraudulent activity by employees, contractors and consultants;

●	uninsured or underinsured losses;

●	potential product liability and recalls;

●	the Company’s reliance on the performance of its subsidiaries and affiliates;

●	the Company’s expansion-by-acquisition strategy;

●	the unconventional due diligence process in the medical and adult-use cannabis industry;

●	integration of and operation of acquired businesses;

●	the Company’s lack of portfolio diversification;

●	existing competition and new market entrants;

●	the introduction of synthetic alternatives by pharmaceutical and other companies;

●	the immaturity of the cannabis industry and limited comparable, competitive and established industry best practices;

●	the availability of third-party suppliers, contractors and manufacturers, and availability of raw or other materials;

●	wholesale and retail price fluctuations;

●	public opinion and perception of the cannabis industry;

●	agricultural and environmental risks and the impacts of regulations on the agriculture industries and environmental protections;

●	the US federal regulatory landscape and enforcement related to medical or adult-use cannabis, including political risks, civil asset forfeiture and regulation by additional regulatory authorities;

●	difficulty accessing or maintaining banking or financial services due to the Company’s business;

●	regulatory and political changes to US state and local laws related to medical or adult-use cannabis, including political risks and regulation by additional regulatory authorities;

●	disparate state-by-state regulatory landscapes and licensing regimes for medical and adult-use cannabis;

●	the requirements to abide by anti-money laundering laws and regulations;

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●	required public disclosure and governmental filings containing personal information of the Company’s officers, investors and other stakeholders;

●	the ability to, and constraints on, promoting and marketing cannabis products;

●	the potential limitations on the Company’s ability to enforce its contracts or any liens granted to it;

●	the ability to access capital markets and the availability of financing opportunities;

●	the lack of access to federal bankruptcy protections in the United States;

●	limited intellectual property protection available for cannabis products and the potential infringement by third parties;

●	reliance on information technology systems, the potential disclosure of personal information of patients and customers and cybersecurity risks;

●	the Company’s elimination of monetary liability and indemnification rights against its directors, officers and employees under British Columbia law;

●	the Company’s dual class capital structure with Class A subordinate voting shares and Class B proportionate voting shares;

●	the Company’s shareholders’ limited participation in the Company’s affairs;

●	the Company’s expectation to not declare or pay out dividends;

●	the taxation of cannabis companies in the US; and

●	other risks described in this Registration Statement, as more particularly described under the heading “Risk Factors.”

Although the Company believes that the expectations and assumptions on which forward-looking statements are based are reasonable at the time made, undue reliance should not be placed on the forward-looking statements, because no assurance can be given that they will prove to be correct. Forward-looking statements address future events and conditions, and thus involve inherent risks and uncertainties.

The cannabis industry involves risks and uncertainties that are subject to change based on various factors. The forward-looking statements contained herein concerning the cannabis industry and the general expectations of the Company concerning the cannabis industry are based on estimates prepared by the Company using data from publicly available governmental sources as well as from market research and industry analysis and on assumptions based on data and knowledge of the cannabis industry. Such data is inherently imprecise.

Consequently, all forward-looking statements made in this Registration Statement and other documents of the Company are qualified by such cautionary statements and there can be no assurance that the anticipated results or developments will actually be realized or, even if realized, that they will have the expected consequences to or effects on the Company. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, other than as required under applicable securities legislation.

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ITEM 1: BUSINESS.

Overview

Verano is a leading vertically-integrated multi-state cannabis operator in the United States. An operator of licensed cannabis cultivation, processing, wholesale distribution and retail facilities, our goal is the ongoing development of communal wellness by providing responsible access to regulated medical and adult-use cannabis products to discerning high-end customers. As of March 25, 2022 we operate businesses in 15 states, including 93 retail dispensaries and 13 cultivation and processing facilities with over 1,000,000 square feet of cultivation. We produce a suite of premium, artisanal cannabis products sold under our portfolio of consumer brands, including Encore™, Avexia™, MÜV™ and Verano™. We also design, build and operate branded retail environments including Zen Leaf™ and MÜV™ dispensaries that deliver a cannabis shopping experience in both medical and adult-use markets.

Notwithstanding the permissive regulatory environment of medical, and in some cases also recreational marijuana at the state level, it remains illegal under US federal law to cultivate, manufacture, distribute, sell or possess marijuana in the US. Because federal law prohibits transporting any federally restricted substance across state lines, cannabis cannot be transported across state lines. As a result of current federal law prohibitions, the US cannabis industry is conducted on a state-by-state basis. To date, in the United States 39 states plus the District of Columbia and the US territories of Puerto Rico, the US Virgin Islands, Guam and Commonwealth of Northern Mariana Islands have authorized medical marijuana and 20 states plus the District of Columbia and the US territories of Guam and the Commonwealth of Northern Mariana Islands have authorized adult-use (i.e. recreational) marijuana. Verano operates within states where cannabis use, medical or adult-use or both, has been approved by state and local regulatory bodies. Strict compliance with state and local laws with respect to cannabis may neither absolve the Company of liability under US federal law, nor may it provide a defense to any federal proceeding which may be brought against the Company or any of its subsidiaries.

Our strategy is to vertically integrate as a single cohesive company in multiple states through the consolidation of seed-to-sale cultivating, manufacturing, distributing, and dispensing premium brands and products at scale. Our cultivation, processing and wholesale distribution of cannabis consumer packaged goods are designed to guarantee shelf-space in our national retail dispensary chain, as well as to develop and foster long term wholesale supply relationships with third-party retail operators though sales arrangements and sales. Our model includes geographic diversity by establishing a footprint to enable us to adapt to changes in both industry and market conditions seamlessly and profitably. All of the Company’s business, operating results and financial condition relate to US cannabis-related activities.

Verano is a reporting issuer under applicable securities legislation in all of the provinces and territories of Canada and the Subordinate Voting Shares are listed on the CSE under the symbol “VRNO.” The Subordinate Voting Shares are also quoted for trading in the United States on the OTCQX under the symbol “VRNOF.”

The head office of the Company is located at 415 North Dearborn Street, 4th Floor, Chicago, Illinois 60654. Verano’s Canadian registered office is located at 20th Floor, 250 Howe Street, Vancouver, British Columbia V6C 3R8. Our telephone number is (312) 265-0730. Our Internet address is www.verano.com. Unless and to the extent specifically referred to herein, the information on the Company’s website shall not be deemed to be incorporated by reference in this Registration Statement.

The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. The Company also files reports, circulars, annual information statements, and other information regarding the Company with the securities regulatory authorities of Canada via the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com.

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History of the Company

Verano LLC

Verano Holdings, LLC, a subsidiary of the Company (“Verano LLC”), was the start of Verano’s business operations. Verano LLC is a Delaware limited liability company that was co-founded by George Archos, our current Chairman and Chief Executive Officer, and Sam Dorf in September 2017. Verano LLC was formed as a Chicago, Illinois based holding company to consolidate cannabis operations initially in Illinois, including cultivation and production facilities and retail dispensaries.

Beginning in August 2018, Verano LLC began to acquire control, management, ownership, and other rights to medical and adult-use cannabis licenses in US states where Verano LLC or Verano LLC’s co-founders held an existing ownership or management stake.

Starting in January 2019, Verano LLC implemented an expansion strategy whereby Verano LLC, either directly or through subsidiaries or affiliates, began acquiring control, management, ownership, and other rights to medical and adult-use cannabis businesses across multiple US states, including cultivation, production, wholesale distribution and retail dispensaries.

RTO

On December 14, 2020, Verano LLC, Majesta Minerals, Inc., an Alberta corporation (“Majesta Minerals”), 1276268 B.C. Ltd., a British Columbia corporation (“Verano FinCo”), 1277233 B.C. Ltd, a British Columbia corporation, and 1278655 B.C. Ltd., a British Columbia corporation, entered into an Arrangement Agreement (as amended January 26, 2021, the “Arrangement Agreement”), pursuant to which the Company would result from a reverse takeover transaction as a British Columbia public reporting company (the “RTO”).

In accordance with the plan of arrangement forming part of the Arrangement Agreement (the “Plan of Arrangement”), Majesta Minerals completed a consolidation of its common shares on the basis of 100,000 issued and outstanding common shares on a post-consolidation basis. In accordance with the Plan of Arrangement, Majesta Minerals also reorganized its capital by altering its notice of articles and articles to (i) attach special rights and restrictions to its common shares, (ii) change the identifying name of its common shares to “Class A subordinate voting shares” and (iii) create a new class of Class B proportionate voting shares (the “Proportionate Voting Shares”). As part of the Plan of Arrangement, prior to the RTO Majesta Minerals also changed its name to “Verano Holdings Corp.”.

In connection with the RTO and Plan of Arrangement, the Company consummated a private placement conducted on a commercially reasonable best-efforts basis (the “Financing”), whereby 10,000,000 subscription receipts (the “Subscription Receipts”) were issued by Verano FinCo prior to the RTO in January 2021, at a price per Subscription Receipt of $10, for aggregate gross proceeds of $100,000,000. The net proceeds of the Financing were transferred to the Company, as the resulting corporation in the RTO.

The RTO was completed on February 11, 2021. Upon the consummation of the RTO, Verano’s authorized capital consisted of (i) an unlimited number of Subordinate Voting Shares, and (ii) an unlimited number of Proportionate Voting Shares. The shareholders of Verano FinCo received one Subordinate Voting Share for each share of Verano FinCo. for a total of 10,000,000 Subordinate Voting Shares. The members of Verano LLC, and owners of some of Verano LLC’s subsidiaries, through a series of transactions, exchanged their ownership interests in Verano LLC and such subsidiaries for an aggregate of 96,892,040 Subordinate Voting Shares and an aggregate of 1,172,382 Proportionate Voting Shares, resulting in Verano LLC becoming a wholly-owned subsidiary of the Company.

The Subordinate Voting Shares were listed on the CSE and began trading on February 17, 2021 under the trading symbol “VRNO.”

AME Merger Agreement

On November 6, 2020, Verano LLC entered into an agreement and plan of merger (as amended on December 14, 2020 and February 5, 2021, the “AME Merger Agreement”) with Alternative Medical Enterprises LLC (“AltMed”), Plants of Ruskin GPS, LLC and RVC 360, LLC (together, “Plants of Ruskin” and, collectively with AltMed, the “AME Parties”), pursuant to which the Company, as the assignee of all of Verano LLC’s rights and obligations thereunder, would acquire the AME Parties and their subsidiaries and ownership and control interests (collectively with the AME Parties, the “AME Group”) via a series of merger transactions. The merger transactions were contingent upon, and were consummated contemporaneously with, the RTO, resulting in the creation of the Company as a Canadian publicly-traded company and the parent holding company of Verano LLC, the AME Parties and their respective subsidiaries and ownership and control interests.

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The RTO and the merger transactions with Verano LLC and the AME Parties (collectively, the “Go Public Transactions”), each closed on February 11, 2021. The members of the AME Parties, through a series of transactions, exchanged their membership interests in the AME Parties for an aggregate of 18,092,987 Subordinate Voting Shares and 470,984 Proportionate Voting Shares, plus cash consideration of $35 million, of which $20 million was paid at the closing of the mergers. An additional $10 million was paid in August 2021, and the $5 million balance was paid in February 2022.

Acquisitions

Verano is an early-stage growth company and acquisitions of cannabis businesses and related licenses and assets is an integral part of our growth strategy. Since the Go Public Transactions, we have entered into a number of strategic transactions, thereby expanding our footprint across the United States.

2021 Completed Transactions

After the completion of the Go Public Transactions, in 2021 the Company and its subsidiaries consummated transactions to acquire the ownership interests in or the control of the following entities.

2021 Acquisition Date	Entity	Location	Business

March 9, 2021	NSE Holdings, LLC	Pennsylvania	Dispensaries

March 10, 2021	Perpetual Healthcare Inc.	Arizona	Dispensary

March 17, 2021	The Herbal Care Center, Inc.	Illinois	Dispensaries

March 30, 2021	Patient Alternative Relief Center, Inc.	Arizona	Cultivation and dispensary

April 8, 2021	AZGM3, Inc., Vending Logistics LLC and The Medicine Room, LLC	Arizona	Cultivation, production and dispensaries

May 11, 2021	TerraVida Holistic Centers, LLC	Pennsylvania	Dispensaries

May 14, 2021	The Healing Center, LLC	Pennsylvania	Dispensaries

June 30, 2021	Ohio Grown Therapies, LLC	Ohio	Dispensary

July 1, 2021	Green RX, LLC	Ohio	Dispensary

July 8, 2021	Mad River Remedies, LLC	Ohio	Dispensary

July 12, 2021	Agri-Kind, LLC and Agronomed Holdings, Inc.	Pennsylvania	Cultivation and production

July 12, 2021	Agronomed Biologics, LLC	Pennsylvania	Dispensaries and medical research

October 25, 2021	Willow Brook Wellness, LLC	Connecticut	Dispensary

December 20, 2021	Caring Nature, LLC	Connecticut	Dispensary

December 28, 2021	Connecticut Pharmaceutical Solutions, Inc.	Connecticut	Cultivation and production

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As consideration for the foregoing acquisitions consummated in 2021, Verano paid a total of $372,782,863 in cash consideration and issued a total of 20,654,297 Subordinate voting Shares and a total of 88,718 Proportionate Voting Shares. As of March 31, 2022 the remaining estimated purchase price obligations for acquisitions consummated in 2021 consisted of a total of $49,893,249 in cash consideration and a total of $95,647,815 to be paid in Subordinate Voting Shares or Proportionate Voting Shares, or a combination thereof.

In addition, our acquisition activity includes the following transactions since the completion of the Go Public Transactions:

Sierra Well Acquisition Agreement

On July 26, 2021, the Company entered into an agreement to acquire all of the equity interests of WSCC, Inc. (doing business as Sierra Well), which would add two operational dispensaries and an active cultivation and production facility in Nevada along with two real estate properties in Carson City and Reno, Nevada, respectively. The total purchase price is $29,000,000, subject to adjustment, which will be satisfied by payment of $5,600,000 in cash and the issuance of up to 1,536,685 Subordinate Voting Shares. Closing on the transaction is subject to customary conditions, contingencies and approvals, including Nevada state regulatory approval.

Goodness Growth Arrangement Agreement

Verano announced on February 1, 2022 that it had entered into an Arrangement Agreement with Goodness Growth Holdings, Inc., a British Columbia corporation (“Goodness Growth”), on January 31, 2022 (the “Goodness Growth Agreement”), pursuant to which the Company will acquire Goodness Growth and all of its subsidiaries and ownership and management interests. Verano will acquire all of Goodness Growth’s issued and outstanding equity securities on a fully-diluted basis in exchange for Subordinate Voting Shares valued at approximately $413 million at the time the Goodness Growth Agreement was entered into by the parties. The number of Subordinate Voting Shares to be issued in the transaction is based on a fixed exchange ratio with each share of Goodness Growth (on an as converted basis to Goodness Growth’s subordinate voting shares) being exchanged into the right to receive 0.22652 of a Subordinate Voting Share. The terms of Goodness Growth’s outstanding stock options and restricted stock units will be adjusted to substitute Subordinate Voting Shares therein based on the fixed exchange ratio.

Goodness Growth is a Canadian public reporting company and an SEC reporting issuer in the United States. Its shares are listed for trading on the CSE under the symbol “GDNS” and traded in the US on the OTCQX under the symbol “GDNSF.” Goodness Growth is science-focused and dedicated to providing patients and adult-use customers with high quality cannabis-based products. At the time of entering into the Goodness Growth Agreement, Goodness Growth’s operations included 18 dispensaries, five cultivation and processing facilities, a research and development facility and the Vireo Health ®,Vireo Spectrum ™, 1937 ™, LiteBud ™, Kings & Queens ™, and Hi-Color ™ product brands.

The acquisition of Goodness Growth is expected to expand the Company’s footprint with the addition of licenses in seven states and territories consisting of New York, Minnesota, New Mexico, Nevada, Maryland, Arizona and Puerto Rico, with five being operational, including its core markets of New York, Minnesota, Maryland and New Mexico. Verano believes it will obtain one of only ten vertically-integrated licenses in New York, which includes one cultivation license, four active dispensaries, and four additional dispensaries planned in high-traffic locations. Verano anticipates it will also acquire one of only two vertically-integrated licenses in Minnesota which includes one cultivation license and eight active dispensaries.

The Goodness Growth Agreement provides for customary provisions, including covenants in respect of non-solicitation of alternative transactions, $14,875,000 reciprocal termination fees under specified circumstances and reciprocal expense reimbursement provisions in specified circumstances. The acquisition of Goodness Growth is subject to the approval of Goodness Growth’s shareholders at a special shareholders’ meeting to be held by Goodness Growth, receipt of US regulatory approvals, including pursuant to New York and Maryland state regulatory requirements, and other customary conditions of closing.

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GreenGate Acquisition

On March 11, 2022, Verano consummated the acquisition of 420 Capital Management, LLC (doing business as GreenGate), which operates two active dispensaries in Lombard and Rogers Park, Illinois. The total purchase price was $21,260,741, which included a cash payment of $7,447,871.00 and the issuance of 1,403,067 Subordinate Voting Shares at the closing of the acquisition.

Recent Developments

On February 28, 2022, we entered into a fourth amendment to our amended and restated credit agreement by and among Verano and certain of our subsidiaries, as co-borrowers and joint guarantors, and the agent and the lenders named therein, which was originally entered into on May 10, 2021 and previously amended by the parties on May 20, 2021, September 23, 2021, and October 20, 2021 (as amended, the “Credit Agreement”). An additional $100,000,000 was funded pursuant to the fourth amendment, resulting in a total of $350,000,000 in fully funded term loan commitments being outstanding under the Credit Agreement, with an option for the Company to request up to an additional $175,000,000 in funding on terms to be decided by Verano and the lenders if we exercise the option.

The Credit Agreement provides for, among other things, (i) the term loans being secured by a first priority lien on specified assets of Verano and our subsidiaries that are parties to the Credit Agreement, including ownership interests in credit parties, cash, accounts receivable, inventory, equipment, licenses and designated real estate, (ii) the original $30,000,000 loan bearing interest at a rate of 15.25% per annum, the incremental $100,000,000 loan funded in May 2021 bearing interest at a rate of 9.75% per annum and the remaining $220,000,000 bearing interest at a rate of 8.50% per annum; (iii) no principal amortization with $120,000,000 plus applicable interest being due in full on the stated maturity date of April 28, 2023, $130,000,000 plus applicable interest being due in full on the stated maturity date of May 30, 2023 and the balance of the last funding of $100,000,000 being due in full on the stated maturity date of August 31, 2023; (iv) prepayment fees generally of 1% of any principal amount being prepaid during a specified period after funding; (v) restrictive covenants which apply to the operations of the Company and our subsidiaries that are parties to the Credit Agreement, including limitations on the ability to incur additional debt, grant liens on assets, advance or contribute funds to non-credit parties and enter into acquisitions; and (vi) financial covenants requiring Verano to maintain on a consolidated basis specified levels of liquidity, a minimum quarterly amount of earnings before interest, taxes, depreciation and amortization and a minimum fixed charge coverage ratio.

Organizational Structure

The following chart sets forth the corporate structure of the Company and its primary subsidiaries, Verano LLC and AltMed. We operate our business through direct and indirect subsidiaries of these two companies. As part of the implementation of the Go Public Transactions, through a series of transactions we formed two levels of subsidiaries above Verano LLC and AltMed that include Verano Holdings USA Corp., a Delaware corporation (“BlockerCo”), and five subsidiaries of BlockerCo, those being ZNN Holdings, LLC, a Delaware limited liability company, Nuuvn Holdings, LLC, a Delaware limited liability company, ZenNorth LLC, a Delaware limited liability company, A&T SPV II LLC, a Texas limited liability company, and SGI 1 LLC, a Delaware limited liability company (collectively, the “Blocker Subsidiaries”). BlockerCo and the Blocker Subsidiaries have no business or operations and exist solely to effect the Go Public Transactions and the taxation of Verano as a US corporation rather than a British Columbia corporation. See Exhibit 21.1 to this Registration Statement for a list of current subsidiaries of the Company.

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From time to time, we may reorganize our operating subsidiaries through consolidations, mergers, contributions, distributions and similar corporate restructurings in order to integrate acquired companies, enhance efficiencies, streamline operations and align financial reporting. After giving effect to any corporate reorganization, all operating entities remain as indirect subsidiaries of BlockerCo and the Company.

Our Strategy

As an operator of licensed cannabis cultivation, processing, wholesale distribution and retail facilities, Verano’s goal is the ongoing development of communal wellness by providing responsible access to regulated cannabis products to discerning high-end customers.

Our strategy is to vertically integrate as a single cohesive company in multiple states through consolidation of seed-to-sale cultivating, processing, wholesale distributing, and dispensing premium brands and products at scale. The Company’s cultivation, processing and wholesale distribution of cannabis consumer packaged goods are designed to support our national retail dispensary chain that operates under brand names including Zen Leaf™ and MÜV. We developed this model to guarantee shelf-space in our retail dispensaries, as well as to develop and foster long term wholesale supply relationships with third-party retail dispensary operators though supply arrangements and sales.

Our strategy includes geographic diversity by establishing a footprint to enable us to adapt to changes in both industry and market conditions seamlessly and profitably. We have pursued this strategy of geographic diversity through acquisitions and organic growth funded by internally generated cashflow, the issuance of Subordinate Voting Shares and Proportionate Voting Shares, deferred purchase price payments and the incurrence of indebtedness for borrowed money (the aggregate principal indebtedness for borrowed money outstanding as of March 25, 2022 being $377,153,619).

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We believe that the following business objectives have positioned Verano for continued growth.

●	The Company’s business plan centers around four foundational pillars: cultivation, production, brand creation and retail.

●	Diversity in revenue streams positions the Company to respond positively to changes in economics, regulations and healthcare, as well as navigating ever-evolving consumer habits.

●	The Company operates and manages the entire vertical cannabis operation and supply chain from seed-to- sale.

●	The Company focuses on potential market size with a network encompassing a market of nearly 150 million adult Americans in the 15 states of Arizona, Arkansas, California, Connecticut, Florida, Illinois, Maryland, Massachusetts, Michigan, Missouri, Nevada, New Jersey, Ohio, Pennsylvania and West Virginia, based on the US 2020 census.

●	The Company aims for a first-mover advantage in entering new markets.

●	The Company emphasizes developing premium, handcrafted products in controlled quantities. The Company pursues quality and finite availability in order to elevate its products’ market desirability and value.

●	The Company adheres to standard operating procedures across all of its cultivation and processing facilities, growing pesticide-free and implementing compliance programs to meet product testing, inventory controls and other state regulatory requirements.

●	The Company espouses a customer and patient driven business philosophy to deliver value to its downstream customers and consumers.

Regulatory Framework in the United States

The US regulatory scheme varies in its terminology and definitions, using “cannabis”, “marijuana” and “hemp” as distinct terms. For purposes of this Registration Statement, the term “cannabis” means “marihuana” as set forth in the Controlled Substances Act (21 U.S.C. § 811) (the “Controlled Substances Act”) and is used interchangeably with the term “marijuana.”

To date, in the United States, 39 states plus the District of Columbia and the US territories of Puerto Rico, the US Virgin Islands, Guam and Commonwealth of Northern Mariana Islands have authorized medical marijuana and 20 states plus the District of Columbia and the US territories of Guam and the Commonwealth of Northern Mariana Islands have authorized adult-use (i.e. recreational) marijuana. Notwithstanding the permissive regulatory environment of medical, and in some cases, recreational marijuana, at the state level, it remains illegal under US federal law to cultivate, manufacture, distribute, sell or possess marijuana in the US. Because federal law prohibits transporting any federally restricted substance across state lines, cannabis cannot be transported across state lines. As a result of federal law prohibitions, the US cannabis industry is conducted on a state-by-state basis and we rely on newly established and developing laws and regulations in the states and local jurisdictions in which we operate. In addition, financial transactions involving proceeds generated by, or intended to promote, cannabis-related business activities in the US may form the basis for prosecution under applicable US federal money laundering legislation.

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Regulation of Cannabis at the US Federal Level

The US federal government’s approach to enforcement of marijuana laws has trended toward deference to state laws where a robust state regulatory framework exists. In August 2013, the US Department of Justice (the “DOJ”) issued a memorandum known as the “Cole Memorandum” to all US Attorneys’ offices. The Cole Memorandum generally directed US Attorneys not to prioritize the enforcement of federal marijuana laws against individuals and businesses that comply with state medical marijuana programs. The Cole Memorandum, while not legally binding and only a policy statement, assisted in managing the tension between state and federal laws concerning all medical and adult-use state-regulated marijuana businesses.

In January 2018, the Cole Memorandum was rescinded by former Attorney General Jeff Sessions. While this did not create a change in federal law, the revocation added to the uncertainty of US federal enforcement of the Controlled Substances Act in states where marijuana use is regulated. Former Attorney General Jeff Sessions also issued a one-page memorandum known as the “Sessions Memorandum” which confirmed the rescission of the Cole Memorandum and explained that the Cole Memorandum was “unnecessary” due to existing general enforcement guidance as set forth in the US Attorney’s Manual. While the Sessions Memorandum does emphasize that marijuana is a Schedule I controlled substance, it does not otherwise indicate that the prosecution of marijuana-related offenses is a heightened DOJ priority. The Sessions Memorandum explicitly describes itself as a guide to prosecutorial discretion, which remains in the hands of US Attorneys when deciding whether or not to prosecute marijuana-related offenses. No direction was given to federal prosecutors in the Sessions Memorandum as to the priority they should ascribe to such cannabis activities, and the Sessions Memorandum did not address the treatment of medical cannabis by federal prosecutors.

President Joseph R. Biden, who assumed office in January 2021, stated a policy goal of federal cannabis decriminalization, but has not publicly supported the legalization of cannabis. In March 2021, Merrick Garland was appointed US Attorney General by President Biden. Mr. Garland indicated he would generally act in accordance with the Cole Memorandum, when, at his confirmation hearing, he said, “It does not seem to me a useful use of limited resources that we have, to be pursuing prosecutions in states that have legalized and that are regulating the use of marijuana, either medically or otherwise.” He has not, however, reissued the Cole Memorandum or issued substitute guidance. While enforcement of federal laws against regulated state entities does not appear to be a DOJ priority, the DOJ may change its enforcement policies at any time, with or without advance notice.

The Company may also be subject to a variety of federal laws and regulations in the US and Canada that relate to money laundering, financial recordkeeping and proceeds of crime, including the Currency and Foreign Transactions Reporting Act of 1970 (commonly known as the “Bank Secrecy Act”), as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the Criminal Code (Canada), in each case as amended and any related or similar rules, regulations or guidelines of governmental authorities in the US and Canada. Further, under US federal law, banks or other financial institutions that provide a cannabis business with a checking account, debit or credit card, small business loan, or any other service could be found guilty of money laundering, aiding and abetting, or conspiracy.

Additionally, under US federal law it may be a violation of federal money laundering statutes for financial institutions to take any proceeds from the sale of cannabis or any other Schedule I controlled substance. Banks and other financial institutions, particularly those that are federally chartered in the US, could be prosecuted and possibly convicted of money laundering for providing services to cannabis businesses. It may also be a violation of federal money laundering statutes for “federal health care law violations,” which include violations of the Federal Food, Drug, and Cosmetic Act of 1938 (“FDCA”).

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In February 2014, the Financial Crimes Enforcement Network of the Treasury Department issued a memorandum (the “FinCEN Memorandum”) providing instructions to banks seeking to provide services to marijuana-related businesses. The FinCEN Memorandum clarifies how financial institutions can provide services to marijuana-related businesses consistent with their Bank Secrecy Act obligations. It refers to supplementary guidance that Deputy Attorney General Cole issued to federal prosecutors relating to the prosecution of money laundering offenses predicated on cannabis-related violations of the Controlled Substances Act and independently lists the federal government’s enforcement priorities as related to cannabis. Although the original FinCEN Memorandum is still in place, this supplementary DOJ guidance that accompanied the FinCEN Memorandum was rescinded when former Attorney General Sessions rescinded the Cole Memorandum. It is unclear whether the current Biden administration will follow the guidelines of the FinCEN Memorandum. Despite the attempt to legitimize cannabis banking, in practice the FinCEN Memorandum guidance has not made banks much more willing to provide services to cannabis businesses. The current law does not guarantee banks immunity from prosecution, and it also requires banks and other financial institutions to undertake time-consuming and costly due diligence on each cannabis business they take on as a customer.

Due to financial institutions concerns of being implicated in or prosecuted for money laundering, cannabis businesses are often forced into becoming “cash-only” businesses. As banks and other financial institutions in the US are generally unwilling to risk a potential violation of federal law without guaranteed immunity from prosecution, most refuse to provide any kind of services to cannabis businesses. The few credit unions who have agreed to work with cannabis businesses are limiting those accounts in relation to their total deposits. Since the federal government could change the banking laws as it relates to cannabis businesses at any time and without notice, these credit unions must keep sufficient cash on hand to be able to return the full value of all deposits from cannabis businesses in a single day, while also servicing the need of their other customers.

In the absence of comprehensive reform of federal cannabis legislation that would decriminalize the cannabis industry, in recent years a growing number of members of the US Congress (“Congress”) have expressed support for federal legislation that would eliminate from the scope of federal money laundering statutes the financing activity of businesses operating under state-sanctioned cannabis programs. In September 2019, the US House of Representatives (the “House”) first passed the Secured and Fair Enforcement Banking Act of 2019 (commonly known as the “SAFE Banking Act”), which aims to provide safe harbors and guidance to financial institutions that work with legal US cannabis businesses, as a standalone bill but it failed to be taken up by the US Senate (“Senate”). Since then the language of the SAFE Banking Act has been attached to various proposed legislation, but the language has not been included in any final legislation. To date, the SAFE Banking Act has passed the House a total of six times either as a standalone bill or attached to other legislation, most recently in February 2022 as an amendment to the America Competes Act. It is unknown whether the Senate will take up the legislation.

Other legislation that has been introduced in the US that would make cannabis transactions easier and more predictable, include the Marijuana Opportunity Reinvestment and Expungement Act (the “MORE Act”) the Cannabis Administration and Opportunities Act (the “CAOA”) and legislation proposed by Representative Nancy Mace of South Carolina. The MORE Act was introduced in 2019 and if it were to become law, the MORE Act, among other things, would remove cannabis as a Schedule I controlled substance under the Controlled Substances Act, create cannabis tax and grant programs and make available US Small Business Administration funding for regulated cannabis operators. Although the House passed the MORE Act in December 2020, it failed to pass in the Senate prior to the end of the 2020 legislative session. The House voted to pass the MORE Act a second time on April 1, 2022. The CAOA was released as a discussion draft in July 2021, and if it were to become law it would, among other things, remove cannabis from the definition of a controlled substance under the Controlled Substances Act, impose a federal tax on cannabis of 10% in its first year of enactment (eventually increasing to 25% in 5% increments), enshrine the current state cannabis licensing regimes and introduce additional federal legislation permitting cannabis wholesalers and blocking states from prohibiting interstate commerce of regulated cannabis across their borders.

In November 2021, Representative Nancy Mace of South Carolina introduced legislation to federally decriminalize cannabis, a measure directed at giving states freer rein to pass their own laws and regulations without the risk of federal reprisals. In announcing the bill, Representative Mace said the bill would aim to regulate cannabis similarly to alcohol and prohibit its use for anyone under 21 years of age. The measure would decriminalize cannabis at the federal level, but it would not change local-level restrictions, meaning that states would still determine their own cannabis statutes. Representative Mace’s bill would also levy a 3% federal excise tax on all cannabis products, proceeds from which would go to small businesses, retraining law enforcement and mental health services, among other services. The measure would also expunge nonviolent, cannabis-only related offenses.

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Despite the rescission of the Cole Memorandum, one legislative safeguard for the medical cannabis industry remains in place. Since 2015 Congress has used a rider known as the Rohrabacher-Blumenauer Amendment (also known as the Rohrabacher–Farr amendment) (the “RBA”) to prevent the federal government from using congressionally appropriated funds to enforce federal cannabis laws against regulated medical cannabis actors operating in compliance with state and local law. However, this measure does not protect adult-use cannabis businesses. Congress has repeatedly renewed the RBA. In 2021, President Biden became the first president to propose a budget with the RBA included. Currently the RBA has been renewed through the signing of the FY 2022 omnibus spending bill, effective through September 30, 2022.

There can be no assurance that the SAFE Banking Act, the CAOA, the MORE Act, Representative Mace’s bill or similar comprehensive legislation that would de-schedule and de-criminalize cannabis will be passed in the near future or at all. There can be no assurance that the RBA will be renewed beyond September 30, 2022. If such legislation is passed, there is no guarantee that it will include provisions that preserve the current state-based cannabis programs under which the Company’s subsidiaries operate or that such legislation will otherwise be favorable to the Company and its business.

An additional federal law challenge to cannabis-related businesses is that the provisions of Section 280E of the Internal Revenue Code of 1986 as amended (the “Code”) are being applied by the Internal Revenue Service (the “IRS”) to businesses operating in the medical and adult use cannabis industry. Section 280E of the Code prohibits cannabis businesses from deducting their ordinary and necessary business expenses, forcing them to pay higher effective US federal tax rates than similar companies in other industries. The effective tax rate on a cannabis business depends on how large its ratio of non-deductible expenses is to its total revenues. Therefore, businesses in the state legalized cannabis industry may be less profitable than they would otherwise be if Section 280E were not applied to their businesses.

Violations of any US federal laws and regulations could result in significant fines, penalties, administrative sanctions, convictions or settlements arising from civil proceedings conducted by either the federal government or private citizens, or criminal charges, including, but not limited to, disgorgement of profits, cessation of business activities, civil forfeiture or divestiture. This could have a material adverse effect on the Company, including our reputation and ability to conduct business, our cannabis licenses in the US, the listing and trading of our securities on stock exchanges and platforms, our financial position, operating results, profitability, liquidity and the market price of our publicly traded shares. In addition, it is difficult for the Company to estimate the time or resources that would be needed for the investigation of any such matters or its final resolution because, in part, the time and resources that may be needed are dependent on the nature and extent of any information requested by the applicable authorities involved, and such time and resources could be substantial.

Regulation of Cannabis at the US State and Local Levels

Because federal law prohibits transporting any federally restricted substance across state lines, cannabis cannot be transported across state lines. This prohibition applies to, among other things, transporting cannabis between states that have legalized cannabis use and transporting cannabis that has been legally acquired in a state. Because of current federal law, the US cannabis industry is conducted on a state-by-state basis, and we rely on newly established and developing laws and regulations in the states and local jurisdictions in which we operate. The cannabis industry is subject to state and local laws, regulations and guidelines relating to, among other matters, the cultivation, processing, distribution, sale, storage and disposal of medical and recreational cannabis, with each state newly establishing laws and regulations for that particular state upon approval of medical or adult-use cannabis in such state. States and localities currently require licenses and permits to engage in the cannabis industry with the laws and regulations varying from state to state. In many states, there are specific license caps that create high barriers to entry. In addition to stringent application requirements, licenses may be limited in scope of business. States also may enact social equity programs to foster an inclusive and equitable cannabis industry by increasing diversity in the number of license holders, which may further limit available licenses. Generally, any change in ownership of a license holder or other deemed sale, assignment or transfer of a license requires prior approval by the applicable state regulators, which approval process may be lengthy and rigorous.

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For each of our licenses, the states impose strict license renewal requirements that vary state by state. We generally must complete the renewal application process within a prescribed period of time prior to the expiration date and pay an application fee. The state licensing body can deny or revoke licenses and renewals for a variety of reasons, including, among others, (i) submission of materially inaccurate, incomplete or fraudulent information, (ii) failure of the Company or any of its directors or officers to comply, or have a history of non-compliance, with any applicable law or regulation, including laws relating to minimum age of customers, safety and non-diversion of cannabis or cannabis products, taxes, child support, workers compensation and insurance coverage, or failure to otherwise remain in good standing (iii) failure to submit or implement a plan of correction for any identified violation, (iv) attempting to assign registration to another entity without state approval, (v) insufficient financial resources, (vi) committing, permitting, aiding or abetting of any illegal practices in the operation of a facility, (vii) failure to cooperate or give information to relevant law enforcement related to any matter arising out of conduct at a licensed facility and (viii) lack of responsible operations, as evidenced by negligence, disorderly or unsanitary facilities or permitting a person to use a registration card belonging to another person. Some jurisdictions also require licensees to attend a public hearing or forum in connection with their initial license application and license renewal application. Any unexpected delays or costs associated with the licensing renewal process could impede our ongoing or planned operations and could have a material adverse effect on the Company’s business, financial condition, results of operations or prospects.

Below is a general summary overview as of March 25, 2022 of the current licensing and regulatory framework in the states where as of such date we operated under licenses or have rights to operate.

Arizona

Subject to state regulations, Arizona currently allows access to cannabis for medical use and recreational adult-use. The Company’s subsidiaries have (i) six recreational dispensary, processor and cultivator licenses and (ii) six medical dispensary, processor and cultivator licenses in the State of Arizona.

Cannabis licenses in Arizona may be vertically integrated. Marijuana establishment licensees may operate all of the following: (i) a single retail location at which the licensee may sell marijuana and marijuana products to consumers, cultivate marijuana and manufacture marijuana products; (ii) a single off-site cultivation location at which the licensee may cultivate marijuana, process marijuana and manufacture marijuana products, but from which marijuana and marijuana products may not be transferred or sold to consumers; and (iii) a single off-site location at which the licensee may manufacture marijuana products and package and store marijuana and marijuana products, but from which marijuana and marijuana products may not be transferred or sold to consumer.

Arizona state licenses are renewed biennially. Every other year, licensees are required to submit a renewal application. While renewals are biennial, there is no ultimate expiry after which no renewals are permitted. Additionally, in respect of the renewal process, provided that the requisite renewal fees are paid, the renewal application is submitted in a timely manner, and there are no material violations noted against the applicable licenses, a licensee would expect to receive the applicable renewed license in the ordinary course of business.

Arkansas

Subject to state regulations, Arkansas currently allows access to cannabis for medical use. The Company and its subsidiaries have entered into agreements or arrangements with a dispensary licensee that holds one license in the State of Arkansas that provide contractual rights with respect to ownership, management services, consulting or licensing, or a combination thereof, with respect to the license and related cannabis business being conducted pursuant thereto (any such agreement or arrangement, a “Management Agreement”).

Arkansas regulations apply to all aspects of cannabis seed-to-sale including record keeping, reporting, inventory quality, inventory tracking, storage, testing, security and transportation. Only qualified patients and designated caregivers may purchase medical cannabis. Delivery of medical cannabis is allowed in accordance with state regulations.

Licenses issued in the State of Arkansas expire one year after the date of issuance. The Arkansas Medical Marijuana Commission is required under the legislation to issue a renewal dispensary or a renewal cultivation facility license within ten days to any entity that complies with Arkansas’ regulatory requirements, including the payment of a renewal fee. Provided that the requisite renewal fees are paid, the renewal application is submitted in a timely manner, and there are no material violations noted against the applicable licenses, license holders expect to receive renewed licenses in the ordinary course of business.

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California

Subject to state regulations, California currently allows access to cannabis for both medical and adult-use. Verano LLC is party to a joint venture formed with two other companies to extract cannabis oil and manufacture and distribute cannabis products in the State of California. The joint venture and an affiliate hold (i) a cultivation license, (ii) a manufacturing facility license, (iii) a manufacturing license, (iv) a distribution facility license, and (v) two distributor licenses.

California was the first US state to legalize medical marijuana in 1996. This legalized the use, possession and cultivation of medical marijuana by patients with a physician recommendation for treatment of a variety of illnesses, including any for which marijuana provides relief. In 2016 voters in California passed legislation creating an adult-use marijuana program for adults 21 years of age or older.

In order to legally operate a medical or adult-use cannabis business in California, the operator must have both local approval and State licensure for each type of commercial cannabis activity conducted at a specified business premises. This requires license holders to operate in cities with cannabis licensing programs. Municipalities in California are allowed to determine the number of licenses they will issue to cannabis operators or can choose to ban cannabis businesses outright. The renewal process for local entitlements is different in each jurisdiction and for each type of entitlement. State licenses must be renewed annually. In respect of the renewal process at the state level, provided that the requisite renewal fees are paid, the renewal application is submitted in a timely manner, there are no material violations noted against the applicable license, and there are no changes in ownership of the business or major changes to the operations of the business, a license holder would expect to receive the applicable renewed license in the ordinary course of business. California regulations apply to all aspects of cannabis seed-to-sale including record keeping, reporting, inventory quality, inventory tracking, testing, storage, security and transportation.

Connecticut

Subject to state regulations, Connecticut currently allows access to cannabis for medical use. In July 2021, legislation went into effect allowing for the purchase and use of cannabis by any adult over the age of 21. Adult retail sales are expected to begin in late 2022.

There are two principal medical marijuana license categories in Connecticut: (i) cultivation and processing and (ii) dispensary. The Company’s subsidiaries hold (i) two medical marijuana dispensary licenses, (ii) one medical marijuana producer license and (iii) one hemp consumables manufacturer license. Connecticut regulations apply to all aspects of cannabis seed-to-sale including record keeping, reporting, inventory quality, inventory tracking, storage, security and transportation.

Connecticut state licenses are renewed annually. Each year, licensees are required to submit a renewal application. While renewals are annual, there is no ultimate expiry after which no renewals are permitted. Additionally, in respect of the renewal process, provided that the requisite renewal fees are paid, the renewal application is submitted at least forty-five days prior to license expiration, and there are no material violations noted against the applicable licenses, a licensee would expect to receive the applicable renewed license in the ordinary course of business.

Florida

Subject to state regulations, Florida currently allows access to cannabis for medical use. A subsidiary of the Company holds one license. Through this one license, the subsidiary is vertically integrated and operates a cultivation and manufacturing facility and medical cannabis dispensaries, as well as a call center across the State of Florida.

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There is one principal license category in Florida: the vertically-integrated license which licenses cultivation, harvesting, processing and selling, dispensing and delivering medical cannabis products. Any change from the original application for the license requires a variance approval from the Florida regulators. License applicants are required to provide comprehensive business plans with demonstrated knowledge and experience on execution, detailed facility plans, forecasted performance and robust financial resources. Technical ability on plant and medical cannabis cultivation, infrastructure, processing, dispensing and safety are also assessed.

Similar to other states, Florida regulations apply to all aspects of cannabis seed-to-sale including record keeping, reporting, inventory quality, inventory tracking, storage, security and transportation. Florida regulators may conduct announced or unannounced inspections of licensees to assess compliance with applicable laws and regulations.

Illinois

Subject to state regulations, Illinois currently allows access to cannabis for both medical and adult-use. Subsidiaries of the Company hold licenses, which in the aggregate represent (i) a cultivation license for medical cannabis, (ii) a cultivation license for adult-use cannabis, (iii) a processing license for industrial hemp, (iv) three medical dispensary licenses, and (v) six adult-use dispensary licenses. Subsidiaries of the Company have entered into Management Agreements which apply to an additional (a) four adult-use dispensary licenses and (b) two medical dispensary licenses in the State of Illinois.

Illinois has issued a limited amount of dispensary, cultivation, and processing licenses. Applicants for cannabis business licenses must meet, among others, the following requirements: (i) the location for a dispensary must be suitable for public access; (ii) the location must not pose a detrimental impact to the surrounding community; (iii) demonstrate compliance with safety procedures for dispensary employees, patients, and caregivers, and safe delivery and storage of cannabis and currency; (iv) provide an adequate plan for recordkeeping, tracking and monitoring inventory, quality control, destruction and disposal of cannabis, and procedures to discourage unlawful activity; (v) develop a business plan specifying products to be sold; and (vi) demonstrate knowledge of, experience, and proven record of ensuring optimal safety and accuracy in the dispensing and sale of cannabis.

Once a license is granted, licensees have a continuing obligation to ensure no cannabis is sold, delivered, transported, or distributed to a location outside of Illinois. Licenses are valid for one year, and after the initial term, licensees are required to submit renewal applications. Illinois requires on-going compliance by license holders to regulations regarding the requirements of the application which include suitable locations, safety procedures, procedures for compliance with laws, record keeping, reporting, storage, inventory quality, inventory tracking, security and transportation. Registration renewal applications may be denied if the licensee has a history of non-compliance and penalties.

Maryland

Subject to state regulations, Maryland currently allows access to cannabis for medical use. A subsidiary of the Company is licensed to operate (i) a cultivation facility, (ii) a processing facility and (ii) up to four medical dispensaries in Maryland. In addition, through Management Agreements, the Company’s subsidiaries manage two medical dispensaries in Maryland.

There are three principal license categories in Maryland: (i) cultivation, (ii) processing and (iii) dispensary. Maryland has limited the number of cultivation, processing and dispensary licenses, and allows a dispensary licensee to have a direct interest in up to four dispensaries at one time. The retail dispensary license permits the licensee to purchase medical cannabis from cultivation facilities, cannabis and cannabis products from product manufacturing facilities and cannabis from other retail stores and allows the sale of cannabis and cannabis products to registered patients. The cultivation license permits the licensee to acquire, possess, cultivate, deliver, transfer, have tested, transport, supply or sell cannabis and related supplies to medical marijuana dispensaries, and medical cannabis cultivation facilities. The processing license permits the licensee to purchase medical cannabis from cultivation facilities, manufacture cannabis products, and sell those products to licensed medical cannabis dispensaries. Maryland licenses are valid for a period of six years and are subject to four-year renewals after required fees are paid and provided that the business remains in good standing.

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Maryland requires on-going compliance with laws and regulations regarding record keeping, reporting, storage, inventory quality, inventory tracking, security and transportation. The license holder must ensure that no cannabis may be sold, delivered, transported or distributed by a producer from or to a location outside of the State. Registration renewal applications may be denied if the licensee has a history of non-compliance and penalties.

Massachusetts

Subject to state regulations, Massachusetts currently allows access to cannabis for both medical and adult-use. A subsidiary of the Company holds (i) vertically integrated licenses for the cultivation, processing and dispensing of medical cannabis and (ii) adult-use licenses to operate retail dispensaries, cultivation facilities, and manufacturing facilities.

On the medical side, there is one principal state license category in Massachusetts: a vertically-integrated license. On the adult-use side, there are many state license categories, but the two principal ones are cultivator and establishment (dispensary). Municipalities may individually determine what local permits or licenses are required if a licensee wishes to establish an operation within its boundaries. Medical use licensees are “vertically-integrated,” which means they grow, process, and dispense their own cannabis. As such, each medical use licensee is required to have a retail facility as well as cultivation and processing operations. Under certain conditions, medical use licensees are able to acquire up to 45% of their annual inventory of product from other medical use licensees. Medical use licensees that elect to do cultivation, processing and retail operations all in one location, are commonly referred to as a “co-located” operation.

Massachusetts mandates a comprehensive application process for licensees. Each applicant must submit charter documents, comprehensive financial statements, a character competency assessment, and employment and education histories of the senior partners and individuals responsible for the day-to-day security and operations. Each Massachusetts dispensary, grower and processor license is valid for one year.

Licensees are heavily regulated with on-going requirements related to operations, security, storage, transportation, inventorying, personnel, and more. As in other states where cannabis is legal, Massachusetts regulators can deny or revoke licenses and renewals for multiple reasons. Additionally, license holders must ensure that no cannabis is sold, delivered, or distributed by a producer from or to a location outside of Massachusetts.

Michigan

Subject to state regulations, Michigan currently allows access to cannabis for both medical and adult-use. A subsidiary of the Company has a Management Agreement with a licensee holding dispensary licenses for medical and adult-use cannabis.

Michigan administrates five types of licenses: (i) grower licenses, (ii) processor licenses, (iii) secure transporter licenses, (iv) provisioning center licenses and (v) safety compliance facility licenses. There are no stated limits on the number of licenses that can be made available on a state level; however, regulatory authorities have discretion over the approval of applications and municipalities can pass additional restrictions.

Licensees are heavily regulated with on-going requirements related to operations, security, storage, transportation, inventorying, personnel, and more. As in other states where cannabis is legal, Michigan regulators can deny or revoke licenses and renewals for multiple reasons. Additionally, license holders must ensure that no cannabis is sold, delivered, or distributed by a producer from or to a location outside of Michigan.

Michigan state licenses are renewed annually. Every year, licensees are required to submit a renewal application with requisite renewal fees, including maintaining and providing proof of commercial general liability insurance and coverage for bodily injury resulting from sale of marijuana products. If all is submitted within 90 days, but before 30 days, of the license’s expiration, a licensee would expect to receive the applicable renewed license in the ordinary course of business.

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Missouri

Subject to state regulations, Missouri currently allows access to cannabis for medical use. A subsidiary of the Company has a Management Agreement with the holder of one dispensary license in the State of Missouri.

The Missouri Department of Health and Human Services licenses medical cannabis (i) cultivation, (ii) manufacturing, (iii) transportation, (iv) testing, and (v) dispensary service providers or facilities. Licenses expire every three years from the date of issuance. To maintain the license, the licensee must pay an annual renewal fee. Additionally, in respect of the renewal process, provided that the requisite renewal fees are paid, the renewal application is submitted in a timely manner, and there are no material violations noted against the applicable licenses, a licensee would expect to receive the applicable renewed license in the ordinary course of business.

Missouri requires on-going compliance with laws and regulations regarding record keeping, reporting, storage, inventory quality, inventory tracking, security and transportation. The license holder must ensure that no cannabis may be sold, delivered, transported or distributed by a producer from or to a location outside of the State. Registration renewal applications may be denied if the licensee has a history of non-compliance and penalties.

Nevada

Subject to state regulations, Nevada currently allows access to cannabis for both medical and adult-use. Subsidiaries of the Company have Management Agreements with parties that hold (i) one medical dispensary license, (ii) three adult-use dispensary licenses, (iii) one medical processing license, (iv) one adult-use processing license, (v) one medical cultivation license, (vi) one adult-use cultivation license, and (vii) one adult-use distribution license.

Nevada is not a vertically integrated system, and there are three principal license categories in Nevada: (i) cultivation, (ii) processing and (iii) dispensary. The cultivation licenses permit the licensee to acquire, cultivate, deliver, supply or sell marijuana and related supplies to marijuana dispensaries and facilities for the production of edible marijuana products and/or marijuana-infused products. The processing license permits the licensee to acquire, manufacture, deliver, supply or sell edible marijuana products or marijuana infused products to other marijuana production facilities or marijuana dispensaries. The dispensary licenses permit the licensee to purchase marijuana from cultivation facilities, marijuana and marijuana products from product manufacturing facilities and marijuana from other retail stores, as well as allow the sale of marijuana and marijuana products.

Nevada licenses are valid for one year and are subject to annual renewals after required fees are paid and provided that the business remains in good standing. Nevada requires on-going compliance with laws and regulations regarding record keeping, reporting, storage, inventory quality, inventory tracking, security and transportation. The license holder must ensure that no cannabis may be sold, delivered, transported or distributed by a producer from or to a location outside of the State. Registration renewal applications may be denied if the licensee has a history of non-compliance and penalties.

In July 2021, the Company announced that it had entered into an agreement with WSCC, Inc. (doing business as Sierra Well) to purchase two additional fully-operational dispensaries in Reno and Carson City, Nevada as well as a cultivation and production facility in Reno, Nevada. The closing of this transaction is subject to customary conditions, contingencies, and approvals, including regulatory approval by the State of Nevada.

New Jersey

Subject to state regulations, New Jersey currently allows access to cannabis for medical use and is in the process of launching its adult-use program. The Company’s subsidiaries have Management Agreements with an alternative treatment center (an “ATC”) in New Jersey that holds (i) three licenses for medical dispensaries, and (ii) one medical cultivation and processing licenses. Recently seven ATCs were approved to expand operations to include adult-use, one of which is the ATC managed by the Company. The expanded licenses are subject to an operational assessment of regulatory compliance and payment of the ATC expansion fee.

New Jersey permits the operation of vertically integrated marijuana licenses which allows the licensee to cultivate, process, and sell medical marijuana products to registered qualified patients and caregivers. There are also non-vertically integrated licenses, which principally include: (i) cultivators and manufacturers, which may cultivate marijuana and manufacture medical marijuana products, and (ii) dispensaries which may sell medical marijuana and products to registered qualified patients and caregivers. For adult-use cannabis, New Jersey administers six license classes, the principal of which are: (i) cultivator, which may grow recreational use cannabis, (ii) manufacturers, which may produce recreational use cannabis in additional approved forms, and (iii) retailer, which may sell recreational cannabis to consumers over the age of 21. ATCs may expand into adult-use sales if approved by New Jersey’s Cannabis Regulatory Commission.

Licensees are heavily regulated with on-going requirements related to operations, security, storage, transportation, inventorying, personnel, and more. As in other states where cannabis is legal, New Jersey regulators can deny or revoke licenses and renewals for multiple reasons. Additionally, license holders must ensure that no cannabis is sold, delivered, or distributed by a producer from or to a location outside of New Jersey.

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Ohio

Subject to state regulations, Ohio currently allows access to cannabis for medical use. The Company’s subsidiaries hold (i) a cultivation license, (ii) a processing facility license and (iii) five dispensary licenses.

There are three principal license categories in Ohio: (i) cultivation, (ii) processing and (iii) dispensary. On at least a biennial basis, regulators consider whether enough medical marijuana dispensaries exist, considering the state population, the number of patients seeking to use medical marijuana and the geographic distribution of dispensary sites. More licenses may be issued based on those findings. The medical cultivation licenses permit the licensee to acquire, possess, cultivate, manufacture and process into medical marijuana products, deliver, transfer, have tested, transport, supply or sell marijuana and related supplies to medical marijuana dispensaries. The medical processor license permits the licensee to manufacture and produce medical marijuana products. The dispensary licenses permits the licensee to purchase marijuana and marijuana products from cultivation and processing facilities, as well as allow the sale of marijuana and marijuana products to registered patients. On at least a biennial basis, regulators consider whether enough medical marijuana dispensaries exist, considering the state population, the number of patients seeking to use medical marijuana and the geographic distribution of dispensary sites. More licenses may be issued based on those findings.

Ohio requires on-going compliance with laws and regulations regarding record keeping, reporting, storage, inventory quality, inventory tracking, security and transportation. The license holder must ensure that no cannabis may be sold, delivered, transported or distributed by a producer from or to a location outside of the State. Registration renewal applications may be denied if the licensee has a history of non-compliance and penalties.

Pennsylvania

Subject to state regulations, Pennsylvania currently allows access to cannabis for medical use. Subsidiaries of the Company hold (i) 18 dispensary permits, (ii) two cultivation and processor permits, and (iii) one facility permit, which allows four operations to be vertically integrated in the State.

There are two principal permit categories in Pennsylvania: (i) cultivation and processing and (ii) dispensary. The medical cultivation and processing permits allow the holder to acquire, possess, cultivate, manufacture and process into medical marijuana products and medical marijuana-infused products, deliver, transfer, have tested, transport, supply or sell marijuana and related supplies to medical marijuana dispensaries. The retail dispensary permits allow the older to purchase marijuana and marijuana products from cultivation and processing facilities, as well as allow the sale of marijuana and marijuana products.

Pennsylvania state licenses are renewed annually, and licensees are required to submit a renewal application every year. There is no ultimate expiry after which no renewals are permitted. In respect of the renewal process, the renewal application must be submitted within six months, but no later than four months of the license’s expiration and requires detailed information regarding the licensee’s operations.

Permit holders are heavily regulated with on-going requirements related to operations, security, storage, transportation, inventorying, personnel, and more. As in other states where cannabis is legal, Pennsylvania regulators can deny or revoke permits and renewals for multiple reasons. Additionally, permit holders must ensure that no cannabis is sold, delivered, or distributed by a producer from or to a location outside of Pennsylvania.

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West Virginia

Subject to state regulations, West Virginia currently allows access to cannabis for medical use. The Company has Management Agreements with holders of (i) one medical cultivation permit, (ii) one medical processor permit, and (iii) seven medical dispensary permits.

West Virginia’s Office of Medical Cannabis administers four permit types. The principal of which are: (i) growers, which grow and cultivate medical cannabis, (ii) processors, which manufacture medical cannabis into approved forms other than usable medical marijuana, and (iii) dispensaries, which dispense medical cannabis and medical cannabis products to patients and caregivers. Licenses must be annually renewed.

West Virginia requires on-going compliance with laws and regulations regarding record keeping, reporting, storage, inventory quality, inventory tracking, security and transportation. The license holder must ensure that no cannabis may be sold, delivered, transported or distributed by a producer from or to a location outside of the State. Registration renewal applications may be denied if the licensee has a history of non-compliance and penalties.

It is impossible to determine the extent of the impact of new federal and state and local laws, regulations or initiatives that may be proposed. The regulatory uncertainty surrounding the cannabis industry may adversely affect our business and operations, including without limitation by increasing costs to remain compliant with applicable laws, the impairment of our business by enhanced restrictions and restrictions on our ability to raise additional capital.

We will continue to monitor proposed changes to existing cannabis laws and regulations, the enactment of new cannabis laws and regulations and our compliance with applicable existing cannabis laws and regulations on an ongoing basis in accordance with our compliance program and standard operating procedures. While we believe our operations are in compliance with all applicable state and local laws, regulations and licensing requirements, such activities remain illegal under federal law. For the reasons described above and the risks further described in the section entitled “Risk Factors,” there are significant risks associated with our business. Readers of this Registration Statement are strongly encouraged to carefully read all of the risk factors contained in Item 1A—“Risk Factors.”

State and Local Licenses and Permits

The Company, through our subsidiaries and affiliates, holds current and effective licenses and permits required to comply with state and local cannabis medical and adult-use laws. We are dependent upon the maintenance and renewal of our cannabis licenses and permits in the states and localities in which our business is operated. Maintenance and renewal of these licenses and permits requires us to remain in compliance with state and local laws and the rules and regulations promulgated by state and local jurisdictions.

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The following table lists the licenses and permits by state held by subsidiaries of the Company for the cultivation, processing, wholesale distribution and retail sale of cannabis products as of March 25, 2022.

State	License or Permit	Type	Number Held

Arizona	Dispensary/Processor/Cultivator	Adult-use	Six

Arizona	Dispensary/Processor/Cultivator	Medical	Six

California	Distributor	Adult-use & Medical	Two

California	Manufacturing	Adult-use & Medical	One

California	Facility	Distribution	One

California	Facility	Manufacturing	One

California	Cultivation	Adult-use	One

Connecticut	Dispensary	Medical	Two

Connecticut	Producer	Medical	One

Connecticut	Manufacturer	Hemp Consumables	One

Florida	Dispensary/Processor/Cultivator	Medical	One

Illinois	Cultivation	Medical	One

Illinois	Cultivation	Adult-use	One

Illinois	Processor	Industrial Hemp	One

Illinois	Dispensary	Medical	Three

Illinois	Dispensary	Adult-use	Six

Maryland	Dispensary	Medical	Two

Maryland	Cultivation	Medical	One

Maryland	Processor	Medical	One

Massachusetts	Cultivation	Medical	Two

Massachusetts	Cultivation	Adult-use	One

Massachusetts	Processor	Medical	One

Massachusetts	Processor	Adult-use	One

Massachusetts	Dispensary	Medical	One

Massachusetts	Dispensary	Adult-use	Two

Ohio	Dispensary	Medical	Five

Ohio	Cultivation	Medical	One

Ohio	Processing	Medical	One

Pennsylvania	Dispensary	Medical	Eighteen

Pennsylvania	Cultivation/Processor	Medical	Two

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The following table lists licenses and permits as of March 25, 2022 where Verano or one or more of our subsidiaries has a Management Agreement with respect to such licenses or permits.

State	License or Permit	Type	Number Held

Arkansas	Dispensary	Medical	One

Illinois	Dispensary	Adult-use	Four

Illinois	Dispensary	Medical	Two

Maryland	Dispensary	Medical	Two

Michigan	Dispensary	Medical	One

Michigan	Dispensary	Adult-use	One

Missouri	Dispensary	Medical	One

Nevada	Dispensary	Medical	One

Nevada	Dispensary	Adult-use	Three

Nevada	Processing	Medical	One

Nevada	Processing	Adult-use	One

Nevada	Cultivation	Medical	One

Nevada	Cultivation	Adult-use	One

New Jersey	Cultivation/Processing	Medical	One

New Jersey	Dispensary	Medical	Three

West Virginia	Dispensary	Medical	Seven

West Virginia	Processor	Medical	One

West Virginia	Cultivation	Medical	One

State and local laws and associated rules and regulations may change in the future, and we may be required to obtain additional or supplemental licenses or permits at such times. Our growth strategy includes the acquisition of additional state licensed businesses or assets that may require us to obtain prior state regulatory approval to a change of ownership of the license holder or to a deemed transfer, assignment or sale of the applicable license, which regulatory approval may be conditioned on stringent requirements, in particular if such businesses or assets reside in states or local jurisdictions where we do not currently have operations. See “Item 1A. Risk Factors - Risks Related to our Business and Operations - Our Industry”.

Regulatory Compliance Program

Our compliance group oversees, maintains, and implements our regulatory compliance program. The compliance group also prepares, submits and processes our applications for new licenses, renewals, approvals for changes to our existing licenses and approvals for change of ownership of licensees or deemed sales, transfers or assignments of licenses that arise with acquisitions. In addition to our internal regulatory group and legal group, we have engaged state regulatory legal counsel, consultants and advisors in many jurisdictions.

The compliance group oversees training for cultivation, production and dispensary managers and employees, along with other department leaders and other persons as needed, on compliance with state and local laws and regulations. The compliance group also monitors all new, and changes to, laws and regulations and compliance notifications from the regulators and inspectors and leads the effort to timely resolve any issues identified.

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Our compliance program includes the following compliance objectives.

●	Ensure the operations of our subsidiaries (or third parties, in the jurisdictions where we have Management Agreements) are compliant with all licensing requirements by the applicable state, county, municipality, town, township, borough, and other administrative divisions.

●	Ensure our business activities adhere to the scope of the licensing obtained. In the states where only medical cannabis is permitted, the cannabis products are only sold to patients who hold the necessary documentation to permit the possession of the cannabis being sold, and in the states where cannabis is permitted for adult-use, the cannabis products are only sold to individuals who meet the requisite age requirements.

●	Perform due diligence on cannabis businesses we may acquire, including on the policies and procedures in place to ensure that cannabis products are not distributed to minors, reviewing the ownership to ensure that no profits or revenues are used for the benefit of criminal enterprises and that the business has not been involved in violations of law.

●	Ensure our businesses adhere to our policies, procedures and practice standards with sufficient checks and balances to ensure that no revenue is distributed to criminal enterprises.

●	Review inventory tracking systems and procedures to ensure that the compliance system is effective in tracking inventory and ensuring that there is no diversion of cannabis or cannabis products into the states where cannabis is not permitted by state law or cross state lines in general.

●	Review financial records to ensure that our business activity is not used as a cover or pre-text for trafficking of other illegal drugs or engaged in other illegal activity or any activities that are contrary to any applicable anti-money laundering statutes.

●	Conduct background checks to ensure that our directors and management are of good character, and have not been involved with other illegal drugs, engaged in illegal activity or activities involving violence, or use of firearms in cultivation, manufacturing or distribution of cannabis.

●	Review activities of each of our subsidiary businesses, the premises on which our subsidiaries operate and adherence with the policies and procedures that are related to the possession of cannabis or cannabis products outside of licensed premises, including that there is no possession or use of cannabis on federal property or manufacturing or cultivation of cannabis on federal lands.

●	Conduct reviews of products and product packaging to ensure that the products and packaging comply with applicable regulations and contain necessary disclaimers about the contents of the products to prevent adverse public health consequences from cannabis use and prevent violations related to motor vehicle, labor and other laws applicable to individuals.

We have comprehensive standard operating procedures that apply to seed-to-sale across all our locations that include, among others, procedures for receiving inventory, inventory tracking, testing, quality control, storage, record keeping, record retention, required reporting, security and transportation, as well as procedures for performing inventory reconciliation and ensuring the accuracy of recordkeeping. Regular audits of cannabis and cannabis products inventories are conducted in order to detect any possible diversion. In addition, security and compliance staff conduct unscheduled, unannounced audits to prevent complacency or the perception thereof. Adherence to the Company’s standard operating procedures is mandatory in order to ensure that our operations are compliant with the rules set forth by the applicable state and local laws, regulations, ordinances, licenses and other requirements.

Products

We derive our revenues from our wholesale business and our retail dispensary chain. The retail business includes the design, build-out and operation of branded dispensaries in both medical and adult-use markets. Our primary retail presence is traditional brick and mortar. However, as regulations allow, we expect to continue to expand our e-commerce, in-store guest pick-up and direct to consumer delivery capabilities as part of our commitment to providing a consistent retail brand experience no matter where the consumer might be.

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We distribute our portfolio of products to the majority of cannabis retail stores in our active markets, including our own retail stores. Ownership of both wholesale and retail operations supports our strategy of distributing our brands at scale by enabling the Company to capture market share, generate brand awareness, and earn customer loyalty in our operating markets not only through our managed dispensaries but also through third party wholesale customers. For the year ended December 31, 2021, approximately 26.9% of our consolidated sales were generated by our wholesale operations and approximately 73.1% of our consolidated sales were generated by our retail dispensary operations.

We manufacture and sell a comprehensive array of premium cannabis products that we design and develop with consumer segments in mind. Our products include a proprietary portfolio of over 1,000 product stock keeping units (SKUs) and include premium flower, concentrates for dabbing and vaporizing, edibles, and topicals. Our consumer brands include Encore™, Avexia™, MÜV™ and Verano™. Our retail dispensaries operate under brands including Zen Leaf™ and MÜV™. As of December 31, 2021, approximately 31% of our consolidated sales were generated in Illinois where 74% of our consolidated sales were in adult-use products. Approximately 25% of our consolidated sales were generated by our Florida operations, where all sales are generated by our retail stores given the vertical integration nature of Florida’s cannabis regulations.

All products sold are subject to third-party testing required by applicable state law in order to assure that they do not contain impermissible levels of toxins, microbials and other harmful substances. We utilize seed-to-sale tracking software to inventory products, assess quality assurance and minimize product slippage and deviated inventory.

Operational Foundation & Current Geographic Markets

We are engaged in the cultivation, processing and distribution of cannabis products with both wholesale and retail business operations. Processing is done on-site in kitchens and in processing facilities and distribution of products is only from these facilities. We do not own or lease any cannabis warehouses.

Our current operations consist of wholesale, distribution and retail businesses in Arizona, Arkansas, California, Connecticut, Florida, Illinois, Maryland, Massachusetts, Michigan, Missouri, Nevada, New Jersey, Ohio, Pennsylvania and West Virginia. All of these markets are subject to state regulations that vary state-by-state, and many of these regulations have, from time to time, been modified and amended. In addition, municipalities may individually determine what local permits or licenses are required to operate within their boundaries. We actively monitor state and local developments in laws and regulations which may impact our business interests and operations. See “—Regulatory Framework in the United States— Regulation of Cannabis at the US State and Local Levels” above for additional information.

Our business plan includes the continued growth of our wholesale and retail operations by entering new markets and expansion in our current markets. Growth plans include applying for new licenses, acquiring existing licensed businesses in limited license markets and maximizing operations under our existing licenses.

Research and Development

Our research and development activities have primarily focused on the development and improvement of efficient and sustainable cannabis cultivation and manufacturing methodologies and technologies to increase yields and maintain and improve the quality of our products. This includes research on lighting methods, air controls, racking and stacking, growing media, nutrient mixtures, pest management techniques, ambient controls, and automation.

We also engage in research and development activities focused on creating new extracted or infused products, and breeds of new cannabis strains and varietals. Our product development team includes members from all relevant product disciplines, who actively monitor existing and prospective markets, as well as test and evaluate the financial viability of all new proposed products.

Intellectual Property

We believe that brand protection is an important part of our business strategy. We regularly seek to protect our intellectual property rights in connection with our operating names, our consumer packaged goods and certain patentable goods and services. The US trademark statute, The Lanham Act, allows for the protection of trademarks and service marks on products and services used, or intended for use, lawfully. Because cannabis-related products and services remain illegal at the federal level under the Controlled Substances Act, we are not able to protect all our intellectual property at the federal level; therefore, we currently seek trademark protections at the state level where commercially feasible. Nonetheless, our success depends upon other areas of our business such as brand awareness, product development and design, production and marketing and not exclusively upon trademarks, patents and trade secrets.

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The Company, through our subsidiaries, has a suite of over 45 trademarks registered and pending registration with the US Patent and Trademark Office and other state and non-US governmental entities, including trademarks with respect to products and retail branding. Product trademarks include Encore™, Avexia™, MÜV™ and Verano™, and trademark dispensary brands include Zen Leaf™ and MÜV™. We anticipate feedback on outstanding submitted applications on a rolling basis. As such, we will continue to rely on common law protection for these brands during the trademark registration process. We plan to proactively seek intellectual property protection for brand expansions in current markets as well as any new market expansion.

From the time our subsidiaries became licensed to cultivate cannabis, we have developed proprietary cultivation techniques for operating ethanol, butane, and carbon dioxide extraction machinery, including what we believe are best production practices, procedures, and methods. This requires specialized skills in cultivation, extraction and refining. Six patents and patent applications are held by our subsidiaries for cannabinoid formulations related to transdermal and oral delivery. For additional details, see “Item 1A. Risk Factors- Risks Related to Our Business and Operations - Information Technology, Cybersecurity and Intellectual Property.”

We have several website domains, including www.verano.com, numerous social media accounts across all major platforms and various phone and web application platforms. The information provided on Verano’s website is not part of the Registration Statement.

We rely on non-disclosure and confidentiality agreements to protect our intellectual property rights. To the extent the Company describes or discloses its proprietary cultivation or extraction techniques in its applications for cultivation or processing licenses, the Company’s policy is to redact or request redactions of such information prior to public disclosure. For additional details on the risks associated with the Company’s intellectual property, see “Item 1A. Risk Factors- Risks Related to Our Business and Operations - Information Technology, Cybersecurity and Intellectual Property.”

Competitive Conditions

The fast-growing market for legalized cannabis in the US has created a competitive environment for cannabis producers as well as other types of companies who provide goods and services to the cannabis industry. We compete with a variety of different operators across the several states in which we currently operate. In many of these states, there are specific license caps that create high barriers to entry. Management of the Company views multi-state operators that have vertical operations as our most direct competition, including Green Thumb Industries Inc., Cresco Labs, Inc., Curaleaf Holdings, Inc., and Trulieve Cannabis Corp.

Aside from existing direct competition in states in which we currently operate, out-of-state operators that are capitalized well enough to enter state markets through acquisitions are also considered part of the competitive landscape. Similarly, as we pursue our national footprint growth strategy, operators in our target markets will inevitably become direct competitors. Additionally, we, along with all legally operating competitors, face competition from the illicit markets. See “Item 1A. Risk Factors- Risks Related to our Business and Operations - Our Industry.” However, as state and local regulators increase scrutiny on these illicit markets, management of the Company believes this competitive threat will be meaningfully reduced.

There remains a significant lack of traditional sources of bank lending and equity capital available to fund the operations of companies in the cannabis sector. Financing for companies in the cannabis sector is more difficult than other sectors, particularly in the United States, due to the fact that cannabis is still classified as a Schedule I drug under the Controlled Substance Act and illegal at a federal level, which creates barriers to entry. The dynamics of the changing regulatory environment at a state level further complicate financing for companies in this sector. Competitors may have better access than we do to financing sources and the capital markets.

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Marketing and Sales

As of March 25, 2022, through our subsidiaries we are licensed to operate in 15 states, with active operations in 13 states. Our sales revenue is derived from our wholesale business and our national chain of retail dispensaries operating under our brands including Zen Leaf™ and MÜV™. We are not dependent upon a single customer, or a few customers, the loss of any one or more of which would not have a material adverse effect on our business or financial results.

Some of the states in which we operate have regulations that restrict marketing and sales activities of cannabis products. Restrictions may specify what, where and to whom product information and descriptions may appear or be advertised. Marketing, advertising, packaging and labeling regulations also vary from state to state, potentially limiting the consistency and scale of consumer branding communication and product education efforts. We strive to deploy a diverse range of marketing and brand recognition strategies that comply with applicable local and state laws and regulations.

In medical cannabis markets we seek to educate patients and potential patients about our products and medical dispensaries through certifying physicians, community outreach events and on-going staff training and education. For adult-use markets, we seek to educate customers and potential customers about our products and retail dispensaries through community outreach events and on-going staff training and education. In Florida we operate a patient care call center with more than 30 staff for direct phone, email and online chat support.

Market data for medical and adult-use cannabis is limited and unreliable due to ongoing regulatory changes and unreliable market information on supply levels. We rely largely on our own market research to forecast sales based upon historical sales, demographics, regulatory changes, demand, competition and similar consumer research. Forecasts for markets expanding into adult-use of cannabis are generally more reliable than forecasts for medical cannabis in states launching their initial programs.

Cultivation and Production

The cultivation and production of cannabis products requires licensing and permitting by each state where operations are conducted. As of March 25, 2022, our portfolio of owned and managed licenses includes 13 cultivation and processing licensed facilities. As of March 25, 2005, our licensed cultivation and processing facilities have over 1,000,000 square feet of cultivation.

Each new manufacturing suite is built to ISO 8 clean room specifications and employs advanced nutritional and pharmaceutical formulations technology for the most optimal delivery methods. Our cultivation grows pesticide-free to meet testing, inventory and other applicable state regulatory requirements. We have implemented and adhere to standard operating procedures across all of our cultivation and manufacturing facilities.

Although cannabis is an agricultural product, our cultivation methodologies employ a perpetual harvest system whereby plants are propagated and thereafter harvested on a staggered schedule. This ensures limited variability in the availability of finished products and minimizes the otherwise cyclical or seasonal nature of the business.

Components

The principal components in the production of our consumer packaged products include cannabis grown internally or acquired through wholesale channels, other agricultural products, and packaging materials (including glass, plastic and cardboard) acquired through wholesale channels. Almost all raw material input, except packaging materials, used to produce our cannabis consumer packaged goods are cultivated or processed internally for further use in the manufacturing process.

Due to the US federal prohibition on cannabis, we must source cannabis within each individual state in which we operate. While there are opportunities for centralized sourcing of some packaging materials, given each state’s unique regulatory requirements, we believe multi-state operators currently do not have access to nationwide packaging solutions.

Environmental

Similar to traditional agricultural practices, the cultivation and processing of cannabis can impact the environment through waste, energy use, air pollutants, agriculture water runoff and soil degradation, with the extent of these environmental impacts being contingent on the methods of cultivation and production employed. As the cannabis industry continues to mature and expand in connection with increasing legalization, we believe the industry will develop industry-wise business practices that include comprehensive environmental sustainability in accordance with state regulatory requirements.

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Organic plant waste and single-use consumer packaging make up a significant portion of the waste generated from the industrial-scale cultivation and processing of cannabis. In many states, cannabis waste must be rendered “unusable” and “unrecognizable” before it is then required to be mixed with non-cannabis waste to achieve a ratio of 50% cannabis waste and 50% non-cannabis waste. While many states offer various alternatives that may be mixed with cannabis waste, cultivation sites may be unable to provide sufficient volumes of non-cannabis waste to reach the necessary ratio without adding superfluous waste or having to haul in additional waste to augment.

Cannabis is an energy-intensive crop, especially when cultivated indoor. Energy is needed for lighting, environmental controls, and hydration at indoor cultivation operations. Access to energy infrastructure (power grids) can be a challenge that can cause a temporary reliance on generators that run on fossil fuels that impact air quality. Indoor cultivation is our primary method of cultivating cannabis due to the market demand for consistent, high-quality cannabis products year-round, regardless of adverse weather and fluctuating daylight. According to the National Cannabis Industry Association, as of October 2020, an estimated 63% of commercial cannabis cultivation has been conducted indoors with another 20% conducted in partial indoor operations, such as greenhouses. In 2021 and currently, almost all of the Company’s cultivation is indoor. We expect to conduct substantially all cultivation and production in indoor facilities.

In addition to generated electricity, the cultivation and processing of cannabis and the transportation of cannabis products all contribute to air emissions. Cannabis, like many other crops, often relies upon water supplied through artificial irrigation. Agricultural runoff from cannabis cultivation can contain wastewater pollutants, which can have an impact on the environment. Soil erosion, nutrient loss, reduction in organic carbon stored within the soil, and increased acidity are all linked to traditional agriculture practices, although such environmental impacts are more prevalent in outdoor cultivation.

We believe that cannabis businesses that incorporate environmentally sustainable practices must start with a comprehensive plan for cultivation and production that enables operators to consider the short, medium, and long-term impacts of their operations. The establishment of cooperative policies and standards across local, state, regional, and national levels for both cannabis and hemp markets will be pivotal to advancing environmental sustainability across the cannabis industry.

In structuring a comprehensive cultivation plan that considers the short, medium, and long-term environmental impacts of the Company’s operations, we have identified emerging agricultural practices that promote environmental sustainability. An early-stage practice for managing plant waste involves on-site anaerobic digestion that uses the plant waste to generate and capture methane, carbon dioxide, and nutrient-rich fertilizer which provides diversion from landfills and the reuse of plant waste. Cultivation and retail cannabis facilities could collaborate on establishing practices that promote and integrate reusable and refillable containers for their products, instead of disposable single-use packaging designs. Through proactive planning and the leveraging of business networks, the cannabis industry could collaboratively pursue more energy-efficient practices. Implementing LED lighting and more efficient HVAC systems helps reduce energy use in indoor grow facilities. Optimizing space utilization and scheduling the use of high energy equipment around peak demand can also reduce the energy impacts of the cannabis industry. Existing emission control technologies have the potential to be broadly applied across the cannabis industry to mitigate adverse air quality impacts. Industry best practices could focus on minimizing water usage and agriculture runoff as well as eliminating adverse impacts to water quality from any discharges back into the environment.

Federal legalization of cannabis would open access to federal programs, such as the U.S. Department of Agriculture for financial and technical assistance, the Small Business Administration for loan assistance, the Environmental Protection Agency for grants, technical assistance, education, research, and traditional funding through nationally recognized financial institutions. Federal legalization also can advance the industry while protecting consumers and the environment with a national regulatory structure that considers environmental sustainability.

We believe we are compliant with all applicable environmental regulations and laws and properly dispose of toxic and hazardous substances used in the Company’s operations. Expenditures for compliance with environmental laws and regulations historically have not been material to the Company’s financial results but could become an increasing expense for the Company.

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Employees and Human Capital

The Company recruits, hires and promotes individuals that it believes are best qualified for each position, priding itself on using a selection process that recruits people who are trainable, cooperative and share our core values as a company. As of March 25, 2022, the Company had 3,888 employees across its consolidated operating jurisdictions, including corporate, retail, cultivation and processing, both full- and part-time employees, and including but not limited to: finance and accounting, legal, human resources, regulatory and compliance, supply chain and operations, sales and marketing, commercial and cannabis agriculture, chemists, customer service, construction and project management, and real estate.

We offer a comprehensive package of company-sponsored benefits to our employees. Eligibility depends on the full-time or part-time status, employee location and other factors, and benefits include medical and dental plans, disability insurance, a 401(k) retirement and savings plan, employee assistance programs and life insurance. Additionally, we believe in aligned incentives and utilize employee stock and incentive plans for a competitive total rewards program. We did not experience any work stoppages in 2021 (other than disruptions caused by complying with COVID-19 emergency measures mandated by governmental authorities) and we consider our relationship with our employees to be good. Numerous states deemed cannabis “essential” as other businesses were required to close because of the COVID-19 pandemic.

Approximately 180 employees who work in New Jersey’s cultivation and dispensary operations are covered by a collective bargaining agreement that was recently entered into with United Food and Commercial Workers International Union Local 360. Union elections at the Lombard and Highland Park, Illinois retail dispensaries in favor of union representation were recently certified and collective bargaining discussions at those locations have begun. The terms of the collective bargaining agreements have not been determined at this time. Certain employees of Goodness Growth are represented by local offices of the United Food and Commercial Workers International Union in New York, Maryland and Minnesota, and it is expected that if the Goodness Growth acquisition is consummated, those labor union contracts will remain in place at such time in accordance with their terms.

Specialized Skill and Knowledge

We believe we are a leader in our industry and in order to maintain a leadership position, we rely on a motivated and experienced team, focused on offering the highest quality products and services to our customers in a highly-regulated industry. We employ a diverse group of individuals, hand-picked for their respective administrative, operational, or financial expertise, and where appropriate, chosen for their experience and demonstrated skill in the cultivation and operations of medical and adult-use cannabis.

We have established training and education tools designed to align employee training efforts and resources with our core principles and strategic goals. Employees are expected to complete at least 20 hours of continued training and education annually. Our training tools are designed to be flexible to include new policies and procedures, and can be revised as necessary based on new or ongoing operational concerns, management observations, regulatory changes and new or improved practices. Our employees undergo significant and diverse training, tailored to each employee based on their function and business-lines. Training includes but is not limited to the following topics: (i) applicable laws, rules, and regulations; (ii) propagation, cloning, and nursery management; (iii) transplanting and vegetative growth; (iv) fertigation and nutrient management; (v) irrigation and water conservation; (vi) integrated pest management and biosecurity; (vii) flower canopy management; (viii) harvesting; (ix) drying and curing; (x) waste and disposal procedures; (xi) trimming and packaging preparation; (xii) sampling, laboratory testing, and quality assurance; (xiii) extraction, infusion, and food handling; (xiv) surveillance and security; (xv) inventory control; (xvi) emergency preparedness and response; (xvii) diversion control and prevention; (xviii) health, safety, sanitation and hygiene; (xix) recordkeeping and reporting: (xx) recall and quarantine procedures; (xxi) regulatory inspection preparedness; and (xxii) law enforcement interactions.

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Social Equity

We believe that a more diverse and community focused cannabis industry leads to a more sustainable, inclusive and responsible one. We aim to foster a more equitable industry where participation and success are possible regardless of the numerous factors that have historically held many people, businesses, and communities back. To support the growth of an inclusive cannabis industry, we are implementing social equity initiatives at the national level and in states and municipalities in which we operate. The social equity programs are generally designed to develop and carry out initiatives that seek to provide support and create opportunities in the cannabis industry for deprived communities, people of color and other disadvantaged minorities. In each state of operation, we seek to partner with local organizations to provide education, entrance into the cannabis industry, or other growth opportunities to both our employees and the community. Recently, we partnered with Legal Aid Chicago to host a virtual expungement and record sealing clinic to provide relief for those with nonviolent cannabis offenses. In Florida we provide medical cannabis education through certifying physicians, community outreach events and ongoing staff education, all of which are supported by a patient care call center with more than 30 staff for direct phone, email and online chat support. At the state and local level, we have focused on the region to create volunteer opportunities for employees and donate to charitable organizations.

Nationally, Verano has made major charitable contributions to the Lynn Sage Breast Cancer Foundation, provided endowments for first generation college students, and hosted employee volunteer days. We plan to continue and expand these partnerships and events at the national, state and local levels to increase social equity in the cannabis industry.

Implications of Being an Emerging Growth Company

The Company had less than $1.07 billion in revenue for 2021, its last fiscal year, which means that we qualify as an Emerging Growth Company. As such, we may take advantage of certain exemptions from various SEC reporting requirements that are applicable to reporting entities that are not Emerging Growth Companies. These exemptions include:

●	reduced disclosure about the Company’s executive compensation arrangements;

●	exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act of 2002 (“SOX”) that require a public company’s independent public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

●	exemption from new or revised financial accounting standards applicable to public companies until such standards are also applicable to private companies; and

●	exemptions from the requirement to hold a non-binding advisory vote on executive compensation, including golden parachute compensation.

We may take advantage of these exemptions until the Company no longer qualifies as an Emerging Growth Company. The Company would cease to be an Emerging Growth Company upon the first to occur of: (i) the last day of the first fiscal year in which the Company’s annual gross revenues exceed $1.07 billion, (ii) the date on which the Company will have issued more than $1 billion in non-convertible debt securities during the previous three years, (iii) the last day of the fiscal year in which the Company is deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, and (iv) five years after an offering to the public of the Company’s equity securities pursuant to an effective registration statement under the Securities Act. We would be deemed to be a “large accelerated filer” if (i) the market value of the Subordinate Voting Shares held by non-affiliates exceeds $700 million as of the last business day of the Company’s most recently completed second fiscal quarter, (b) we were subject to Exchange Act reporting requirements for at least 12 calendar months and (c) we filed at least one annual report on Form 10-K with the SEC.

Transition Period to Comply with Management’s Assessment of Internal Controls over Financial Reporting

In accordance with the SEC’s requirements for Form 10 registration statements, we are not required to include a report of management’s assessment regarding internal controls over financial reporting in this Registration Statement, and our independent public accounting firm is not required to provide an attestation report on the effectiveness of our internal control over financial reporting in this Registration Statement.

On the Effective Date and continuing during a transition period provided by the SEC for newly public reporting companies in Section 404 of SOX, we will be exempted from the requirement that we include a management’s report on its assessment of the Company’s internal control over financial reporting until our second Annual Report on Form 10-K is filed with the SEC.

The Company may also take advantage of other transition periods for compliance provided by the SEC for newly public reporting companies.

Available Information

The Company’s website address is www.verano.com. Through this website, the Company’s filings with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports, will be accessible (free of charge) as soon as reasonably practicable after materials are electronically filed with or furnished to the SEC. The information provided on the Company’s website is not part of this Registration Statement.

The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Canadian securities authorities also maintain an Internet site (www.sedar.com) that contains reports, circulars, annual information statements and other information regarding the Company.

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ITEM 1A. RISK FACTORS.

The Company is subject to risks, certain of which are described below. The occurrence of any one or more of these risks or uncertainties could have a material adverse effect on the value of any investment in the Company and the financial condition or operating results of the Company. Additional risks and uncertainties not presently known to the Company or that the Company currently deems immaterial may also impair the Company’s business operations. Due to the nature of the Company and its business, investors should carefully consider all such risks, including those set out in the discussion below.

Risks Related to Our Business and Operations – General

The Company remains subject to various risks and uncertainties as a result of the COVID-19 pandemic which could adversely affect its business, financial condition or results of operations.

The outbreak of COVID-19 (and various strains of COVID-19) has resulted in federal, state and local governments in the US and worldwide enacting emergency measures to combat the spread of the virus. These measures, which have included the implementation of vaccine mandates, travel bans, quarantine periods and social distancing, have caused material disruption to businesses in the US and globally resulting in an economic slowdown. Governments and central banks have reacted with significant monetary and fiscal interventions designed to stabilize economic conditions. The duration and impact of the COVID-19 outbreak is unknown currently. It is not possible to reliably estimate the length and severity of these developments and the impact on the financial results and condition of the Company in future periods. Effects on the Company’s business to date have included increased construction costs due to shortages of raw materials, a slowdown in the production and delivery of mechanical and other components needed in the construction or maintenance of the Company’s facilities, and labor shortages.

Challenging global economic conditions may negatively impact the Company’s business, financial condition or results of operations.

Disruptions and volatility in global financial markets, inflation and declining consumer and business confidence could lead to decreased levels of consumer spending and higher costs. The Company’s operations could be affected should rising inflation, the unemployment level or rising interest rates reach levels that influence consumer trends and spending and, consequently, impact the Company’s sales, cost of goods and profitability. These macroeconomic developments could negatively impact the Company’s business, which depends on the general economic environment and levels of consumer spending. As a result, the Company may not be able to maintain its existing customers or attract new customers, or the Company may be forced to increase or reduce the price of its products. The Company is unable to predict the likelihood of the occurrence, duration, or severity of such disruptions in the credit and financial markets and adverse global economic conditions. Any general or market-specific economic downturn could have a material adverse effect on the Company’s business, financial condition or results of operations.

The Company is in its early stages and may experience unforeseen operating difficulties inherent in an early-stage business, which could negatively impact the Company’s business, financial condition or results of operations.

The Company is in its early stages. Unanticipated expenses and problems or technical difficulties may occur which may result in material delays in the operation of the Company’s business. The Company may not successfully address these risks and uncertainties or successfully implement its operating strategies. If the Company fails to do so, it could materially harm the Company’s business to the point of having to cease operations and could impair the value of the Subordinate Voting Shares to such an extent that investors may lose their entire investment.

The Company expects to continue to commit significant resources and capital to develop and enter new geographic markets, market existing products and develop new products and services. The Company cannot assure that it will achieve market acceptance in new geographic areas or for its products and services that the Company may offer in the future. Moreover, the Company may face significant competition with offerings by new and existing competitors in the business. In addition, expansion into new markets and the development of new products and services may pose a variety of challenges and require the Company to attract additional qualified employees. The failure to successfully enter new markets, develop and market new products and services, or attract such employees could seriously harm the Company’s business, financial condition or results of operations.

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Following the effectiveness of this Registration Statement, the Company will become an SEC reporting company in addition to remaining a public reporting company in Canada, and particularly after we no longer qualify as an Emerging Growth Company, we will incur significant legal, accounting and other expenses that we have not incurred as a public reporting company in Canada. Our management will be required to devote substantial time to new compliance initiatives, corporate governance practices and securities rules and regulations that impose various requirements on US public companies. Such costs and management attention could negatively impact the Company’s business, financial condition or results of operations.

As a public issuer in Canada, the Company is currently subject to the reporting requirements and rules and regulations under applicable Canadian securities laws and rules of the CSE. As a result of filing this Registration Statement, the Company will also become subject to the rules and regulations of the SEC and the reporting requirements of the Exchange Act and the regulations promulgated thereunder on the Effective Date, which will automatically occur 60 days after the filing of this Registration Statement with the SEC. Application of both existing or additional or new US or Canadian regulatory requirements adopted in the future may have adverse consequences on the Company’s ability to issue its securities to acquire companies and its ability to raise capital in private placements or prospectus offerings.

As a public company, there are costs associated with legal, accounting and other expenses related to regulatory compliance. Securities legislation and the rules and policies of Canadian Securities Administrators, the CSE and the SEC require reporting and listed companies to, among other things, adopt corporate governance and related practices, and to continuously prepare and disclose material information, all of which add to a company’s legal and financial compliance costs. We expect that complying with these various statutes, regulations and requirements, particularly after we no longer qualify as an Emerging Growth Company, will occupy a significant amount of time of our Board and management. We will also prepare and distribute periodic public reports in compliance with our obligations under the U.S. federal securities laws, in addition to applicable securities laws of Canada.

Shareholder activism, the current political environment and the current high level of government intervention and regulatory reform may lead to substantial new regulations and disclosure obligations, which could then result in additional compliance costs and affect the manner in which we operate our business. The Company may also elect to devote greater resources than a non-reporting company otherwise would on communications and other activities involving shareholders, investors and analysts which are typically considered important for publicly traded companies. Any new regulations or disclosure obligations or additional shareholder communications and activities may increase our legal and financial compliance costs and may make some activities more time-consuming and costly.

Following effectiveness of this Registration Statement, our management will be required to devote substantial time and cost to the establishment and maintenance of effective internal controls required by Section 404(a) of SOX. These requirements will require additional time resources and increase our legal and financial compliance costs. If we are unable to establish and maintain effective internal controls, our ability to produce timely and accurate financial statements could be impaired, investors could lose confidence in our financial information and the price of our Subordinate Voting Shares could decline.

Prior to the effectiveness of this Registration Statement, we have not operated as a US public reporting company, and we have not had to independently comply with Section 404(a) of SOX regarding internal control over financial reporting. Following effectiveness of this Registration Statement, we will be required to maintain effective disclosure controls and procedures and internal controls over financial reporting. Beginning with our second filing of an Annual Report on Form 10-K with the SEC after we become a US public reporting company, our management will be required to furnish a report on our internal controls over financial reporting. In addition, once we no longer qualify as an Emerging Growth Company, on an annual basis, our independent registered public accounting firm at such time will be required, pursuant to Section 404(b) of SOX, to attest to the effectiveness of our internal control over financial reporting and we will be required to include such attestation in our Annual Report on Form 10-K.

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Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with US generally accepted accounting principles. The rules governing the standards that must be met for our management to assess our internal control over financial reporting are complex and require significant documentation, testing and possible remediation. These requirements will require additional time resources and increase our legal and financial compliance costs. In this regard, we will need to (i) continue to dedicate internal resources and potentially engage outside consultants, (ii) adopt a detailed work plan to assess and document the adequacy of internal control over financial reporting, (iii) continue steps to improve control processes, as appropriate, (iv) validate, through testing, that controls are functioning as documented, and (v) implement a continuous reporting and improvement process for internal control over financial reporting. We are currently evaluating these rules and regulations, and are in the process of reviewing, documenting and testing our internal controls over financial reporting. We cannot predict or estimate the amount of time resources and additional costs we may incur or the impact and timing of such use of resources and costs. We may encounter problems or delays in implementing any changes necessary to make a favorable assessment of our internal controls over financial reporting.

We will need to hire additional accounting, finance and other personnel in connection with our becoming, and our efforts to comply with the requirements of being, a US public reporting company including complying with Section 404(a) of SOX regarding internal control over financial reporting. The US labor market is competitive, and the professionals and other personnel we desire to hire will be sought after by other public companies. We may not be able to attract, hire and retain a sufficient number of qualified management, accounting and other personnel to enable us to implement and maintain sufficient internal control over financial reporting and comply with other public company requirements. In addition, any testing by us conducted in connection with Section 404 of SOX, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses, that may require prospective or retrospective changes to our consolidated financial statements, or identify other areas for further attention or improvement. Inferior internal controls could impair our ability to produce timely and accurate financial statements and cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our Subordinate Voting Shares.

Despite the efforts we are undertaking, following the effectiveness of this Registration Statement, there is a risk that we will not be able to conclude, within the prescribed time frame or at all, that our internal control over financial reporting is effective as required by Section 404 of SOX. If within the prescribed time frame, we cannot favorably assess the effectiveness of our internal control over financial reporting, or if after we cease to be an Emerging Growth Company our independent registered public accounting firm at such time is unable to provide an unqualified attestation report on our internal controls, investors could lose confidence in our financial information and the price of our Subordinate Voting Shares could decline.

The Company may be subject to heightened scrutiny by Canadian authorities, which could negatively affect our business, financial condition or results of operations.

The business, operations and investments of the Company in the US, and any future businesses, operations and investments, may become the subject of heightened scrutiny by regulators, stock exchanges and other authorities in Canada. As a result, the Company may be subject to significant direct and indirect interaction with Canadian public officials. There can be no assurance that this heightened scrutiny will not in turn lead to the imposition of restrictions on the Company’s ability to invest or hold interests in other entities in the US or any other jurisdiction.

On February 8, 2018, the Canadian Securities Administrators published Staff Notice 51-352 describing the Canadian Securities Administrators’ disclosure expectations for specific risks facing issuers with cannabis-related activities in the US Staff Notice 51-352 confirms that a disclosure-based approach remains appropriate for issuers with US cannabis-related activities. Staff Notice 51-352 includes additional disclosure expectations that apply to all issuers with US cannabis-related activities, including those with direct and indirect involvement in the cultivation and distribution of cannabis, as well as issuers that provide goods and services to third parties involved in the US cannabis industry.

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The Canadian Depository for Securities Ltd. (“CDS”) is Canada’s central securities depository, clearing and settling trades in the Canadian equity, fixed income and money markets. On February 8, 2018, following discussions with the Canadian Securities Administrators and the TMX Group, which is the owner and operator of CDS, CDS announced the signing of a Memorandum of Understanding (the “TSX MOU”) with Aequitas NEO Exchange Inc., the CSE and the Toronto Stock Exchange confirming that it relies on such exchanges to review the conduct of listed issuers. The TSX MOU notes that securities regulation requires that the rules of each of the exchanges must not be contrary to the public interest and that the rules of each of the exchanges have been approved by the securities regulators. Pursuant to the TSX MOU, CDS will not ban accepting deposits of or transactions for clearing and settlement of securities of issuers with cannabis-related activities in the US.

Even though the TSX MOU indicated that there are no plans of banning the settlement of securities of cannabis issuers through the CDS, there can be no guarantee that the settlement of such securities will continue in the future. If such a ban were to be implemented, it would have a material adverse effect on the ability of holders of Subordinate Voting Shares to make and settle trades. In particular, the Subordinate Voting Shares would become highly illiquid until an alternative was implemented, and shareholders would have no ability to effect a trade of the Subordinate Voting Shares through the facilities of a stock exchange.

The Company and certain of its subsidiaries are borrowers under secured debt facilities, and the Company may be unable to repay such indebtedness. Further, such facilities contain covenants that restrict the Company’s business or may be difficult or costly to comply with. If the Company is unable to pay its debts as they become due, it would have a material adverse effect on the business, financial condition or results of operations of the Company.

The Company and certain of its subsidiaries are borrowers of secured indebtedness and are subject to risks typically associated with secured debt financing. The Company’s cash flows could be insufficient to satisfy its required payments of principal and interest. The Company’s ability to make scheduled payments of principal and interest on its indebtedness depends on its future cash flow and its ability to refinance the indebtedness, which is subject to the financial performance of the Company’s business, the value of its assets, prevailing economic conditions, prevailing interest rate levels and other financial, competitive and operational factors, many of which are beyond the Company’s control.

The covenants of its indebtedness may limit the Company’s and the subsidiary borrowers’ ability to engage in activities that may be in the Company’s long-term best interest. In addition, the terms and conditions of the indebtedness include financial, operational and reporting covenants, and compliance with these covenants may increase the Company’s legal and financial costs, make certain activities more difficult or restricted, and may be time-consuming or costly and increase demand on the Company’s systems and resources. The Company’s failure to comply with any such covenants could result in an event of default, which could result in the acceleration of repayment of the Company’s debt or realization of the security granted.

The Company may incur additional debt. As funds are borrowed, debt service increases the expense of operating the Company. In addition, lenders may require restrictions on future borrowing, distributions and operating policies. The Company’s ability to meet its debt obligations will depend upon the Company’s future performance and will be subject to financial, business and other factors affecting the Company’s business and operations, including general economic conditions. There are no assurances that the Company will be able to meet its debt obligations.

The Company relies on the expertise of its management team and other employees experienced in the cannabis industry, and therefore the loss of key personnel could negatively affect its business, financial condition or results of operations.

The Company’s success largely depends upon the continued services of its executive officers and management team members. If one or more of the Company’s executive officers or management members is unable or unwilling to continue in her or his present position, the Company may not be able to replace such individual readily, if at all. Additionally, the Company may incur additional expenses to recruit and retain new executive officers and management members and personnel with experience in the cannabis industry. The Company does not maintain “key person” life insurance on any of its executive officers. Because of these factors, the loss of the services of any of these key persons could adversely affect its business, financial condition or results of operations.

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There is a risk of fraudulent or illegal activity by Company employees, contractors and consultants; such acts could negatively affect the business, financial condition or results of operations.

The Company is exposed to the risk that its employees, independent contractors and consultants may engage in fraudulent or other illegal activity. Misconduct by these parties could include intentional, reckless or negligent conduct or disclosure of unauthorized activities to the Company that violates: (i) government regulations; (ii) manufacturing standards; (iii) federal and state healthcare fraud and abuse laws and regulations; (iv) laws that require the true, complete and accurate reporting of financial information or data; or (v) contractual agreements with the Company or the Company’s policies and code of ethics. It may not always be possible for the Company to identify and deter misconduct by its employees and other third parties, and the precautions taken by the Company to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting the Company from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such actions are instituted against the Company, and the Company is not successful in defending itself or asserting its rights, those actions could have a significant impact on the business of the Company, including the imposition of civil, criminal and administrative penalties, damages, monetary fines, contractual damages, reputational harm, diminished profits and future earnings and curtailment of the operations of the Company, any of which could have a material adverse effect on the business, financial condition or results of operations of the Company.

The Company is exposed to various operational risks, any of which may be uninsured or underinsured, and could have a material adverse effect on the business, financial condition or results of operations.

The Company may be affected by a number of operational risks and may not be adequately insured for certain risks, including labor disputes; catastrophic accidents; fires; natural disasters; blockades or other acts of social activism; equipment defects, malfunction and failures; changes in the regulatory environment; impact of non-compliance with laws and regulations (both related and unrelated to the cannabis industry); and outbreak of a global pandemic (including COVID-19). Such risks can cause interruption of operations, shortage of staff, disruption of supply chain, and market volatility; and natural phenomena, such as inclement weather conditions, floods, earthquakes, ground movements, accidents and explosions that can cause personal injury, loss of life, suspension of operations, damage to facilities, business interruption and damage to or destruction of property, equipment and the environment. There is no assurance that the foregoing risks and hazards will not result in damage to, or destruction of, the Company’s properties, dispensary facilities and production facilities, or cause personal injury or death, environmental damage or have an adverse impact on the Company’s operations, costs, monetary losses, potential legal liability and adverse governmental action, any of which could have a material adverse effect on the business, financial condition or results of operations of the Company.

The Company will continuously monitor its operations for quality control and safety. However, there are no assurances that the Company’s safety procedures will always prevent such damages and the Company may be affected by liability or sustain losses in respect of risks and hazards. Although the Company maintains insurance coverage that it believes to be adequate and customary in the industry, such insurance does not cover all of the potential risks associated with its operations. The Company may also be unable to maintain insurance to cover these risks at economically feasible premiums. Insurance coverage may not continue to be available or may not be adequate to cover any resulting liability. Moreover, insurance against risks such as environmental pollution or other hazards encountered in the operations of the Company is not generally available on acceptable terms. The occurrence of a significant uninsured claim, a claim in excess of the insurance coverage limits then maintained by the Company, or a claim at a time when it is not able to obtain liability insurance, could have a material adverse effect on the business, financial condition or results of operations of the Company.

Our sales are difficult to forecast and a failure in the expected demand for our products to materialize could have a material adverse effect on our financial results and financial condition.

As a result of recent and ongoing regulatory and policy changes in the medical and adult-use cannabis industries and unreliable levels of market supply, the market data available is limited and unreliable. We must rely largely on our own market research to forecast sales, as detailed forecasts are not generally obtainable from other sources in the states in which our business operates. Additionally, any market research and our projections of estimated total retail sales, demographics, demand and similar consumer research, are based on assumptions from limited and unreliable market data. A failure in the demand for our products to materialize as a result of competition, technological change or other factors could have a material adverse effect on our business, results of operations and financial condition.

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Past performance is not necessarily indicative of future results; if the actual operations of the Company differ materially from management’s expectations, it could have a material adverse effect on the business, financial condition or results of operations of the Company.

The Company is in its early stages and its growth is in large part attributable to acquisitions of cannabis businesses and licenses. The past operational performance of the Company is not indicative of the future operating results of the Company. There can be no assurance that the revenue growth, cashflow, operating margins and other historical operating results achieved by the Company will be achieved by the Company going forward, and the Company’s performance may be materially different.

The Company may be a party to material litigation that requires outsized expenses or results in negative outcomes that could affect the Company’s business, financial condition or results of operations.

The Company may become party to litigation from time to time in the ordinary course of business which could adversely affect its business. Should any litigation in which the Company becomes involved in be concluded in a way which is adverse to the Company, such a decision could adversely affect the Company’s ability to continue operating and could use significant resources. Even if the Company is involved in litigation and receives a successful outcome, litigation can redirect significant resources of the Company.

The Company’s products may be recalled, which could damage its brand identity and adversely affect the business, financial condition or results of operations of the Company.

Despite the Company’s quality control procedures, cultivators, manufacturers and distributors of products are sometimes subject to the recall or return of their products for a variety of reasons, including product defects, such as contamination, unintended harmful side effects or interactions with other substances, packaging safety and inadequate or inaccurate labeling disclosure. If any of the products produced by the Company, or any of the products that will be purchased by the Company from a third party licensed producer, are recalled due to an alleged product defect or for any other reason, the Company could be required to incur the unexpected expense of the recall and any legal proceedings that might arise in connection with the recall, and may lose a significant amount of sales and may not be able to replace those sales at an acceptable margin or at all. A recall for any of the foregoing reasons could lead to a deterioration in the Company’s brand identity, decreased demand for products produced by the Company or purchased from a third-party producer and could have a material adverse effect on the business, financial condition or results of operations of the Company.

The Company is subject to environmental risks and regulations, and future changes in environmental regulation could have a material adverse effect on the business, financial condition or results of operations.

The operations of the Company are subject to environmental regulation in the various jurisdictions in which it operates. These regulations mandate, among other things, the maintenance of air and water quality standards and land reclamation. They also set forth limitations on the generation, transportation, storage and disposal of solid and hazardous waste. Environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors (or the equivalent thereof) and employees. There is no assurance that future changes in environmental regulation, if any, will not have a material adverse effect on the business, financial condition or results of operations of the Company.

Risks Related to Our Business and Operations - Organizational Structure and Acquisition-Based Strategy

The Company is the ultimate holding company in its corporate organizational structure. As such, the Company depends on the performance of its subsidiaries and affiliates and therefore any material declines in the financial health or prospects of these entities will adversely affect its business, financial condition or results of operations.

Because the Company is a holding company with no business operations, it is dependent on the operations, assets, financial health and prospects of its subsidiaries and affiliates. Accordingly, any decline in the financial performance or prospects of any subsidiary or affiliate will adversely affect the Company’s investment in such subsidiary or affiliate and its ability to receive cashflow or realize a return on its investment.

The Company engages in acquisitions, dispositions and other strategic transactions, which present numerous risks; the Company may encounter unforeseen obstacles related to these transactions that would negatively impact its business, financial condition or results of operations.

Material acquisitions, dispositions and other strategic transactions involve a number of risks, including: (i) potential disruption of the Company’s ongoing business; (ii) distraction of management; (iii) the Company becoming more financially leveraged; (iv) the anticipated benefits and cost savings of those transactions not being realized fully, or taking longer to realize than expected; (v) an increase in the scope and complexity of the Company’s operations, including in employee relations as a result of growth or acquiring existing union and collective bargaining agreements; and (vi) a loss or reduction of control over certain of the Company’s assets. Additionally, the Company may issue Subordinate Voting Shares and other equity interests as consideration in such transactions, which issuances would dilute the existing shareholders’ holdings in the Company.

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The Company’s acquisitions are subject to varying degrees of approval which include in some, but not all cases, among other things (i) approval of the Company’s shareholders; (ii) approval of the change in ownership in the licensee or deemed sale, transfer or assignment of the cannabis-related licenses by local and state authorities in many of the markets where the Company operates and licenses will be held; and (iii) other regulatory approvals. The Company is unable to predict when all required approvals or authorizations will be obtained, if at all.

After acquisitions are consummated, the presence of one or more material liabilities of an acquired company that are unknown to the Company at the time of acquisition could have a material adverse effect on the business, financial condition or results of operations of the Company.

The Company may be unable to identify and acquire businesses and cannabis licenses or integrate acquired businesses and assets that it deems necessary to achieve its desired growth, which would negatively impact its business, financial condition or results of operations.

The ability to achieve desired growth will depend in part on the Company’s ability to identify, evaluate, successfully negotiate and consummate acquisition and investment opportunities with target companies. Achieving this objective in a cost-effective manner will be a product of the Company’s sourcing capabilities, the management of the investment process, the ability to provide capital on terms that are attractive to target companies and the Company’s access to financing on acceptable terms. Failure to successfully negotiate suitable investments could have a material adverse effect on the business, financial condition or results of operations of the Company.

Some of the businesses that the Company acquires or invests in are early stage companies or have limited operations or revenues; these businesses may underperform the Company’s targets and projections and thus negatively impact its business, financial condition or results of operations.

The Company may acquire and make investments in businesses with little operating history, no significant sources of operating cash flow and no revenues from operations. The Company’s resources and opportunity costs spent on such companies will be subject to risks and uncertainties that new businesses with no operating history or limited financial results may face. In particular, there is a risk that these early-stage businesses will not be able to meet anticipated performance targets or financial projections, which could have a material adverse effect on the business, financial condition or results of operations of the Company.

The uncertain and fragmented nature of the medical and adult-use cannabis industry often results in an unconventional due diligence process and acquisition and transaction terms that could result in unknown and materially detrimental consequences to the Company.

The uncertainty inherent in various aspects of the medical and adult-use cannabis industry can result in what otherwise would be inadequate acquisition and investment due diligence information and uncertain legal consequences relative to a target acquisition or investment. The reluctance of banks and other financial institutions to facilitate financial transactions in the medical and adult-use cannabis industry can result in inadequate and unverifiable financial information about target acquisitions and investments, as well as cash management practices that are vulnerable to theft and/or fraud. The lack of established, traditional sources of financing for industry participants can result in unusual and uncertain arrangements affecting the ownership and obligations of a target investment. The reluctance of some professionals and advisors to represent cannabis industry participants in financings and other business transactions can result in the lack of documentation setting forth the terms of the transactions, inadequately documented transactions, and transactions that in whole or in part are illegal under applicable state law, among other detrimental consequences. The Company has acquired or invested in, and may in the future acquire or invest in, businesses and companies that are or may become party to legal proceedings, have inadequate financial and other due diligence information, employ vulnerable cash management practices, lack written or adequate legal documents governing significant transactions and otherwise have known or unknown conditions that could be detrimental to its business and assets, which in turn could have a material adverse effect on the business, financial condition or results of operations of the Company.

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The Company may purchase businesses and assets with limited representations and warranties from the sellers of those businesses and assets; these limited representations and warranties could result in a lack of legal remedies for unknown and materially detrimental problems with the business or assets, which in turn would negatively impact the Company’s business, financial condition or results of operations.

The Company may acquire businesses and assets, after conducting its due diligence, with only limited representations and warranties from the seller regarding the quality of the business, its operating results, liabilities and risks and quality of assets. As a result, if defects or liabilities are subsequently discovered, the Company may not be able to pursue a claim for damages against the former owners. The extent of damages that the Company may incur as a result of such matters cannot be predicted, but potentially could have a significant adverse effect on the value of the Company’s assets and revenue streams and financial performance. Further, some of the Company’s remedies and recourse may consist of obligations of cannabis operations, and the Company’s remedies against such obligors may be limited if deemed unenforceable under federal laws or for other reasons.

The Company may acquire target businesses in markets where regulation of cannabis is uncertain or in process, exposing the Company to additional risks and expenses with respect to regulatory compliance.

The Company may acquire businesses and assets in markets where regulation of cannabis is uncertain because it is being developed. For example, Goodness Growth is expected to expand the Company’s operational footprint with the addition of the New York, Minnesota, and New Mexico markets. At this time, the adult-use cannabis regulatory regime in New York is not settled and final regulations with respect to cannabis licenses may be enacted at any time. Although the Company believes it will obtain the benefits of one of only ten vertically-integrated licenses in New York, which includes one cultivation license, four active dispensaries, and four additional dispensaries planned in high-traffic locations, if final regulations differ from the Company’s expectations, or the existing terms of the license are changed by the adoption of final regulations, the Company may realize less value from the acquisition than expected. This possibility, as well as other general uncertainties surrounding cannabis markets with regulation that is not established, could have negative consequences detrimental to the Company’s business and assets, which in turn could have a material adverse effect on the business, financial condition or results of operations of the Company.

The Company’s business and asset portfolio is not highly diversified; if its cannabis business and assets underperform, the Company’s business, financial condition or results of operations would be negatively impacted.

The Company’s assets are associated with the medical and adult-use cannabis industry. While the Company may purchase other assets and make investments not limited to the cannabis industry, the Company intends to maintain and continue to acquire businesses, licenses and assets related to the cannabis industry. Thus, the Company has, and is expected to have, limited diversity as to asset type. Additionally, the assets held by the Company may be geographically concentrated from time to time, including by state. This lack of diversification could increase the risk associated with the revenue stream the Company expects to receive from its businesses and assets and, as a result, could have a material adverse effect on the business, financial condition or results of operations of the Company.

We may be subject to growth-related operational risks and our inability to mitigate and address these risks would have a material adverse effect on our operations, financial results and financial condition.

We may be subject to growth-related risks, including capacity constraints and pressure on our internal systems and controls. Our ability to manage growth effectively will require us to continue to implement and improve our operational and financial systems and to expand, train and manage our employee base. Our inability to deal with this growth may have a material adverse effect on our business, prospects, revenue, results of operation and financial condition.

Risks Related to our Business and Operations – the Cannabis Industry

If the Company is unable to compete effectively with current and potential market participants with respect to acquiring businesses and assets or if competition with current and potential market participants results in pricing pressure on products, the Company’s business, financial condition or results of operations may be adversely impacted.

The cannabis industry is competitive. A number of other companies engage in, and may in the future engage in, businesses similar to the business of the Company, operate businesses in competition with the Company and purchase businesses and assets or make investments that the Company will also seek to purchase or make. This competition may increase the price the Company must pay for acquisitions, make it more difficult for the Company to purchase additional businesses and assets and put pricing pressure on the Company’s products making it more difficult to operate at a profit. The inability to operate at a profit and acquire businesses and assets on terms favorable to the Company may adversely impact the revenue stream, geographic footprint and growth that the Company anticipates.

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Large conglomerates and companies who also recognize the potential for financial success through acquisitions and investment in the cannabis industry could strategically purchase or assume control of larger dispensaries and cultivation and production facilities in the states in which the Company operates or plans to operate. In doing so, these larger competitors could establish price setting and cost controls which would effectively “price out” many of the participants in the varied businesses operating within and in support of the medical and adult-use cannabis industry. While the trend in most state laws and regulations seemingly deters this type of takeover, the industry in the United States is young and the future regulatory landscapes at both the state and federal level remain largely unknown.

The Company also faces competition from the illicit market and illegal dispensaries that are unlicensed and unregulated and that are selling cannabis and cannabis products, including products with higher concentrations of active ingredients, and using delivery methods that the Company may be prohibited from offering to individuals due to laws and regulations. Any inability or unwillingness of law enforcement authorities to enforce existing laws prohibiting the unlicensed production and sale of cannabis and cannabis products could result in increased competition for the Company. Any or all these events could have a material adverse effect on the Company’s business, financial condition or results of operations.

Synthetic products may compete with cannabis and cannabis products resulting in increased competition and downward pressure on demand, volume and profitability of our products, which could adversely affect our business, financial conditions and results of operations.

The pharmaceutical industry may attempt to compete with or dominate the cannabis industry, and in particular, legal cannabis, through the development and distribution of synthetic products that emulate the effects and treatment of organic cannabis. If they are successful, the widespread popularity of such synthetic products could change the demand, volume and profitability of the cannabis industry. This could adversely affect the ability of the Company to secure long-term profitability and success through the sustainable and profitable operation of the businesses and investment targets and could have a material adverse effect on the business, financial condition or results of operations of the Company.

We face risks due to industry immaturity or limited comparable, competitive or established industry best practices.

As a relatively new industry, there are not many established operators in the medical and adult-use cannabis industries whose business models we can follow or build upon. Similarly, there is limited information about comparable companies available for potential investors to review in making a decision about whether to invest in us.

Shareholders and investors should consider, among other factors, our prospects for success in light of the risks and uncertainties encountered by companies, like us, that are in their early stages. For example, unanticipated expenses and problems or technical difficulties may occur, which may result in material delays in the operation of our business. We may fail to successfully address these risks and uncertainties or successfully implement our operating strategies. If we fail to do so, it could materially harm our business to the point of having to cease operations and could impair the value of the Subordinate Voting Shares to the extent that investors may lose their entire investments.

The Company relies on third-party suppliers, manufacturers and contractors and any significant interruption or negative change in the availability, pricing and other economics of these relationships could have a material adverse effect on the business, financial condition or results of operations of the Company.

The cultivation, extraction, production, sale and distribution of cannabis and cannabis products is dependent on a number of key inputs from third party suppliers and their related costs including raw materials, electricity, water and other local utilities. Some of these inputs may only be available from a single supplier or a limited group of suppliers. If a sole source supplier were to go out of business, have limited supply or substantially raise its prices, the Company might be unable to find a replacement for such source in a cost effective or timely manner or at all.

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The Company also relies on relationships with numerous other business partners and third-party service providers located in the US. Unless and until the federal legal landscape with respect to medical or adult-use cannabis changes, there is a significant risk that business partners and third party service providers may be required to suspend or withdraw services and business relationships to avoid prosecution by US federal authorities under US federal laws. Any inability to secure required supplies and services or to do so on appropriate terms could have a material adverse effect on the business, financial condition or results of operations of the Company. Further, the rates charged for electricity may increase or decline periodically due to excess generating capacity or general economic recessions, and both the cost of natural gas and the cost of electricity may be adversely affected by geopolitical disruptions, such as Russian expansion into Ukraine and political and other responses to such expansionist activity.

A drop in the wholesale or retail price of cannabis products in the geographic areas in which the Company operates would negatively impact the Company’s business, financial condition or results of operations.

The price and demand for the Company’s products depends in part on the price and supply of commercially-grown cannabis in the particular state. Fluctuations in economic and market conditions that impact the prices and supply of commercially-grown cannabis, such as increases in the supply of cannabis and the decrease in the price of products using commercially-grown cannabis, could cause increased competition and the Company’s revenues to decline, which would have a negative impact on its business, financial condition or results of operations.

Inconsistent public opinion and perception of the medical and adult-use cannabis industry may hinder market growth and state adoption of cannabis, which would adversely impact our growth plans and current operations and result in an adverse effect on our business, financial condition or results of operations.

Public opinion and support for medical and adult-use cannabis has traditionally been inconsistent and varies from jurisdiction to jurisdiction. While public opinion and support appears to be rising for legalizing medical and adult-use cannabis, it remains a controversial issue subject to differing opinions surrounding the level of legalization (for example, medical cannabis as opposed to legalization in general). Inconsistent public opinion and perception of medical and adult-use cannabis may hinder growth and state adoption, which could have a material adverse effect on the business, financial condition or results of operations of the Company.

The Company’s dependence upon consumer perceptions means that adverse scientific research reports, findings, regulatory proceedings, litigation, media attention or other publicity, whether or not accurate or with merit, could have a material adverse effect on the Company. Further, adverse publicity reports or other media attention regarding the safety, efficacy and quality of adult-use cannabis in general, or the Company’s products specifically, or associating the consumption of adult-use cannabis with illness or other negative effects or events, could have such a material adverse effect. Such adverse publicity reports or other media attention could arise even if the adverse effects associated with such products resulted from consumers’ failure to consume such products appropriately or as directed.

The cannabis industry is subject to the risks inherent in an agricultural business, including environmental factors and the risk of crop failure; such risks could negatively impact the Company’s business, financial condition or results of operations.

The growing of cannabis is an agricultural process. As such, the Company is subject to the risks inherent in the agricultural business, including risks of crop failure presented by water scarcity, power failure, fires, insects, plant diseases and similar agricultural risks. These factors could have an adverse effect on the Company’s business, financial condition or results of operations.

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The Company may be adversely impacted by rising or volatile energy costs.

The Company’s cannabis cultivation and processing consumes considerable energy, which make the Company vulnerable to rising energy costs, including the price of oil and natural gas. Accordingly, recent rising or volatile energy costs caused by global supply constraints and sanctions imposed on Russian imports may adversely impact the business of the Company and its ability to operate profitably.

The Company faces physical security risks; any security event could lead to losses that would negatively affect the business, financial condition or results of operations. If a security breach resulted in substantial cannabis diversion the Company could become a target for federal cannabis enforcement.

The business premises and assets of the Company’s operating locations may be targets for theft. While the Company has implemented security measures at each location and continue to monitor and improve their security measures, their cultivation, production and dispensary facilities could be subject to break-ins, robberies and other breaches in security. If there was a breach in security and a subsidiary or affiliate fell victim to a robbery or theft, the loss of cannabis plants, cannabis oils, cannabis flowers, cultivation and production equipment or cash could have a material adverse effect on the business, financial condition or results of operations of the Company. Furthermore, if such losses resulted in cannabis diversion, especially diversion to minors or across state lines, the Company could become a target for federal enforcement action, which could lead to criminal or civil sanctions that would materially impact the Company’s business, financial condition or results of operations.

Risks Related to our Business and Operations - United States Regulation of Cannabis

Cannabis, other than hemp, remains illegal under federal law, and therefore any change in federal enforcement could have material adverse impact on the business, financial condition or results of operations of the Company.

To date, in the United States, 39 states plus the District of Columbia and the US territories of Puerto Rico, the US Virgin Islands, Guam and Commonwealth of Northern Mariana Islands have authorized medical marijuana and 20 states plus the District of Columbia and the US territories of Guam, and the Commonwealth of Northern Mariana Islands have authorized adult-use (i.e. recreational) marijuana.

Under US federal law, however, those activities are illegal. Cannabis, other than hemp, is a Schedule I controlled substance under the Controlled Substances Act which means it is viewed by the US federal government as a drug that has a high potential for abuse and no therapeutic value. Therefore, even in states or territories that have legalized cannabis to some extent, the cultivation, possession and sale of cannabis violates the Controlled Substances Act and is punishable by imprisonment, substantial fines and forfeiture. Moreover, individuals and entities may violate federal law if they aid and abet another in violating the Controlled Substances Act, or conspire with another to violate the law. Violating the Controlled Substances Act is also a predicate for other crimes, including money laundering laws and the Racketeer Influenced and Corrupt Organizations Act. The US Supreme Court has ruled that the federal government has the authority to regulate and criminalize the sale, possession and use of cannabis, even for individual medical purposes, regardless of whether it is legal under state law. To date, however, the US government has not enforced those laws against companies (and their vendors) complying with state cannabis law.

The likelihood of any future adverse enforcement against companies complying with state cannabis laws remains uncertain. In 2018, then-US Attorney General Jeff Sessions issued the Sessions Memorandum rescinding the DOJ’s previous guidance under the Cole Memorandum that had given federal prosecutors discretion not to enforce federal law in states that legalized cannabis, as long as the state’s legal regime adequately addressed specified federal priorities. The Sessions Memorandum, which remains in effect, states that each US Attorney’s Office should follow established principles that govern all federal prosecutions when deciding which cannabis activities to prosecute. As a result, federal prosecutors can use their prosecutorial discretion to decide to prosecute state-legal cannabis activities. Since the Sessions Memo was issued, however, US Attorneys have not targeted state law compliant entities. The policy of not prosecuting companies complying with state cannabis laws is expected to continue under current US Attorney General Merrick Garland since, at his confirmation hearing, he stated he did not see enforcement of federal cannabis law as a high priority use of resources for the DOJ. The DOJ may change its enforcement policies at any time, with or without advance notice.

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Additionally, since 2014, versions of the US omnibus spending bill have included a provision prohibiting the DOJ from using appropriated funds to prevent states from implementing their medical-use cannabis laws. While the omnibus spending bill affords some protection to medical cannabis businesses, the Company also operates adult-use cannabis businesses that are permissible under state and local laws. Consequently, some of the Company’s operations may be outside any protections extended to medical-use cannabis under the spending bill provision. This could subject the Company to greater and different federal legal and other risks as compared to businesses where cannabis is sold exclusively for medical use, which, in turn, could materially and adversely affect the Company’s business. Furthermore, any change in the federal government’s enforcement posture with respect to state-licensed cannabis sales, including the enforcement postures of individual federal prosecutors in judicial districts where the Company operates, would lead to an inability to execute our business plan, likely resulting in significant losses with respect to the Company’s customer base and adversely affecting its business, financial condition or results of operations.

In addition to criminal liability for producing, manufacturing, distributing and selling cannabis, other subsections of the Controlled Substances Act criminalize related activities with expanded sentences and increased penalties for corporations. For example, entities or persons who manage or control a property and knowingly make that property available for the purposes of manufacturing, distributing or using any controlled substances can be found liable under the Controlled Substances Act. The Company owns properties on which activities prohibited by the Controlled Substances Act occur. Therefore, a federal prosecutor could prosecute the Company as an owner of “drug-involved premises” and the Company could be found to violate federal law by virtue of these assets. Additionally, the Company intends to acquire and invest in businesses that are directly or indirectly engaged in the medical and adult-use cannabis industry in the US where state and local law permits such activities.

The Company’s anticipated funding of the activities of businesses engaged in the medical and adult-use cannabis industry, whether through loans or through other forms of investment, is illegal under applicable US federal laws. Any criminal charges brought against the Company could result in the inability to execute its business plan and could further result in significant fines, penalties and losses with respect to transactions with cannabis industry participants in the United States, which would adversely affect the Company’s business, financial condition or results of operations.

THE CONSEQUENCES OF SUCH GOVERNMENTAL ENFORCEMENT WOULD BE MATERIALLY DETRIMENTAL TO THE COMPANY, THE COMPANY’S BUSINESS AND THE VALUE OF THE COMPANY’S SHARES AND COULD RESULT IN THE FORFEITURE OR SEIZURE OF ALL OR SUBSTANTIALLY ALL OF THE COMPANY’S ASSETS.

The Company’s business is subject to a variety of laws regarding financial transactions related to cannabis, which could subject it to legal claims or otherwise adversely affect its business, financial condition or results of operations.

The Company is subject to a variety of laws and regulations that prohibit money laundering, including the Money Laundering Control Act and any related or similar rules, regulations or guidelines issued, administered or enforced by governmental authorities in the US or any other jurisdiction in which we have business operations. Financial institutions in the US that the Company relies on are subject to the Bank Secrecy Act. The penalties for violation of these laws include imprisonment, substantial fines and forfeiture.

In 2014, the DOJ directed federal prosecutors to exercise restraint in prosecuting money laundering violations arising in the state legal cannabis programs and to consider the federal enforcement priorities enumerated in the Cole Memorandum when determining whether to charge institutions or individuals based upon cannabis-related activity. In the same year, the Treasury Department issued guidance that clarified how financial institutions can provide services to cannabis-related businesses, consistent with financial institutions’ obligations under the Bank Secrecy Act. Then Attorney General Sessions’ rescission of the DOJ’s guidance on the state cannabis programs increased uncertainty and heighted the risk that federal law enforcement authorities could seek to pursue money laundering charges against entities or individuals, engaged in supporting the cannabis industry. In January 2018, the Treasury Department issued additional guidance that the 2014 guidance would remain in place until further notice, despite the rescission of the DOJ’s earlier guidance memoranda.

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If any of the Company’s business activities, any dividends or distributions therefrom, or any profits or revenue accruing thereby are found to be in violation of money laundering statutes, it could be subject to criminal liability and significant penalties and fines. Any violations of these laws, or allegations of such violations could disrupt the Company’s operations and involve significant management distraction and expenses. As a result, money laundering charges could materially affect the Company’s business, financial condition or results of operations. Additionally, proceeds from the Company’s business activities could be subject to seizure or forfeiture if they are found to be illegal proceeds of a crime transmitted in violation of anti-money laundering laws, which could have a material adverse effect on its business, financial condition or results of operations.

THE CONSEQUENCES OF SUCH GOVERNMENTAL ENFORCEMENT WOULD BE MATERIALLY DETRIMENTAL TO THE COMPANY, THE COMPANY’S BUSINESS AND THE VALUE OF THE COMPANY’S SHARES AND COULD RESULT IN THE FORFEITURE OR SEIZURE OF ALL OR SUBSTANTIALLY ALL OF THE COMPANY’S ASSETS.

There is a substantial risk of regulatory or political change to state and local laws permitting cannabis activities; such changes could have material adverse impact on the business, financial condition or results of operations of the Company.

Continued development of the cannabis industry depends upon legislative authorization of cannabis at the state and local level. The status quo of, or progress in, the regulated cannabis industry, while encouraging, is not assured and any number of factors could slow or halt further progress in this area. The political environment surrounding the cannabis industry in the United States in general can be volatile and the regulatory framework remains in flux. While there may be ample public support for legislative action permitting the production and use of cannabis, numerous factors impact and can delay the legislative and regulatory processes. If pro-cannabis regulations are not enacted, or enacted but subsequently repealed or amended, or enacted with prolonged phase-in periods, the growth targets and prospects of the Company, and thus, the effect on the return of investor capital, could be limited or reduced.

Further, there is no guarantee that, at some future date, voters or the applicable legislative bodies will not repeal, overturn or limit any such legislation legalizing the cultivation, manufacture, sale, distribution and/or consumption of medical or adult-use cannabis. Local and city ordinances may strictly limit or restrict the distribution of cannabis in a manner that may make it extremely difficult or impossible to transact business that is necessary for the continued operation of the cannabis industry generally and the Company specifically. Any one of these factors could slow or halt additional legislative authorization of cannabis, which could harm the Company’s business, financial condition or results of operations.

Recent and proposed state legislation throughout the US has prioritized minority and diversity participation in the cannabis industry, including providing licensing preferences to minority owners, individuals with specified criminal convictions, local residents and individuals and businesses from economically depressed or disadvantaged areas. Social equity state legislation could prevent, limit or discourage the Company from obtaining new licenses, renewing licenses or participating in new or existing markets, which would have a material adverse impact on the business, financial condition or results of operations of the Company.

Recent and proposed state legislation throughout the US has prioritized minority and diversity participation in the cannabis industry, including providing licensing preferences to minority owners, individuals with specified criminal convictions, local residents and individuals and businesses from economically depressed or disadvantaged areas. As new medical and adult-use legislation is passed, multi-state operators such as the Company may be prevented, limited or discouraged from obtaining new licenses, renewing licenses or from participating in new markets or existing markets. Social equity initiatives could adversely impact the Company’s ability to increase or maintain market share and revenues in certain states, expand its geographic footprint or obtain a positive return on its acquisitions or investments, all of which could have a material adverse impact on the business, financial condition or results of operations of the Company.

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There is a risk of high bonding and insurance costs which could materially impact the Company’s business, financial condition or results of operations.

There is risk that some or all state regulatory agencies will require entities and individuals engaged in aspects of the business or industry of cannabis to post a bond when applying for a cannabis-related license or renewal as a guarantee of payment of sales and franchise tax. It remains an unknown cost that could have a negative impact on the ultimate success of the Company or the Company’s participation in the business opportunities ultimately selected.

Unknown additional or increased regulatory fees, required fundings and taxes may be assessed in the future, which could materially impact the Company’s business, financial condition or results of operations.

Various states and localities have imposed (or may in the future impose) fees to fund, among other things, schools, road improvements and low-income and moderate-income housing. Additionally, multiple states in the US are considering or may be considering special taxes, funding requirements or increasing or adding fees on businesses in the cannabis industry, including substantial licensing fees. The imposition of additional taxes, required fundings or fees could adversely affect the Company’s operating results and expected returns on acquisitions, investments or business opportunities.

Disparate state-by-state regulatory landscapes and the constraints related to holding cannabis licenses in various states results in operational and legal structures that could cause materially detrimental consequences to the Company.

The Company realizes, and will continue to realize, the benefits from cannabis licenses pursuant to a number of different structures, depending on the regulatory requirements from state to state, including realizing the economic benefit of cannabis licenses through Management Agreements, which are often with third parties. Management Agreements may be required in order to comply with applicable laws and regulations or are in response to perceived risks that the Company determines warrant such arrangements.

The foregoing structures present various risks to the Company, through its subsidiaries, including but not limited to the following risks, each of which could have a material adverse effect on the business, financial condition or results of operations of the Company:

●	A governmental body or regulatory entity may determine that these Management Agreement structures are in violation of a legal or regulatory requirement or change the legal or regulatory requirements such that the contractual structure violates such requirements. The Company cannot provide assurance that a license application submitted by a third party will be accepted, especially if the management and operation of the license is dependent on a Management Agreement structure.

●	There could be a material and adverse impact on the revenue stream the Company intends to receive from or on account of cannabis licenses (as the Company will not be the license holder, and therefore any economic benefit is received pursuant to a contractual arrangement). If a Management Agreement is terminated, the Company will no longer receive any economic benefit from the applicable dispensary or production license.

●	These structures could potentially result in the funds invested by the Company being used for unintended purposes, such as to fund litigation.

●	If a Management Agreement structure is in place, the Company will not be the license holder of the applicable state-issued cannabis license, and therefore, only has contractual rights with respect to any interest in any such license. If the license holder fails to adhere to its contractual agreement with the Company, or if the license holder makes, or fails to make, decisions in respect of the license that the Company disagrees with, the Company will only have contractual recourse and will not have recourse to any regulatory authority.

●	The license holder may renege on its obligation to pay fees and other compensation pursuant to a Management Agreement or violate other provisions of these agreements.

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●	The license holder’s acts or omissions may violate the requirements applicable to it pursuant to the applicable dispensary or production license, thus jeopardizing the status and economic value of the license holder (and, by extension, the Company).

●	The license holder may attempt to terminate the Management Agreement in violation of its express terms.

In any or all of the above situations, it would be difficult and expensive for the Company to protect its rights through litigation, arbitration or similar proceedings.

Compliance with regulations regarding cannabis is difficult and costly, because the regulation of cannabis differs by jurisdiction, is uncertain and frequently changes. Compliance with applicable regulatory laws may be costly and take an extended period of time which may adversely affect the Company’s business, financial condition and financial results. If the Company fails to comply with applicable laws regarding cannabis, its business, financial condition and results of operations may be adversely affected.

Achievement of the Company’s business objectives is contingent, in part, upon compliance with regulatory requirements enacted by governmental authorities and obtaining all regulatory approvals, where necessary, for the operation of its business and the sale of its products. We cannot predict the impact of the compliance regime, the applicable regulatory bodies in the US and Canada are implementing or may implement that effect the business of the Company. Similarly, the Company cannot predict the cost and time that will be required to secure or renew all appropriate regulatory licenses and approvals for the operation of its business or the sale of its products, or the cost and extent of testing, documentation, reporting and other compliance requirements that may be required by governmental authorities. The impact of governmental compliance regimes, the cost in obtaining and maintaining regulatory approvals and any delays in obtaining, or failure to obtain regulatory approvals may significantly delay or impact existing markets and the development of new markets, products and sales initiatives and could have a material adverse effect on the business, results of operations and financial condition of the Company.

The Company may be required by regulatory authorities to divest licenses, which would adversely impact its business, financial condition or results of operations.

Some states in which the Company operates, or expects to operate, limit or may in the future limit, the number of licenses that can be held by one consolidated entity within that state. The Company may hold more than the prescribed number of licenses in a state, including after consummating an acquisition of a business that also holds licenses in the applicable state, and accordingly may be required to divest licenses and related operations in order to comply with applicable regulations or in order to consummate such acquisition. The required divestiture of licenses and related operations may result in sales prices below market value and divestiture costs and disruptions which could have a material adverse effect on the business, financial condition or results of operations of the Company.

The Company is dependent on the banking industry, and it may have difficulty accessing or consistently maintaining banking or other financial services due to the nature of its business, which could adversely impact its business, financial condition, or results of operations.

The Company’s participation in the cannabis industry may limit its ability to do business or establish collaborative relationships with financial institutions that may fear disruption or increased regulatory scrutiny of their own activities.

The Company is dependent on the banking industry. Its business operating functions, including payroll for employees, equipment and property leases, and the payment of other expenses, are reliant on traditional banking. The Company requires access to banking services to make and receive payments in a timely manner, and these could be jeopardized if the Company loses access to a bank account. Most federal and federally-insured state banks currently do not serve cannabis businesses on the stated ground that growing and selling cannabis is illegal under federal law, even though the Treasury Department issued guidelines to banks in February 2014 that clarified how financial institutions can provide services to cannabis-related businesses, consistent with financial institutions’ obligations under the Bank Secrecy Act. When cannabis businesses are able to find a bank that will provide services, they face extensive customer due diligence in light of complex state regulatory requirements and guidance from the Treasury Department, and these reviews may be time-consuming and costly, potentially creating additional barriers to financial services for, and imposing additional compliance requirements on, the Company. While the federal government has generally not initiated financial crime prosecutions against state-law compliant cannabis companies or their vendors, the government theoretically could initiate such prosecutions, at least against companies in the adult-use markets. The continued uncertainty surrounding financial transactions related to cannabis activities and the subsequent risks this uncertainty presents to financial institutions may result in their discontinuing services to the cannabis industry or limiting their ability to provide services to the cannabis industry or ancillary businesses providing services to the cannabis industry.

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The Company, its directors, officers, investors or other stakeholders may be required to disclose personal information to government or regulatory entities; failing to do so could put some licenses in jeopardy and negatively impact the Company’s business, financial conditions or results of operations.

The Company owns, manages, or provides services to various US state-licensed cannabis operations. Acquiring even a minimal or indirect interest in a US state-licensed cannabis business can trigger requirements to disclose directors’, officers’, investors’ and other stakeholders’ personal information. While these requirements vary by jurisdiction, some require interest holders to apply for regulatory approval and to provide tax returns, compensation agreements, fingerprints for background checks, criminal history records and other documents and information. Some states require disclosures of directors, officers and holders of more than a specified percentage of equity of the applicant. While some states include exceptions for investments in publicly traded entities, not all states do so, and some such exceptions are confined to companies traded on a US securities exchange. If these regulations apply to the Company, directors, investors, officers and other stakeholders are required to comply with such regulations or face the possibility that the relevant cannabis license could be revoked or cancelled by the state licensing authority.

Our shareholders are subject to extensive governmental regulation and, if a shareholder is found unsuitable by one of our licensing authorities, that shareholder would not be able to beneficially own our securities. Our shareholders may also be required to provide information that is requested by licensing authorities and we have the right, under certain circumstances, to redeem a shareholder’s securities; we may be forced to use our cash or incur debt to fund such redemption of our securities.

The Company is, subject to certain conditions, entitled to redeem its securities held by certain shareholders in order to permit the Company to comply with applicable licensing regulations. The purpose of the redemption right is to provide the Company with a means of protecting itself from having a shareholder (an “Unsuitable Person”) with an ownership interest of 5% or more of the Company’s issued and outstanding shares (calculated on as-converted to Subordinate Voting Shares basis):

(i)	who a governmental authority granting licenses to the Company (including to any subsidiary) has determined to be unsuitable to own shares, or

(ii)	whose ownership of our securities may result in the loss, suspension or revocation (or similar action) with respect to any licenses relating to the conduct of our business relating to the cultivation, processing or dispensing of cannabis or cannabis-derived products in the United States or in the Company being unable to obtain any new licenses in the course of its business, in each case including, but not limited to, as a result of such person’s failure to apply for a suitability review from or to otherwise fail to comply with the requirements of a governmental authority, as determined by the board of directors in its sole discretion after consultation with legal counsel and, if a license application has been filed, after consultation with the applicable governmental authority.

In the event a shareholder’s background or status jeopardizes our current or proposed licensure, we may be required to redeem such shareholder’s securities in order to continue our operations or obtain licenses in the future. This redemption may divert our cash resources from other productive uses and require us to obtain additional financing which, if in the form of equity financing, would be dilutive to our shareholders. Further, any debt financing may involve additional restrictive covenants and further leveraging of our fixed assets. The inability to obtain additional financing to redeem an Unsuitable Person’s securities may result in the loss of a current or potential license.

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Investors in the Company and the Company’s directors, officers and employees may be subject to the risk of being barred from entry into the United States; if investors or personnel of the Company are barred from entering the United States, it could negatively impact its business, financial condition or results of operations.

Because cannabis remains illegal under US federal law, those who are not US citizens employed at or investing in legal and licensed US cannabis companies could face detention, denial of entry or lifetime bans from the United States for their business associations with US cannabis businesses. Entry happens at the sole discretion of Customs Border Patrol (“CBP”) officers on duty, and these officers have wide latitude to ask questions to determine the admissibility of a foreign national. The government of Canada has started warning travelers on its website that previous use of cannabis, or any substance prohibited by US federal laws, could mean denial of entry to the United States. Business or financial involvement in the legal cannabis industry in Canada or in the United States could also be reason enough for United States border guards to deny entry. On September 21, 2018, CBP released a statement outlining its current position with respect to enforcement of the laws of the United States. It stated that Canada’s legalization of cannabis will not change CBP enforcement of US federal laws regarding controlled substances and, because cannabis continues to be a controlled substance under US federal law, working in or facilitating the proliferation of the legal cannabis industry in US states where it is deemed legal, or in Canada, may affect admissibility to the United States. As a result, CBP has affirmed that employees, directors, officers, managers and investors of companies involved in business activities related to cannabis in the United States or Canada who are not US citizens face the risk of being barred from entry into the United States for life. On October 9, 2018, CBP released an additional statement regarding the admissibility of Canadian citizens working in the legal cannabis industry. CBP stated that a Canadian citizen working in or facilitating the proliferation of the legal cannabis industry in Canada coming into the United States for reasons unrelated to the cannabis industry will generally be admissible to the United States; however, if such person is found to be coming into the United States for reasons related to the cannabis industry, such person may be deemed inadmissible.

Applicable state laws may prevent the Company from maximizing its potential income, including by restricting its sales and marketing activities; if the Company’s profits are constrained by such regulations, it could negatively impact its business, financial condition or results of operations.

The development of the Company’s business and operating results may be hindered by applicable restrictions on sales and marketing activities imposed by government regulatory bodies. The regulatory environment in the United States limits the Company’s ability to compete for market share in a manner similar to other industries. If the Company is unable to effectively market its products and compete for market share, or if the costs of compliance with government legislation and regulation cannot be absorbed through increased prices for its products, the Company’s sales and operating results could be adversely affected.

Clinical research with respect to the Company’s products is ongoing, and negative findings could lead to rollbacks of state legalizations laws and/or negative perceptions of cannabis, which would negatively affect the Company’s business, financial condition or results of operations.

Research in the US and internationally regarding the medical benefits, viability, safety, efficacy, dosing and social acceptance of cannabis or isolated cannabinoids remains in early stages. There have been relatively few clinical trials on the benefits of cannabis or isolated cannabinoids. Although the Company relies on the articles, reports and studies that support its beliefs regarding the medical benefits, viability, safety, efficacy, dosing and social acceptance of cannabis, future research and clinical trials may prove such statements to be incorrect, or could raise concerns regarding, and perceptions relating to, cannabis. Further, the cannabis industry is highly dependent upon consumer perception, which can be significantly influenced by scientific research or findings, regulatory investigations, litigation, media attention and other publicity regarding the consumption of cannabis products. There can be no assurance that future scientific research or findings, regulatory investigations, litigation, media attention or other publicity will be favorable to the cannabis market or any particular product, or consistent with earlier publicity.

Future research studies and clinical trials may reach negative conclusions regarding the medical benefits, viability, safety, efficacy, dosing, social acceptance or other facts and perceptions related to cannabis, which could lead to rollbacks in state regulation or otherwise have a material adverse effect on the demand for the Company’s products with the potential to lead to a material adverse effect on the business, financial condition or results of operations of the Company. There is no assurance that such adverse research studies or clinical trials will not arise.

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Cannabis may become subject to increased regulation by the FDA; if the Company is unable to comply with such regulations, it could have a material adverse effect on the business, financial condition or results of operations of the Company.

Cannabis remains a Schedule I controlled substance under US federal law. If the federal government de-schedules cannabis or reclassifies cannabis to a Schedule II controlled substance, it is possible that the FDA would regulate it under the FDCA. The FDA is responsible for ensuring public health and safety through regulation of food, drugs, supplements and cosmetics, among other products, through its enforcement authority pursuant to the FDCA. The FDA’s responsibilities include regulating the ingredients as well as the marketing and labeling of food, drugs and cosmetics sold in interstate commerce. .

Additionally, the FDA may issue rules and regulations, including good manufacturing practices, related to the growth, cultivation, harvesting and processing of cannabis. Clinical trials may be needed to verify the efficacy and safety of both cannabis products. It is also possible that the FDA would require facilities that grow medical-use cannabis to register with the FDA and comply with federally prescribed regulations. In the event that some or all of these regulations are imposed, the impact on the cannabis industry is unknown, including what costs, requirements and possible prohibitions may be enforced. If the Company is unable to comply with the regulations or registration as prescribed by the FDA, it may have a material adverse effect on the business, financial condition or results of operations of the Company.

Because cannabis is illegal at a federal level, the Company may be unable to enforce its contracts, which could negatively impact its business, financial condition or results of operations.

Judges in multiple US states have on several occasions refused to enforce contracts for the repayment of money when the loan was used in connection with activities that violate federal law, even if there is no violation of state law. Therefore, there is uncertainty that the Company will be able to legally enforce its agreements, including agreements that are material to the Company because cannabis is illegal at a federal level.

Because states may not allow for the pledge of cannabis assets as collateral, the Company may not be able to obtain financing or obtain better terms of financing or enforce any liens it may be granted on the inventory or licenses of third parties that secure its right to payment or other contractual rights.

In general, the laws of the various states that have legalized the sale and cultivation of cannabis do not expressly or impliedly allow for the pledge of inventory containing cannabis as collateral for the benefit of third parties, such as the Company or a lender, that do not possess the requisite licenses and entitlements to cultivate, sell or possess cannabis pursuant to the applicable state law. Likewise, the laws of those states generally do not allow for transfer of the licenses and entitlements to sell or produce cannabis to third parties that have not been granted such licenses and entitlements by the applicable state agency. The inability to enforce liens on cannabis inventory and licenses that secure the payment of debt and other contractual rights increases the risk of loss resulting from breaches of the applicable agreements by the contracting parties, which, in turn, could have a material adverse effect on the Company’s ability to obtain financing, or obtain better terms on financing, or secure any loans or advances the Company makes to third parties in the cannabis industry.

Because cannabis is illegal under federal law, the Company lacks access to US bankruptcy protections, which could negatively impact its business, financial condition or results of operations.

Because the use of cannabis is illegal under federal law, many courts have denied cannabis businesses bankruptcy protections, thus making it difficult for lenders and investors to quantify the risk of being able to recoup their investments in the cannabis industry in the event of an insolvency. If the Company were to become insolvent, there is no guarantee that US federal bankruptcy protections would be available, which would have a material adverse effect on any restructuring transaction.

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Additionally, there is no guarantee that the Company will be able to effectively enforce any interests it may have in the Company’s subsidiaries and investments. A bankruptcy or other similar insolvency event related to an entity in which the Company holds an interest that precludes such entity from performing its obligations under an agreement may have a material adverse effect on the business, financial condition or results of operations of the Company. Further, should an entity in which the Company holds an interest have insufficient assets to pay its liabilities, it is possible that other liabilities will be satisfied prior to the liabilities or equity owed to the Company. In addition, bankruptcy or other similar insolvency proceedings are often a complex and lengthy process, the outcome of which may be uncertain and could result in a material adverse effect on the business, financial condition or results of operations of the Company.

Lastly, some state cannabis laws preclude entities which become insolvent from holding medical or adult-use cannabis licenses. Any insolvency proceedings by the Company could therefore put the operations of its subsidiaries or affiliates at risk, which would have a negative impact on the business, financial condition or results of operations of the Company.

The Company may be subject to product liability claims which could adversely affect the business, financial condition or results of operations of the Company.

The Company manufactures, processes and distributes products designed to be ingested and used topically by humans, and therefore faces an inherent risk of exposure to product liability claims, regulatory action and litigation if products are alleged to have caused loss or injury. In addition, the manufacture and sale of cannabis products involve risk of injury to consumers due to tampering by unauthorized third parties or product contamination. Previously unknown adverse reactions resulting from human consumption and use of cannabis products alone or in combination with other medications or substances could occur. Although the Company has quality control procedures in place, the Company may be subject to various product liability claims, including, among others, that the products produced by the Company, or the products that will be purchased by the Company from third party licensed producers, caused injury or illness, include inadequate instructions for use or include inadequate warnings concerning possible side effects or interactions with other substances. A product liability claim or regulatory action could result in increased costs, could adversely affect the reputation of the Company, and could have a material adverse effect on the business, financial condition or results of operations of the Company. There can be no assurances that product liability insurance will be obtained or maintained on acceptable terms or with adequate coverage against potential liabilities.

Risks Related to our Business and Operations - Information Technology, Cybersecurity and Intellectual Property

There is limited trademark protection for cannabis products; if the Company is unable to protect its trademarks, it could negatively affect its business, financial condition or results of operations.

The Company may not be able to register US federal trademarks for cannabis products. Because producing, manufacturing, processing, possessing, distributing, selling and using cannabis is illegal under the Controlled Substances Act, the United States Patent and Trademark Office will not permit the registration of any trademark that identifies cannabis products. As a result, the Company likely will be unable to protect its cannabis product trademarks beyond the geographic areas in which it conducts business. The use of its trademarks outside the states in which the Company operates by one or more other persons could have a material adverse effect on the value of such trademarks.

The Company is subject to risks related to its information technology systems, including cyber-security risks; successful cyber-attacks or technological malfunctions can result in, among other things, financial losses, the inability to process transactions, the unauthorized release of confidential information and reputational risk, all which would negatively impact the Company’s business, financial condition or results of operations.

The Company’s use of technology is critical to its continued operations. The Company is susceptible to operational, financial and information security risks resulting from cyber-attacks or technological malfunctions. Successful cyber-attacks or technological malfunctions affecting the Company or its respective service providers can result in, among other things, financial losses, the inability to process transactions, the unauthorized release of customer information or confidential information and reputational risk. As cybersecurity threats continue to evolve, the Company may be required to use additional resources to continue to modify or enhance protective measures or to investigate security vulnerabilities, which could have a material adverse effect on the business, financial condition or results of operations of the Company.

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In connection with our products and services, we may receive, process, store and transmit sensitive business information and, in certain circumstances, personal medical information. To the extent that any disruption or security breach were to result in a loss of, or damage to, our data, including any personal medical information, we could incur liability and reputational damage and could be subject to civil fines and penalties, including under the Health Insurance Portability and Accountability Act of 1966 (HIPAA), and other relevant state and federal privacy laws in the US.

The Company is reliant on its intellectual property; failure by the Company to protect its intellectual property could negatively affect its business, financial condition or results of operations.

The Company’s success will depend in part on its ability to use and develop new extraction technologies, recipes, know-how and new strains of cannabis. The Company may be vulnerable to competitors who develop competing technology, whether independently or as a result of acquiring access to the proprietary products and trade secrets of acquired businesses. In addition, effective future patent, copyright and trade secret protection may be unavailable or limited in the US due to federal illegality or in foreign countries and may be unenforceable under the laws of some jurisdictions. Failure of the Company to adequately maintain and enhance protection over its proprietary techniques and processes, as well as over the Company’s unregistered intellectual property, including its policies, procedures and training manuals, could have a material adverse effect on the business, financial condition or results of operations of the Company.

The Company’s trade secrets may be difficult to protect; failure to obtain or maintain meaningful trade secret protection could adversely affect the Company’s competitive position and its business, financial condition or results of operations.

The Company’s success depends upon the skills, knowledge, and experience of its scientific and technical personnel, its consultants and advisors, as well as its licensees and contractors. Because the Company operates in a highly competitive industry, the Company relies in part on trade secrets to protect its proprietary technology and processes. However, trade secrets are difficult to protect. The Company enters into business protection, confidentiality or non-disclosure agreements with its corporate partners, employees, consultants, outside scientific collaborators, developers and other advisors. These agreements generally require that the receiving party keep confidential and not disclose to third parties confidential information developed by the receiving party or made known to the receiving party by it during the course of the receiving party’s relationship with it. These agreements also generally provide that inventions conceived by the receiving party in the course of rendering services to it will be its exclusive property, and the Company enters into assignment agreements to perfect its rights.

These confidentiality, inventions, assignment and business protection agreements may be breached and may not effectively assign intellectual property rights to the Company. The Company’s trade secrets also could be independently discovered by competitors, in which case the Company would not be able to prevent the use of such trade secrets by its competitors. The enforcement of a claim alleging that a party illegally obtained and was using its trade secrets could be difficult, expensive and time consuming and the outcome would be unpredictable. In addition, courts may be less willing to protect trade secrets. The failure to obtain or maintain meaningful trade secret protection could adversely affect the Company’s competitive position.

The Company may be exposed to infringement or misappropriation claims by third parties, which, if determined adversely to the Company, could subject the Company to significant liabilities and other costs, negatively impacting its business, financial condition or results of operations.

The Company’s success will depend in part on its ability to use and develop new extraction technologies, recipes, know-how and new strains of cannabis without infringing the intellectual property rights of third parties. The Company cannot assure that third parties will not assert intellectual property claims against it. The Company is subject to additional risks if entities licensing intellectual property to the Company do not have adequate rights in the licensed materials. If third parties assert copyright or patent infringement or violation of other intellectual property rights against the Company, it will be required to defend itself in litigation or administrative proceedings, which can be both costly and time consuming and may significantly divert the efforts and resources of management personnel. An adverse determination in any such litigation or proceeding to which the Company may become a party could subject it to significant liability to third parties, require it to seek licenses from third parties or pay ongoing royalties or subject the Company to injunctions prohibiting the development and operation of its applications.

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Strong brand identities are important to the Company’s success and the Company may have to incur significant expenses to maintain its brand identities, which could negatively affect its business, financial condition or results of operations.

The Company believes that establishing and maintaining the brand identities of its national retail chain and products is a critical aspect of attracting, expanding and keeping a large customer base. Promotion and enhancement of brands will depend largely on the Company’s success in operating its dispensaries and providing high quality products. If customers and patients do not perceive the Company’s retail operations and products to be of high quality, or if the Company introduces new products, changes products or enters into new business ventures that are not favorably received by customers and patients, the Company will risk diluting its brand identities and decreasing their attractiveness to existing and potential customers. Moreover, in order to attract and retain customers and to promote and maintain brand equity in response to competitive pressures, the Company may have to substantially increase its financial commitment to creating and maintaining a distinct brand loyalty among customers. If the Company incurs significant expenses in an attempt to promote and maintain its brands, such efforts could have a material adverse effect on the business, financial condition or results of operations of the Company.

Risks Related to our Securities

The elimination of monetary liability against the Company’s directors, officers, and employees under British Columbia law and the existence of indemnification rights for the Company’s obligations to its directors, officers and employees may result in substantial expenditures by it and may discourage the Company from bringing lawsuits against its directors, officers, and employees, which could negatively impact its business, financial condition or results of operations.

The Company’s articles contain a provision permitting it to eliminate the personal liability of its directors to the Company and its shareholders for damages incurred by a director or officer to the extent provided for under British Columbia law. The Company may also have contractual indemnification obligations under employment agreements with its officers or agreements entered into with its directors. These indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which the Company may be unable to recoup. These provisions and the resulting costs may also discourage it from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by shareholders against the Company’s directors and officers even though such actions, if successful, might otherwise benefit it and its shareholders.

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The Company’s capital structure may negatively impact the trading price of the Subordinate Voting Shares, which could affect the Company’s business, financial condition or results of operations.

Although other Canadian-based companies have dual class or multiple voting share structures, the dual class capital structure of the Company with Proportionate Voting Shares being convertible into Subordinate Voting Shares on a basis of 100 to one, could result in a lower trading price for, or greater fluctuations in, the trading price of the Subordinate Voting Shares and may result in adverse publicity to the Company or other adverse consequences.

Additional issuances of Subordinate Voting Shares and Proportionate Voting Shares, or securities convertible into such classes of shares, will result in dilution to the Company’s investors.

The Company plans to issue additional securities in the future in connection with acquisitions, equity incentive plans, securities offerings and financing transactions (including through the sale of securities convertible into or exchangeable or exercisable for shares of its capital stock), which will dilute a shareholder’s holdings in the Company. The Company’s articles permit the issuance of an unlimited number of Subordinate Voting Shares and Proportionate Voting Shares, and shareholders have no pre-emptive rights in connection with such further issuance. The board of directors of the Company has discretion to determine the price and the terms of further issuances, and such terms could include rights, preferences, and privileges superior to those existing holders of our securities. The Company cannot predict the size or nature of future issuances or the effect that future issuances and sales of its securities will have on the market price of the Subordinate Voting Shares. Issuances of a substantial number of additional securities of the Company, or the perception that such issuances could occur, may adversely affect prevailing market prices for the Subordinate Voting Shares. With any additional issuance of the Company’s securities, investors will suffer dilution to their voting power and the Company may experience dilution in its revenue per share.

Issuances and sales of substantial amounts of Subordinate Voting Shares may have an adverse effect on the market price of the Subordinate Voting Shares.

Sales of a substantial number of Subordinate Voting Shares in the public market could occur at any time either by existing holders of Subordinate Voting Shares or by holders of Proportionate Voting Shares, which are convertible into Subordinate Voting Shares on the satisfaction of certain conditions. These sales, or the market perception that the holders of a large number of Subordinate Voting Shares or Proportionate Voting Shares intend to sell Subordinate Voting Shares, could reduce the market price of the shares. If this occurs and continues, it could impair the Company’s ability to issue Subordinate Voting Shares as consideration in its acquisitions or raise additional capital through the sale of securities should it desire to do so.

Upon issuance, in addition to restrictions under securities laws, contractual transfer restrictions are placed on a substantial number of Subordinate Voting Shares and Proportionate Voting Shares that expire periodically in increments. When transfer restrictions expire, the holders of the unrestricted Subordinate Voting Shares may seek to sell the shares in the public markets, and the increase in the volume of available shares for sale may have an adverse effect on the market price of the Subordinate Voting Shares.

When issued, Subordinate Voting Shares and Proportionate Voting Shares are subject to restrictions on transfer under applicable securities laws and may also be subject to contractual restrictions on transfer, which restrictions expire in increments. In anticipation of and following the periodic expiration of these transfer restrictions, the sales price of the Subordinate Voting Shares may experience a decline due to additional shares being available for sale on the public markets. The sale of a significant amount of Subordinate Voting Shares by existing shareholders or the perception by investors that such sales may occur, could adversely affect the prevailing market price for the Subordinate Voting Shares.

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The Subordinate Voting Shares are subject to price volatility.

The market price for the Subordinate Voting Shares may be volatile and subject to wide fluctuations in response to numerous factors, many of which will be beyond the Company’s control, including the following:

●	actual or anticipated fluctuations in the Company’s annual and quarterly results of operations;

●	recommendations by securities research analysts;

●	changes in the economic performance or market valuations of companies in the cannabis industry;

●	addition or departure of the Company’s executive officers and other key personnel;

●	release or expiration of transfer restrictions on outstanding Subordinate Voting Shares;

●	sales or perceived sales of additional Subordinate Voting Shares;

●	operating and financial performance that varies from the expectations of management, securities analysts and investors;

●	regulatory changes affecting the cannabis industry generally and the Company’s business and operations;

●	announcements of developments and other material events by the Company or its competitors;

●	fluctuations to the costs of vital production materials and services;

●	changes in global financial markets and global economies and general market conditions, such as inflation, interest rates and product price volatility;

●	significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving the Company or its competitors;

●	dual class share structure of the Company;

●	public announcements by the Company; and

●	news reports relating to trends, concerns, technological or competitive developments, regulatory changes and other related issues in the cannabis industry or the Company’s target markets.

In recent years, the securities markets in the US and Canada have experienced a high level of price and volume volatility, and the market prices of securities of many companies have experienced wide fluctuations in price which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. There can be no assurance that fluctuations in price of the Subordinate Voting Shares will not occur. Increased levels of volatility and resulting market turmoil may adversely impact the price of the Subordinate Voting Shares. There can be no assurance that fluctuations in price of the Subordinate Voting Shares will not occur.

A decline in the price or trading volume of the Subordinate Voting Shares could affect the Company’s ability to consummate acquisitions, expand existing operations and raise further capital and could adversely impact our ability to continue operations, which would have a negative impact on our revenues and profitability.

A prolonged decline in the price or trading volume of the Subordinate Voting Shares could result in a reduction in the liquidity of the Subordinate Voting Shares and a reduction in the Company’s ability to raise capital. Because a significant portion of our acquisitions and operations have been and may continue to be financed through the issuance of equity securities, a decline in the price or trading volume of our Subordinate Voting Shares could be especially detrimental to our growth strategy, liquidity and our operations. Such reductions may force us to reallocate funds from other planned uses and may have a material, adverse effect on the Company’s business plan and operations, including our ability to operationalize existing licenses, consummate acquisitions and complete planned capital expenditures. If the price or trading volume of our Subordinate Voting Shares declines, there can be no assurance that the Company will be able to raise additional capital or generate funds from operations sufficient to meet our obligations. If the Company is unable to raise sufficient capital in the future, we may not have the resources to continue our normal operations.

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If securities or industry analysts do not publish or cease publishing research or reports or publish misleading, inaccurate, or unfavorable research about us, our business or our market, our share price and trading volume could decline.

The trading market for the Subordinate Voting Shares may be influenced by the research and reports that securities or industry analysts publish about the Company, its business, market, or competitors. If no or few securities or industry analysts cover the Company, the trading price and volume of the Subordinate Voting Shares would likely be negatively impacted. If one or more of the analysts who covers the Company downgrades the Subordinate Voting Shares or publishes inaccurate or unfavorable research about the Company’s business, or provides more favorable relative recommendations about competitors, the price of the Subordinate Voting Shares would likely decline. If one or more of these analysts ceases coverage of the Company or fails to publish reports on the Company regularly, demand for the Subordinate Voting Shares could decrease, which could cause our share price or trading volume to decline.

An investor may face liquidity risks with an investment in the Subordinate Voting Shares.

There is a significant liquidity risk associated with an investment in the Subordinate Voting Shares. The Subordinate Voting Shares currently trade on the CSE and are quoted on the OTCQX in the United States. We cannot predict at what prices the Subordinate Voting Shares will continue to trade, and there is no assurance that an active trading market will be sustained. The Subordinate Voting Shares do not currently trade on any US national securities exchange. In the event the Subordinate Voting Shares begin trading on any US national securities exchange, we cannot predict at what prices the Subordinate Voting Shares will trade and there is no assurance that an active trading market will develop or be sustained.

Trading in securities quoted on the OTCQX is often thin and characterized by wide fluctuations in trading prices, due to many factors, some of which may have little to do with the Company’s financial results, operations or business prospects. This volatility could depress the market price of the Subordinate Voting Shares for reasons unrelated to operating performance or financial results. Moreover, the OTCQX is not a US national securities exchange, and trading of securities on the OTCQX is often more sporadic than the trading of securities listed on a US national securities exchange like the Nasdaq Stock Market or the New York Securities Exchange. These factors may result in investors having difficulty reselling Subordinate Voting Shares on the OTCQX.

Shareholders have little or no rights to participate in the Company’s affairs.

With the exception of the limited rights of shareholders under applicable laws, the day-to-day decisions regarding the management of the Company’s affairs will be made exclusively by the Company’s board of directors and officers. Shareholders will have little or no control over the Company’s future business and investment decisions, its business, and its affairs, including, without limitation, the selection and investment in dispensaries, cultivation operations and real estate. The Company may also retain other officers and agents to provide various services to the Company, over which the shareholders will have no control. There can be no assurance that the board of directors, the officers or its other agents will effectively manage and direct the affairs of the Company.

The Company does not expect to declare or pay dividends, and restrictions in our credit facility restrict our ability to pay cash dividends.

Holders of the Subordinate Voting Shares or Proportionate Voting Shares will not have a right to receive dividends on such shares unless declared by the Company’s board of directors. The Company has not paid dividends in the past, and it is not anticipated that the Company will declare or pay any dividends in the foreseeable future. The declaration of dividends is at the discretion of the board of directors, even if the Company has sufficient funds, net of its liabilities, to pay dividends, and the declaration of any dividend will depend on the Company’s financial results, cash requirements, future prospects, credit facility restrictions and other factors deemed relevant by the board of directors. Dividends paid by the Company would be subject to withholding taxes as further summarized under the heading “Risks Related to Taxation.”

The Company is an Emerging Growth Company and our election to delay adoption of new or revised accounting standards applicable to public companies may result in our financial statements not being comparable to those of some other public companies. As a result of this and other reduced disclosure requirements applicable to Emerging Growth Companies, the Subordinate Voting Shares may be less attractive to investors.

The Company is currently an Emerging Growth Company. Under the JOBS Act, Emerging Growth Companies may take advantage of certain reduced disclosures and may, as we have, elect to delay adopting new or revised accounting standards until such time as those standards apply to private companies, which may result in our financial statements not being comparable to those of some other public companies.

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For as long as we continue to be an Emerging Growth Company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not Emerging Growth Companies, including (i) not being required to comply with the auditor attestation requirements of Section 404 of the SOX, (ii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and (iii) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. The Company will cease to qualify as an Emerging Growth Company on the first to occur of (i) the Company is deemed to be a “large accelerated filer” under the rules of the SEC, (ii) if we have total annual gross revenue of $1.07 billion or more during any fiscal year, (iii) we issue more than $1.0 billion in non-convertible debt during any three-year period or (iv) five years after an offering to the public of the Company’s equity securities pursuant to an effective registration statement under the Securities Act. We cannot predict if investors will find the Subordinate Voting Shares less attractive because we may rely on these exemptions. If some investors find the Subordinate Voting Shares less attractive as a result, there may be a less active trading market for the Subordinate Voting Shares, and the share price may be more volatile.

Risks Related to Taxation

The Company is subject to Canadian and United States tax on its worldwide income.

The Company is deemed to be a resident of Canada for Canadian federal income tax purposes by virtue of being organized under the laws of a province of Canada. Accordingly, the Company is subject to Canadian taxation on its worldwide income, in accordance with the rules in the Income Tax Act (Canada) (the “Tax Act”) generally applicable to corporations residing in Canada.

Notwithstanding that the Company is deemed to be a resident of Canada for Canadian federal income tax purposes, the Company is treated as a United States corporation for United States federal income tax purposes, pursuant to Section 7874(b) of the Code, and is subject to United States federal income tax on its worldwide income. As a result, the Company will be subject to taxation both in Canada and the United States, which could have a material adverse effect on the business, financial condition or results of operations of the Company. Accordingly, all prospective investors and shareholders of the Company should consult with their own tax advisors in this regard.

The application of Section 280E of the Code may substantially limit the Company’s ability to deduct certain expenses for United States tax purposes.

Pursuant to Section 280E of the Code, any business trafficking in certain controlled substances may not take certain deductions for US federal income tax purposes. Cannabis is currently a controlled substance within the meaning of Schedule I of the Controlled Substances Act. As a result, the US federal taxable income of the Company and its subsidiaries is likely to exceed its actual profits. While recent legislative proposals, if enacted into law, could eliminate or diminish the application of Section 280E of the Code to cannabis businesses, the enactment of any such law is uncertain. Accordingly, Section 280E of the Code may apply to the Company indefinitely.

If the Company’s tax positions were to be challenged by federal, state, local or foreign tax jurisdictions, the Company may not be wholly successful in defending its tax filing positions. The Company’s records reserves for unrecognized tax benefits based on its assessment of the probability of successfully sustaining tax filing positions. Management exercises significant judgment when assessing the probability of successfully sustaining the Company’s tax filing positions, and in determining whether a contingent tax liability should be recorded and, if so, estimating the amount. If the Company’s tax filing positions are successfully challenged, payments could be required that are in excess of reserved amounts, or the Company may be required to reduce the carrying amount of its net deferred tax asset, either of which could be significant to the Company’s financial condition or results of operations.

Dividends, if ever paid, on the Subordinate Voting Shares or Proportionate Voting Shares are subject to Canadian and/or United States withholding tax.

It is currently not anticipated that the Company will pay any dividends on the Subordinate Voting Shares or Proportionate Voting Shares in the foreseeable future.

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To the extent dividends are paid on the Subordinate Voting Shares, dividends received by shareholders who are not US Holders (as defined below) (“Non-US Holders”) who are residents of Canada for purposes of the Tax Act will be subject to US withholding tax. Any such dividends may not qualify for a reduced rate of withholding tax under the US-Canada income tax treaty (“US-Canada Treaty”). In addition, a Canadian foreign tax credit or a deduction in respect of such US withholding taxes paid may not be available.

Dividends received by shareholders who are residents of the United States (“US Holders”) will not be subject to US withholding tax but will be subject to Canadian withholding tax. Any such dividends may not qualify for a reduced rate of withholding tax under the US-Canada Treaty. For US federal income tax purposes, a US Holder may elect for any taxable year to receive either a credit or a deduction for all foreign income taxes paid by the holder during the year. Dividends paid by the Company will be characterized as US source income for purposes of the foreign tax credit rules under the Code. Accordingly, US Holders generally will not be able to claim a credit for any Canadian tax withheld unless, depending on the circumstances, they have an excess foreign tax credit limitation due to other foreign source income that is subject to a low or zero rate of foreign tax. Subject to certain limitations, a US Holder should be able to take a deduction for the US Holder’s Canadian tax paid, provided that the US Holder has not elected to credit other foreign taxes during the same taxable year.

Dividends received by Non-US Holders who are not residents of Canada for purposes of the Tax Act will be subject to US withholding tax and will also be subject to Canadian withholding tax. These dividends may not qualify for a reduced rate of US withholding tax under any income tax treaty otherwise applicable to a shareholder of the Company, subject to examination of the relevant treaty. These dividends may, however, qualify for a reduced rate of Canadian withholding tax under any income tax treaty otherwise applicable to a shareholder of the Company, subject to examination of the relevant treaty. Each shareholder should seek tax advice, based on such shareholder’s particular facts and circumstances, from an independent tax advisor.

The transfer of Subordinate Voting Shares may be subject to United States estate and generation-skipping transfer tax.

Because the Subordinate Voting Shares will be treated as shares of a US domestic corporation, the US estate and generation-skipping transfer tax rules generally may apply to a Non-US Holder of the Subordinate Voting Shares. Each shareholder should seek tax advice, based on such shareholder’s particular facts and circumstances, from an independent tax advisor.

The Company may be classified as a USRPHC.

The Company is treated as a US domestic corporation for US federal income tax purposes under Section 7874(b) of the Code. As a result, the taxation of the Company’s Non-US Holders upon a disposition of Subordinate Voting Shares or Proportionate Voting Shares generally depends on whether the Company is classified as a United States real property holding corporation (a “USRPHC”) under the Code. The Company does not believe that it is or has been and does not anticipate becoming a USRPHC. However, the Company is not expected to seek formal confirmation of its status as a non-USRPHC from the IRS. If the Company were to be considered a USRPHC, Non-US Holders may be subject to US federal income tax on any gain associated with the disposition of Subordinate Voting Shares or Proportionate Voting Shares, as applicable.

Changes in tax laws may affect the Company and its shareholders.

There can be no assurance that the Canadian and US federal income tax treatment of the Company or an investment in the Company will not be modified, prospectively or retroactively, by legislative, judicial or administrative action, in a manner adverse to the Company or its shareholders.

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ITEM 2 FINANCIAL INFORMATION

Management’s Discussion and Analysis of Financial Condition and Results of Operations

This management discussion and analysis (this “MD&A”) of the financial condition and results of operations of Verano is for the years ended December 31, 2021, 2020 and 2019. It is supplemental to, and should be read in conjunction with, the Company’s audited consolidated financial statements and the accompanying notes for the years ended December 31, 2021, 2020 and 2019. The financial statements referenced in this MD&A are prepared in accordance with GAAP. Financial information presented in this MD&A is presented in United States dollars (“$” or “US$”) and expressed in thousands, unless otherwise indicated. This discussion contains involve forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those projected, forecasted, or expected in these forward-looking statements as a result of various factors, including, but not limited to, those discussed below and elsewhere in this Registration Statement. See “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in this Registration Statement. Our management believes the assumptions underlying the Company’s financial statements and accompanying notes are reasonable. However, the Company’s financial statements and accompanying notes may not be an indication of our financial condition and results of operations in the future.

OVERVIEW OF THE COMPANY

Verano is a leading vertically-integrated multi-state cannabis operator in the United States. An operator of licensed cannabis cultivation, processing, wholesale distribution and retail facilities, our goal is the ongoing development of communal wellness by providing responsible access to regulated medical and adult-use cannabis products to discerning high-end customers. As of March 25, 2022 we operate businesses in 15 US states, including 93 retail dispensaries, 12 cultivation facilities and 13 processing and manufacturing facilities with over 1,000,000 square feet of cultivation. We produce a suite of premium, artisanal cannabis products sold under our portfolio of consumer brands, including Encore™, Avexia™, MÜV™ and Verano™. We also design, build and operate branded dispensary environments including Zen Leaf™ and MÜV™ that deliver a cannabis shopping experience in both medical and adult-use markets.

Notwithstanding the permissive regulatory environment of medical, and in some cases, recreational marijuana, at the state level, it remains illegal under US federal law to cultivate, manufacture, distribute, sell or possess marijuana in the US. Because federal law prohibits transporting any federally restricted substance across state lines, cannabis cannot be transported across state lines. As a result of current federal law prohibitions, the US cannabis industry is conducted on a state-by-state basis. To date, in the United States 39 states plus the District of Columbia and the US territories of Puerto Rico, the US Virgin Islands, Guam and Commonwealth of Northern Marina Islands have authorized medical marijuana and 20 states plus the District of Columbia and the US territories of Guam, and the Commonwealth of Northern Marina Islands have authorized adult-use (i.e. recreational) marijuana. Verano operates within states where cannabis use, medical or adult-use or both, has been approved by state and local regulatory bodies. Strict compliance with state and local laws with respect to cannabis may neither absolve the Company of liability under US federal law, nor may it provide a defense to any federal proceeding which may be brought against the Company or any of its subsidiaries.

Our strategy is to vertically integrate as a single cohesive company in multiple states through the consolidation of seed-to-sale cultivating, manufacturing, distributing, and dispensing premium brands and products at scale. Our cultivation, processing and wholesale distribution of cannabis consumer packaged goods are designed to guarantee shelf-space in our national retail dispensary chain, as well as to develop and foster long term wholesale supply relationships with third-party retail operators though sales arrangements. Our model includes geographic diversity by establishing a footprint that enables us to adapt to changes in both industry and market conditions seamlessly and profitably. All of the Company’s business, operating results and financial condition relate to US cannabis-related activities.

As part of the Go Public Transactions described in “Item 1. Business – History of the Company,” in February 2021, the Company resulted from a reverse takeover transaction, and at such time Verano LLC and AltMed became subsidiaries of the Company with the other members of the AME Group and Plants of Ruskin becoming subsidiaries of AltMed. Prior to the Go Public Transactions, Verano LLC, AltMed and its subsidiaries (“AME”) and Plants of Ruskin were not consolidated and were not combined.

SELECTED RESULTS OF OPERATIONS

The following presents selected financial data derived from the audited consolidated financial statements for the years ended December 31, 2021, 2020 and 2019. The selected consolidated financial information below may not be indicative of the Company’s future performance.

Verano - Year Ended December 31, 2021, As Compared to Year Ended December 31, 2020

	As of and for the year ended
	December 31,		2021 – 2020
($ in thousands)	2021	2020	$ Change
Revenue, net of discounts	$737,850	$228,530	$509,320
Gross Profit	334,563	135,569	198,994
Net Income (Loss) attributable to Verano Holdings Corp.	(14,676)	38,401	(53,077)

Net Income (Loss) per share – basic	(0.05)	0.15	(0.20)
Net Income (Loss) per share - diluted	(0.05)	0.14	(0.19)

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Revenue, net of discounts

Revenue for the year ended December 31, 2021 was $737,850 an increase of $509,320 or 222.9%, compared to revenue of $228,530 for the year ended December 31, 2020. The increase in revenue was primarily driven by significant retail and cultivation expansion into the Arizona, Connecticut, Florida, and Pennsylvania markets. In addition, production output and sales of flower expanded in the Illinois, Maryland, New Jersey, and Ohio markets, further increasing revenue.

Gross Profit

Gross profit for the year ended December 31, 2021 was $334,563 representing a gross margin on the sale of cannabis, cannabis extractions and edibles and from related accessories of 45.3%. This is compared to gross profit for the year ended December 31, 2020 of $135,569, which represented a 59.3% gross margin. The increase in gross profit is primarily due to top-line growth catalyzed by strong market growth in Illinois and expansion into the Arizona, Connecticut, Florida, and Pennsylvania markets.

Net Income (Loss)

Net loss attributable to the Company for the year ended December 31, 2021 was $(14,676) a decrease of $(53,077), compared to a net income of $38,401 for the year ended December 31, 2020. The decrease in net income was driven by an increase in income tax expense.

	As of and for the year ended
	December 31,		2021 – 2020
($ in thousands)	2021	2020	$ Change
Cost of goods sold, net	$403,287	$92,961	$310,326

General and Administrative	100,903	23,838	77,065
Sales and Marketing Expense	8,644	919	7,725
Salaries and Benefits	78,634	16,228	62,406
Depreciation and Amortization	41,784	2,278	39,506
Total Operating Expense	229,965	43,263	186,702

Other Expenses	15,723	12,546	3,177

Provision for Income Taxes	104,127	42,296	61,831

Cost of Goods Sold, net

Cost of goods sold includes the costs directly attributable to cultivating and processing cannabis and for retail purchases of finished goods, such as flower, edibles, and concentrates. Cost of goods sold for the year ended December 31, 2021 was $403,287, an increase of $310,326 or 333.8%, from the year ended December 31, 2020. The increase was primarily driven by the acquisitions of the AltMed cultivation facilities in Arizona and Florida, the Territory cultivation facility in Arizona, the Agri-Kind cultivation facility in Pennsylvania and continued expansion at existing facilities. On the retail side, the increase is due to expansion of sales and continued store openings.

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Total Operating Expenses

Total operating expenses for year the ended December 31, 2021 were $229,965, an increase of $186,702 or 431.6%, compared to total operating expenses of $43,263 for the year ended December 31, 2020. Total operating expenses as a percentage of revenue was 33.3% and 24.4% for the years ended December 31, 2021 and 2020, respectively. The increase was primarily due to a $62,406 increase in salaries and benefits and a $77,065 increase in general and administrative expenses driven by the expansion into four new markets and continued growth in existing markets which lead to an increase in employee headcount and fixed assets.

The Company expects to continue to invest organically and in new markets to support expansion plans and adapt to the increasing complexity of the cannabis business. Furthermore, the Company expects to continue to incur acquisition and transaction costs related to expansion.

Total Other Expense

Total other expense for the year ended December 31, 2021 was $15,723, an increase of $3,177 or 25.3% as compared to the year ended December 31, 2020. The increase was due to amortization of debt issuance costs for warrants and convertible debt, amortization of the present value discount for acquisitions with deferred consideration, and interest accrued on outstanding debt.

Provision for Income Taxes

Income tax expense for the year ended December 31, 2021 was $104,127, an increase of $61,831 or 146.2% as compared to the year ended December 31, 2020. The increase in income taxes was due the increase in top line revenues year over year.

Verano LLC - Year Ended December 31, 2020, As Compared to Year Ended December 31, 2019

	As of and for the year ended
	December 31,		2020 – 2019
($ in thousands)	2020	2019	$ Change
Revenues, net of discounts	$228,530	$65,968	$162,562
Gross Profit	135,569	36,040	99,529
Net Income (Loss) attributable to Verano Holdings, LLC	38,401	(18,273)	56,674

Net Income (Loss) per share – basic	0.15	(0.07)	0.22
Net Income (Loss) per share - diluted	0.14	(0.07)	0.21

Revenue, net of discounts

Revenue for the year ended December 31, 2020 was $228,530, an increase of $162,562 or 246.4%, compared to revenue of $65,968 for the year ended December 31, 2019. The increase was primarily due to increased supply capacity and demand in Illinois, along with expansion into Arkansas, Maryland, Massachusetts, New Jersey, Ohio, and Pennsylvania leading to the opening of 15 dispensaries in these markets.

Gross Profit

Gross profit for the year ended December 31, 2020 was $135,569, representing a gross margin on the sale of cannabis, cannabis extractions and edibles and from related accessories of 59.3%. This is compared to gross profit for the year ended December 31, 2019 of $36,040, which represented a 54.6% gross margin. The increase in gross profit margin is primarily due to top-line growth in the Illinois market as well as the opening of 15 dispensaries.

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Net Income (Loss)

Net income attributable to Verano Holdings, LLC for the year ended December 31, 2020 was $38,401, an increase of $56,674, compared to a net loss of ($18,273) for the year ended December 31, 2019. The increase in net income was primarily due to increased supply capacity and demand in Illinois, along with expansion into Arkansas, Maryland, Massachusetts, New Jersey, Ohio, and Pennsylvania leading to the opening of 15 dispensaries in these markets.

	As of and for the year ended
	December 31,		2020 – 2019
($ in thousands)	2020	2019	$ Change
Cost of goods sold	$92,961	$29,928	$63,033

General and Administrative	23,838	29,692	(5,854)
Sales and Marketing Expense	919	926	(7)
Salaries and Benefits	16,228	6,231	9,997
Depreciation and Amortization	2,278	2,288	(10)
Total Operating Expense	43,263	39,137	4,126

Other Expenses	12,546	4,938	7,608

Provision for Income Taxes	42,296	10,333	31,963

Cost of Goods Sold, net

Cost of goods sold includes the costs directly attributable to cultivating and processing cannabis and for retail purchases of finished goods, such as flower, edibles, and concentrates. Cost of goods sold for the year ended December 31, 2020 was $92,961, an increase of $63,033 or 210.6%, from the year ended December 31, 2019. This increase is primarily due to production costs of cannabis in the Illinois cultivation facility, along with start-up costs in New Jersey and Ohio. On the retail side, this increase is due to expansion of sales and continued store openings.

Total Operating Expenses

Total operating expenses for the year ended December 31, 2020 were $43,263, an increase of $4,127 or 10.5%, compared to total operating expenses of $39,137 for fiscal year ended December 31, 2019. Total operating expenses as a percentage of revenue, net of discounts, was 24.4% and 66.8% for the years ended December 31, 2020 and 2019, respectively. The increase in total operating expenses was primarily due to a $9,997 or 160.4% increase in salaries and benefits, which was driven by an increase in headcount from the Company’s primary operating markets, start-up costs in new markets, and transaction costs relating to the RTO of $2,764.

Total Other Expense

Total other expense for the year ended December 31, 2020 was $12,546, an increase of $7,608 or 154.1% as compared to the year ended December 31, 2019. The increase is due to amortization of debt issuance costs for warrants and convertible debt.

Provision for Income Taxes

Income tax expense is recognized based on the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at year-end. For the year ended December 31, 2020, provision for income taxes totaled $42,296 compared to $10,333 for the year ended December 31, 2019. The increased income tax expense was primarily driven by greater taxable income in the year ended December 31, 2020.

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Verano - Results of Operations – Segments

The Company has two reportable segments: (i) Cultivation (Wholesale) and (ii) Retail. The following tables summarize revenues net of sales discounts by segment for the years ended December 31, 2021 and 2020:

	Year Ended December 31,
($ in thousands)	2021	2020	% Change
Revenues, net of discounts
Cultivation (Wholesale)	$217,739	$156,223	39.4%
Retail	591,591	88,470	568.7%
Intersegment Eliminations	(71,480)	(16,163)	(342.2)%
Total Revenues, net of discounts	$737,850	228,530	222.9%

Revenues, net of discounts for the wholesale segment were $217,739 for the year ended December 31, 2021, an increase of $61,516 or 39.4%, excluding intersegment eliminations, compared to the year ended December 31, 2020. The increase in wholesale revenues net of discounts, was primarily driven by acquisitions in new markets and increases in revenues in established markets.

Revenues, net of discounts for the retail segment were $591,591 for the year ended December 31, 2021, an increase of $503,121 or 568.7%, excluding intersegment eliminations, compared to the year ended December 31, 2020. The increase in retail revenues, net of discounts, was primarily driven by the Company’s Florida operations, which are treated exclusively as retail income due to the vertical nature of the Florida business. The change was also driven by additional retail store openings in addition to the retail locations obtained through acquisitions entered into during the second half of 2020 and throughout 2021.

Due to the vertically integrated nature of business, the Company reviews its revenue at the wholesale and retail level while reviewing its operating results on a consolidated basis.

The following tables summarize revenues net of sales discounts by segment for the years ended December 31, 2020 and 2019:

	Year Ended December 31,
($ in thousands)	2020	2019	% Change
Revenues, net of discounts
Cultivation (Wholesale)	$156,223	$46,068	239.1%
Retail	88,470	22,925	285.9%
Intersegment Eliminations	(16,163)	(3,025)	(434.3)%
Total Revenues, net of discounts	228,530	65,968	246.4%

Revenues, net of discounts for the wholesale segment were $156,223 for the year ended December 31, 2020, an increase of $110,155 or 239.1%, excluding intersegment eliminations, compared to the year ended December 31, 2019. The increase in wholesale revenues net of discounts, was primarily driven by growth in the Illinois market, which included the adult-use launch.

Revenues, net of discounts for the retail segment were $88,470 for the year ended December 31, 2020, an increase of $65,545 or 285.9%, excluding intersegment eliminations, compared to the year ended December 31, 2019. The increase in retail revenues, net of discounts, was primarily driven by sales in Illinois, supported by continued growth in Maryland, Ohio, and Nevada. New retail expansion in Arkansas, Massachusetts, New Jersey, and Pennsylvania helped contribute to overall growth.

Due to the vertically integrated nature of business, the Company reviews its revenue at the wholesale and retail level while reviewing its operating results on a consolidated basis.

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Drivers of Operational Performance

Revenue

The Company derives its revenue from both its cultivation (wholesale) in which it manufactures, sells and distributes cannabis products to third-party retail customers, and its retail business, in which it directly sells cannabis products to retail patients and consumers. For the year ended December 31, 2021, approximately 26.9% of revenue was generated from the wholesale business and approximately 73.1% from the retail business. For the year ended December 31, 2020, approximately 63.8% of revenue was generated from the wholesale business and approximately 36.2% from the retail business. For the year ended December 31, 2019, approximately 66.8% of revenue was generated from the wholesale business and approximately 33.2% from the retail business. This change in mix was largely driven by the opening and acquisition of additional retail stores throughout the years ended December 31, 2020 and 2021.

On a standalone basis, the Company’s wholesale-based revenue decreased gradually throughout the year ended December 31, 2021 as the Company fully realizes the new stores that opened in 2020 and opening of additional retail dispensaries in 2021.

Gross Profit

Gross profit is revenue less cost of goods sold. Cost of goods sold includes the costs directly attributable to product sales and includes amounts paid for finished goods, such as flower, edibles, and concentrates, as well as packaging and other supplies, fees for services and processing, rent, utilities, and related costs. Cannabis costs are affected by various state regulations that limits the sourcing and procurement of cannabis product, which may create fluctuations in gross profit over comparative periods as the regulatory environment changes. Gross margin measures the Company’s gross profit as a percentage of revenue. Furthermore, during 2021, the Company recorded an increase to cost of goods sold, net, of $80,988 that is attributable to acquired inventory that was stepped-up to fair value, and subsequently recognized through cost of goods sold.

The Company’s expansion strategy and revenue growth have taken priority and will continue to do so for the foreseeable future as it expands its footprint within new markets through acquisition and scales production in current markets. In the core markets in which the Company is already operational, it does not expect price compression in the near-term. However, as the state markets mature, the Company anticipates that there will be pressure on margins in the wholesale and retail channels. The Company’s current production capacity has not been fully realized and it is expected that price compression at the wholesale level will be more than offset by increased production volume. As a result, the Company expects overall consolidated gross margins to increase in the near-term future.

Total Expenses

Total expenses other than the cost of goods sold consist of selling costs to support customer relationships and to deliver product to the Company’s retail stores. It also includes a significant investment in the corporate infrastructure required to support ongoing business.

Selling costs generally correlate to revenue. As a percentage of sales, selling costs are expected to increase slightly in currently operational markets (Arizona, Arkansas, Connecticut, Florida, Illinois, Maryland, Massachusetts, Michigan, Missouri, Nevada, New Jersey, Ohio, Pennsylvania, and West Virginia) as facility and market expansion occurs. The increase is expected to be driven primarily by the growth of the Company’s retail and wholesale channels and the ramp up from pre-revenue to sustainable market share.

General and administrative (“G&A”) expenses represent costs incurred at the Company’s corporate offices, primarily related to personnel costs, including salaries, benefits, and other professional service costs, including legal and accounting. Going forward, G&A expenses are expected to continue in line with the Company’s expansion plans. Furthermore, the Company expects to continue to incur acquisition and transaction costs related to these expansion plans and anticipates an increase in stock compensation expenses related to recruiting and hiring talent, along with legal and professional fees associated with being a publicly traded company.

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Provision for Income Taxes

The Company is subject to income taxes in the jurisdictions in which it operates and, consequently, income tax expense is a function of the allocation of taxable income by jurisdiction and the various activities that impact the timing of taxable events. As the Company operates in the cannabis industry, it is subject to the limits of Section 280E of the Code under which the Company is only allowed to deduct expenses directly related to the sale of products. This results in permanent differences between ordinary and necessary business expenses deemed non-allowable under Section 280E of the Code and a higher effective tax rate than most industries. While our revenue, gross profit and operating income were not materially impacted by COVID-19 and we maintained the consistency of our operations during the year ended December 31, 2021, the uncertain nature of the spread of COVID-19 may impact our business operations for reasons including the potential quarantine of our employees or those of our supply chain partners. Our ability to continue to operate without any significant negative operational impact from the COVID-19 pandemic will in part depend on our ability to protect our employees, customers and supply chain partners. The Company takes a cautious approach in allocating its capital to maximize its returns while ensuring appropriate liquidity. Given the current uncertainty of the future economic environment, the Company has taken additional measures in monitoring and deploying its capital to minimize the negative impact on its current operations and expansion plans.

Plants of Ruskin on a Consolidated Basis for the Year Ended December 31, 2020 Compared to Year Ended December 31, 2019

Revenue

Revenue for the fiscal year ended December 31, 2020, was $105,661 representing an increase of $66,290 or 168%, compared to revenue of $39,371 for the fiscal year ended December 31, 2019. The increase in revenue was driven by a full fiscal year of revenue from the 11 retail locations opened in prior years plus the addition of 18 locations.

Cost of Goods Sold

Cost of goods sold are derived from costs related to internal cultivation. Cost of goods sold for the fiscal year ended December 31, 2020 was $23,360 representing an increase of $11,378 or 95% compared to cost of goods sold of $11,982 for the fiscal year ended December 31, 2019. The increase was primarily driven by the increased revenue due to expansion. In addition, the cost of sales also includes costs related to other products acquired from other producers and sold by Plants of Ruskin.

Gross Profit

Gross profit for the fiscal years ended December 31, 2020, and 2019, was $82,300 and $27,389 respectively, representing a gross margin on the sale of cannabis, cannabis extractions, and from related accessories of 78% and 70%, for the years ended December 31, 2020, and 2019, respectively. The increase in gross profit margin is mainly due to the expansion of its captive cultivation site.

Operating Expenses

Operating expenses for the fiscal year ended December 31, 2020, was $21,246, representing an increase of $12,147 or 133% compared to operating expenses of $9,099 for the fiscal year ended December 31, 2019, which represents 20% of revenue for the fiscal year ended December 31, 2020, compared to 23% of revenue for the prior year. The overall increase in operating expenses was attributable to continued expansion of operations in Florida.

Plants of Ruskin had marketing and advertising expense of $982 in 2020 which represented an increase from 2019 marketing and advertising expense of $607. This increase is primarily due to Plants of Ruskin’s operations in Florida of 29 retail dispensaries as of December 31, 2020, as compared to 11 retail dispensaries as of December 31, 2019. In addition, each retail location incurred a large amount of marketing expenses, particularly around the opening, ongoing online presence, and search engine optimization strategies for each location. Plants of Ruskin continues to implement key advertising and marketing strategies to raise awareness in the market of the brand and additional retail locations. Depreciation and amortization expense was $4,476 for the fiscal year ended December 31, 2020, representing a $1,575 increase from $2,901 for the fiscal year ended December 31, 2019. The increase was due to the expansion of the cultivation site and continued expansion of retail dispensary locations.

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Income from Operations

Income from operations for the fiscal year ended December 31, 2020, was $61,054 an increase of $42,764 or 234%, compared to income from operations of $18,290 for the fiscal year ended December 31, 2019. The increase was driven by a full fiscal year of revenue from the 11 retail locations opened in prior years plus the addition of 18 retails locations.

Other Income (Expenses)

Other Income

Other income was $109 for the fiscal year ended December 31, 2020, compared to $36 for the fiscal year ended December 31, 2019. The increase was due to the increase in ATM commissions from the additional retail dispensary locations.

Other Expenses

Other expenses were $1,423 for the fiscal year ended December 31, 2020, compared to $334 for the fiscal year ended December 31, 2019. The increase was primarily due to increased leased dispensary locations and implementing ASC 842 – Lease Accounting.

Total Assets

Total assets increased by $53,214 to $103,893 for the fiscal year ended December 31, 2020, from $50,678 for the fiscal year ended December 31, 2019. The increase was due to the continued expansion of retail.

AME on a Consolidated Basis for the Year Ended December 31, 2020 Compared to Year Ended December 31, 2019

Revenue

Operating revenue for fiscal year ended December 31, 2020 and 2019 was $20,648 and $14,482 respectively, an increase of $6,166 or 43% year over year. Operating revenue consists of sales out of the Müv dispensary, wholesale sales consisting of product sold to other dispensaries within the state of Arizona, MüvHealth CBD products, and other revenue. Most sales come from dispensary sales and wholesale sales.

Revenue increased year over year due to the increase is due to two main drivers. The first is the increase in gummy sales. During 2020, AME produced Wana gummy products which increased in sales due in large part to the popularity of the product and the introduction of a 300 mg product. The second driver for the increase in sales relates to bulk flower. In the fourth quarter of 2019 the bulk price per pound of Müv flower was increased. As demand increased in 2020, AME continued to increase the price. The average wholesale price for a pound of flower increased on average $635/lb. from 2019. While the total pounds sold through wholesale decreased year over year, total revenue related to bulk flower sales remained unchanged. The flower that would have been sold wholesale was routed to the dispensary where flower sales averaged $360/lb. more than if sold wholesale.

During 2020, the cultivation site reached capacity and some product categories were no longer sold through the wholesale channel. Concentrates (shatter, crumble, etc.) and vape cartridges were sold through dispensaries and not sold wholesale. With the limitations in production capacity, biomass resources were allocated to the production of gummies, flower, and a sufficient number of other product categories to sell through dispensaries.

In 2020 total pounds sold of flower were 2,548 lbs., an increase of 448 lbs. (21%) from 2019. While this allowed for record sales in 2020, it was determined early in 2020 that AME needed to expand production capacity. An additional 2,000+ square foot flower room was placed in service in Q4 of 2020. The first harvest date was in the fourth quarter of 2020, with the biomass beginning to be sold in 2021. In addition, AME entered a contract to build a semi-enclosed greenhouse on the property it purchased in 2020.

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Cost of Goods Sold

Cost of goods sold are derived from costs related to the internal cultivation and production of cannabis and from retail and wholesale purchases from other licensed producers operating within our state markets. Cost of goods sold for the fiscal year ended December 31, 2020 was $9,804 representing an increase of $1,183 or 14% compared to cost of goods sold of $8,621 for the fiscal year ended December 31, 2019. In 2020, AME focused on selling their Müv™ products out of its own dispensaries. This resulted in a 254% increase in products sold through AME dispensaries. This in turn reduced the cost of revenue for dispensary sales since the produced product have a lower cost than third-party products that would have otherwise been purchased.

Gross Profit

Gross Profit for the fiscal years ended December 31, 2020 and 2019 was $10,845 and $5,861, representing a gross margin of 52.5% and 40.5%, respectively. The increase in gross profit margin is attributable to an increase in top line revenue of the sale of cannabis and cannabis infused products.

General and Administrative Expenses

General and administrative expenses for the fiscal year ended December 31, 2020 was $4,544, representing a decrease of $264 or (5.8%) compared to general and administrative expense of $4,808 for the fiscal year ended December 31, 2019. 2020 selling, general, and administrative (“SG&A”) expenses are comprised of general and administrative expenses and the costs associated with operating the dispensary and wholesale sales departments. Largely, the 2020 SG&A expense is related to legal expenses accrued at year end to account for fees incurred stemming from the Go Public Transactions.

Depreciation and Amortization

Depreciation and amortization expense was $1,379 for the fiscal year ended December 31, 2020, representing a decrease of $367 or (26.6%) from $1,746 for the fiscal year ended December 31, 2019. In 2020 assets were written off resulting in a loss on the disposal of the assets, but the overall depreciation expense for the year was also reduced. Amortization expense for the year consists of three intangible assets, those being the cultivation and management fee agreement between Agronomy Innovations LLC and Fort Consulting, a right to use agreement, and a buyout of investor equity dating back to 2015. The values of both the right to use and buyout agreements were written down to zero in 2020. Thereafter, the only intangible asset to be amortized was the cultivation and management fee agreement for the dispensaries where flower sales averaged $360/lb. more than if sold wholesale.

Income (Loss) from Operations

Income (loss) from operations for the fiscal year ended December 31, 2020 was $4,922 an increase of $5,615 compared to loss from operations of ($693) for the fiscal year ended December 31, 2019. The increase in income from operations is attributable to the year over year decrease of SG&A, amortization and depreciation expense.

Provision for Income Taxes

Fort Consulting, LLC is a non-profit entity for Arizona income tax purposes and it elected to be taxed as a C-corporation for U.S. Federal tax purposes. Therefore, income taxes are provided for the tax effects of transactions in the financial statements and consist of taxes currently due, plus deferred taxes related primarily to differences between the basis of certain assets and liabilities for financial and tax reporting.

Deferred taxes are provided on the asset and liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and labilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in the tax laws and rates on the date of enactment.

Other Income (Expenses)

Other Income

Other income was $25,407 for the fiscal year ended December 31, 2020, compared to $8,037 for the fiscal year ended December 31, 2019. The increase was due to the increase in income from investments in related companies.

Other Expenses

Other expenses were $591 for the fiscal year ended December 31, 2020, compared to $29 for the fiscal year ended December 31, 2019. The increase was primarily due to a loss on the sale of property and equipment.

Total Assets

Total assets increased by $24,043 to $64,226 for the fiscal year ended December 31, 2020, from $40,183 for the fiscal year ended December 31, 2019. The increase was due to equity investments and the continued expansion of retail operations.

LIQUIDITY, FINANCING ACTIVITIES AND CAPITAL RESOURCES

As of December 31, 2021 and December 31, 2020 the Company had total current liabilities of $469,855 and $116,289, respectively. As of December 31, 2021 and December 31, 2020, the Company had cash and cash equivalents of $99,118 and $16,402, respectively, to meet its current obligations. As of December 31, 2021 and December 31, 2020, the Company had working capital of ($195,880) and ($45,041), respectively. This significant change in working capital is due to the large-scale capital investments and acquisitions made, including in Arizona, Connecticut, Florida, Illinois, New Jersey, Ohio, and Maryland.

The Company is an early-stage growth company, generating cash from revenues deploying its capital reserves to acquire and develop assets capable of producing additional revenues and earnings over both the immediate and near term. Capital reserves are primarily being utilized for capital expenditures, facility improvements, strategic investment opportunities, product development and marketing, as well as customer, supplier, and investor and industry relations.

Our short-term liquidity requirements consist primarily of funds necessary to pay for our ongoing acquisitions, to repay borrowings, maintain our operations and other general business needs. We believe that internally generated funds and other sources of liquidity discussed below will be sufficient to meet working capital needs, capital expenditures, and other business requirements for at least the next 12 months. We believe we will meet known or reasonably likely future cash requirements through the combination of cash generated from operating activities, available cash balances and available borrowings. If these sources of liquidity need to be augmented, additional cash requirements would likely be financed through the issuance of equity securities or additional borrowings; however, there can be no assurances that we will be able to obtain additional equity financing or debt financing on acceptable terms in the future.

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Our long-term liquidity requirements consist primarily of completing additional acquisitions, scheduled debt payments, maintaining and expanding our operations and other general business needs. We expect to meet our long-term liquidity requirements through various sources of capital, which may include future debt or equity issuances, net cash provided by operations and other secured and unsecured borrowings. We believe that the foregoing sources of capital will provide sufficient funds for our operations, anticipated expansion and scheduled debt payments for the long-term. Our ability to fund our operating needs will depend on our future ability to continue to generate positive cash flow from operations and obtain debt or equity financing on acceptable terms.

Sources and Uses of Cash

Cash Used in Operating Activities, Investing and Financing Activities

Net cash provided by (used in) operating, investing, and financing activities for the years ended December 31, 2021, 2020, 2019, were as follows:

	Years ended December 31,
	2021	2020	2019
Net Cash Provided by (Used in) Operating Activities	$181,197	$71,627	$(6,660)
Net Cash (Used in) Investing Activities	(454,157)	(86,908)	(84,118)
Net Cash Provided by Financing Activities	355,676	25,266	24,108

Our capital expenditures plan for 2022 is expected to be in the range of $185,000 to $250,000. Approximately 90% of our capital expenditures in 2022 are focused on growth initiatives including projects to expand current cultivation and processing capacity in existing markets, automate our consumer package goods business, expand our retail footprint and improve our technology systems infrastructure. In addition, the Company intends to continue to invest in growth through acquisitions and expects to incur acquisition and transaction costs related to expansion.

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Contractual Obligations

The Company’s contractual obligations primarily consist of lease liabilities related to real estate used for dispensaries as well as promissory notes to fund business activity such as acquisitions and capital expenditures.

	Payments Due by Period
Contractual Obligations	Total	Less than 1 year	1-2 years	3-4 years	5 years and after
Long Term Debt[1]	$289,924	$13,771	$265,867	$2,108	$8,178
Operating Leases	$89,541	$11,457	$21,372	$18,534	$38,178
Purchase Obligations[2]	-	-	-	-	-
Other Long Term Obligations[3]	-	-	-	-	-
Total Contractual Obligations	$379,465	$25,228	$287,239	$20,642	$46,356

1 Long Term Debt generally includes the Credit Agreement, mortgages and other long term debt included on the Company’s consolidated balance sheet.

2 “Purchase Obligations” means an agreement to purchase goods or services that is enforceable and legally binding on the Company that specifies all significant terms, including: fixed or minimum quantities to be purchased; fixed, minimum or variable price considerations; and the approximate timing of the transaction (Purchase Obligations do not include current acquisition agreements).

3 “Other Long-Term Obligations” means other long-term liabilities reflected on the Company’s balance sheet, excluding deferred income taxes.

Off-Balance Sheet Arrangements

As of the date of this filing, the Company does not have any off-balance-sheet arrangements that have, or are reasonably likely to have, a current or future effect on the results of operations or financial condition of the Company, including, and without limitation, such considerations as liquidity and capital resources.

Changes in or Adoption of Accounting Practices

Refer to the discussion of recently adopted/issued accounting pronouncements, Notes to the Consolidated Financial Statements Note 2 — Basis of Presentation.

CRITICAL ACCOUNTING ESTIMATES, JUDGMENTS, AND ASSUMPTIONS

The preparation of the Company’s consolidated financial statements requires management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, and revenue and expenses. Actual results may differ from these estimates. The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if the review affects both current and future periods. Significant judgments, estimates, and assumptions that have the most significant effect on the amounts recognized in the consolidated financial statements are described below.

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Estimated Useful Lives and Amortization of Intangible Assets

Amortization of intangible assets is recorded on a straight-line basis over their estimated useful lives, which do not exceed the contractual period, if any. Intangible assets that have indefinite lives are not subject to amortization and are tested annually for impairment, or more frequently if events or changes in circumstances indicate that they may impaired.

Inventories

The net realizable value of inventories represents the estimated selling price for inventories in the ordinary course of business, less all estimated costs of completion and costs necessary to make the sale. The determination of net realizable value requires significant judgment, including consideration of factors such as shrinkage, the aging of and future demand for inventory, expected future selling price the Company expects to realize by selling the inventory, and any contractual arrangements with customers. Reserves for excess and obsolete inventory are based upon quantities on hand, projected volumes from demand forecasts and net realizable value. The estimates are judgmental in nature and are made at a point in time, using available information, expected business plans, and expected market conditions. As a result, the actual amount received on sale could differ from the estimated value of inventory. Periodic reviews are performed on the inventory balance. The impact of changes in inventory reserves is reflected in cost of goods sold.

Determination of Reporting Units

The Company’s assets are aggregated into two reportable segments: Cultivation (Wholesale) and Retail). For the purposes of testing impairment of goodwill, the Company has identified 12 reporting units. The Company analyzed its reporting units by first reviewing the operating segments based on the geographic areas in which the Company conducts business (or each market). The markets were then further divided into reporting units based on the market operations (retail and cultivation) which were primarily determined based on the licenses each market holds. The following represents the markets in which the Company operates as of December 31, 2021: Arizona, Arkansas, California, Connecticut, Florida, Illinois, Maryland, Massachusetts, Michigan, Missouri, Nevada, New Jersey, Ohio, Pennsylvania and West Virginia.

Business Combinations

In a business combination, all identifiable assets, liabilities and contingent liabilities acquired are recorded at their fair values. One of the most significant estimates relates to the determination of the fair value of these assets and liabilities. Contingent consideration is measured at its transaction-date fair value and included as part of the consideration transferred in a business combination. Contingent consideration that is classified as equity is not remeasured at subsequent reporting dates and its subsequent settlement is accounted for within equity. Contingent consideration that is classified as an asset or a liability is remeasured at subsequent reporting dates in accordance with ASC 450, Contingencies, as appropriate, with the corresponding gain or loss being recognized in profit or loss. For any intangible asset identified, depending on the type of intangible asset and the complexity of determining its fair value, an independent valuation expert or management may develop the fair value, using appropriate valuation techniques, which are generally based on a forecast of the total expected future net cash flows. The evaluations are linked closely to the assumptions made by management regarding the future performance of the assets concerned and any changes in the discount rate applied. Certain fair values may be estimated at the transaction date pending confirmation or completion of the valuation process. Where provisional values are used in accounting for a business combination, they may be adjusted retrospectively in subsequent periods. However, the measurement period will last for one year from the transaction date.

Consolidation

Judgment is applied in assessing whether the Company exercises control and has significant influence over entities in which the Company directly or indirectly owns an interest. The Company has control when it has the power over the entity, has exposure or rights to variable returns, and has the ability to use its power to affect the returns. Significant influence is defined as the power to participate in the financial and operating decisions of the entities. Where the Company is determined to have control, these entities are consolidated. Additionally, judgment is applied in determining the effective date on which control was obtained. See Note 18 – Variable Interest Entities for further details.

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Income Tax

Provisions for taxes are made using the best estimate of the amount expected to be paid based on a qualitative assessment of all relevant factors. The Company reviews the adequacy of these provisions at the end of the reporting period. However, it is possible that at some future date an additional liability could result from audits by taxing authorities. Where the final outcome of these tax related matters is different from the amounts that were initially recorded, such differences will affect the tax provisions in the period in which such determination is made.

Financial Risk Management

The Company is exposed in varying degrees to a variety of financial instrument related risks. The board of directors of the Company mitigates these risks by assessing, monitoring and approving the Company’s risk management processes:

Credit Risk

Credit risk is the risk of a potential loss to the Company if a customer or third party to a financial instrument fails to meet its contractual obligations. The maximum credit exposure at December 31, 2021, 2020 and 2019 is the carrying amount of cash. The Company does not have significant credit risk with respect to its customers. All cash is placed with major U.S. financial institutions with the exception of its Nevada operations.

The Company provides credit to its customers in the normal course of business and has established credit evaluation and monitoring processes to mitigate credit risk but has limited risk as the majority of its sales are transacted with cash.

Liquidity Risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations associated with financial liabilities. The Company manages liquidity risk through the management of its capital structure. The Company’s approach to managing liquidity is to ensure that it will have sufficient liquidity to settle obligations and liabilities when due.

Market Risk – Interest Rate Risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company’s financial debts have fixed rates of interest and therefore expose the Company to a limited interest rate risk.

Market Risk – Price Risk

Price risk is the risk of variability in fair value due to movements in equity or market prices. See Note 6 for the Company’s assessment of certain changes in the fair value assumption used in the calculation of biological asset values.

Banking Risk

Notwithstanding that a majority of states have legalized medical and/or adult-use cannabis, there has been no change in U.S. federal banking laws related to the deposit and holding of funds derived from activities related to the cannabis industry. Given that U.S. federal law provides that the production and possession of cannabis is illegal, there is a strong argument that banks cannot accept for deposit, funds from businesses involved with the cannabis industry. Consequently, businesses involved in the cannabis industry often have difficulty accessing the U.S. banking system and traditional financing sources. The inability to open bank accounts with certain institutions may make it difficult to operate the businesses of the Company and leaves their cash holdings vulnerable.

Asset Forfeiture Risk

Because the cannabis industry remains illegal under U.S. federal law, any property owned by participants in the cannabis industry, which either are used in the course of conducting such business, or are the proceeds of such business, could be subject to seizure by law enforcement and subsequent civil asset forfeiture. Even if the owner of the property was never charged with a crime, the property in question could still be seized and subject to an administrative proceeding by which, with minimal due process, it could be subject to forfeiture.

Regulatory Risk

Regulatory risk pertains to the risk that the Company’s business objectives are contingent, in part, upon the compliance of regulatory requirements. Due to the nature of the industry, the company recognizes that regulatory requirements are more stringent and punitive in nature. Any delays in obtaining, or failure to obtain regulatory approvals can significantly delay operational and product development and can have a material adverse effect on the Company’s business, results of operation, and financial condition.

The Company is cognizant of the advent of regulatory changes occurring in the cannabis industry on the city, state, and national levels. Although regulatory outlook on the cannabis industry has been moving in a positive trend, the Company is aware of the effect of unforeseen regulatory changes can have on the goals and operations of the business as a whole.

Tax Risk

Tax risk is the risk of changes in the tax environment that would have a material adverse effect on the Company’s business, results of operations, and financial condition. Currently, state licensed marijuana businesses are assessed a comparatively high effective federal tax rate due to section 280E which bars businesses from deducting all expenses except their cost of sales when calculating federal tax liability. Any increase in tax levies resulting from additional tax measures may have a further adverse effect on the operations of the Company, while any decrease in such tax levies will be beneficial to future operations.

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ITEM 3. PROPERTIES

The following tables set forth the Company’s owned and leased physical properties as of March 25, 2022, which includes the corporate principal office, a call center, locations of operating dispensaries, dispensaries under construction and actively being planned, and locations for operating cultivation and processing facilities and cultivation and processing facilities under construction. In some cases, dispensary sites under construction or being planned are intended to be re-location sites. The cultivation and processing facilities comprise over 1,000,000 square feet.

Property Type	Owned/ Leased	County	State
Arizona:
two cultivation facilities and six dispensary sites
Cultivation facility	Owned	Navajo County	Arizona
Cultivation facility	Owned	Pinal County	Arizona
Dispensaries (five)	Leased	Maricopa County	Arizona
Dispensary	Owned	Maricopa County	Arizona

Arkansas:
one dispensary site
Dispensary	Owned	Union County	Arkansas

Connecticut:
one cultivation facility and two dispensary sites
Cultivation facility	Owned	Hartford County	Connecticut
Dispensary (two)	Leased	New Haven County	Connecticut

Florida:
one call center, two cultivation facilities, forty-five dispensary sites, four dispensary sites under construction and two planned dispensary sites
Call Center	Owned	Hillsborough County	Florida
Cultivation facility	Owned	Hillsborough County	Florida
Cultivation facility	Owned	Putnam County	Florida
Dispensaries (two)	Leased	Manatee County	Florida
Dispensaries (three and one planned)	Leased	Lee County	Florida
Dispensaries (three)	Leased	Palm Beach County	Florida
Dispensaries (four)	Leased	Pinellas County	Florida
Dispensaries (one and one planned)	Leased	Broward County	Florida
Dispensary	Leased	Alachua County	Florida
Dispensaries (two)	Leased	Duval County	Florida
Dispensary	Leased	Monroe County	Florida
Dispensary	Leased	Lake County	Florida
Dispensary	Leased	Polk County	Florida
Dispensaries (eight)	Leased	Hillsborough County	Florida
Dispensary	Leased	Brevard County	Florida
Dispensary	Owned	Brevard County	Florida
Dispensaries (one and one under construction)	Leased	Miami-Dade County	Florida
Dispensaries (two)	Leased	Sarasota County	Florida
Dispensaries (two)	Leased	Volusia County	Florida

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Dispensaries (two)	Leased	Orange County	Florida
Dispensary	Leased	Escambia County	Florida
Dispensary	Leased	St. Lucie County	Florida
Dispensary	Leased	Indian River County	Florida
Dispensary	Leased	Okaloosa County	Florida
Dispensary	Leased	Pasco County	Florida
Dispensary	Leased	St. Johns County	Florida
Dispensary	Owned	Seminole County	Florida
Dispensary	Owned	Leon County	Florida
Dispensary (under construction)	Leased	Martin County	Florida
Dispensary (under construction)	Leased	Charlotte County	Florida
Dispensary	Leased	Clay County	Florida
Dispensary (under construction)	Leased	Collier County	Florida

Illinois:
one corporate office, one cultivation facility, ten dispensary sites and one planned dispensary site
Corporate office	Leased	Cook County	Illinois
Cultivation facility	Owned	Edwards County	Illinois
Dispensaries (five and one planned)	Leased	Cook County	Illinois
Dispensary	Leased	Kane County	Illinois
Dispensary	Leased	Lake County	Illinois
Dispensaries (three)	Leased	DuPage County	Illinois

Maryland:
one cultivation facility, four dispensary sites and one dispensary site under construction
Cultivation facility	Owned	Howard County	Maryland
Dispensary	Owned	Anne Arundel County	Maryland
Dispensary	Leased	Baltimore County	Maryland
Dispensary	Leased	Montgomery County	Maryland
Dispensary (under construction)	Leased	Anne Arundel County	Maryland
Dispensary	Owned	Howard County	Maryland

Massachusetts:
one cultivation facility and two dispensary sites
Cultivation facility	Owned	Norfolk County	Massachusetts
Dispensary	Leased	Norfolk County	Massachusetts
Dispensary	Leased	Plymouth County	Massachusetts

Michigan:
one dispensary site
Dispensary	Owned	Berrien County	Michigan

Nevada:
one cultivation facility, three dispensary sites and one dispensary site under construction
Cultivation facility	Owned	Clark County	Nevada
Dispensaries (one and one under construction)	Owned	Clark County	Nevada
Dispensary (two)	Leased	Clark County	Nevada

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New Jersey:
one cultivation facility and three dispensary sites
Cultivation facility	Owned	Hunterdown County	New Jersey
Dispensary	Leased	Monmouth	New Jersey
Dispensary	Leased	Mercer	New Jersey
Dispensary	Leased	Union	New Jersey

Ohio:
one cultivation facility and five dispensary sites
Cultivation facility	Owned	Stark County	Ohio
Dispensary	Owned	Licking County	Ohio
Dispensary	Leased	Montgomery	Ohio
Dispensary	Leased	Hamilton	Ohio
Dispensary	Leased	Wood County	Ohio
Dispensary	Owned	Stark County	Ohio

Pennsylvania:
one cultivation facility, twelve dispensary sites, a cultivation facility under construction and four dispensary sites under construction
Cultivation facility	Owned	Chester County	Pennsylvania
Cultivation facility (under construction)	Owned	Chester County	Pennsylvania
Dispensary	Leased	Philadelphia County	Pennsylvania
Dispensary	Leased	Dauphin	Pennsylvania
Dispensary	Leased	Logan County	Pennsylvania
Dispensary	Leased	York County	Pennsylvania
Dispensary and office	Leased	Montgomery	Pennsylvania
Dispensary and office (under construction)	Owned	Montgomery	Pennsylvania
Dispensary (under construction)	Owned	Montgomery	Pennsylvania
Dispensary	Leased	Bucks	Pennsylvania
Dispensary (one and one under construction)	Leased	Delaware	Pennsylvania
Dispensary (under construction)	Leased	Westmoreland	Pennsylvania
Dispensary	Owned	Venango	Pennsylvania
Dispensary	Owned	Allegheny	Pennsylvania
Dispensary	Owned	Washington	Pennsylvania
Dispensary	Leased	Chester County	Pennsylvania
Dispensary	Owned	Chester County	Pennsylvania

West Virginia:
one cultivation facility, one dispensary site and four dispensary sites under construction
Cultivation facility	Leased	Raleigh	West Virginia
Dispensary (one and one under construction)	Leased	Monongalia	West Virginia
Dispensary (under construction)	Leased	Harrison	West Virginia
Dispensary (under construction)	Leased	Ohio	West Virginia
Dispensary (under construction)	Leased	Upshur	West Virginia

Properties Subject to an Encumbrance.

Substantially all of the real property owned by the Company’s subsidiaries is subject to mortgages that secure outstanding indebtedness for borrowed money or are otherwise pledged as collateral securing the obligations of the Company and the other credit parties that are outstanding under the Credit Agreement. In addition, the Company and its subsidiaries that are credit parties under the Credit Agreement have pledged substantially all their other assets to secure, on a joint and several basis, the obligations under the Credit Agreement, including their cash, accounts receivable, inventory, licenses and permits, intellectual property, equipment and ownership interests in other credit parties.

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ITEM 4: SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of March 25, 2022, the amount of Subordinate Voting Shares and Proportionate Voting Shares (collectively, the “Company Shares”) beneficially owned by (i) any person who is known by us to be the beneficial owner of more than 5% of the voting rights attached to the Company Shares, (ii) members of our board of directors (the “Board” and such members, the “Directors”), (iii) our named executive officers, as determined in accordance with SEC’s rules regarding Emerging Growth Companies (the “Named Executive Officers” or “NEOs”), and (iv) all of our Directors and all of our executive officers together as a single group. The address for each beneficial owner is c/o Verano Holdings Corp., 415 North Dearborn Street, 4th Floor, Chicago, Illinois, 60654 unless otherwise provided.

Percentage of beneficial ownership is calculated based on 305,034,095 Subordinate Voting Shares and 228,343 Proportionate Voting Shares outstanding as of March 25, 2022, with each Proportionate Voting Share being convertible into 100 Subordinate Voting Shares. To calculate a shareholder’s percentage of beneficial ownership of the Company Shares in accordance with SEC rules, we must include in both the numerator and denominator those Company Shares underlying restricted stock units (“Company RSUs”), Company Options (defined below), warrants and convertible securities that such shareholder has the right to acquire within 60 days of March 25, 2022 and is considered to beneficially own. Company Shares underlying Company RSUs, Company Options, warrants and convertible securities held by other shareholders, however, are disregarded in this calculation. Therefore, the denominator used in calculating beneficial ownership of each of the shareholders may be different.

	Subordinate Voting Shares		Proportionate Voting Shares		Subordinate Shares on an As Converted Basis
Name	Number	Percentage (1)	Number	Percentage (2)	Number	Percentage (3)
George Archos, Director & NEO (4)	57,372,456	18.8%	-	-	57,372,456	17.5%
R. Michael Smullen, Director	2,275,601	*	-	-	2,275,601	*
Edward Brown, Director	28,464	*	-	-	28,464	*
Cristina Nuñez, Director	33,333	*	-	-	33,333	*
John Tipton, NEO (5)	3,140,540	1.0%	-	-	3,140,540	1.0%
Darren Weiss, NEO (6)	451,606	*	-	-	451,606	*

All Directors and executive officers as a group (nine persons) (7)	63,345,802	20.8%	-	-	63,345,802	19.3%

* Reports less than 1%

(1)	Based on 305,034,095 Subordinate Voting Shares outstanding as of March 25, 2022.

(2)	Based on 228,343 Proportionate Voting Shares outstanding as of March 25, 2022.

(3)	Based on 327,868,395 outstanding Company Shares as of March 25, 2022, including the conversion of each issued and outstanding Proportionate Voting Share into 100 Subordinate Voting Shares, in accordance with the terms of the Proportionate Voting Shares.

(4)	Includes (i) 464,066 Subordinate Voting Shares; (ii) Company Options to purchase up to 2,210 Subordinate Voting Shares; (iii) 15,205,752 Subordinate Voting Shares held by 3PLGK, LLC; (iv) 4,420,790 Subordinate Voting Shares held by Archos Capital Group, LLC; (v) 22,225,852 Subordinate Voting Shares held by Copperstone Trust; (vi) 10,154,606 Subordinate Voting Shares held by GP Management Group, LLC and (vii) 4,899,180 Subordinate Voting Shares held by The George P. Archos Irrevocable Trust. Mr. Archos holds sole voting and dispositive power over the Company Shares held by each of the foregoing entities other than the Company Shares held by 3PLGK, LLC, over which he has shared voting and dispositive power.

(5)	Includes (i) 2,629,140 Subordinate Voting Shares and (ii) 511,400 Subordinate Voting Shares held by The Jaclyn Tipton & Mitchell Tipton & Miranda Tipton TR the John A Tipton Irrevocable Spousal Trust Agreement of 2021 DTD 05/11/2021. Members of Mr. Tipton’s immediate family are the trustees and beneficiaries of the foregoing trust and Mr. Tipton has a pecuniary interest in the Company Shares held by such trust.

(6)	Includes (i) 449,564 Subordinate Voting Shares and (ii) Company Options to purchase up to 2,042 Subordinate Voting Shares.

(7)	Includes (i) 63,341,122 Subordinate Voting Shares beneficially owned directly and indirectly by such group members, and (ii) Company Options to purchase up to 4,680 Subordinate Voting Shares held individually by such group members.

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ITEM 5: DIRECTORS AND EXECUTIVE OFFICERS

Our Directors and Executive Officers

The below table and biographies provide information regarding the Directors and the Company’s executive officers as of March 25, 2022.

Name and Age	Positions

George Archos(1) Age: 43	Chairman & Chief Executive Officer

R. Michael Smullen Age: 67	Director & Executive Director of MÜV Enterprises

Edward Brown(1), (2) Age: 59	Director

Cristina Nuñez(1), (2) Age: 37	Director

John Tipton Age: 61	President

Brett Summerer Age: 45	Chief Financial Officer

Darren Weiss Age: 38	Chief Operating Officer, Chief Legal Officer, General Counsel & Secretary

Aaron Miles Age: 43	Chief Investment Officer

Destiny Thompson	Chief People Officer
Age: 41

(1) Member of the audit committee of the Board.

(2) Member of the compensation committee of the Board.

George Archos, Chairman and Chief Executive Officer

Mr. Archos has served as Chairman and Chief Executive Officer of the Company since February 2021 upon consummation of the RTO. Mr. Archos co-founded Verano LLC in September 2017, and served as Verano LLC’s Chairman and Chief Executive Officer until February 2021 when Verano LLC became a subsidiary of the Company in the Go Public Transactions. Mr. Archos has significant executive-level experience in the logistics, delivery and operations business verticals. Mr. Archos entered the cannabis industry in 2014 when he founded Ataraxia Grow and Labs, an Illinois based medical cannabis growth and cultivation company (“Ataraxia”), where he led Ataraxia’s successful effort to obtain one of the first issued medical cannabis growth license in Illinois. Mr. Archos began his career in the hospitality industry in 2001 and is President and Owner of eight restaurants located throughout Illinois. Mr. Archos attended Loyola University in Chicago where he studied communications and philosophy. As a co-founder of Verano LLC, Mr. Archos brings to the Board substantial insight and business experience with respect to the cannabis industry, the founding and building of Verano LLC and leading the Go Public Transactions, as well as his successful investment and business experience in logistics, delivery and operations business verticals in the cannabis and hospitality industries.

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R. Michael Smullen, Director and Executive Director of MÜV Enterprises

Mr. Smullen has served as a Director of the Company and Executive Director of MÜV Enterprises since February 2021 upon consummation of the RTO, and Mr. Smullen served as Corporate Secretary of the Company from February 2021 until December 31, 2021. Mr. Smullen co-founded AltMed in October 2014 and served as AltMed’s Chief Executive Officer and Chairman until February 2021 when the AME Group was acquired by the Company in the Go Public Transactions. Prior to entering the cannabis industry, Mr. Smullen spent 31 years in the pharmaceutical and biotech industries, where he built and led commercial operations for several companies. From May 1994 to July 2007, Mr. Smullen held various executive-level positions with MedImmune, LLC, a pharmaceutical company based in Maryland (“MedImmune”), which successfully launched the first monoclonal antibody approved in the US for an infectious disease. In 2007, Mr. Smullen was part of the executive team that secured MedImmune’s $15.6 billion acquisition by AstraZeneca plc. Mr. Smullen graduated from Norwich University in 1976 and holds degrees in History and Criminal Justice. Mr. Smullen brings to the Board substantial insight with respect to the cannabis industry and extensive senior management experience through his leadership positions with the AltMed Group as well as his successful business experience in building and integrating business operations and acquisitions in the cannabis, pharmaceutical and biotech industries.

Edward Brown, Director

Mr. Brown has served as a Director of the Company since February 2021 upon the consummation of the RTO. Since January 2020, Mr. Brown has served as Chairman and Chief Executive Officer of Clear Sports, an innovative sports equipment company. From June 2000 through December 2019, Mr. Brown served as Chief Executive of The Patron Spirit’s Company AG (“Patron”), where he led the growth of the Patron brand as one of the largest ultra-premium tequilas in the world. In 2018, Mr. Brown completed the sale of the Patron brand to Bacardi Limited for $5.1 billion. Prior to joining Patron, Mr. Brown spent ten years with Seagram Company Ltd., then one of the largest liquor companies in the world, where he held many executive positions between 1990 and 2000. Mr. Brown graduated from the University of Texas in 1985 and holds a Bachelor of Business Administration in Marketing. Mr. Brown’s senior executive positions with public companies in branded businesses brings substantial senior leadership, vast business experience and public company insight to the Board. Mr. Brown’s management oversight of expanding branded businesses by product offering and geographic footprint adds value to overseeing and assessing the Company’s expansion plans by product and geographic markets.

Cristina Nuñez, Director

Ms. Nuñez has served as a Director of the Company since February 2021 upon the consummation of the RTO. Ms. Nuñez is a Partner with True Beauty Ventures, which she co-founded in April 2020. True Beauty Ventures is an emerging growth venture capital fund focused on identifying, partnering with, and scaling beauty, wellness and personal care companies. Prior to launching True Beauty Ventures in 2020, Ms. Nuñez spent half of her career as an operator in beauty and wellness. From May 2017 through April 2019, she was the General Manager and Chief Operating Officer of Clark’s Botanicals, a clean, botanical skincare brand with international ecommerce and prestige wholesale distribution. From October 2014 to May 2017, Ms. Nuñez held various executive leadership and operating roles at Laura Geller Beauty, a global, prestige makeup brand. Ms. Nuñez spent seven years with various prominent private equity firms and investment banks, including Tengram Capital Partners, L Catterton and UBS. Ms. Nuñez graduated magna cum laude from Duke University in May 2007 and holds a Bachelor of Arts with Highest Distinction in Public Policy Studies and Political Science. Ms. Nuñez’s work experience in private equity and investment banking brings financial analysis and capital markets expertise to the Board, while her experiences with emerging growth companies in scaling their operations adds substantial value in assessing and implementing the Company’s strategic plan as it scales its operations in the emerging cannabis markets.

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John Tipton, President

Mr. Tipton has served as President of the Company since February 2021 upon consummation of the RTO. Beginning in 1997, Mr. Tipton served as Chief Executive Officer of Artesian Farms, Dickman Investments and Plants of Ruskin, a subsidiary of the Company since February 2021 upon the consummation of the Go Public Transactions. Mr. Tipton’s acumen in accounting, finance, agriculture, and construction have been directly applied in his role as founder and Chief Executive Officer of Plants of Ruskin. As Chief Executive Officer of Plants of Ruskin, Mr. Tipton successfully spearheaded the acquisition of a highly coveted vertically integrated medical marijuana treatment center license in Florida. From 1989 to 1997, Mr. Tipton acted as Chief Financial Officer of Harloff Farms. Mr. Tipton earned a degree in accounting (magna cum laude) from Wheeling College in 1988 and has been a registered CPA since 1993.

Brett Summerer, Chief Financial Officer

Mr. Summerer has served as Chief Financial Officer of the Company since January 2022. Mr. Summerer joined the Company in December 2021, and at that time served as a financial consultant for the Company until his appointment to Chief Financial Officer. Mr. Summerer brings more than 21 years of diverse leadership experience to the Company’s executive team. Throughout his career, he has held leadership positions of increasing responsibility across multiple information technology, manufacturing, and consumer packaged goods (“CPG”) companies. Mr. Summerer began his career in the information technology sector at Modern Engineering, and while serving as Head of Information Technology, he managed the firm’s budget, vendor contracts, and operational integration for acquisitions. After earning an MBA in 2005, he joined General Motors in 2006, working in Financial Planning and Analysis, Controller and Chief Financial Officer positions in the US and Asian markets. He joined Corning Incorporated in 2016 and served as the head of Financial Planning and Analysis and Supply Chain Finance, and in 2018 gained pharmaceutical industry experience as the Head of Finance for their pharmaceutical business. In 2019, Summerer served as Vice President, Head of Supply Chain Finance and Chief Financial Officer of The Kraft Heinz Company’s US Operations, where he led all aspects of the CPG company’s financial activities across its extensive national manufacturing footprint in its largest market. Mr. Summerer received two bachelor’s degrees from Michigan State University in 1999 in Electrical Engineering and Computer Science and received his master’s degree as well in Electrical Engineering in 2000. He received an MBA from the University of Michigan in 2005 and has been a CPA in the state of Illinois since 2007.

Darren Weiss, Chief Operating Officer, Chief Legal Officer, General Counsel and Secretary

Mr. Weiss has served as Chief Legal Officer and General Counsel of the Company since February 2021 upon the consummation of the RTO, as Chief Operating Officer since October 2021 and as Secretary since January 1, 2022. Mr. Weiss joined Verano LLC in September 2017 and served as Verano LLC’s General Counsel until February 2021 when Verano LLC became a subsidiary of the Company in the Go Public Transactions. From March 2015 to September 2017, Mr. Weiss was a Principal at Offit Kurman, P.A. based in the firm’s Baltimore, Maryland office, where he led the firm’s cannabis practice. Mr. Weiss currently sits on the Executive Committee and Board of the Maryland Wholesale Medical Cannabis Trade Association, was named to the Baltimore Business Journal’s 40 Under 40 List and is identified as a 2017 People to Know in the Law. Offit Kurman, a firm Mr. Weiss co-founded, was awarded a Maryland Daily Record’s 2016 Innovator of the Year prize. Mr. Weiss received his bachelor’s degree magna cum laude from Washington University in St. Louis in 2005 and his Juris Doctorate cum laude from George Mason University School of Law in 2010. Prior to his legal career, from 2005 through 2007, Mr. Weiss worked as a business consultant with performancesoft, Inc. (later Actuate Corp.), where he provided performance management and business operational consulting services for public and private-sector clients.

Aaron Miles, Chief Investment Officer

Mr. Miles has served as Chief Investment Officer of the Company since June 2021. Mr. Miles joined Verano LLC in September 2020 and served as Head of Investor Relations of Verano LLC and of the Company upon consummation of the RTO, until his promotion to Chief Investment Officer in June 2021. Mr. Miles has worked in a finance capacity for more than 19 years with capital markets, investor relations, treasury, mergers and acquisitions and communication responsibilities throughout a career that has spanned organizations including Cresco Labs from September 2018 to May 2019 and December 2019 to September 2020, the New York Stock Exchange from May 2019 to December 2019, Tribune Publishing from June 2017 to August 2019, Navigant Consulting from December 2014 to June 2017, the CME Group from May 2011 to October 2014, and Abbott Labs from June 2008 to May 2011. Mr. Miles graduated from Central Michigan University in 2002 with a Bachelor of Science in Economics, and from Walsh College in 2005 with a Master of Science in Finance.

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Destiny Thompson, Chief People Officer

Ms. Thompson has served as the Chief People Officer of the Company since October 2021. In this role, Ms. Thompson is responsible for leading the Company’s overall people strategy, which includes workforce planning; talent management; learning and development; diversity, equity, and inclusion; acquisitions and integration and overall employee engagement to support the future growth of the company. Ms. Thompson has over 20 years of human resources experience in professional and financial services firms. Her expertise is leading and transforming companies in various industries through their next evolution of supercharged growth, building and scaling the people function to align to the overall business long-term strategy and revenue goals while also maintaining the people first philosophy and culture through continual innovation and change. She has experience in various industries, including technology, higher education, life sciences and financial services. For the 18 months prior to joining the Company, Ms. Thompson served as the Chief Human Resource Officer at Stout, an investment banking and financial services firm where she served on the executive team leading Stout’s people strategy. Previously Ms. Thompson spent 15 years at Huron Consulting Group leading and scaling many businesses globally for transformative growth. Ms. Thompson earned her B.A. in English Literature at Purdue University. She is a member of Chief, a private network of C-level women that share and cross-pollinate ideas across many industries. Ms. Thompson also serves on the Expert Council for Hacking HR, leading and contributing to conversations about the future of human resources and the evolving workforce.

Corporate Governance

Verano is a British Columbia corporation that is a public reporting company in Canada with the Subordinate Voting Shares listed on the CSE. Since the time of the RTO, we have been subject to British Columbia corporate law, Canadian Securities Administrators’ laws, rules and regulations, and the listing standards and rules of the CSE. Our current corporate governance structure, policies and procedures were established and implemented at the time of the RTO in accordance with applicable Canadian laws, rules, regulations and listing standards.

Upon the effectiveness of this Registration Statement, we will become subject to the rules and regulations of the SEC, including the Exchange Act. We also will continue to be subject to Canadian corporate and securities laws, rules, regulations and listing standards for so long as we are a British Columbia corporation that is a public reporting company in Canada with the Subordinate Voting Shares listed on the CSE. As such we will be a “dual reporting company” in both Canada and the US.

Board of Directors

We are managed by the Board, which is comprised of four persons. The current Directors, who have served as Directors since the formation of the Company upon the consummation of the RTO on February 11, 2021, are Mr. Archos, Mr. Smullen, Mr. Brown and Ms. Nuñez. Each Director’s term of office will expire at the next annual meeting of shareholders of the Company to be held in 2022 or when his or her successor is duly elected or appointed, unless his or her office is vacated earlier in accordance with the articles of the Company, or he or she becomes disqualified to act as a Director.

Upon their appointment to the Board in February 2021, the Board determined Ms. Nuñez and Mr. Brown were “independent” Directors within the meaning of that term as defined in sections 1.4 and 1.5 of Canadian National Instrument 52-110- Audit Committees (“NI 52-110”). In addition, our Board has determined that each of Ms. Nuñez and Mr. Brown is “independent” in accordance with the listing rules of the Nasdaq Stock Market (“Nasdaq”) and applicable SEC rules. The independent Directors are expected to devote sufficient time to the Company’s business in order to carry out their duties as directors of the Company; however, being a Director is not the primary occupation of either of the independent Directors. See “—Our Directors and Executive Officers” above for additional information about our independent Directors.

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Committees of the Board

Our Board may establish committees it deems appropriate to address specific areas in more depth than may be possible at a full meeting of the Board. Upon the formation of the Board and the election of the Directors in February 2021, the Board established a standing audit committee (the “Audit Committee”) and a standing compensation committee (the “Compensation Committee”). Members will serve on the Board committees until their resignation or until otherwise determined by the Board.

Audit Committee

The role of the Audit Committee is to act in an objective, independent capacity as a liaison between the auditors, management and the Board and to ensure the auditors have a facility to consider and discuss governance and audit issues with parties not directly responsible for operations.

Composition of the Audit Committee

The Audit Committee is currently composed of Cristina Nuñez, Edward Brown, and George Archos, our Chairman and Chief Executive Officer. The Chairman of the Audit Committee is Mr. Brown. The Board has determined that Ms. Nuñez and Mr. Brown are independent under Nasdaq listing rules and applicable SEC rules. In accordance with Rule 10A-3(b)(1)(iv) under the Exchange Act, within one year after the effectiveness of this Registration Statement, the Audit Committee will consist solely of independent directors.

The Board has determined that all members of the Audit Committee are financially literate as required by section 3.1(4) of NI 52-110. In arriving at this determination, the Board has examined each Audit Committee member’s scope of experience, the nature of their employment and all other facts and circumstances that the Board deemed relevant in determining his or her financial literacy. Each Audit Committee member possesses certain education and experience which is relevant to the performance of his or her responsibilities as an Audit Committee member and, in particular, education or experience which provides the member with one or more of the following: an understanding of the accounting principles used by the Company to prepare its financial statements; the ability to assess the general application of such accounting principles in connection with the accounting for estimates, accruals and provisions; experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more individuals engaged in such activities; and an understanding of internal controls and procedures for financial reporting. In addition, the Board has determined that            is an “audit committee financial expert” within the meaning of SEC rules and regulations.

Audit Committee Oversight

In 2021, there was no recommendation of the Audit Committee to nominate or compensate an external auditor that was not adopted by the Board.

Pre-Approval Policies and Procedures

The Audit Committee’s policies and procedures for the engagement of external auditors for non-audit services is that such services require the pre-approval of the Audit Committee.

Compensation Committee

The role of the Compensation Committee is to assist the Board in fulfilling its responsibilities for compensation philosophy and guidelines, and fixing compensation levels for the Company’s executive officers. In addition, the Compensation Committee is charged with reviewing the Company’s Stock and Incentive Plan (the “Equity Incentive Plan”) and proposing changes thereto, approving any awards under the Equity Incentive Plan and recommending any other employee benefit plans, incentive awards and prerequisites with respect to the Company’s executive officers.

Composition of the Compensation Committee

The Compensation Committee is currently composed of Cristina Nuñez and Edward Brown. Ms. Nuñez is Chair of the Compensation Committee. Following examination of each Compensation Committee member’s relationships with the Company and all other facts and circumstances that the Board deemed relevant, the Board has determined that Ms. Nuñez and Mr. Brown are independent under Nasdaq listing standards and SEC rules.

Nominating Committee

The Board has not established a standing nominating committee and as a result performs the functions typically assigned to a nominating committee, including the identification, recruitment and nomination of candidates for the Board and its committees, determining the structure, composition and functioning of the Board and its committees including the reporting channels through which the Board receives information and the quality and timeliness of the information, developing and recommending to the Board corporate governance guidelines applicable to the Company and annually reviewing and recommending changes, as necessary or appropriate, overseeing the annual evaluation of the Board’s effectiveness and performance.

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ITEM 6. EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth all compensation paid, payable, awarded, given or otherwise provided, directly or indirectly, by the Company or any subsidiary of the Company, to the Named Executive Officers, as determined in accordance with the SEC’s rules regarding Emerging Growth Companies, that served in such capacities for the year ended December 31, 2021

Name and Principal Position	Year		Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
George Archos, Chairman & CEO	2021		$367,694	$200,000		$14,945,436	$123,524			$14	$15,636,668
	2020	(4)	$475,000	$81,250							$556,250
Darren Weiss, COO, CLO & Secretary	2021		$336,664	$150,000		$14,673,219	$114,137			$14	$15,274,034
	2020	(5)	$247,854	$64,687							$312,541
John Tipton,	2021		$156,796	$4,000,00	(6)	$4,250,000				$14	$8,406,810
President	2020	(7)	$340,000	$250,000							$590,000

(1)

Values reflect stock awards granted to our Named Executive Officers. The vesting of the stock awards is time based. The value of Company RSUs is equal to the aggregate grant date fair value computed in accordance with stock-based accounting rules (Stock Compensation Topic 718 of the ASC), excluding the effect of estimated forfeitures. Each Company RSU entitles the holder to one Proportionate Voting Share (exchangeable into Subordinate Voting Shares at an exchange rate of 100 to 1). The values included in this column assume exchange of each Proportionate Voting Share underlying such Company RSU into Subordinate Voting Shares at an exchange rate of 100 to 1 and a target level of performance based on the fair market value per share of our Subordinate Voting Shares (the average of the highest and lowest reported sale prices per share on CSE) on the grant date as converted to US dollars based on the exchange rate published by Bank of Canada on the day before the grant date.

(2)

Values reflect Company Options granted to our Named Executive Officers. The value of Company Options is equal to the aggregate grant date fair value computed in accordance with stock-based accounting rules (Stock Compensation Topic 718 of the ASC), excluding the effect of estimated forfeitures. Each Company Option entitles the holder to one Proportionate Voting Share at the exercise price (exchangeable into Subordinate Voting Shares at an exchange rate of 100 to 1). The values were calculated using a Black-Scholes option pricing model with weighted-average assumptions, as described in Note 11 to the Consolidated Financial Statements of the Company included in this Registration Statement.

(3)	Reflects basic life premiums paid by the Company for the benefit of our Named Executive Officers.

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(4)	Reflects compensation received from Verano LLC as Verano LLC’s Chairman and Chief Executive Officer prior to the consummation of the RTO.

(5)	Reflects compensation received from Verano LLC as Verano LLC’s General Counsel prior to the consummation of the RTO.

(6)	Includes a $1,000,000 signing bonus upon entry into the Tipton Employment Agreement (as defined below) and $3,000,000 in performance bonuses based upon the gross sales for the Company’s Florida and Arizona operations acquired in the Go Public Transactions as determined in accordance with the Tipton Employment Agreement.

(7)	Reflects compensation received from Plants of Ruskin as Plants of Ruskin’s Chief Executive Officer prior to the consummation of the RTO.

Outstanding Equity Awards at December 31, 2021

The following table sets forth the number of unexercised Company Options and the number and value of unvested Company RSUs outstanding at December 31, 2021 for our Named Executive Officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(1)
George Archos	2,210	6,633		$30.60	2/18/2026
						183,334	$2,311,841
						52,800	$665,808
Darren Weiss	2,042	6,129		$30.60	2/18/2031
						166,667	$2,101,670]
						44,325	$558,938
John Tipton						-	$2,125,000
						-	$2,125,000

(1)

Each Company RSU entitles the holder to one Proportionate Voting Share (exchangeable into Subordinate Voting Shares at an exchange rate of 100 to 1). The market value of Company RSUs is equal to the closing sale price per share on CSE on December 31, 2021, as converted to US dollars based on the exchange rate published by Bank of Canada on December 31, 2021, multiplied by the number of Subordinate Voting Shares exchangeable for the Proportionate Voting Share underlying such Company RSU at an exchange rate of 100 to 1.

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Director Compensation

The following table sets forth all compensation paid, payable, awarded, given or otherwise provided, directly or indirectly, by the Company or any subsidiary of the Company, to the Directors that served in such capacities for the year ended December 31, 2021.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earning ($)	All Other Compensation ($)	Total ($)
R. Michael Smullen(2)	$45,000	-	-	-	-	$4,100,000	$4,145,000
Edward Brown	$45,000	$630,500	-	-	-	-	$675,500
Cristina Nuñez	$45,000	$630,500	-	-	-	-	$675,500

(1)	Values reflect the following number of Company RSUs granted under our Equity Incentive Plan during 2021: 500 Company RSUs for each of Mr. Brown and Ms. Nuñez. Each Company RSU entitles the holder to one Proportionate Voting Share (exchangeable into Subordinate Voting Shares at an exchange rate of 100 to 1). The value of Company RSUs is equal to the aggregate grant date fair value computed in accordance with stock-based accounting rules (Stock Compensation Topic 718 of the ASC), excluding the effect of estimated forfeitures. The grant date fair value assumes the exchange of each Proportionate Voting Share underlying such Company RSU into Subordinate Voting Shares at an exchange rate of 100 to 1 and is based on the fair market value per share of our Subordinate Voting Shares (the average of the highest and lowest reported sale prices per share on CSE) on the grant date as converted to US dollars based on the exchange rate published by Bank of Canada on the day before the grant date.

(2)	In addition to his service as a Director, Mr. Smullen served as the Executive Director of MÜV Enterprises for the year ended December 31, 2021 and received (i) $100,000 in base salary, (ii) $1,000,000 in cash as a signing bonus and (iii) $3,000,000 in performance bonuses based upon the gross sales for the Company’s Florida and Arizona operations acquired in the Go Public Transactions. See below for additional information regarding Mr. Smullen’s service as the Executive Director of MÜV Enterprises for the year ended December 31, 2021.

Oversight and Description of Director and Executive Officer Compensation

The Company’s compensation practices are designed to retain, motivate and reward its executive officers for their performance and contribution to the Company’s long-term success. The Board seeks to compensate the Company’s executive officers by combining cash and equity incentives. These practices are intended to reward the achievement of corporate and individual performance objectives, and to align executive officer incentives with shareholder value creation. The Board seeks to tie individual goals to the area of each executive officer’s primary responsibility. These goals may include the achievement of specific financial or business development goals. The Board also intends to set Company performance goals that reach across all business areas and include achievements in finance, business development and corporate development.

The Compensation Committee reviews the executive compensation arrangements for the Chief Executive Officer, President, Chief Operating Officer, Chief Legal Officer and General Counsel, Chief Financial Officer, Chief Investment Officer, Chief People Officer and other senior officers of the Company and makes recommendations regarding such executive compensation arrangements to the Board.

Benchmarking

The executive team is expected to establish an appropriate comparator group for purposes of setting the future compensation of executive officers.

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Elements of Executive Officer Compensation

The compensation of executive officers is comprised of the following major elements: (i) base salary; (ii) an annual cash bonus; and (iii) Awards granted under the Equity Incentive Plan and any other equity plan that may be approved by the Board from time to time. These principal elements of compensation are described below, all of which are subject to the terms and conditions of any employment agreement an executive officer may have with the Company.

Base Salary

Base salaries are intended to provide an appropriate level of fixed compensation that will assist in employee retention and recruitment. Base salaries will be determined on an individual basis, taking into consideration the past, current and potential contribution to the Company’s success, each executive officer’s experience and expertise, the position and responsibilities of such executive officer, and competitive industry pay practices for other high growth, premium brand companies of similar size and revenue growth potential.

Annual Cash Bonus

Annual bonuses are awarded based on qualitative and quantitative performance standards and will reward performance of executive officers individually. The determination of an executive officer’s performance may vary from year to year depending on economic conditions and conditions in the cannabis industry and may be based on measures such as stock price performance, the meeting of financial targets against budget (such as adjusted funds from operations), the meeting of acquisition objectives and balance sheet performance.

Equity-Based Compensation

The Board may also decide to grant Awards pursuant to the Equity Incentive Plan and any other equity plan that may be approved by the Board from time to time.

Elements of Director Compensation

The Compensation Committee reviews the compensation arrangements for our Directors. All of our independent directors are paid the same compensation. Mr. Smullen also received the same cash compensation as the independent directors for his services as a Director in addition to his compensation for his services as the Executive Director of MÜV Enterprises for the year ended December 31, 2021. Mr. Archos does not receive any compensation for his services as a Director since he is the Chief Executive Officer of the Company.

Director Fees

During 2021, the cash and equity compensation program for our independent Directors consisted of the following:

●	An annual cash fee of $45,000, paid in equal installments quarterly.
●	A grant of 500 Company RSUs, entitling the holder to one Proportionate Voting Share for each Company RSU (exchangeable into Subordinate Voting Shares at an exchange rate of 100:1). The Company RSUs vest equally over an 18-month period such that one-third of the Company RSUs vested six months following the date of the grant, one-third of the Company RSUs will vest 12 months following the date of the grant and one-third of the Company RSUs will vest 18 months following the date of grant.

All Directors are reimbursed for any out-of-pocket travel expenses incurred in order to attend meetings of the Board, committees of the Board or meetings of the shareholders of the Company. In addition, the Company maintains directors and officers insurance for the benefit of its Directors.

Employment Agreements with Named Executive Officers and Employee Directors

Since the completion of the RTO, the Company has entered into employment agreements with certain officers. The following are merely summaries of the relevant agreements the Company has with the employee Directors and Named Executive Officers.

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George Archos, Chief Executive Officer and Chairman

On February 18, 2021, the Company entered into an employment agreement with George Archos in his capacity as Chief Executive Officer of the Company, for a period of three years, which was subsequently amended effective January 1, 2022, to increase the base salary payable to Mr. Archos thereunder (as amended, the “Archos Employment Agreement”). The Archos Employment Agreement automatically renews following the initial three-year term for successive one-year terms unless either party gives the other party at least 30 days’ notice of its election not to renew.

Mr. Archos was initially entitled to a base annual salary of no less than $375,000, which amount was increased to $475,000 effective January 1, 2022. Mr. Archos is entitled to a cash bonus at the end of each calendar year in a targeted amount of $200,000 that is based upon the Company’s and the executive’s performance, and he is also eligible to receive awards of equity incentives granted pursuant to the Equity Incentive Plan.

The Archos Employment Agreement terminates upon Mr. Archos’ death or permanent disability or incapacity or may be terminated by the Company at any time with or without Cause (as defined in the Archos Employment Agreement). If the Archos Employment Agreement is terminated either by the Company for Cause or by Mr. Archos during the employment period, Mr. Archos will be entitled to receive his accrued obligations up to the termination date and will not be entitled to any other compensation. If the Archos Employment Agreement is terminated without Cause by the Company, then Mr. Archos will receive, for a period of ten consecutive months, (i) his base salary (prorated monthly), and (ii) an amount equal to the monthly premiums or cost of coverage under COBRA for Mr. Archos applicable to the Company’s group health plans. If the Archos Employment Agreement is terminated as a result of Mr. Archos’ death, permanent disability or incapacity during the employment period, Mr. Archos’ representatives or beneficiaries will be entitled to receive the accrued obligations.

The Archos Employment Agreement is subject to restrictive covenants including a non-competition covenant and non-solicitation covenant for a period terminating on the second anniversary of the termination date along with restrictive covenants regarding confidentiality and intellectual property.

Darren Weiss, Chief Operating Officer, Chief Legal Officer, General Counsel and Secretary

On February 18, 2021, the Company entered into an employment agreement with Darren Weiss in his capacity as Chief Legal Officer and General Counsel of the Company, for a period of three years, which was subsequently amended effective January 1, 2022, to add his capacity as Chief Operating Officer and Secretary of the Company and to increase the base salary payable to Mr. Weiss thereunder (as amended, the “Weiss Employment Agreement”). The Weiss Employment Agreement automatically renews following the initial three-year term for successive one-year terms unless either party gives the other party at least 30 days’ notice of its election not to renew.

Mr. Weiss was initially entitled to a base annual salary of no less than $350,000, which amount was increased to $450,000 effective January 1, 2022. Mr. Weiss is entitled to a cash bonus at the end of each calendar year in a targeted amount of $150,000 that is based upon the Company’s and the executive’s performance, and he is also eligible to receive awards of equity incentives granted pursuant to the Equity Incentive Plan.

The Weiss Employment Agreement terminates upon Mr. Weiss’ death or permanent disability or incapacity or may be terminated by the Company at any time with or without Cause (as defined in the Weiss Employment Agreement). If the Weiss Employment Agreement is terminated either by the Company for Cause or by Mr. Weiss during the employment period, Mr. Archos will be entitled to receive his accrued obligations up to the termination date and will not be entitled to any other compensation. If the Weiss Employment Agreement is terminated without Cause by the Company, then Mr. Weiss will receive, for a period of ten consecutive months, (i) his base salary (prorated monthly), and (ii) an amount equal to the monthly premiums or cost of coverage under COBRA for Mr. Weiss applicable to the Company’s group health plans. If the Weiss Employment Agreement is terminated as a result of Mr. Weiss’ death, permanent disability or incapacity during the employment period, Mr. Weiss’ representatives or beneficiaries will be entitled to receive the accrued obligations.

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The Weiss Employment Agreement is subject to restrictive covenants including a non-competition covenant and non-solicitation covenant for a period terminating on the second anniversary of the termination date along with restrictive covenants regarding confidentiality and intellectual property.

John Tipton, President

On March 31, 2021, the Company entered into an employment agreement (the “Tipton Employment Agreement”) with John Tipton in his capacity as President of the Company for a period of two years. The Tipton Employment Agreement renews automatically following the initial two-year term for successive one-year terms unless either party gives the other party at least 30 days’ notice of its election not to renew.

Mr. Tipton is entitled to a base annual salary of no less than $100,000. He is also entitled to four separate performance bonuses, each paid in combination of one-half cash and one-half Proportionate Voting Shares (or Subordinate Voting Shares, at the Company’s discretion) based upon the gross sales for the Company’s Florida and Arizona operations acquired in the Go Public Transactions. Mr. Tipton received the first $1,000,000 bonus in April 2021. Mr. Tipton also received a signing bonus in the amount of $1,000,000 in cash.

The Tipton Employment Agreement terminates upon Mr. Tipton’s death or permanent disability or incapacity or may be terminated by the Company at any time with or without Cause (as defined in the Tipton Employment Agreement). If the Tipton Employment Agreement is terminated either by the Company or by Mr. Tipton during the employment period, then Mr. Tipton will be entitled to receive his accrued obligations up to the termination date and unpaid performance bonuses. If the Tipton Employment Agreement is terminated as a result of Mr. Tipton’s death, permanent disability or incapacity during the employment period, Mr. Tipton’s representatives or beneficiaries will be entitled to receive the accrued obligations and any performance bonuses unpaid as of the termination date.

The Tipton Employment Agreement is subject to restrictive covenants including a non-competition covenant and non-solicitation covenant for a period terminating on the third anniversary of the termination date along with restrictive covenants regarding confidentiality and intellectual property.

R. Michael Smullen, Executive Director of MÜV Enterprises and Director

On March 31, 2021, the Company entered into an employment agreement (the “Smullen Employment Agreement”) with R. Michael Smullen in his capacity as Executive Director of MÜV Enterprises for a period of two years. The Smullen Employment Agreement renews automatically following the initial two-year term for successive one-year terms unless either party gives the other party at least 30 days’ notice of its election not to renew.

Mr. Smullen is entitled to a base annual salary of no less than $100,000. He is also entitled to four separate performance bonuses, each paid in combination of one-half cash and one-half Proportionate Voting Shares (or Subordinate Voting Shares, at the Company’s discretion) based upon the gross sales for the Company’s Florida and Arizona operations acquired in the Go Public Transactions. Mr. Smullen received the first $1,000,000 bonus in April 2021. Mr. Smullen also received a signing bonus in the amount of $1,000,000 in cash.

The Smullen Employment Agreement terminates upon Mr. Smullen’s death or permanent disability or incapacity or may be terminated by the Company at any time with or without Cause (as defined in the Smullen Employment Agreement). If the Smullen Employment Agreement is terminated either by the Company or by Mr. Smullen during the employment period, then Mr. Smullen will be entitled to receive his accrued obligations up to the termination date and unpaid performance bonuses. If the Smullen Employment Agreement is terminated as a result of Mr. Smullen’s death, permanent disability or incapacity during the employment period, Mr. Smullen’s representatives or beneficiaries will be entitled to receive the accrued obligations and any performance bonuses unpaid as of the termination date.

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The Smullen Employment Agreement is subject to restrictive covenants including a non-competition covenant and non-solicitation covenant for a period terminating on the third anniversary of the termination date along with restrictive covenants regarding confidentiality and intellectual property.

Equity Incentive Plans

The Company’s Equity Incentive Plan was adopted by the Company’s shareholders and became effective upon the consummation of the RTO in accordance with the Plan of Arrangement.

Purpose

The purpose of the Equity Incentive Plan is to enable the Company and its affiliated companies to: (i) promote and retain employees, officers, consultants, advisors and directors capable of assuring the future success of the Company; (ii) offer such persons incentives to put forth maximum efforts; and (iii) compensate such persons through various stock and cash-based arrangements and provide them with opportunities for stock ownership, thereby aligning the interests of such persons and shareholders.

The Equity Incentive Plan permits the grant of: (i) nonqualified stock options (“Company NQSOs”) and incentive stock options (“Company ISOs”) (collectively, “Company Options”); (ii) restricted stock awards; (iii) Company RSUs; (iv) stock appreciation rights (“Company SARs”); (v) performance compensation awards; and (vi) other stock-based awards, which are referred to herein collectively as “Awards”, as more fully described below.

Eligibility

Any of the Company’s employees, officers, directors, consultants (who are natural persons) (the “Participants”) are eligible to participate in the Equity Incentive Plan if selected by the Compensation Committee. The basis of participation of an individual under the Equity Incentive Plan, and the type and amount of any Award that an individual will be entitled to receive under the Equity Incentive Plan, will be determined by the Compensation Committee taking into account the nature of the services rendered by the respective Participants, their historical contributions to the success of the Company’s predecessor entities or affiliates, present and potential contributions to the success of the Company or such other factors as the Compensation Committee determines, based on its judgment as to the best interests of the Company and its shareholders, and therefore cannot be determined in advance.

The maximum number of Subordinate Voting Shares that may be issued under the Equity Incentive Plan will be determined by the Board from time to time, but in no case will exceed, in the aggregate, 10% of the number of Company Shares then outstanding (whereby the Proportionate Voting Shares are calculated on an as-converted to Subordinate Voting Share basis). Any shares subject to an Award under the Equity Incentive Plan that are forfeited, cancelled, expire unexercised, are settled in cash, or are used or withheld to satisfy tax withholding obligations of a Participant will again be available for Awards under the Equity Incentive Plan. Other than an Award made pursuant to any election by the director to receive an award in lieu of all or a portion of annual and committee retainers and meeting fees, no non-employee director may be granted any Award or Awards denominated in Subordinate Voting Shares that exceed in the aggregate $1,000,000 in any calendar year. If, and so long as, the Company is listed on the CSE, the aggregate number of Company Shares issued or issuable to persons providing investor relations activities (as defined in CSE policies) as compensation within a one-year period, will not exceed 1% of the total number of Subordinate Voting Shares then outstanding. For the purposes of the Equity Incentive Plan, the term outstanding Subordinate Voting Shares includes the number of Subordinate Voting Shares issuable on conversion of the Proportionate Voting Shares.

In the event of: (i) any dividend, recapitalization, forward or reverse stock split, reorganization, merger, amalgamation, consolidation, split-up, split-off, combination, repurchase or exchange of Subordinate Voting Shares or other securities of the Company; (ii) issuance of warrants or other rights to acquire Subordinate Voting Shares or other securities of the Company or other similar corporate transaction or events which affects the Subordinate Voting Shares; (iii) unusual or nonrecurring events affecting the Company, the financial statements of the Company; or (iv) changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, the Compensation Committee may make such adjustment, which is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Equity Incentive Plan, to (A) the number and kind of shares which may thereafter be issued in connection with Awards, (B) the number and kind of shares issuable in respect of outstanding Awards, (C) the purchase price or exercise price relating to any Award or, if deemed appropriate, provide for a cash payment with respect to any outstanding Award, and (D) any share limit set forth in the Equity Incentive Plan.

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Awards

Options

The Compensation Committee is authorized to grant Company Options to purchase Subordinate Voting Shares that are either Company ISOs, meaning they are intended to satisfy the requirements of Section 422 of the Code, or Company NQSOs, meaning they are not intended to satisfy the requirements of Section 422 of the Code. Company Options granted under the Equity Incentive Plan will be subject to the terms and conditions established by the Compensation Committee. Under the terms of the Equity Incentive Plan, unless the Compensation Committee determines otherwise, in the event that a Company Option is substituted for another Company Option in connection with a corporate transaction, the exercise price of the Company Option will not be less than the fair market value (as determined under the Equity Incentive Plan) of the shares at the time of grant. Company Options granted under the Equity Incentive Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Compensation Committee and specified in the applicable award agreement. The maximum term of a Company Option granted under the Equity Incentive Plan will be ten years from the date of grant (or five years in the case of a Company ISO granted to a shareholder of the Company who holds more than 10% of Company Shares). Payment in respect of the exercise of a Company Option may be made in cash or by check, by surrender of unrestricted shares (at their fair market value on the date of exercise) or by such other method as the Compensation Committee may determine to be appropriate. Additional minimum provisions set forth in the Equity Incentive Plan will apply to awards granted to California participants if such award is granted in reliance on Section 25102(o) of the California Corporations Code.

Restricted Stock

A restricted stock award is a grant of Subordinate Voting Shares, which are subject to forfeiture restrictions during a restriction period. The Compensation Committee will determine the price, if any, to be paid by the Participant for each Subordinate Voting Shares subject to a restricted stock award. The Compensation Committee may condition the expiration of the restriction period, if any, upon: (i) the Participant’s continued service over a period of time with the Company or its affiliates; (ii) the achievement by the Participant, the Company or its affiliates of any other performance goals set by the Compensation Committee; or (iii) any combination of the above conditions as specified in the applicable award agreement. If the specified conditions are not attained, the Participant will forfeit the portion of the restricted stock award with respect to those conditions which are not attained, and the underlying Subordinate Voting Shares will be forfeited. At the end of the restriction period, if the conditions, if any, have been satisfied, the restrictions imposed will lapse with respect to the applicable number of Subordinate Voting Shares. During the restriction period, unless otherwise provided in the applicable award agreement, a Participant will have the right to vote the shares underlying the restricted stock; however, all dividends will remain subject to restriction until the stock with respect to which the dividend was issued lapses. The Compensation Committee may, in its discretion, accelerate the vesting and delivery of shares of restricted stock. Unless otherwise provided in the applicable award agreement or as may be determined by the Compensation Committee, upon a Participant’s termination of service with the Company, the unvested portion of a restricted stock award will be forfeited.

RSUs

Company RSUs are granted in reference to a specified number of Subordinate Voting Shares and entitle the holder to receive, on achievement of specific performance goals established by the Compensation Committee, after a period of continued service with the Company or its affiliates or any combination of the above as set forth in the applicable award agreement, one Subordinate Voting Share for each such Subordinate Voting Share covered by the Company RSU; provided, that the Compensation Committee may elect to pay cash, or part cash and part Subordinate Voting Shares in lieu of delivering only Subordinate Voting Shares. The Compensation Committee may, in its discretion, accelerate the vesting of Company RSUs. Unless otherwise provided in the applicable award agreement or as may be determined by the Compensation Committee, upon a Participant’s termination of service with the Company, the unvested portion of the Company RSUs will be forfeited.

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Stock Appreciation Rights

A Company SAR entitles the recipient to receive, upon exercise of the Company SAR, the increase in the fair market value of a specified number of Subordinate Voting Shares from the date of the grant of the Company SAR and the date of exercise payable in Subordinate Voting Shares. Any grant may specify a vesting period or periods before the Company SAR may become exercisable and permissible dates or periods on or during which the Company SAR will be exercisable. No Company SAR may be exercised more than ten years from the grant date. Upon a Participant’s termination of service, the same general conditions applicable to Company Options as described above would be applicable to the Company SAR.

Other Stock-Based Awards

The Compensation Committee may grant other awards that are denominated or valued in whole or in part by reference to Subordinate Voting Shares. The Compensation Committee will determine the terms and condition of such awards. No Other Stock-Based Award will contain a purchase right or option-like exercise feature.

Administration of the Equity Incentive Plan

The Compensation Committee may impose restrictions on the grant, exercise or payment of an Award as it determines appropriate. Generally, Awards granted under the Equity Incentive Plan will be nontransferable except by will or by the laws of descent and distribution. No Participant will have any rights as a shareholder with respect to Subordinate Voting Shares covered by Company Options, Company SARs, restricted stock awards, Company RSUs or other stock-based awards, unless and until such Awards are settled in Subordinate Voting Shares.

No Company Option (or, if applicable, Company SARs) will be exercisable, no Subordinate Voting Shares will be issued, no certificates for Subordinate Voting Shares will be delivered and no payment will be made under the Equity Incentive Plan except in compliance with all applicable laws.

The Board may amend, alter, suspend, discontinue or terminate the Equity Incentive Plan and the Compensation Committee may amend any outstanding Award at any time; provided that (i) such amendment, alteration, suspension, discontinuation, or termination will be subject to the approval of the Company’s shareholders if such approval is necessary to comply with any tax or regulatory requirement applicable to the Equity Incentive Plan (including, without limitation, as necessary to comply with any rules or requirements of any applicable securities exchange), and (ii) no such amendment or termination may adversely affect Awards then outstanding without the Award holder’s permission.

In the event of any reorganization, merger, consolidation, split-up, spin-off, combination, plan of arrangement, takeover bid or tender offer, repurchase or exchange of Subordinate Voting Shares or other securities of the Company or any other similar corporate transaction or event involving the Company (or the Company entering into a written agreement to undergo such a transaction or event), the Compensation Committee or the Board may, in its sole discretion, provide for any (or a combination) of the following to be effective upon the consummation of the event (or effective immediately prior to the consummation of the event, provided, however that the consummation of the event subsequently occurs):

●	termination of the Award, whether or not vested, in exchange for cash or other property, if any, equal to the amount that would have been attained upon the exercise of the vested portion of the Award or realization of the Participant’s vested rights,

●	the replacement of the Award with other rights or property selected by the Compensation Committee or the Board, in its sole discretion,

●	assumption of the Award by the successor or survivor corporation, or a parent or subsidiary thereof, or will be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices,

●	that the Award will be exercisable or payable or fully vested with respect to all Subordinate Voting Shares covered thereby, notwithstanding anything to the contrary in the applicable award agreement, or

●	that the Award cannot vest, be exercised or become payable after a date certain in the future, which may be the effective date of the event.

Tax Withholding

The Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serve, or in the past year have served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or our Compensation Committee. None of the members of our Compensation Committee is, or has ever been, an officer or employee of the Company.

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ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

The Company was formed upon consummation of the RTO and the other Go Public Transactions, as described in this Registration Statement. Other than as disclosed below, since the consummation of the RTO, there have been no (i) transactions or presently proposed transactions which are material to the Company or the related party, (ii) transactions that are unusual in their nature or conditions, involving goods, services, or tangible or intangible assets, to which the Company or any of its subsidiaries or affiliates was a party, or (iii) loans for the benefit of any person listed in (a) through (e) below (including guarantees of any kind), between the Company and:

(a)	enterprises that directly or indirectly through one or more intermediaries, control or are controlled by, or are under common control with, the Company;

(b)	associates, meaning unconsolidated enterprises in which the Company holds a significant influence over, or which hold a significant influence over the Company;

(c)	individuals owning, directly or indirectly, an interest in the voting power of the Company that gives them significant influence over the Company, and close members of any such individual’s family (close members of an individual’s family are those that may be expected to influence, or be influenced by, that person in their dealings with the Company);

(d)	key management personnel, that is, those persons having authority and responsibility for planning, directing and controlling the activities of the Company, including directors and senior management of the Company and close members of such individuals’ families; and

(e)	enterprises in which a substantial interest in the voting power is owned, directly or indirectly, by any person described in (c) or (d) or over which such a person is able to exercise significant influence, including enterprises owned by directors or major shareholders of the Company and enterprises that have a member of key management in common with the Company.

See “Item 1 Business - History of the Company” for a description of the RTO and the AME Merger Agreement.

See “Item 6 Executive Compensation” for a description of the Company’s employment agreements with the Company’s employee Directors and Named Executive Officers.

Director Independence

See “Item 5. Directors and Executive Officers – Board of Directors” for a description of the independence of the Company’s directors.

ITEM 8: LEGAL PROCEEDINGS

Neither the Company nor any of its subsidiaries is a party to any legal proceedings which, individually or in the aggregate, would be expected to have a material effect on our business, financial condition, results of operations, or financial statements, taken as a whole, if determined adversely to us.

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ITEM 9: MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Market Information

The Subordinate Voting Shares are listed in Canada on the CSE under the symbol “VRNO”. The Subordinate Voting Shares are also quoted over-the-counter in the United States on the OTCQX under the symbol “VRNOF”. The Proportionate Voting Shares are not listed or quoted for trading in Canada, over-the-counter in the United States or in any other jurisdiction.

The Company’s articles permit the issuance of an unlimited number of Subordinate Voting Shares and Proportionate Voting Shares. The Subordinate Voting Shares and Proportionate Voting Shares are fully paid.

The Subordinate Voting Shares and Proportionate Voting Shares are managed by the Company’s transfer agent and registrar, Odyssey Trust Company.

For additional details regarding the Subordinate Voting Shares and Proportionate Voting Shares, see “Item 11- Description of the Registrant’s Securities to be Registered”.

Shareholders

As of March 25, 2022, there were 586 holders of record of Subordinate Voting Shares and 91 holders of record of Proportionate Voting Shares.

Dividend Policy

There are no restrictions in the Company’s articles that prevent the Company from paying dividends. However, the Company has not paid dividends in the past, and it is not anticipated that the Company will pay any dividends in the foreseeable future. Rather, the Company currently intends to retain future earnings, if any, to fund the development and growth of its business and does not intend to pay any cash dividends on its shares for the foreseeable future. Any decision to pay dividends in the future will be made by the Board on the basis of earnings, financial requirements and other conditions existing at the time. All Company Shares are entitled to an equal share in any dividends declared and paid. The Credit Agreement further restricts the Company’s ability to pay dividends.

Equity Incentive Plan

The Equity Incentive Plan was approved by Majesta Minerals shareholders on January 27, 2021 and was adopted and approved by the Board on February 11, 2021 upon the consummation of the RTO.

The following table provides certain information as of December 31, 2021 with respect to compensation plans (including any individual compensation arrangements, of which there are none) under which our equity securities are authorized for issuance, aggregated as follows.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities issuable upon exercise of outstanding options, warrants and rights)
Equity compensation plans approved by securityholders
Equity Incentive Plan	2,706,200 Subordinate Voting Shares	(1)	$2,370.10	(2)	28,676,556 Subordinate Voting Shares (3)
Equity Compensation plans not approved by security holders
None
Total	2,706,200 Subordinate Voting Shares		$2,370.10		28,676,556 Subordinate Voting Shares

(1) Represents 4,318 Company RSUs grated under our Equity Incentive Plan and 53.7 Company Options granted under our Equity Incentive Plan. Each Company RSU vests into one Proportionate Voting Share and each Company Option is exercisable for one Proportionate Voting Share. Each Proportionate Voting Share is exchangeable into Subordinate Voting Shares at an exchange rate of 100 to 1.

(2) The weighted average exercise price of the Company Options granted under our Equity Incentive Plan is converted to US dollars based on the exchange rates published by Bank of Canada on the day before the grant dates of the Company Options.

(3) Pursuant to the Equity Incentive Plan, the aggregate number of Shares that may be issued under the Equity Incentive Plan is equal to 10% of the shares of the Company outstanding (i.e. the Subordinate Voting Shares plus the Proportionate Voting Shares on an as-converted basis of 100 Subordinate Voting Shares for one Proportionate Voting Share).

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ITEM 10: RECENT SALES OF UNREGISTERED SECURITIES.

The following information represents securities sold by the Company since its inception in February 2021 upon the consummation of the RTO through December31, 2021, which were not registered under the Securities Act. Included are new issuances, securities issued in exchange for property, services or other securities, securities issued upon conversion from other Company share classes. The Company issued all of the securities listed below pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act, or Regulation D or Regulation S promulgated thereunder.

Go Public Transactions

In order to consummate the Go Public Transactions, on February 11, 2021 the members of Verano LLC, and owners of some of Verano LLC’s subsidiaries, through a series of transactions, exchanged their ownership interests in Verano LLC and such subsidiaries for an aggregate of 96,892,040 Subordinate Voting Shares and an aggregate of 1,172,382 Proportionate Voting Shares, resulting in Verano LLC becoming a wholly-owned subsidiary of the Company.

In addition, on February 11, 2021 the members of the AME Parties, through a series of transactions, exchanged their membership interests in the AME Parties for an aggregate of 18,092,987 Subordinate Voting Shares and 470,984 Proportionate Voting Shares, plus cash consideration of $35 million.

RTO Financing

In accordance with the terms of the RTO Financing, 10,000,000 subscription receipts were issued on January 21, 2021, at a price per subscription receipt of $10, for aggregate gross proceeds of $100,000,000. An aggregate of 10,000,000 Subordinate Voting Shares were issued in exchange for the subscription receipts. In connection with the Financing and the RTO, the Company issued 578,354 Subordinate Voting Shares and $4,579,883 in transactions costs to the offering agents as a broker fee.

Private Placement

On March 11, 2021, the Company closed an offering on a bought deal private placement basis of special warrants of the Company for 3,510,000 Subordinate Voting Shares (the “Special Warrants”) at a price per Special Warrant of C$28.50 for aggregate gross proceeds of C$100,035,00 pursuant to an agreement with Beacon Securities Limited and Canaccord Genuity Corp., on behalf of a syndicate of underwriters pursuant to which the underwriters purchased the Special Warrants. All Special Warrants were exercised in full for such Subordinate Voting Shares on September 24, 2021 and are no longer outstanding.

Acquisitions

During the year ended December 31, 2021, the Company issued an aggregate of 20,654,927.20 Subordinate Voting Shares and an aggregate of 88,718.3227 Proportionate Voting Shares in connection with acquisitions (other than the acquisitions of the AME Group included as part of the Go Public Transactions).

The Company relied on Section 4(a)(2) of the Securities Act, Rule 506(b) and/or Regulation S as the Subordinate Voting Shares and Proportionate Voting Shares were sold to a limited number of accredited investors in connection with each acquisition.

Equity Incentive Plan

During the year ended December 31, 2021, pursuant to its Equity Incentive Plan, the Company issued Company RSUs for an aggregate of 35,777.08 Proportionate Voting Shares (exchangeable into Subordinate Voting Shares at an exchange rate of 100:1) and Company Options for an aggregate of 516.21 Proportionate Voting Shares (exchangeable into Subordinate Voting Shares at an exchange rate of 100:1).

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ITEM 11. DESCRIPTION OF THE REGISTRANT’S SECURITIES TO BE REGISTERED

The Company is authorized to issue an unlimited number of Subordinate Voting Shares and an unlimited number of Proportionate Voting Shares. As of March 25, 2022, there were 305,034,095 Subordinate Voting Shares and 228,343 Proportionate Voting Shares issued and outstanding. The following is a summary of the rights, privileges, restrictions and conditions attached to the Subordinate Voting Shares and the Proportionate Voting Shares.

Subordinate Voting Shares

Shareholder Vote

Holders of Subordinate Voting Shares are entitled to notice of and to attend and vote at any meeting of the shareholders of the Company, except a meeting of which only holders of another class or series of shares of the Company will have the right to vote. At each such meeting, holders of Subordinate Voting Shares are entitled to one vote for each Subordinate Voting Share held.

Protective Provisions

As long as any Subordinate Voting Shares remain outstanding, the Company will not, without the consent of the holders of the Subordinate Voting Shares by separate special resolution, alter or amend the articles of the Company if the result of such alteration or amendment would (i) prejudice or interfere with any right or special right attached to the Subordinate Voting Shares or (ii) affect the rights or special rights of the holders of Subordinate Voting Shares or Proportionate Voting Shares or on a per share basis.

No subdivision or consolidation of the Subordinate Voting Shares will occur unless, simultaneously, the Proportionate Voting Shares are subdivided or consolidated using the same divisor or multiplier.

Dividends

Holders of Subordinate Voting Shares are entitled to receive, as and when declared by the Board, dividends in cash or property of the Company. No dividend will be declared on the Subordinate Voting Shares unless the Company simultaneously declares an equivalent dividend on the Proportionate Voting Shares in an amount per Proportionate Voting Share equal to the amount of the dividend declared per Subordinate Voting Share, multiplied by 100.

The Board may declare a stock dividend payable in Subordinate Voting Shares on the Subordinate Voting Shares, but only if the Board simultaneously declares a stock dividend payable in: (i) Proportionate Voting Shares on the Proportionate Voting Shares, in a number of shares per Proportionate Voting Share equal to the number of Subordinate Voting Shares declared as a dividend per Subordinate Voting Share; or (ii) Subordinate Voting Shares on the Proportionate Voting Shares, in a number of shares per Proportionate Voting Share (or a fraction thereof) equal to the number of Subordinate Voting Shares declared as a dividend per Subordinate Voting Share, multiplied by 100.

The Board may declare a stock dividend payable in Proportionate Voting Shares on the Subordinate Voting Shares, but only if the directors simultaneously declare a stock dividend payable in Proportionate Voting Shares on the Proportionate Voting Shares, in a number of shares per Proportionate Voting Share equal to the number of Proportionate Voting Shares declared as a dividend per Subordinate Voting Share, multiplied by 100.

Holders of fractional Subordinate Voting Shares are entitled to receive any dividend declared on the Subordinate Voting Shares in an amount equal to the dividend per Subordinate Voting Share multiplied by the fraction thereof held by such holder.

Liquidation and Dissolution Events

In the event of a liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of Subordinate Voting Shares will, subject to the rights of the holders of any shares of the Company ranking in priority to the Subordinate Voting Shares, be entitled to participate ratably along with all the holders of Proportionate Voting Shares, with the amount of such distribution per Subordinate Voting Share equal to the amount of such distribution per Proportionate Voting Share divided by 100. Each fraction of a Subordinate Voting Share is entitled to the amount calculated by multiplying such fraction by the amount payable per whole Subordinate Voting Share.

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Conversion Right

If an offer is made to purchase Proportionate Voting Shares, and such offer is required pursuant to applicable securities legislation or the rules of any stock exchange on which the Proportionate Voting Shares or the Subordinate Voting Shares may then be listed, to be made to all or substantially all of the holders of Proportionate Voting Shares in a province or territory of Canada to which the requirement applies (an “Offer”) and not made to the holders of Subordinate Voting Shares for consideration per Subordinate Voting Share equal to or greater than 1/100th of the consideration offered per Proportionate Voting Share, then each Subordinate Voting Share will become convertible at the option of the holder into Proportionate Voting Shares on the basis of 100 Subordinate Voting Shares for one Proportionate Voting Share, at any time while the Offer is in effect until one day after the time prescribed by applicable securities legislation or stock exchange rules for the offeror to take up and pay for such shares as are to be acquired pursuant to the Offer (the “Subordinate Voting Share Conversion Right”).

The Subordinate Voting Share Conversion Right may only be exercised for the purpose of depositing the Proportionate Voting Shares acquired upon conversion under such Offer, and for no other reason.

If Proportionate Voting Shares issued upon such conversion and deposited under such Offer are withdrawn by such holder, or such Offer is abandoned, withdrawn or terminated by the offeror, or such Offer expires without the offeror taking up and paying for such Proportionate Voting Shares, such Proportionate Voting Shares and any fractions thereof issued will automatically be reconverted into Subordinate Voting Shares on the basis of one Proportionate Voting Share for 100 Subordinate Voting Shares.

Subject to approval by the Board, each Subordinate Voting Share may be converted at the option of the holder into such number of Proportionate Voting Shares as is determined by dividing the number of Subordinate Voting Shares being converted by 100. The conversion will be deemed to have taken place immediately prior to the close of business on the day on which the certificates or direct registration statements representing the Subordinate Voting Shares to be converted is deemed surrendered by the holder thereof and the conversion notice is delivered by such holder, and the person entitled to receive the Proportionate Voting Shares issuable upon such conversion will be treated for all purposes as the holder of record of such Proportionate Voting Shares as of such date.

Proportionate Voting Shares

Shareholder Vote

Holders of Proportionate Voting Shares are entitled to notice of and to attend and vote at any meeting of the shareholders of the Company, except a meeting of which only holders of another class or series of shares of the Company will have the right to vote. Subject to the terms set out in the articles of the Company, at each such meeting, holders of Proportionate Voting Shares are entitled to 100 votes in respect of each Proportionate Voting Share, and each fraction of a Proportionate Voting Share will entitle the holder to the number of votes calculated by multiplying the fraction by 100 and rounding the product down to the nearest whole number.

Protective Provisions

As long as any Proportionate Voting Shares remain outstanding, the Company will not, without the consent of the holders of the Proportionate Voting Shares expressed by separate special resolution, alter or amend the articles of the Company if the result of such alteration or amendment would (i) prejudice or interfere with any right or special right attached to the Proportionate Voting Shares or (ii) affect the rights or special rights of the holders of Subordinate Voting Shares or Proportionate Voting Shares on a per share basis. At any meeting of holders of Proportionate Voting Shares called to consider such a separate special resolution, each whole Proportionate Voting Share will entitle the holder to one vote.

No subdivision or consolidation of the Proportionate Voting Shares may occur unless, simultaneously, the Subordinate Voting Shares are subdivided or consolidated using the same divisor or multiplier.

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Dividends

Holders of Proportionate Voting Shares are entitled to receive, as and when declared by the Board, dividends in cash or property of the Company. No dividend will be declared on the Proportionate Voting Shares unless the Company simultaneously declares equivalent dividends on the Subordinate Voting Shares, in an amount equal to the amount of the dividend declared per Proportionate Voting Share divided by 100.

The Board may declare a stock dividend payable in Proportionate Voting Shares on the Proportionate Voting Shares, but only if the directors simultaneously declare a stock dividend payable in (i) Proportionate Voting Shares on the Subordinate Voting Shares, in a number of shares per Subordinate Voting Share equal to the number of Proportionate Voting Shares declared as a dividend per Proportionate Voting Share, divided by 100, or (ii) Subordinate Voting Shares on the Subordinate Voting Shares, in a number of shares per Subordinate Voting Share equal to the number of Proportionate Voting Shares declared as a dividend per Proportionate Voting Share. The Board may declare a stock dividend payable in Subordinate Voting Shares on the Proportionate Voting Shares, but only if the directors simultaneously declare a stock dividend payable in Subordinate Voting Shares on the Subordinate Voting Shares, in a number of shares per Subordinate Voting Share equal to the number of Subordinate Voting Shares declared as a dividend per Proportionate Voting Share, divided by 100. Holders of fractional Proportionate Voting Shares will be entitled to receive any dividend declared on the Proportionate Voting Shares, in an amount equal to the dividend per Proportionate Voting Share multiplied by the fraction held by such holder.

Liquidation and Dissolution Events

In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of Proportionate Voting Shares are entitled to participate ratably along with the holders of Subordinate Voting Shares, with the amount of such distribution per Proportionate Voting Share equal to the amount of such distribution per Subordinate Voting Share multiplied by 100; and each fraction of a Proportionate Voting Share will be entitled to the amount calculated by multiplying the fraction by the amount payable per whole Proportionate Voting Share.

Conversion Right

Each Proportionate Voting Share will be convertible, at the option of the holder thereof, into a number of Subordinate Voting Shares as is determined by multiplying the number of Proportionate Voting Shares in respect of which the share conversion right is exercised by 100. The ability of a holder to convert the Proportionate Voting Shares during any restricted period is subject to a restriction that, unless the Board determines otherwise, the aggregate number of Subordinate Voting Shares and Proportionate Voting Shares held of record, directly or indirectly, by residents of the United States (as determined in accordance with Rules 3b-4 and 12g3-2(a) under the Exchange Act) may not exceed 40% of the aggregate number of Subordinate Voting Shares and Proportionate Voting Shares then outstanding after giving effect to such conversions, determined in accordance with the articles of the Company. As of the date hereof, the aggregate number of Subordinate Voting Shares and Proportionate Voting Shares held of record, directly or indirectly, by residents of the United States (as determined in accordance with Rules 3b-4 and 12g3-2(a) under the Exchange Act) exceeds 40% and there is no restriction on any holder of Proportionate Voting Shares to convert such shares, at the option of the holder, into a number of Subordinate Voting Shares.

In addition, in accordance with the articles of the Company, the Company may require a holder of Proportionate Voting Shares to convert all, but not less than all, of the Proportionate Voting Shares held by such holder into Subordinate Voting Shares if (i) the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, and (ii) the Subordinate Voting Shares are listed or quoted (and are not suspended from trading) on a recognized North American stock exchange. Following the effectiveness of this Registration Statement, the Company will be subject to the reporting requirements of Section 13 and 15(d) of the Exchange Act, but the Company does not expect to require any holder of Proportionate Voting Shares to convert all of their Proportionate Voting Shares held by such holder into Subordinate Voting Shares in connection with the effectiveness of this Registration Statement. Each Proportionate Voting Share will be convertible into such number of fully paid and non-assessable Subordinate Voting Shares as is determined by multiplying the number of Proportionate Voting Shares in respect of which the share conversion right is exercised by 100. Following the effectiveness of this registration statement, the Company intends to require the holders of Proportionate Voting Shares to convert all such Proportionate Voting Shares into Subordinate Voting Shares.

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ITEM 12: INDEMNIFICATION OF DIRECTORS AND OFFICERS

Business Corporations Act (British Columbia)

Section 160 of the Business Corporations Act (British Columbia) provides that Verano may indemnify an “Eligible Party” against all judgments, penalties or fines awarded or imposed in, or an amount paid in settlement of, an eligible proceeding to which the Eligible Party is or may be liable. An “Eligible Party” is an individual who: (i) is or was a director or officer of the Company; (ii) is or was a director or officer of another corporation: (a) at a time when such other corporation is or was an affiliate of the Company; or (b) at the request of the Company; or (iii) at the request of the Company, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity, and, except in certain circumstances, his or her heirs and personal or other legal representatives of that individual. Verano may also after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an Eligible Party in respect of that proceeding. Expenses include costs, charges and expenses, including legal and other fees, but excluding judgments, penalties, fines or amounts paid in settlement of a proceeding. Verano must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the Eligible Party in respect of that proceeding if the Eligible Party, (a) has not been reimbursed for those expenses; and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding. The Company may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an Eligible Party in respect of that proceeding. However the Company must not make such payments unless it first receives from the Eligible Party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by the following sentence, the Eligible Party will repay the amounts advanced.

The Company must not indemnify an Eligible Party or pay its expenses if, (a) in relation to the subject matter of the eligible proceeding, the Eligible Party did not act honestly and in good faith with a view to the best interests of the applicable corporation; (b) in the case of an eligible proceeding other than a civil proceeding, the Eligible Party did not have reasonable grounds for believing that the Eligible Party’s conduct in respect of which the proceeding was brought was lawful, (c) the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the Company was prohibited from giving the indemnity or paying the expenses by its memorandum or articles, or (d) the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the Company is prohibited from giving the indemnity or paying the expenses by its memorandum or articles. If an eligible proceeding is brought against an Eligible Party by or on behalf of the Company or by or on behalf of an associated corporation, the Company must not indemnify the Eligible Party or pay the expenses of the Eligible Party in respect of the proceeding as aforesaid.

In addition, a court may, on the application of the Company or an Eligible Party: (i) order the Company to indemnify an Eligible Party against any liability incurred by the Eligible Party in respect of an eligible proceeding; (ii) order the enforcement of, or any payment under, an agreement of indemnification entered into by the Company; (iii) order the Company to pay some or all of the expenses incurred by an Eligible Party in respect of an eligible proceeding; (iv) order the Company to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under this section; or (v) make any other order the court considers appropriate.

The Company may purchase and maintain insurance for the benefit of an Eligible Party or the heirs and personal or other legal representatives or the Eligible Party against any liability that may be incurred by reason of the Eligible Party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Company or an associated corporation.

The Company’s Articles

The Company’s articles contain a provision permitting it to eliminate the personal liability of its directors to the Company and its shareholders for damages incurred by a director or officer to the extent provided for under British Columbia law. The Company may also have contractual indemnification obligations under employment agreements with its officers or agreements entered into with its directors. These indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which the Company may be unable to recoup. These provisions and the resulting costs may also discourage it from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by shareholders against the Company’s directors and officers even though such actions, if successful, might otherwise benefit it and its shareholders.

D&O Insurance

The Company obtained directors and officers liability insurance (“D&O Insurance”) for the benefit of the Directors and the Company’s officers and intends to maintain D&O Insurance. D&O Insurance is insurance coverage intended to protect individuals from personal losses if they are sued as a result of serving as a director or an officer of a business or other type of organization. It can also cover the legal fees and other costs the organization may incur as a result of such a suit.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The financial statements required to be included in this Registration Statement appear immediately following the signature page to this Registration Statement beginning on page F-1.

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ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The Company retained Baker Tilly US, LLP (“Baker Tilly”) as its independent registered public accounting firm effective June 25, 2021, and for the fiscal year ended December 31, 2021. From inception through the interim period on or prior to the appointment of Baker Tilly, neither the Company nor anyone on its behalf has consulted with Baker Tilly on either (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (b) any matter that was the subject of a disagreement, as that term is defined in Item 304 of Regulation S-K under the Exchange Act (“Regulation S-K”) or a reportable event as set forth in Item 304 of Regulation S-K.

On June 25, 2021, upon the Company’s request, Macias Gini & O’Connell LLP (“MGO”) stepped down for the year ended December 31, 2021 as the Company’s independent registered public accounting firm upon the Company retaining Baker Tilly, as noted above. The change was considered and approved by the Company’s Audit Committee and Board. The audit reports of MGO on the financial statements of Verano LLC as of and for the fiscal years ended December 31, 2020 and 2019 did not contain any adverse opinion or disclaimer of opinion, nor was any opinion qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2020 and 2019, and during the period of January 1, 2021 through the date MGO stepped down, there were no disagreements with MGO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that, if not resolved to MGO’s satisfaction, would have caused MGO to make reference in connection with its opinion to the subject matter of the disagreement. No “reportable events”, as that term is described in Item 304 of Regulation S-K, occurred within the fiscal years ended December 31, 2020 and 2019, and subsequently up to the date MGO stepped down.

Upon the consummation of the Go Public Transactions and the Company’s retention of MGO for the Company, the Company dismissed Hill, Barth & King LLC (“HBK”), the prior independent registered public accounting firm for (i) AME for the year ended December 31, 2020 and (ii) Plants of Ruskin for the years ended December 31, 2020 and 2019.

The change from HBK to MGO was considered and approved by the Audit Committee and Board. The audit reports of HBK on the financial statements of the AME Group as of and for the fiscal year ended December 31, 2020 and on the financial statements of Plants of Ruskin for the years ended December 31, 2020 and 2019 did not contain any adverse opinion or disclaimer of opinion, nor was any opinion qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2020 and 2019, and during the period of January 1, 2021 through the date of dismissal, there were no disagreements with HBK on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that, if not resolved to HBK’s satisfaction, would have caused HBK to make reference in connection with its opinion to the subject matter of the disagreement. No “reportable events”, as that term is described in Item 304 of Regulation S-K, occurred within the fiscal years ended December 31, 2020 and 2019, and subsequently up to the date of dismissal.

We provided a copy of this disclosure to MGO and HBK and requested that each of MGO and HBK furnish us with a letter addressed to the SEC stating whether it agrees with the above statements, and if not, stating the respects in which it does not agree. A copy of the letters from each of MGO and HBK addressed to the SEC, are filed as Exhibits 16.1 and 16.2 to this Registration Statement.

91

ITEM 15: FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements. See “Index to Financial Statements” on page F-1 of this Form 10.

(b) Exhibits.

Exhibit Number	Description of Exhibit

2.1	Arrangement Agreement between Verano Holdings LLC, Majesta Minerals Inc., 1276268 B.C. Ltd., 1277233 B.C. Ltd. and 1278655 B.C. Ltd. dated December 14, 2020.

2.2	Amendment to Arrangement Agreement between Verano Holdings LLC, Majesta Minerals Inc., 1276268 B.C. Ltd., 1277233 B.C. Ltd. and 1278655 B.C. Ltd. dated January 26, 2021.

2.3†	Agreement and Plan of Merger between Verano Holdings, LLC, Alternative Medical Enterprises LLC, Plants of Ruskin GPS LLC, RVC 360 LLC and John Tipton, solely in the capacity as member representative, dated November 6, 2020.

2.4	First Amendment to Agreement and Plan of Merger between Verano Holdings, LLC, Alternative Medical Enterprises LLC, Plants of Ruskin GPS LLC, RVC 360 LLC and John Tipton, solely in the capacity as member representative, dated December 14, 2020.

2.5	Second Amendment to Agreement and Plan of Merger between Verano Holdings, LLC, Alternative Medical Enterprises LLC, Plants of Ruskin GPS LLC, RVC 360 LLC and John Tipton, solely in the capacity as member representative, dated February 5, 2021.

3.1	Articles of Verano Holdings Corp., dated February 11, 2021.

3.2	Notice of Articles of Verano Holdings Corp., dated February 11, 2021.

10.1†	Amended and Restated Credit Agreement by and between Verano Holdings, LLC and certain of its subsidiaries, Chicago Atlantic GIC Advisers, LLC, Green Ivy Capital, LLC and the lenders party thereto, dated May 10, 2021.

10.2†	Fourth Amendment to Amended and Restated Credit Agreement by and between Verano Holdings, LLC and certain of its subsidiaries, Chicago Atlantic GIC Advisers, LLC, Green Ivy Capital, LLC and the lenders party thereto, dated March 1, 2022.

10.3††	Executive Employment Agreement between Verano Holdings Corp. and George Archos, dated February 18, 2021.

10.4††	Amendment to Executive Employment Agreement between Verano Holdings Corp. and George Archos, effective January 1, 2022.

10.5††	Executive Employment Agreement between Verano Holdings Corp. and Darren Weiss, dated February 18, 2021.

92

10.6††	Amendment to Executive Employment Agreement between Verano Holdings Corp. and Darren Weiss, effective January 1, 2022.

10.7††	Executive Employment Agreement between Verano Holdings Corp. and John Tipton, dated March 31, 2021.

10.8††	Executive Employment Agreement between Verano Holdings Corp. and R. Michael Smullen, dated March 31, 2021.

10.9††	Executive Employment Agreement between Verano Holdings Corp. and Brett Summerer, dated to be effective as of January 1, 2022.

10.10††	2021 Equity Incentive Plan of Verano Holdings Corp.

10.11††	Form of Equity Award Agreement for Stock Option.

10.12††	Form of Equity Award Agreement for RSU.

10.13	Arrangement Agreement between Verano Holdings Corp. and Goodness Growth Holdings, Inc., dated January 31, 2022.

16.1	Letter from Macias Gini & O’Connell LLP to the SEC, dated April 26, 2022.

16.2	Letter from Hill Barth & King, LLC to the SEC, dated April 26, 2022.

21.1	List of Subsidiaries of the Registrant

†	Certain confidential portions of this exhibit have been omitted and replaced with “[***]”. Such identified information has been excluded from this exhibit because it (i) is not material and (ii) would likely cause competitive harm to the company if disclosed.

††	Management contract, compensatory plan or arrangement.

93

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 26, 2022

VERANO HOLDINGS CORP.

By:	/s/ George Archos
Name:	George Archos
Title:	Chief Executive Officer

94

INDEX TO FINANCIAL STATEMENTS

(a)	Verano Holdings Corp. Consolidated Financial Statements for the years ended December 31, 2021, 2020 and 2019

	Report of Independent Registered Public Accounting Firm	F-3

	Report of Independent Registered Public Accounting Firm	F-3

	Consolidated Statements of Financial Position as of December 31, 2021 and 2020	F-5

	Consolidated Statements of Operations for the years ended December 31, 2021, 2020 and 2019	F-6

	Statements of Changes in Shareholders’ Equity for the years ended December 31, 2021, 2020 and 2019	F-7

	Consolidated Cash Flow Statements for the years ended December 31, 2021, 2020 and 2019	F-9

	Notes to Consolidated Financial Statements	F-11 - F-57

(b)	Plants of Ruskin, LLC D/B/A AltMed Florida Plants of Ruskin GPS, LLC, RVC 360, LLC (“PRO”) Combined Financial Statements as of December 31, 2020 and 2019 and for the Two Years Ended December 31, 2020

	Report of Independent Registered Public Accounting Firm	F-60

	Combined Balance Sheets as of December 31, 2020 and 2019	F-63

	Combined Statements of Operations for the years ended December 31, 2020 and 2019	F-64

	Combined Statements of Changes in Members’ Equity for the years ended December 31, 2020 and 2019	F-65

	Combined Statements of Cash Flows for the years ended December 31, 2020 and 2019	F-66

	Notes to Combined Financial Statements	F-67 - F-80

(c)	AltMed Enterprises Group of Companies (“AME”): Agronomy Innovations LLC, Fort Consulting LLC, Agronomy Holdings LLC, Alternative Medical Enterprises LLC, AltMed LLC, Cave Creek Real Estate LLC, MuV Health LLC, and NuTrae LLC Consolidated Financial Statements as of December 31, 2020 and for the Year Ended December 31, 2020

	Report of Independent Registered Public Accounting Firm	F-83

	Consolidated Balance Sheet as of December 31, 2020	F-85

	Consolidated Statement of Operations for the year ended December 31, 2020	F-86

	Consolidated Statement of Members’ Equity for the year ended December 31, 2020	F-87

	Consolidated Statement of Cash Flows for the years ended December 31, 2020	F-88

	Notes to Consolidated Financial Statements	F-89- F-107

(d)	AltMed Enterprises Group of Companies (“AME”): Agronomy Innovations LLC, Fort Consulting LLC, Agronomy Holdings LLC, Alternative Medical Enterprises LLC, AltMed LLC, Cave Creek Real Estate LLC, MuV Health LLC, and NuTrae LLC Consolidated Financial Statements as of December 31, 2019 and for the Year Ended December 31, 2019

	Report of Independent Auditors	F-110

	Consolidated Balance Sheet as of December 31, 2019	F-111

	Consolidated Statement of Operations for the year ended December 31, 2019	F-112

	Consolidated Statement of Members’ Equity for the year ended December 31, 2019	F-113

	Consolidated Statement of Cash Flows for the years ended December 31, 2019	F-114

	Notes to Consolidated Financial Statements	F-115- F-131

F-1

Page(s)
CONSOLIDATED FINANCIAL STATEMENTS:

Consolidated Balance Sheets	F-5

Consolidated Statements of Operations	F-6

Consolidated Statements of Changes in Shareholders’ Equity	F-7 - F-8

Consolidated Statements of Cash Flows	F-9 - F-10

Notes to the Consolidated Financial Statements	F-11 - F-57

F-2

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of Verano Holdings Corp.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Verano Holdings Corp. (the Company) as of December 31, 2021, the related consolidated statements of operations, changes in shareholders’ equity and cash flows, for the year then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Baker Tilly US, LLP

We have served as the Company’s auditor since 2021.

Irvine, California

April 26, 2022

Baker Tilly US, LLP, trading as Baker Tilly, is a member of the global network of Baker Tilly International Ltd., the members of which are separate and independent legal entities. © 2020 Baker Tilly US, LLP

F-3

Report of Independent Registered Public Accounting Firm (PCAOB Number 324)

Board of Directors and Shareholders
Verano Holdings Corp. (f.k.a. Verano Holdings LLC)

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Verano Holdings Corp. (f.k.a. Verano Holdings LLC) (the “Company”) as of December 31, 2020, and the related consolidated statements of operations and comprehensive loss, changes in shareholders’ equity and cash flows for each of the two years ended December 31, 2020 and 2019, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for each of the two years ended December 31, 2020 and 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Macias Gini & O’Connell LLP

We have served as Verano Holdings Corp.’s auditor since 2016.
Chicago, Illinois
April 26, 2022

F-4

VERANO HOLDINGS CORP.

Consolidated Balance Sheets

As of December 31, 2021 & 2020

($ in Thousands except share and per share amounts)

	2021	2020
ASSETS
Current Assets:
Cash and cash equivalents	$99,118	$16,402
Accounts Receivable, net	17,410	7,270
Notes Receivable	285	3,945
Due from Related Parties	-	108
Inventory	137,634	37,354
Prepaid Expenses and Other Current Assets	19,528	6,169

Total Current Assets	273,975	71,248

Property, Plant and Equipment, net	452,232	144,182
Right Of Use Assets, net	61,346	11,784
Intangible Assets, net	1,379,913	72,419
Goodwill	368,130	16,029
Investment in Associates	7,628	11,547
Deposits and Other Assets	2,499	2,442

TOTAL ASSETS	$2,545,723	$329,651

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES
Current Liabilities:
Accounts Payable	$45,172	$18,293
Accrued Liabilities	42,150	13,886
Income Tax Payable	153,850	41,158
Current Portion of Lease Liabilities	6,563	1,803
Current Portion of Notes Payable	13,771	7,814
Contingent Consideration Payable	208,349	33,290
Due to Related Parties	-	45

Total Current Liabilities	469,855	116,289
Long-Term Liabilities:
Deferred Revenue	1,183	2,036
Notes Payable, net of Current Portion	276,154	32,480
Lease Liabilities, net of Current Portion	56,812	10,624
Deferred Income Taxes	262,984	14,824

Total Long-Term Liabilities	597,133	59,964

TOTAL LIABILITIES	$1,066,988	$176,253

SHAREHOLDERS’ EQUITY	1,475,784	147,161
NON-CONTROLLING INTEREST	2,951	6,237

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,545,723	$329,651

The accompanying notes are an integral part of these consolidated financial statements.

F-5

VERANO HOLDINGS CORP.

Consolidated Statements of Operations

For the Years Ended December 31, 2021, 2020 & 2019

($ in Thousands except share and per share amounts)

	2021	2020	2019
Revenues, net of discounts	$737,850	$228,530	$65,968
Cost of Goods Sold, net	403,287	92,961	29,928

Gross Profit	334,563	135,569	36,040

Operating Expenses:
General and Administrative	100,903	23,838	29,692
Sales and Marketing	8,644	919	926
Salaries and Benefits	78,634	16,228	6,231
Depreciation and Amortization	41,784	2,278	2,288

Total Operating Expenses	229,965	43,263	39,137

Income (Loss) from Investments in Associates	3,085	2,692	(456)

Income (Loss) From Operations	107,683	94,998	(3,553)

Other Income (Expense):
(Loss) on Disposal of Property, Plant and Equipment	(1,085)	(1,655)	(1,546)
(Loss) on Deconsolidation	-	(189)	(3,087)
Gain on Previously Held Equity Interest	-	457	-
Amortization of Debt Issuance Costs for Warrant	-	(3,018)	(425)
Amortization of Convertible Debt Discount	-	(2,912)	(364)
Other Income (Expense), net	9,632	(701)	94
Interest Income (Expense), net	(24,270)	(4,528)	390

Total Other Expense	(15,723)	(12,546)	(4,938)

Net Income (Loss) Before Provision for Income Taxes and Non-Controlling Interest	91,960	82,452	(8,491)

Provision For Income Taxes	(104,127)	(42,296)	(10,333)

Net Income (Loss) Before Non-Controlling Interest	(12,167)	40,156	(18,824)

Net Income (Loss) Attributable to Non-Controlling Interest	2,509	1,755	(551)
Net Income (Loss) Attributable to Verano Holdings Corp.	$(14,676)	$38,401	$(18,273)

Net Income per share – basic	(0.05)	0.15	(0.07)
Net Income per share – diluted	(0.05)	0.14	(0.07)

Basic – weighted average shares outstanding	290,443,432	263,919,366	261,432,115
Diluted – weighted average shares outstanding	290,443,432	270,719,280	261,432,115

The accompanying notes are an integral part of these consolidated financial statements.

F-6

VERANO HOLDINGS CORP.

Statements of Changes in Shareholders’ Equity

For the Years Ended December 31, 2021, 2020 and 2019

(in Thousands)

	LLC Membership Units	Pubco Shares (as converted)	Share Capital	Accumulated Earnings (Deficit)	Non-Controlling Interest	Total
Balance as of January 1, 2019	253,138	-	$112,071	$-	$2,801	$114,872

Adoption of ASC 842, Leases	-	-	-	(252)	-	(252)

Contributions from Members	-	-	5,906	-	71	5,977

Warrants issued for Notes Payable	7,421	-	5,449	-	-	5,449

Issuance of Warrants	987	-	-	-	-	-

Issuance of Beneficial Conversion Notes	-	-	3,276	-	-	3,276

Non-controlling interest from acquisition	-	-	-	-	8,171	8,171

Transfer from non-controlling interest to controlling	-	-	688	-	(688)	-

Distributions to members	-	-	-	(6,632)	(9)	(6,641)

Net Income (Loss)	-	-	-	(18,273)	(551)	(18,824)

Balance as of December 31, 2019	261,546	-	$127,390	$(25,157)	$9,795	$112,028

Balance as of January 1, 2020	261,546	-	$127,390	$(25,157)	$9,795	$112,028

Purchase of Non-controlling interest	-	-	-	(3,950)	(2,950)	(6,900)

Deconsolidation of subsidiary	-	-	-	-	79	79

Conversion of Warrants	18,354	-	10,524	-	-	10,524

The accompanying notes are an integral part of these consolidated financial statements.

F-7

VERANO HOLDINGS CORP.

Statements of Changes in Shareholders’ Equity (Continued)

For the Years Ended December 31, 2021, 2020 and 2019

(in Thousands)

	LLC Membership Units	Pubco Shares (as converted)	Share Capital	Accumulated Earnings (Deficit)	Non-Controlling Interest	Total

Derecognition of NCI	-	-	-	-	(2,442)	(2,442)

Distributions to members	-	-	-	(47)	-	(47)

Net Income (Loss)	-	-	-	38,401	1,755	40,156

Balance as of December 31, 2020	279,900	-	$137,914	$9,247	$6,237	$153,398

Balance as of January 1, 2021	279,900	-	$137,914	$9,247	$6,237	$153,398

RTO-related issuances, net	-	-	652,217	-	-	652,217

Issuance of Pubco shares in redemption of membership units	(279,900)	279,900	-	-	-	-

Reverse takeover (“RTO Financing”), net	-	-	95,420	-	-	95,420

Purchase of Non-controlling interest	-	-	505	(6,975)	(5,795)	(12,265)

Share-based compensation	-	-	742	-	-	742

Issuance of shares in conjunction with acquisitions	-	-	522,120	-	-	522,120

Warrants issued and exercised	-	-	75,100	-	-	75,100

Contingent consideration & other adjustments to purchase accounting	-	-	4,170	-	-	4,170

Net Income (Loss)	-	-	-	(14,676)	2,509	(12,167)

Balance as of December 31, 2021	-	279,900	$1,488,188	$(12,404)	$2,951	$1,478,735,

The accompanying notes are an integral part of these consolidated financial statements.

F-8

VERANO HOLDINGS CORP.

Consolidated Cash Flow Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands)

	2021	2020	2019
CASH FLOW FROM OPERATING ACTIVITIES
Net income (loss) attributable to Verano Holdings Corp. and Subsidiaries	$(14,676)	$38,401	$(18,273)
Net income (loss) attributable to non-controlling interest	2,509	1,755	(551)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	96,244	7,866	7,393
Non-cash interest expense	5,727	1,074	-
Non-cash interest income	(166)	(935)	-
Non-cash inventory step-up expense on acquisitions	80,988	-	-
Loss on disposal of property, plant and equipment	1,085	1,655	1,546
Loss on disposition of VIE	-	2,202	-
Gain on previously held equity interest	-	(458)	-
Bad debt expense	1,701	300	331
Amortization of loan issuance costs – warrants	-	3,018	424
Amortization of debt issuance costs	2,566	235	124
Amortization of convertible debt discount	-	2,912	364
Write-off of note receivable	14	300	-
Loss on deconsolidation of subsidiary	-	159	2,275
Loss (Income) from underlying investees	(3,006)	(2,608)	456
Contingent consideration compensation	4,170	-	-
Loss on share issuance	1,207	-	-
(Decrease) in fair value of contingent consideration	(13,676)	-	-
Stock based compensation	742	-	-
Derecognition of deferred rent	-	-	104
Changes in operating assets and liabilities:
Accounts receivable	(6,673)	(2,506)	(2,622)
Inventories	(59,506)	(22,873)	(8,368)
Prepaid expenses and other current assets	(6,252)	(3,043)	(1,657)
Deposits and other assets	8,553	3,008	(1,795)
Accounts payable	9,920	1,777	4,221
Accrued liabilities	1,670	10,508	1,263
Change in Lease Liabilities	(7,743)	(1,717)	(1,479)
Income tax payable	108,790	29,952	10,420
Due to related parties, net	(45)	(833)	(513)
Deferred taxes	(32,009)	(557)	(323)
Deferred revenue	(937)	2,035	-

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	181,197	71,627	(6,660)

CASH FLOW FROM INVESTING ACTIVITIES
Cash paid in membership interest acquisition	-	-	(3,500)
Purchases of property, plant and equipment	(141,265)	(60,153)	(59,041)
Proceeds from disposal of assets	1,894	-	-
Advances to related parties	108	145	-
Purchases of intangible assets	(8,374)	(7,010)	(7,237)
Purchase of NCI	(7,840)	-	-
Acquisition of business, net of cash acquired	(309,815)	(21,902)	61
Payment of acquisition price payable	-	(1,544)	-
Cash paid in deconsolidation of subsidiary	-	-	(59)
Purchase of interest in investment in associates	(3,350)	-	(9,913)
Dividend received from investments in associates	10,275	1,867	571
Issuance of note receivable	(147)	(186)	(5,000)
Proceeds from note receivable	4,215	1,875	-
Interest received on note receivable	142	-	-

NET CASH (USED IN) INVESTING ACTIVITIES	(454,157)	(86,908)	(84,118)

The accompanying notes are an integral part of these consolidated financial statements.

F-9

VERANO HOLDINGS CORP.

Consolidated Cash Flow Statements (Continued)

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands)

	2021	2020	2019
CASH FLOW FROM FINANCING ACTIVITIES
Contributions from members	-	-	5,977
Distributions to members	-	(46)	(6,102)
Proceeds from exercise of warrants	-	2,191	2,173
Proceeds from issuance of notes payable	224,725	33,943	21,613
Principal repayments of notes payable	(10,757)	(9,754)	(4,353)
Debt issuance costs paid	(8,812)	(1,068)	(200)
Proceeds from sale of Property, Plant & Equipment	-	-	5,000
Proceeds received from RTO financing	75,420	-	-
Cash received in warrant private placement	75,100	-	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	355,676	25,266	24,108

NET INCREASE (DECREASE) IN CASH	82,716	9,985	(66,670)

CASH, BEGINNING OF PERIOD	16,402	6,417	73,087

CASH, END OF PERIOD	$99,118	$16,402	$6,417

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Interest (received) paid	$18,709	$1,761	$(218)
Cash paid for taxes	$27,962	$10,237	$569

NONCASH INVESTING AND FINANCING ACTIVITIES

Accrued capital expenditures	$8,512	$1,860	$6,633

Issuance of note receivable related to sale of property, plant, and equipment	$-	$-	$5,000

Distributions receivable from investment in associate	$-	$-	$83

Issuance of shares under business combinations	$1,148,127	$-	$-

Acquisitions
Tangible and Intangible assets acquired, net of cash	$1,638,726	$50,925	$4,394
Liabilities assumed	(354,933)	(17,872)	(1,055)
Contingent consideration payable	(1,324,914)	(21,186)	(1,000)
Issuance of note payable	-	(350)	-
Goodwill	350,936	10,965	-
Noncontrolling interest from acquisitions	-	-	(2,400)
Previously held equity interest	-	(580)	-
	309,815	21,902	(61)

The accompanying notes are an integral part of these consolidated financial statements.

F-10

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except shares and per share amounts)

1. NATURE OF OPERATIONS

References herein to “the Company,” or “Verano,” are intended to mean Verano Holdings Corp. and its subsidiaries, licensees, and managed entities.

Verano is a vertically integrated cannabis operator that focuses on limited-licensed markets in the United States. As a vertically integrated provider, the Company owns, operates, manages, controls, and/or has licensing, consulting or other commercial agreements with cultivation, processing, and retail licensees across thirteen state markets (Arizona, Arkansas, Connecticut, Florida, Illinois, Maryland, Massachusetts, Michigan, Nevada, New Jersey, Ohio, Pennsylvania, and West Virginia).

In addition to the states listed above, the Company also conducts pre-licensing activities in several other markets. In these markets, the Company has either applied for licenses, or plans on applying for licenses, but does not currently own any cultivation, processing, or retail licenses.

On February 11, 2021, the Company completed a reverse takeover transaction (“RTO”) as further described in Note 3. Thereafter, the Company’s Class A Subordinate Voting Shares (the “Subordinate Voting Shares”) were listed on the Canadian Securities Exchange (the “CSE”) under ticker symbol “VRNO” and subsequently began trading in the U.S. on the OTCQX, part of the OTC Markets Group, under the ticker “VRNOF”.

The Company’s corporate headquarters is located at 415 North Dearborn St., Suite 400, Chicago, Illinois 60654.

2. SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of Preparation and Statement of Compliance

The consolidated financial statements for the years ended December 31, 2021, December 31, 2020 and December 31, 2019, have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

(b)	Basis of Measurement

The consolidated financial statements have been prepared on the going concern basis, under the historical cost convention, except for certain financial instruments that are measured at fair value as described herein.

(c)	Functional and Presentation Currency

The Company’s functional currency, as determined by management, is the United States (“U.S.”) dollar. These consolidated financial statements are presented in U.S. dollars.

(d)	Basis of Consolidation

The consolidated financial statements have been prepared in accordance with GAAP and include the accounts of the Company and its subsidiaries, as well as the accounts of any entities over which the Company has a controlling financial interest in accordance with Accounting Standards Codification (“ASC”) 810 Consolidation. All transactions and balances between these entities have been eliminated upon consolidation.

F-11

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except shares and per share amounts)

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

Verano Holdings Corp. has owned subsidiaries and entities over which the Company has control, that are included in these consolidated financial statements for the year ended December 31, 2021 The ownership percentages set forth in the tables below may not necessarily match state regulatory records as the below assumes for purposes of presentation the approval of certain pending, planned, or anticipated state regulatory transfers. The Company will update its regulatory filings in those states where it is permitted to do so as soon as practical and will continue to operate the entities below, where and as applicable, in accord with current practice and in compliance with applicable laws and regulations.

Subsidiaries

Entity Name	Jurisdiction	Purpose	Percentage Interest
12395 North Miami, LLC	Florida	Real Estate holding company	100%
130 Monroeville, LLC	Pennsylvania	Real Estate holding company	100%
16 Magothy Road Beach, LLC	Maryland	Real Estate holding company	100%
1728 & 52 Old York Road, LLC	Pennsylvania	Real Estate holding company	100%
2000-2015 W. 3rd Street, LLC	Arizona	Real Estate holding company	100%
257 Wynnewood, LLC	Pennsylvania	Real Estate holding company	100%
270 Cranberry, LLC	Pennsylvania	Real Estate holding company	100%
3510 Ocala, LLC	Florida	Real Estate holding company	100%
4450 New Haven, LLC	Florida	Real Estate holding company	100%
4674 JAX, LLC	Florida	Real Estate holding company	100%
5409 S. Power Road, LLC	Arizona	Real Estate holding company	100%
7221 Jessup, LLC	Maryland	Real Estate holding company	100%
783 Butterfield Road, LLC	Illinois	Real Estate holding company	100%
799 Washington, LLC	Pennsylvania	Real Estate holding company	100%
A&T SPV II LLC	Texas	Holding company	100%
AGG Wellness, LLC	Maryland	Dispensary	100%
AGOZ Redevelopment, LP	Pennsylvania	Real Estate holding company	100%
Agri-Kind, LLC	Pennsylvania	Cultivation	100%
Agronomed Biologics Holdings Inc.	Pennsylvania	Holding company	100%
Agronomed Biologics LLC	Pennsylvania	Cultivation/Dispensary	100%
Agronomed Holdings, Inc.	Pennsylvania	Holding company	100%
Agronomed IP LLC	Pennsylvania	Intellectual property	15%
Agronomy Holdings, LLC	Florida	Holding company	100%
Agronomy Innovations LLC	Arizona	Management company	100%
Albion MM, LLC	Illinois	Real Estate holding company	100%
Alternative Medical Enterprises LLC	Delaware	Holding company	100%
AltMed, LLC	Florida	Holding company	100%
Ataraxia, LLC	Illinois	Cultivation	100%
AZ MM Logistics, LLC	Arizona	Logistics company	100%
BISHCO LLC	Arizona	Management company	100%
Branchburg Rte. 22, LLC	New Jersey	Real Estate holding company	100%
Caring Nature, LLC	Connecticut	Dispensary	100%
Cave Creek RE, LLC	Arizona	Real Estate holding company	100%
Chicago Natural Treatment Solutions, LLC	Delaware	Holding company	100%
Connecticut Pharmaceutical Solutions, Inc.	Delaware	Holding company	100%
Connecticut Pharmaceutical Solutions, LLC	Connecticut	Cultivation	100%

F-12

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except shares and per share amounts)

Entity Name	Jurisdiction	Purpose	Percentage Interest
CTPharma Real Estate Inc.	Connecticut	Real Estate holding company	100%
CTPharma Research Solutions, LLC	Delaware	Research business	10%
Cultivation Corner, LLC	Arizona	Management company	100%
DGV Group, LLC	Delaware	California joint venture	62.50%
Eastern and Pebble, LLC	Florida	Real Estate holding company	100%
FAD Investment Group, LLC	Illinois	Holding company	100%
FGM Processing, LLC	Maryland	Processor	100%
Four Daughters Compassionate Care, Inc.	Massachusetts	Cultivation/Dispensary	100%
Freestate Wellness, LLC	Maryland	Cultivation/Dispensary	100%
Glass City Alternatives, LLC	Ohio	Dispensary	100%
GLD Holdings, LLC	Delaware	Holding company	100%
Green RX, LLC	Ohio	Dispensary	100%
GVB Holding Group LLC	Pennsylvania	Holding company	100%
Healthway Services of Illinois, LLC	Illinois	Holding company	100%
ILDISP, LLC[1]	Illinois	Holding company	50%
ILMM Logistics, LLC	Illinois	Logistics company	100%
Local Dispensaries, LLC	Pennsylvania	Dispensary	100%
MA MM Logistics, LLC	Illinois	Logistics company	100%
Mad River Remedies, LLC	Ohio	Dispensary	100%
Maryland Natural Treatment Solutions, LLC	Maryland	Dispensary	100%
MD MM Logistics, LLC	Maryland	Logistics company	100%
MDCult, LLC	Maryland	Holding company	100%
Mother Grows Best, LLC	Ohio	Cultivation	100%
Mother Know’s Best, LLC	Ohio	Dispensary	100%
MUVHealth LLC	Arizona	Holding company	100%
NH Medicinal Dispensaries, LLC[1]	Illinois	Dispensary	50%
NJ MM Logistics, LLC	New Jersey	Logistics company	100%
NNTS Holdings, LLC	Delaware	Holding company	100%
NSE Pennsylvania LLC	Pennsylvania	Dispensary	100%
NuTrae, LLC	Florida	Intellectual property	100%
Nuuvn Holdings, LLC	Delaware	Holding company	100%
NV MM Logistics, LLC	Nevada	Logistics company	100%
OH MM Logistics, LLC	Ohio	Logistics company	100%
Ohio Natural Treatment Solutions, LLC	Delaware	Management company	100%
PA MM Logistics, LLC	Pennsylvania	Logistics company	100%
Plants of Ruskin GPS, LLC	Delaware	Holding company	100%

1 ILDISP, LLC and NH Medicinal Dispensaries, LLC: Company affiliate Ataraxia has a 50% membership interest share of ILDISP, which owns 100% interest in NH Medicinal Dispensaries. As such, affiliate Ataraxia owns a 50% interest in NH Medicinal Dispensaries. NH Medicinal Dispensaries holds two licenses which are associated with two dispensaries: The Clinic Effingham and Zen Leaf Charleston. Due to the nature of the extent of control the Ataraxia exercises over each dispensary, the Company recognizes The Clinic Effingham as an equity-method investment and fully consolidates Zen Leaf Charleston.

F-13

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except shares and per share amounts)

Entity Name	Jurisdiction	Purpose	Percentage Interest
Plants of Ruskin, LLC	Florida	Cultivation/Dispensary	100%
Prospect Heights RE, LLC	Illinois	Real Estate holding company	100%
Redfish Holdings, Inc.	Maryland	Holding company	100%
RedMed Holdings, LLC	Delaware	Holding company	100%
RedMed, LLC	Delaware	Holding company	100%
RVC 360, LLC	Delaware	Real Estate holding company	100%
Saint Chicago Holdings, LLC	Delaware	Holding company	100%
SG1 LLC	Delaware	Holding company	100%
SW Merger Sub, Inc.	Nevada	Acquisition subsidiary	100%
TAB Management Group, LLC	Illinois	Holding company	100%
TAMM, LLC	Illinois	Holding company	100%
TerraVida Holistic Centers LLC	Pennsylvania	Dispensary	100%
The Healing Center LLC	Pennsylvania	Dispensary	100%
TOKI Veterans Group, LLC	Illinois	Holding company	100%
Verano Arizona Holdings, LLC	Delaware	Holding company	100%
Verano Arizona II, LLC	Delaware	Management company	100%
Verano Arizona, LLC	Delaware	Management company	100%
Verano Arlington, LLC	Delaware	Real Estate holding company	100%
Verano Connecticut, LLC	Delaware	Holding company	100%
Verano El Dorado, LLC	Arkansas	Real Estate holding company	100%
Verano Evanston, LLC	Illinois	Holding company	100%
Verano Four Daughters Holdings, LLC	Delaware	Holding company	100%
Verano Highland Park, LLC	Illinois	Holding company	100%
Verano Holdings, LLC	Delaware	Holding company	100%
Verano Holdings USA Corp.	Delaware	Holding company	100%
Verano Illinois, LLC	Illinois	Holding company	100%
Verano IP, LLC	Delaware	Intellectual property	100%
Verano Michigan, LLC	Delaware	Management company	100%
Verano NJ Holdings, LLC	Delaware	Holding company	100%
Verano NSE Holdings, LLC	Delaware	Holding company	100%
Verano Oklahoma, LLC	Delaware	Holding company	100%
Verano Technologies, LLC	Delaware	Holding company	100%
Verano THC Holdings, LLC	Delaware	Holding company	100%
VH MRR, LLC	Ohio	Holding company	100%
VHGCA Holdings, LLC	Delaware	Holding company	100%
VHGG Holdings, LLC	Delaware	Holding company	100%
VHGG Real Estate Holdings, LLC	Delaware	Real Estate holding company	100%
VHGRX Holdings, LLC	Delaware	Holding company	100%
VHMD Processor, LLC	Delaware	Processor	100%
VZL Staffing Services, LLC	Illinois	Staffing company	100%
Willow Brook Wellness, LLC	Connecticut	Dispensary	100%
Zen Leaf Retail, LLC	Maryland	Holding company	100%
Zen Leaf Technologies, LLC	Delaware	Management company	100%
ZenNorth, LLC	Delaware	Holding company	100%
ZNN Holdings, LLC	Delaware	Holding company	100%

F-14

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except shares and per share amounts)

Controlled Entities

Entity Name	Jurisdiction of Organization	Purpose	Percentage Interest
2900 Lone Mountain, LLC	Nevada	Real Estate holding company	100%
4444 W. Craig Road, LLC	Nevada	Real Estate holding company	100%
AZGM 3, Inc.	Arizona	Cultivation/Dispensary	100%
Buchanan Development, LLC	Michigan	Dispensary	100%
Canna Cuzzos, LLC	Maryland	Dispensary	40%
ChiVegs Real Estate, LLC	Nevada	Real Estate holding company	100%
EIJNO, LP	Illinois	Holding company	100%
Elevele LLC	Illinois	Dispensary	100%
Fort Consulting, LLC	Arizona	Cultivation/Dispensary	100%
Healthway Services of West Illinois, LLC	Illinois	Dispensary	100%
Lone Mountain Partners, LLC	Nevada	Cultivation	100%
Mikran, LLC	Maryland	Dispensary	100%
MME Aurora Retail, LLC	Illinois	Dispensary	100%
MME Evanston Retail, LLC	Illinois	Dispensary	100%
MME IL Holdings, LLC	Illinois	Holding company	100%
Natural Treatment Solutions, LLC	Nevada	Holding company	100%
NatureX, LLC	Nevada	Dispensary	100%
Nevada Natural Treatment Solutions, LLC	Nevada	Holding company	100%
Noah’s Ark, LLC	Arkansas	Dispensary	100%
Patient Alternative Relief Center	Arizona	Cultivation/Dispensary	100%
Perpetual Healthcare, Inc.	Arizona	Cultivation/Dispensary	100%
Saint Chicago, LLC	Illinois	Holding company	100%
SPSLE Corp.	Illinois	Holding company	100%
The Herbal Care Center, Inc.	Illinois	Dispensary	100%
The M Group, LLC	Maryland	Holding company	40%
The Medicine Room, LLC	Arizona	Dispensary	100%
V Waldorf, LLC	Maryland	Holding company	100%
Vending Logistics LLC	Arizona	Dispensary	100%
Verano MI2, LLC	Michigan	Holding company	100%
Verano MO Holdings, LLC	Delaware	Holding company	100%
Verano MO, LLC	Missouri	Holding company	100%
Verano NJ LLC	New Jersey	Cultivation/Dispensary	100%
Verano WV, LLC	West Virginia	Dispensary	100%
VMO Processing, LLC	Missouri	Processor	100%
VMO Retail, LLC	Missouri	Dispensary	100%
West Capital, LLC	Illinois	Real Estate holding company	100%

F-15

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except shares and per share amounts)

(e)	VIE’s & Non-controlling Interests

Non-controlling interests (“NCI”) represent equity interests owned by outside parties. NCI may be initially measured at fair value or at the NCI’s proportionate share of the recognized amounts of the acquiree’s identifiable net assets. The choice of measurement is made on a transaction-by-transaction basis. The share of net assets attributable to NCI are presented as a component of equity. Their share of net income or loss and comprehensive income or loss is recognized directly in equity.

Total comprehensive income or loss of subsidiaries is attributed to the shareholders of the Company and to the NCI, even if this results in the NCI having a deficit balance.

(f)	Cash and Cash Equivalents

Cash and cash equivalents include cash deposits in financial institutions, other deposits that are readily convertible into cash, with original maturities of three months or less, and cash held at retail locations.

(g)	Accounts Receivable and Expected Credit Loss

Accounts receivable are recorded at the invoiced amount and do not bear interest. Expected credit loss reflects the Company’s estimate of amounts in its existing accounts receivable that may not be collected due to customer claims or customer inability or unwillingness to pay. Collectability of trade receivables is reviewed on an ongoing basis. The expected credit loss is determined based on a combination of factors, including the Company’s risk assessment regarding the credit worthiness of its customers, historical collection experience and length of time the receivables are past due. Account balances are charged off against the allowance when the Company believes it is probable the receivable will not be recovered. The Company provides credit to its customers in the normal course of business and has established credit evaluation and monitoring processes to mitigate credit risk. As of December 31, 2021 and 2020, the allowance for credit losses were $356 and $300, respectively. There was no allowance for doubtful accounts as of December 31, 2019.

(h)	Inventories

Inventories of purchased finished goods and packing materials are initially valued at cost and subsequently at the lower of cost and net realizable value. Cultivated inventories include direct and indirect costs of production, including costs of materials, labor and depreciation related to cultivation. Such costs are capitalized as incurred, and subsequently included within cost of goods sold within the consolidated statements of operations, at the time the products are sold. Net realizable value is determined as the estimated selling price in the ordinary course of business, less reasonable costs associated with the sale. Cost is determined using the weighted average cost basis. Products for resale and supplies and consumables are valued at lower of cost and net realizable value.

In calculating final inventory values, management is required to compare the inventory cost to estimated net realizable value.

F-16

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except shares and per share amounts)

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

The net realizable value of inventories represents the estimated selling price for inventories in the ordinary course of business, less all estimated costs of completion and costs necessary to make the sale. The determination of net realizable value requires significant judgment, including consideration of factors such as shrinkage, the aging of and future demand for inventory, expected future selling price the Company expects to realize by selling the inventory, and the contractual arrangements with customers. Reserves for excess and obsolete inventory are based upon quantities on hand, projected volumes from demand forecasts and net realizable value. The estimates are judgmental in nature and are made at a point in time, using available information, expected business plans, and expected market conditions. As a result, the actual amount received on sale could differ from the estimated value of inventory. Periodic reviews are performed on the inventory balance. The impact of changes in inventory reserves is reflected in cost of goods sold.

(i)	Investments in Associates

Associates are all entities over which the Company has significant influence, but not control, generally accompanying an ownership of between 20% and 50% of the voting rights. Investments in associates are accounted for using the equity method and are initially recognized at cost. Unrealized gains on transactions between the Company and its associates are eliminated to the extent of the Company’s interest in the associates. Accounting policies of associates have been adjusted where necessary to ensure consistency with the policies adopted by the Company.

Dilution gains and losses arising in investments in associates are recognized in the consolidated statements of operations.

The Company assesses annually whether there is any objective evidence that its interest in associates is impaired. If impaired, the carrying value of the Company’s share of the underlying assets of associates is written down to its estimated recoverable amount (being the higher of fair value less costs of disposal or value in use) and charged to the consolidated statement of operations. If the financial statements of an associate are prepared on a date different from that used by the Company, adjustments are made for the effects of significant transactions or events that occur between that date and the date of these consolidated financial statements. There were no impairment charges recorded for the years ended December 31, 2021, 2020 and 2019.

(j)	Property, Plant and Equipment

Property, plant and equipment are stated at cost, net of accumulated depreciation and impairment losses, if any. Expenditures that materially increase the life of the assets are capitalized. Ordinary repairs and maintenance are expensed as incurred. The Company’s estimated depreciable lives of operating assets and facilities are as follows:

Land	Not Applicable
Building	30 years
Construction in Progress (“CIP”)	Not Applicable
Leasehold Improvements	Shorter of: remaining lease term or 10 years
Tools & Equipment	7 years
Kitchen & Lab Equipment	7 years
Other Machinery & Equipment	7 years
Furniture & Fixtures	7 years
Electronic & Security Equipment	5 years
Vehicles	7 years
Land Improvements	15 years

F-17

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except shares and per share amounts)

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

The assets’ residual values, useful lives and methods of depreciation are reviewed at each financial year-end and adjusted prospectively, if appropriate. An item of equipment is derecognized upon disposal or when no future economic benefits are expected from its use. Any gain or loss arising on derecognition of the asset (calculated as the difference between the net disposal proceeds and the carrying value of the asset) is included in the Consolidated Statements of Operations in the year the asset is derecognized.

Depreciation of property, plant and equipment is dependent upon estimates of useful lives which are determined through the exercise of judgment. The assessment of any impairment of these assets is dependent upon estimates of recoverable amounts that take into account factors such as economic and market conditions and the useful lives of assets.

Property, plant and equipment classified as construction in progress are transferred when placed in service, at which time depreciation of the asset begins.

(k)	Intangible Assets

Intangible assets are recorded at cost, less accumulated amortization and impairment losses, if any. Intangible assets acquired in a business combination are measured at fair value at the acquisition date. Amortization periods of assets with finite lives are based on management’s estimates at the date of acquisitions. Intangible assets with finite lives are amortized over their estimated useful lives. The estimated useful lives, residual values and amortization methods are reviewed at each year end, and any changes in estimates are accounted for prospectively. The Company did not record any impairment losses for the years ended December 31, 2021, 2020 and 2019. Amortization periods of assets with finite lives are based on management’s estimates at the date of acquisition and were as follows for each class of intangible asset as of December 31, 2021:

Licenses	9-15 years
Tradenames	5-10 years
Technology	5-20 years

The Company did not record any intangible asset impairment losses for the years ended December 31, 2021, 2020 and 2019.

(l)	Goodwill

Goodwill represents the excess of the purchase price paid for the acquisition of an entity over the fair value of the net tangible and intangible assets acquired.

Goodwill is tested at least annually for impairment, or more frequently if events or changes in circumstances indicate that they might be impaired. No such events or circumstances occurred during the years ended December 31, 2021, 2020 or 2019 and accordingly, there was no impairment for the years ended December 31, 2021, 2020 or 2019.

(m)	Leased Assets

Effective January 1, 2019, the Company adopted Accounting Standards Update No. 2016-02 “Leases (Topic 842)”

At inception of a contract, the Company assesses whether a contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. To assess whether a contract conveys the right to control the use of an identified asset, the Company assesses whether:

●	The contract involves the use of an identified asset,

F-18

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except shares and per share amounts)

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

●	the Company has the right to obtain substantially all of the economic benefits from use of the asset through the period of use; and
●	the Company has the right to direct the use of the asset.

Such standard is applied to contracts entered into, or changed, on or after January 1, 2019.

At inception or on reassessment of a contract that contains a lease component, the Company allocates consideration in the contract to each lease component on the basis of their relative stand-alone prices.

The Company recognizes a right-of-use (“ROU”) asset and a lease liability at the lease commencement date.

The right-of-use asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and an estimate of costs to dismantle and remove the underlying asset or to restore the underlying asset or the site on which it is located, less any lease incentives received.

The right-of-use asset is subsequently depreciated using the straight-line method from the commencement date to the earlier of the end of the useful life of the right-of-use asset or the end of the lease term. For operating leases, the right of use asset depreciation fluctuates in relation to the interest expense on the lease liability, in combination, resulting in a straight-line rent expense attribution. The estimated useful lives of the right-of-use assets are determined on the same basis as the life of the lease. In addition, the right-of-use asset is periodically reduced by impairment losses, if any, and adjusted for certain remeasurements of the lease liability. The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company’s incremental borrowing rate. Generally, the Company uses its incremental borrowing rate as the discount rate. Lease payments included in the measurement of the lease liability comprise the following:

●	Fixed payments, including in-substance fixed payments;
●	variable lease payments that depend on an index or a rate, initially measured using the index or rate as at the commencement date;
●	amounts expected to be payable under a residual value guarantee; and
●	the exercise price under a purchase option that the Company is reasonably certain to exercise, lease payments in an optional renewal period if the Company is reasonably certain to exercise an extension option, and penalties for early termination of a lease unless the Company is reasonably certain not to terminate early.

The lease liability is measured at amortized cost using the effective interest method. It is remeasured when there is a change in future lease payments arising from a change in an index or rate, if there is a change in the Company’s estimate of the amount expected to be payable under a residual value guarantee, or if the Company changes its assessment of whether it will exercise a purchase, extension, or termination option.

When the lease liability is remeasured in this way, a corresponding adjustment is made to the carrying amount of the right-of-use asset, or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero.

The Company has elected not to recognize right-of-use assets and lease liabilities for short-term leases that have a lease term of 12 months or less. The Company recognizes the lease payments associated with the leases as an expense on a straight-line basis over the lease term.

(n)	Advertising

Advertising costs are charged to expense when incurred. Advertising expenses totaled $8,643, $919 and $926 for the years ended December 31, 2021, 2020 and 2019, respectively.

F-19

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except shares and per share amounts)

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

(o)	Income Taxes

Deferred taxes are provided using an asset and liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Deferred tax assets and liabilities are measured using the enacted tax rates. The effect on deferred tax assets and liabilities of a change in tax law or tax rates is recognized in income in the period that enactment occurs.

Provisions for taxes are made using the best estimate of the amount expected to be paid based on a qualitative assessment of all relevant factors. The Company reviews the adequacy of these provisions at the end of the reporting period. However, it is possible that at some future date an additional liability could result from audits by taxing authorities. Where the final outcome of these tax related matters is different from the amounts that were initially recorded, such differences will affect the tax provisions in the period in which such determination is made. As discussed further in Note 12, the Company is subject to the limitations of Section 280E of the Internal Revenue Code of 1986, as amended (the “IRC”).

(p)	Revenue Recognition

Revenue is recognized by the Company in accordance with ASU 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”). Through application of ASU 2014-09, the Company recognizes revenue upon the transfer of promised goods or services to the customer in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. The Company adopted ASU 2014-09 effective January 1, 2019, and the adoption of ASU 2014-09 did not have a material impact on the Company’s consolidated financial statements.

In order to recognize revenue under ASU 2014-09, the Company applies the following five steps:

●	Identify a customer along with a corresponding contract;
●	identify the performance obligation(s) in the contract to transfer goods or provide distinct services to a customer;
●	determine the transaction price the Company expects to be entitled to in exchange for transferring promised goods or services to a customer;
●	allocate the transaction price to the performance obligation(s) in the contract; and
●	recognize revenue when or as the Company satisfies the performance obligation(s).

Revenues from the wholesale and retail sales of cannabis are generally recognized at a point in time when control over the goods have been transferred to the customer and is recorded net of discounts. Payment is typically due upon transferring the goods to the customer or within a specified time period permitted under the Company’s credit policy. Sales discounts were not material during the years ended December 31, 2021, 2020 and 2019.

Certain wholesale customers may have payment terms within a specified time-period permitted under the Company’s credit policy, typically within 30 days of transfer. The Company generally requires previous payment from a customer prior to entering into another contract with such customer.

Revenue is recognized upon the satisfaction of the performance obligation. The Company satisfies its performance obligation and transfers control upon delivery and acceptance by the customer.

F-20

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except shares and per share amounts)

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

The Company has customer loyalty programs in which retail customers accumulate points for each dollar of spending. These points are recorded as a contract liability until customers redeem their points for discounts on cannabis and vape products as part of an in-store sales transaction. In addition, the Company records a performance obligation as a reduction of revenue based on the estimated redemption probability of point obligation incurred, which is calculated based on a standalone selling price.

(q)	Fair Value of Financial Instruments

The Company applies fair value accounting for all financial assets and liabilities that are recognized or disclosed at fair value in the financial statement on a recurring basis. Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities that are required to be recorded at fair value, the Company considers all related factors of the asset by market participants in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions, and credit risk.

The Company applies the following fair value hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement.

Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities;

Level 2 – Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly; and

Level 3 – Inputs for the asset or liability that are not based on observable market data.

The individual fair values attributed to the different components of a financing transaction, derivative financial instruments, are determined using valuation techniques. The Company uses judgment to select the methods used to make certain assumptions and in performing the fair value calculations to determine (a) the values attributed to each component of a transaction at the time of their issuance; (b) the fair value measurements for certain instruments that require subsequent measurement at fair value on a recurring basis; and (c) for disclosing the fair value of financial instruments subsequently carried at amortized cost. These valuation estimates could be significantly different because of the use of judgment and the inherent uncertainty in estimating the fair value of these instruments that are not quoted in an active market.

(r)	Commitments and Contingencies

The Company is subject to lawsuits, investigations and other claims related to employment, commercial and other matters that arise out of operations in the normal course of business. Periodically, the Company reviews the status of each significant matter and assesses the potential financial exposure. If the potential loss from any claim or legal proceeding is considered probable, and the amount can be reliably estimated, such amount is recognized in other liabilities.

Contingent liabilities are measured at management’s best estimate of the expenditure required to settle the obligation at the end of the reporting period and are discounted to present value where the effect is material. The Company performs evaluations to identify onerous contracts and, where applicable, records contingent liabilities for such contracts.

Contingent consideration is measured upon acquisition and is estimated using probability weighting of potential payouts. Subsequent changes in the estimated contingent considerations from the final purchase price allocation are recognized in the Company’s consolidated statement of operations.

F-21

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except shares and per share amounts)

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

(s)	Impairment of Other Long-Lived Assets

The Company evaluates the recoverability of other long-lived assets, including property, plant and equipment, and certain identifiable intangible assets, whenever events or changes in circumstances indicate that the carrying value of an asset or asset group may not be recoverable. The Company performs impairment tests of indefinite-lived intangible assets on an annual basis or more frequently in certain circumstances. Factors which could trigger an impairment review include significant underperformance relative to historical or projected future operating results, significant changes in the manner of use of the assets or the strategy for the overall business, a significant decrease in the market value of the assets or significant negative industry or economic trends.

When the Company determines that the carrying value of long-lived assets may not be recoverable based upon the existence of one or more of the indicators, the assets are assessed for impairment based on the estimated future undiscounted cash flows expected to result from the use of the asset and its eventual disposition. If the carrying value of an asset exceeds its estimated future undiscounted cash flows, an impairment loss is recorded for the excess of the asset’s carrying value over its fair value. There were no impairment charges related to intangible assets or property, plant and equipment for the years ended December 31, 2021, 2020 and 2019.

(t)	Earnings (Loss) per Share

Basic earnings (loss) per share is calculated using the treasury stock method, by dividing the net earnings (losses) attributable to members by the weighted average number of shares (on an as converted basis to Subordinate Voting Shares) outstanding during each of the years presented. Contingently issuable shares (including shares held in escrow) are not considered outstanding shares and consequently are not included in the earnings (loss) per share calculations. Diluted income per share is calculated by adjusting the weighted average number of shares outstanding to assume conversion of all dilutive potential units and shares.

To determine diluted income per share, it is assumed that any proceeds from the exercise of dilutive share options would be used to repurchase shares at the average market price during the period. The diluted income per share calculation excludes any potential conversion of share options and convertible debt that would increase earnings per share or decrease loss per share. No potentially dilutive share equivalents were included in the computation of diluted loss per share for the years ended December 31, 2021, 2020 and 2019 because their impact would have been anti-dilutive.

(u)	Convertible Notes

The Company accounts for hybrid contracts that feature conversion options in accordance with ASC Topic 815, Derivatives and Hedging Activities (“ASC 815”). ASC 815 requires companies to bifurcate conversion options and account for them as freestanding financial instruments according to certain criteria. If the embedded features do not meet the criteria for bifurcation, the convertible instrument is accounted for as a single hybrid instrument in accordance with ASC Topic 470-20, Debt with Conversion and Other Options “ASC 470-20”).

The modification of warrant agreements presented as equity classified are first analyzed to ensure that such modifications do not change the classification of the instrument. If equity presentation remains proper, an adjustment to equity is recorded. If equity presentation is not preserved, the modification is evaluated under ASC 470-20.

(v)	Business Combinations

In January 2017, the FASB issued Accounting Standards Update 2017-01 regarding Business Combinations (Topic 805) (“ASU 2017-01”), specifically to clarify the definition of what constitutes a business, with the

F-22

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except shares and per share amounts)

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

objective of assisting entities in determining whether a transaction should be accounted for as a business combination or as an asset acquisition. ASU 2017-01 defines a business as an integrated set of activities and assets that is capable of being conducted and managed for the purpose of providing a return in the form of dividends, lower costs, or other economic benefits. In a transaction, the Company considers inputs, processes and outputs in determining whether economic benefits may be obtained. If so, the transaction is accounted for as a business combination. Otherwise, the Company treats the transaction as an asset acquisition. The Company adopted ASU 2017-01 effective January 1, 2019, and the adoption of ASU 2017-01 did not have a material impact on the Company’s consolidated financial statements.

Business combinations are accounted for using the acquisition method. The consideration transferred in a business combination is measured at fair value at the date of the transaction. Transaction related costs are expensed as incurred. Identifiable assets and liabilities, including intangible assets, of acquired businesses are recorded at their fair value at the date of the transaction. When the Company acquires control of a business, any previously held equity interest is also remeasured to fair value. The excess of the purchase consideration and any previously held equity interest over the fair value of identifiable net assets acquired is goodwill. If the fair value of identifiable net assets acquired exceeds the purchase consideration and any previously held equity interest, the difference is recognized in the consolidated statements of operations immediately as a gain.

Contingent consideration is measured at its transaction-date fair value and included as part of the consideration transferred in a business combination. Contingent consideration that is classified as equity is not remeasured at subsequent reporting dates and its subsequent settlement is accounted for within equity. Contingent consideration that is classified as an asset or a liability is remeasured at subsequent reporting dates in accordance with Accounting Standards Codification (ASC) 450, Contingencies, as appropriate, with the corresponding gain or loss being recognized in the consolidated statement of operations.

For any intangible asset identified, depending on the type of intangible asset and the complexity of determining its fair value, an independent valuation expert or management may develop the fair value, using appropriate valuation techniques, which are generally based on a forecast of the total expected future net cash flows. The evaluations are linked closely to the assumptions made by management regarding the future performance of the assets concerned and any changes in the discount rate applied.

Certain fair values may be estimated at the transaction date pending confirmation or completion of the valuation process. Where provisional values are used in accounting for a business combination, they may be adjusted in subsequent periods. However, the measurement period will last for one year from the transaction date.

Judgment is applied in assessing whether the Company exercises control and has significant influence over entities in which the Company directly or indirectly owns an interest. The Company has control when it has the power over the entity, has exposure or rights to variable returns, and has the ability to use its power to affect the returns. Significant influence is defined as the power to participate in the financial and operating decisions of the entities. Where the Company is determined to have control, these entities are consolidated. Additionally, judgment is applied in determining the effective date on which control was obtained.

(w)	Segment Reporting

An operating segment is a component of the Company for which discrete financial information is available and whose operating results are regularly reviewed by the entity’s chief operating decision maker to make decisions about resources to be allocated to the segment and assess its performance, and that engages in business activities from which it may earn revenue and incur expenses. The Company has two reportable segments: (i) Cultivation (Wholesale), which is the cultivation, production and sale of cannabis to retail stores, and (ii) Retail, which is the retailing of cannabis to patients and consumers.

F-23

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except shares and per share amounts)

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

For the purposes of testing impairment of goodwill, the Company has identified 12 reporting units. The Company analyzed its reporting units by first reviewing the operating segments based on the geographic areas in which the Company conducts business (or each market). The markets were then further divided into reporting units based on the market operations (retail and wholesale) which were primarily determined based on the licenses each market holds. The following represents the markets in which the Company operates as of December 31, 2021: Arizona, Arkansas, Connecticut, Florida, Illinois, Maryland, Massachusetts, Michigan, Nevada, New Jersey, Ohio, Pennsylvania, and West Virginia.

All revenues were generated in the United States for the years ended December 31, 2021, 2020 and 2019.

(x)	Stock-Based Payments

The Company operates equity settled stock-based remuneration plans for its eligible directors, officers, and employees. All goods and services received in exchange for the grant of any stock-based payments are measured at their fair value unless the fair value cannot be estimated reliably. If the Company cannot estimate reliably the fair value of the goods and services received, the Company measures their value indirectly by reference to the fair value of the equity instruments granted. For transactions with employees, the Company measures the fair value of the services by reference to the fair value of the equity instruments granted.

Equity settled stock-based payments under stock-based payments plans are ultimately recognized as an expense in statement of operations with a corresponding credit to contributed surplus, in equity.

The Company recognizes compensation expense for restricted stock units (“RSUs”) and options on a straight-line basis over the requisite service period of the award. Non-market vesting conditions are included in the assumptions about the number of options that are expected to become exercisable. Estimates are subsequently revised if there is any indication that the number of share options expected to vest differs from the previous estimate. Any cumulative adjustment prior to vesting is recognized in the current period. No adjustment is made to any expense recognized in prior period if share options ultimately exercised are different to that estimated on vesting.

(y)	Significant Accounting Judgments, Estimates, and Assumptions

The preparation of the Company’s consolidated financial statements requires management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, and revenue and expenses. Actual results may differ from these estimates. The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if the review affects both current and future periods. Significant judgments, estimates, and assumptions that have the most significant effect on the amounts recognized in the consolidated financial statements are described below.

(i)	Estimated Useful Lives and Amortization of Intangible Assets

Amortization of intangible assets is recorded on a straight-line basis over their estimated useful lives, which do not exceed the contractual period, if any. Intangible assets that have indefinite lives are not subject to amortization and are tested annually for impairment, or more frequently if events or changes in circumstances indicate that they may impaired.

F-24

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except shares and per share amounts)

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

(ii) Inventories

The net realizable value of inventories represents the estimated selling price for inventories in the ordinary course of business, less all estimated costs of completion and costs necessary to make the sale. The determination of net realizable value requires significant judgment, including consideration of factors such as shrinkage, the aging of and future demand for inventory, expected future selling price the Company expects to realize by selling the inventory, and any contractual arrangements with customers. Reserves for excess and obsolete inventory are based upon quantities on hand, projected volumes from demand forecasts and net realizable value. The estimates are judgmental in nature and are made at a point in time, using available information, expected business plans, and expected market conditions. As a result, the actual amount received on sale could differ from the estimated value of inventory. Periodic reviews are performed on the inventory balance. The impact of changes in inventory reserves is reflected in cost of goods sold.

(iii) Determination of Reporting Units

The Company’s assets are aggregated into two reportable segments: Cultivation (Wholesale) and Retail. For the purposes of testing impairment of goodwill, the Company has identified 12 reporting units. The Company analyzed its reporting units by first reviewing the operating segments based on the geographic areas in which the Company conducts business (or each market). The markets were then further divided into reporting units based on the market operations (retail and cultivation) which were primarily determined based on the licenses each market holds. The following represents the markets in which the Company operated as of December 31, 2021: Arizona, Arkansas, California, Connecticut, Florida, Illinois, Maryland, Massachusetts, Michigan, Missouri, Nevada, New Jersey, Ohio, Pennsylvania and West Virginia.

(iv) Goodwill Impairment

Goodwill is tested for impairment annually and whenever events or changes in circumstances indicate that the carrying amount of goodwill has been impaired. To determine if the value of goodwill has been impaired, the reporting unit to which goodwill has been assigned or allocated must be valued using present value techniques. When applying this valuation technique, the Corporation relies on a number of factors, including historical results, business plans, forecasts and market data. Changes in the conditions for these judgments and estimates can significantly affect the assessed value of goodwill.

(v) Property, Plant and Equipment Impairment

The Company evaluates the carrying value of long-lived assets at the end of each reporting period whenever there is any indication that a long-lived asset is impaired. Such indicators include evidence of physical damage, indicators that the economic performance of the asset is worse than expected, or that the decline in asset value is more than the passage of time or normal use, or significant changes occur with an adverse effect on the Company’s business. If any such indication exists, the Company estimates the recoverable amount of the asset. An asset is impaired when its carrying amount exceeds its recoverable amount. The Company measures impairment based on the amount by which the carrying value exceeds the estimated fair value of the long-lived asset. The fair value is determined primarily by using the projected future cash flows discounted at a rate commensurate with the risk involved as well as market valuations. Losses on long-lived assets to be disposed of are determined in a similar manner, except that the fair values are reduced for an estimate of the cost to dispose or abandon.

F-25

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except shares and per share amounts)

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

(vi) Discount Rate for Leases

ASC 842 requires lessees to discount lease payments using the rate implicit in the lease if that rate can be readily determined. If that rate cannot be readily determined, the Company generally uses the incremental borrowing rate when initially recording leases. Generally, the Company uses its incremental borrowing rate as the discount rate.

(vii) Business Combinations

In a business combination, all identifiable assets, liabilities and contingent liabilities acquired are recorded at their fair values. One of the most significant estimates relates to the determination of the fair value of these assets and liabilities. Contingent consideration is measured at its transaction-date fair value and included as part of the consideration transferred in a business combination. Contingent consideration that is classified as equity is not remeasured at subsequent reporting dates and its subsequent settlement is accounted for within equity. Contingent consideration that is classified as an asset or a liability is remeasured at subsequent reporting dates in accordance with ASC 450, Contingencies, as appropriate, with the corresponding gain or loss being recognized in profit or loss. For any intangible asset identified, depending on the type of intangible asset and the complexity of determining its fair value, an independent valuation expert or management may develop the fair value, using appropriate valuation techniques, which are generally based on a forecast of the total expected future net cash flows. The evaluations are linked closely to the assumptions made by management regarding the future performance of the assets concerned and any changes in the discount rate applied. Certain fair values may be estimated at the transaction date pending confirmation or completion of the valuation process. Where provisional values are used in accounting for a business combination, they may be adjusted retrospectively in subsequent periods. However, the measurement period will last for one year from the transaction date.

(viii) Consolidation

Judgment is applied in assessing whether the Company exercises control and has significant influence over entities in which the Company directly or indirectly owns an interest. The Company has control when it has the power over the entity, has exposure or rights to variable returns, and has the ability to use its power to affect the returns. Significant influence is defined as the power to participate in the financial and operating decisions of the entities. Where the Company is determined to have control, these entities are consolidated. Additionally, judgment is applied in determining the effective date on which control was obtained. See Note 18 – Variable Interest Entities for further details.

(ix) Expected Credit Loss

Management determines the expected credit loss by evaluating individual receivable balances and considering accounts and other receivable financial conditions and current economic conditions. Accounts receivable and financial assets recorded in other receivables are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded as income when received. All receivables are expected to be collected within one year of the condensed interim consolidated statement of financial position date.

(x) Fair Value of Financial Instruments

The individual fair values attributed to the different components of a financing transaction, derivative financial instruments, are determined using valuation techniques. The Company uses judgment to select the methods used to make certain assumptions and in performing the fair value calculations to determine (a) the values attributed to each component of a transaction at the time of their issuance; (b) the fair value measurements for certain instruments that require subsequent measurement at fair value on a recurring basis; and (c) for disclosing the fair value of financial instruments subsequently carried at amortized cost. Such valuation estimates could be significantly different because of the use of judgment and the inherent uncertainty in estimating the fair value of these instruments that are not quoted in an active market.

F-26

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except shares and per share amounts)

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

(xi) Income Tax

Provisions for taxes are made using the best estimate of the amount expected to be paid based on a qualitative assessment of all relevant factors. The Company reviews the adequacy of these provisions at the end of the reporting period. However, it is possible that at some future date an additional liability could result from audits by taxing authorities. Where the final outcome of these tax related matters is different from the amounts that were initially recorded, such differences will affect the tax provisions in the period in which such determination is made.

(z) Accounting Pronouncements – Recently Adopted

In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2016-13, Financial Instruments—Credit Losses (Topic 326) Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”), which replaces the incurred loss model with a current expected credit loss (“CECL”) model and requires consideration of a broader range of reasonable and supportable information to explain credit loss estimates. ASU 2016-13 applies to financial assets, measured at amortized cost, including loans, held-to-maturity debt securities, net investments in leases and trade accounts receivable. ASU 2016-13 must be adopted using a modified retrospective transition method through a cumulative-effect adjustment to members’ equity in the period of adoption. The Company adopted the new standard in the first quarter of the year ended December 31, 2020. The adoption of ASU 2016-13 did not have a material impact on the Company’s consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-04 “Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment” (“ASU 2017-04”), which simplifies the accounting for goodwill impairment. ASU 2017-04 requires entities to record an impairment charge based on the excess of a reporting unit’s carrying amount over its fair value (Step 1 under the current impairment test). The standard eliminates Step 2 from the current goodwill impairment test, which included determining the implied fair value of goodwill and comparing it with the carrying amount of that goodwill. ASU 2017-04 must be applied prospectively and is effective in the first quarter of 2020. Early adoption is permitted. The Company adopted ASU 2017-04 in the first quarter of the year ended December 31, 2020. The adoption of ASU 2017-04 did not have a material impact on the Company’s consolidated financial statements.

In February 2016, the FASB issued Accounting Standards Update No. 2016-02 “Leases (Topic 842)” (“ASU 2016-02”), which requires lessees to record most leases on the balance sheet but recognize expense on the income statement in a manner similar to current accounting. ASU 2016-02 requires a modified retrospective approach for leases that exist or are entered into after the beginning of the earliest comparative period in the financial statements and is effective in the first quarter of 2019.

Upon adoption of ASU 2016-02, the Company recorded right-of-use assets of $3,065 and corresponding lease liabilities of $3,333 with the difference of $268 recorded in opening equity. See Note 13 for additional details.

F-27

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except shares and per share amounts)

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740)—Simplifying the Accounting for Income Taxes, which is intended to simplify various aspects related to accounting for income taxes (“ASU 2019-12”). ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application. ASU 2019-12 was effective for the Company beginning January 1, 2021. The adoption of ASU 2019-12 did not have a material impact on the Company’s consolidated financial statements. In January 2020, the FASB issued ASU 2020-01, Investments—Equity Securities (Topic 321), Investments—Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815) (“ASU 2020-01”), which is intended to clarify the interaction of the accounting for equity securities under Topic 321, investments accounted for under the equity method of accounting in Topic 323 and the accounting for certain forward contracts and purchased options accounted for under Topic 815. ASU 2020-01 was effective for the Company beginning January 1, 2021. The adoption of ASU 2020-01 did not have a material impact on the Company’s consolidated financial statements.

(aa) Accounting Pronouncements – Recently Issued

On August 5, 2020, the FASB issued ASU No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06), to improve financial reporting associated with accounting for convertible instruments and contracts in an entity’s own equity. The amendments in this ASU 2020-06 are effective for public business entities for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. The Company does not expect the adoption of ASU 2020-06 will have a material impact on the Company’s consolidated financial statements.

3. REVERSE TAKEOVER TRANSACTION (“RTO”)

On December 14, 2020, Verano Holdings, LLC, a Delaware limited liability company, Majesta Minerals, Inc., an Alberta corporation (the “Public Corporation”), 1276268 B.C. Ltd., a British Columbia corporation (“Verano FinCo”), 1277233 B.C. Ltd, a British Columbia corporation, and 1278655 B.C. Ltd., a British Columbia corporation (“Majesta SubCo”), entered into an arrangement agreement (as amended January 26, 2021, the “Definitive Agreement”), pursuant to which the Company would result from the reverse takeover transaction contemplated thereby (the “RTO”).

In accordance with the plan of arrangement forming part of the Definitive Agreement (the “Plan of Arrangement”), the Public Corporation changed its name to “Verano Holdings Corp.” and completed a consolidation of its common shares on the basis of 100,000 issued and outstanding common shares on a post-consolidation basis.

In accordance with the terms of the Plan of Arrangement, 10,000,000 subscription receipts (the “Subscription Receipts”) were issued on January 21, 2021, at a price per Subscription Receipt of $102, for aggregate gross proceeds of $100,000 (the “RTO Financing”). In the RTO Financing, the Company issued a total of 10,000,000 Subordinate Voting Shares to the purchasers of the Subscription Receipts and 578,354 Subordinate Voting Shares and $4,580 in transactions costs to the offering agents as a broker fee.

The Public Corporation reorganized capital by altering its notice of articles and articles to (i) attach special rights and restrictions to its common shares, (ii) change the identifying name of its common shares to “Class A Subordinate Voting Shares” and (iii) create a new class of Class B Proportionate Voting Shares (the “Proportionate Voting Shares”). Pursuant to the Plan of Arrangement, thereafter Verano FinCo amalgamated with Majesta SubCo. Majesta SubCo was then liquidated, and the net proceeds of the RTO Financing transferred to the Company, as the resulting corporation in the RTO.

2 Such amount not in thousands

F-28

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except shares and per share amounts)

3. REVERSE TAKEOVER TRANSACTION (“RTO”) (Continued)

The members of Verano Holdings LLC, and owners of certain of its subsidiaries, through a series of transactions, exchanged their ownership interests in Verano Holdings LLC and such subsidiaries for 96,892,040 Subordinate Voting Shares and 1,172,382 Proportionate Voting Shares. In connection with the Company’s acquisitions (Note 9) of Alternative Medical Enterprises, LLC, Plants of Ruskin GPS, LLC, and RVC 360, LLC (collectively, the “AME Parties”), that occurred concurrently with the RTO, the members of the AME Parties, through a series of transactions, exchanged their membership interests in the AME Parties for 18,092,987 Subordinate Voting Shares and 470,984. Proportionate Voting Shares, plus cash consideration, as further described in Note 9(a). The members of the AME Parties received $20,000 in proceeds from the RTO Financing.

In accordance with ASC 805, Business Combinations, the substance of the transaction is a reverse takeover of a nonoperating company. The transaction does not constitute a business combination as Majesta SubCo does not meet the definition of a business under the standard. As a result, the transaction is accounted for as a capital transaction with Verano Holdings, LLC being identified as the acquirer and the equity consideration being measured at fair value. The resulting consolidated statement of financial position is presented as a continuance of Verano Holdings, LLC and comparative figures presented in the consolidated financial statements prior to the reverse takeover are those of Verano Holdings, LLC.

ASC 505-50, Equity-Based Payments to Non-Employees, applies to transactions where an entity grants equity instruments and cannot identify specifically some or all of the goods or services received in return. Because the Company issued shares with a value in excess of the assets received, the difference is recognized in RTO-related issuance cost through equity. The amount assigned to the transaction cost of $198 is the difference between the fair value of the consideration and the net identifiable assets of Majesta SubCo acquired by the Company.

4. INVENTORIES

The Company’s inventories consist of the following:

	December 31,	December 31,
	2021	2020

Raw Materials	$5,767	$-
Work in Process	93,298	26,835
Finished Goods	38,569	10,519

Total Inventories	$137,634	$37,354

F-29

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except shares and per share amounts)

5. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment and related accumulated depreciation consists of the following at December 31, 2021 and December 31, 2020:

	December 31,	December 31,
	2021	2020

Land	$29,399	$12,138
Buildings and Improvements	126,020	15,223
Furniture and Fixtures	13,259	5,466
Computer Equipment and Software	14,078	3,331
Leasehold Improvements	182,514	89,394
Tools and Equipment	65,774	27,237
Vehicles	3,229	850
Assets Under Construction (1)	64,107	8,514

Total Property, Plant and Equipment, Gross	498,380	162,153
Less: Accumulated Depreciation	(46,148)	(17,971)

Property, Plant and Equipment, Net	$452,232	$144,182

(1)Assets under construction represent construction in progress related to facilities not yet completed or otherwise not placed in service.

A reconciliation of the beginning and ending balances of property, plant and equipment is as follows:

	Property, Plant and		Property, Plant and
	Equipment,	Accumulated	Equipment,
	Gross	Depreciation	Net

Balance as of January 1, 2020	$104,470	$(8,917)	95,553
Additions	57,002	-	57,002
Property, plant and equipment from business combination	2,511	-	2,511
Disposals	(11)	-	(11)
Deconsolidation	(1,819)	-	(1,819)
Depreciation		(9,054)	(9,054)

Balance as of December 31, 2020	$162,153	$(17,971)	$144,182
Additions	164,940	-	164,940
Property, plant and equipment from business combination	175,172	-	175,172
Disposals	(3,855)	15	(3,870)
Depreciation	-	(28,192)	(28,192)

Balance as December 31, 2021	$498,380	$(46,148)	$452,232

For the years ended December 31, 2021 and December 31, 2020, depreciation expense included in costs of goods sold totaled $20,395 and $7,797 respectively.

F-30

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except shares and per share amounts)

6. INTANGIBLE ASSETS AND GOODWILL

Intangible assets are recorded at cost less accumulated amortization and impairment losses, if any. Intangible assets acquired in a business combination are measured at fair value at the acquisition date. Amortization of definite life intangibles is provided on a straight-line basis over their estimated useful lives. The estimated useful lives, residual values, and amortization methods are reviewed at each year end, and any changes in estimates are accounted for prospectively.

As of December 31, 2021, intangible assets consisted of the following:

	Licenses	Tradenames	Technology	Total
Cost
Balance as of January 1, 2021	$76,375	$78	$-	$76,453
Purchases	55,776	-	115	55,891
Additions from business combination	1,254,781	54,088	11,488	1,320,357
Adjustments to purchase price allocation	(801)	-	-	(801)
Disposals	-	-	-	-
Balance as of December 31, 2021	$1,386,131	$54,166	$11,603	$1,451,900

Accumulated Amortization
Balance as of January 1, 2021	4,034	-	-	4,034
Amortization	62,669	4,158	1,126	67,953
Balance as of December 31, 2021	$66,703	$4,158	$1,126	$71,987

Net Book Value
Balance as of January 1, 2021	72,341	78	-	72,419
Balance as of December 31, 2021	$1,319,428	$50,008	$10,477	$1,379,913

As of December 31, 2020, intangible assets consisted of the following:

	Licenses	Tradenames	Technology	Total
Cost
Balance as of January 1, 2020	$22,358	$78	$-	$22,436
Purchases	7,000	-	-	7,000
Additions from business combination	47,017	-	-	47,017
Disposals	-	-	-	-
Balance as of December 31, 2020	$76,375	$78	$-	$76,453

Accumulated Amortization
Balance as of January 1, 2020	1,880	-	-	1,880
Amortization	2,154	-	-	2,154
Balance as of December 31, 2020	$4,034	$-	$-	$4,034

Net Book Value
Balance as of January 1, 2020	20,478	78	-	20,556
Balance as of December 31, 2020	$72,341	$78	-	$72,419

The Company recorded amortization expense for the years ended December 31, 2021 and 2020 $67,953 and $2,154, respectively.

Amortization periods of assets with finite lives are based on management’s estimates at the date of acquisition.

F-31

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except shares and per share amounts)

6. INTANGIBLE ASSETS AND GOODWILL (Continued)

The following table outlines the estimated annual amortization expense related to intangible assets as of December 31, 2021:

Year Ending December 31:	Estimated Amortization
2022	$99,057
2023	99,057
2024	99,057
2025	99,057
2026	99,057
Thereafter	884,628
$1,379,9135

The changes in the carrying amount of goodwill, by reportable segment, for the years ended December 31, 2020 and 2021 were as follows:

	January 1, 2020	Impairment	Adjustments to purchase price allocation	Acquisitions	December 31, 2020
Cultivation	$64	$-	$-	$-	$64
Retail	$5,000	-	-	10,965	15,965
	$5,064	$-	$-	$10,965	$16,029

	January 1, 2021	Impairment	Adjustments to purchase price allocation	Acquisitions	December 31, 2021
Cultivation	$64	$-	$312	$90,740	$91,116
Retail	15,965	-	(30)	261,079	277,014
	$16,029	$-	$282	$351,819	$368,130

During 2021, the Company recorded a measurement period adjustment in connection with its 2020 acquisitions of FGM Processing, LLC, Elevele, LLC, and MME IL Holdings, LLC. The net impact of the adjustment resulted in a decrease in the license value of $801 and an increase to goodwill by $282. The remaining $519 of the adjustment to the purchase price was allocated among the other tangible assets on the opening balance sheet.

F-32

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except shares and per share amounts)

7. EARNINGS PER SHARE

The Company presents basic and diluted earnings per share. Basic earnings per share is calculated by dividing the profit or loss attributable to shareholders by the weighted average number of shares (on an as converted basis) outstanding during the period. Diluted earnings per share is determined by adjusting the profit or loss attributable to shareholders and the weighted average number of shares outstanding, for the effects of all dilutive potential shares, which are comprised of convertible shares, warrants, options and RSUs issued.

The computations of net income per share on both basic and diluted bases, including reconciliations of the numerators and denominators, were as follows:

	Twelve Months Ended	Twelve Months Ended	Twelve Months Ended
	December 31, 2021	December 31, 2020	December 31, 2019
Numerator
Net Income attributable to Verano Holdings Corp.	$(14,676)	$38,401	$(18,273)

Denominator
Basic
Pre-RTO weighted-average shares outstanding	158,203,932
Post-RTO weighted-average shares outstanding	307,177,442
Weighted-average shares outstanding – basic	290,443,432	263,919,366	261,432,115

Diluted
Pre-RTO weighted-average shares outstanding	158,203,932
Post-RTO weighted-average shares outstanding	307,177,442
Weighted-average shares outstanding – diluted	290,443,432	270,719,280	261,432,115

Basic earnings per share	$(0.05)	$0.15	$(0.07)
Diluted earnings per share	$(0.05)	$0.14	$(0.07)

8. NOTES RECEIVABLE

As of December 31, 2021, notes receivable consisted of two secured promissory notes:

The first note is a secured promissory note dated August 13, 2020 with a third party for $180. The note bears interest of 8% per annum and was originally due and payable on or before the earlier of February 13, 2021 or such other date the principal amount becomes due and payable by acceleration after an event of default. The promissory note can be extended at the discretion of the Company. Negotiation between parties is on-going to extend the maturity date of the secured promissory note. As of December 31, 2020 the balance was fully outstanding. As of December 31, 2021, the Company has received principal payments of $56 and has outstanding principal of $124 plus accrued interest of $7.

The second note is a secured promissory note issued March 24, 2021 with a third party for $147. Interest of 8% per annum and principal were originally due on September 24, 2021. The maturity date of the secured promissory note has been extended to March 24, 2022. As of December 31, 2021, the Company has not received any principal payments to date and has recognized accrued interest of $7.

As of December 31, 2020, notes receivable also consisted of a $5,000 secured promissory note dated March 2019 bearing 10% interest and originally matured in September 2020. The note was later amended to reduce the principal due by $300, increase the interest rate to 15.25%, and extend the maturity date. As of December 31, 2020, the Company had remaining principal outstanding of $2,825 plus accrued interest. The Company received all principal and interest payments during 2021.

F-33

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except shares and per share amounts)

9. ACQUISITIONS

(a)	Merger Agreement

On November 6, 2020, Verano Holdings LLC entered into an agreement and plan of merger with the AME Parties, pursuant to which the Company, as the assignee of all of Verano Holdings LLC’s rights and obligations thereunder, would acquire the AME Parties and their subsidiaries and ownership and control interests (the “AME Group”) via a series of merger transactions (the “AME Mergers”). The AME Mergers were contingent upon, and were to close contemporaneously with the RTO, resulting in the creation of the Company as a Canadian publicly-traded parent company of Verano Holdings LLC, the AME Parties and their respective subsidiaries.

The RTO and AME Mergers closed on February 11, 2021 and resulted in the AME Group becoming wholly-owned subsidiaries of the Company. The members of the AME Parties, through the RTO and AME Mergers, exchanged their membership interests in the AME Parties for 18,092,988 Subordinate Voting Shares and 470,984 Proportionate Voting Shares valued at approximately $651,914, plus cash consideration of $35,000. The shares and cash consideration of $20,000 was paid at the closing of the mergers, $10,000 was paid on August 11, 2021, and the $5,000 balance is payable in February 2022. As of December 31, 2021, the present value of unpaid deferred consideration is $4,986 and is included in the acquisition price payable balance on the Company’s consolidated balance sheets.

The Company accounted for the transaction as a business combination in accordance with ASC 805, Business Combinations. The following table summarizes the provisional accounting estimates of the merger transaction:

	AltMed Florida	AltMed Arizona	Total

Cash	$5,446	$507	$5,953
Accounts receivable, net	60	498	558
Inventory	83,205	5,827	89,032
Prepaids and other current assets	833	1,989	2,822
Property, plant and equipment, net	73,386	9,751	83,137
Right-of-use asset, net	9,651	-	9,651
Other assets	1,001	-	1,001
Accounts payable and accrued liabilities	(8,935)	(2,576)	(11,511)
Notes payable	(3,579)	(3,343)	(6,922)
Deferred taxes	(123,720)	(37,290)	(161,010)
Lease liabilities	(9,651)	-	(9,651)

Total identifiable net assets (liabilities)	27,697	(24,637)	3,060
Intangible assets	498,938	184,588	683,526

Net assets	$526,635	$159,951	$686,586

Selected line items from the Company’s unaudited condensed interim consolidated statements of operations for the twelve months ended December 31, 2021, adjusted as if the acquisition of AltMed, deemed to be the only acquisition with material operations in the period, had occurred on January 1, 2021, are presented below:

	Consolidated Results	AltMed Pre-acquisition	Pro-forma Results
Revenues, net of discounts	737,850	22,402	760,252
Net income (Loss)	(12,258)	10,932	(1,326)

F-34

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except shares and per share amounts)

9. ACQUISITIONS (Continued)

(b)	2021 Business Combinations

The Company has determined that the below acquisitions are business combinations under ASC 805, Business Combinations. Those acquisitions that are determined to be the acquisition of a business are accounted for by applying the acquisition method, whereby the assets acquired, and the liabilities assumed are recorded at their fair values with any excess of the aggregate consideration over the fair values of the identifiable net assets allocated to goodwill. Operating results have been included in these consolidated financial statements from the date of the acquisition. Any goodwill recognized is attributed based on reporting units.

The purchase price allocation for the acquisitions reflects various fair value estimates and analyses which are subject to change within the measurement period. The primary areas of the purchase price allocation that are subject to change relate to the fair value of certain tangible assets, the value of intangible assets acquired, and residual goodwill. The Company expects to continue to obtain information to assist in determining the fair value of the net assets acquired at the acquisition date during the measurement period.

Measurement period adjustments that the Company determined to be material will be applied prospectively in the Company’s consolidated financial statements, and depending on the nature of the adjustments, other periods subsequent to the period of acquisition could be affected. The measurement period ends one year subsequent to the acquisition date.

Glass City Alternatives, LLC

On September 20, 2020, the Company entered into an agreement to acquire, upon the satisfaction of certain conditions precedent, all of the ownership interest of Glass City Alternatives, LLC which operates a dispensary located in Ohio. The transaction closed on January 7, 2021. The total cash purchase price was $2,700 plus a $329 purchase price adjustment. The Company issued $500 in Subordinate Voting Shares upon execution of the RTO. As of December 31, 2021, the present value of unpaid deferred consideration of $1,100 is included in the acquisition price payable balance on the Company’s consolidated balance sheets and was paid in January 2022.

Perpetual Healthcare Inc.

On February 25, 2021, Verano entered into an agreement to purchase control of Perpetual Healthcare Inc. (“Emerald”). Emerald is a marijuana dispensary and is a non-profit entity in Arizona. The Company, through a management service agreement (“MSA”) and control of the board of directors, obtained control of Emerald’s dispensary operations and license. The transaction became effective on March 10, 2021, and the Company consolidated Emerald through the Voting Interest Model (“VOE”) in accordance with ASC 810, Consolidations. Total consideration includes cash consideration of $11,250 plus a $326 purchase price adjustment, 541,994 Subordinate Voting Shares valued at approximately $10,002. The remaining obligation was settled through the issuance of 350,644 Subordinate Voting Shares valued at approximately $6,992 in May 2021. As of December 31, 2021, the total consideration had been paid in full.

The Herbal Care Center Inc.

On February 24, 2021, Verano entered into an equity purchase agreement to acquire all equity interest in EINJO, L.P. and SPSLE, Corp. to become the sole owner of The Herbal Care Center, Inc. (“The Herbal Care Center”), which holds licenses for two dispensaries in Illinois. The Company, through a MSA, obtained control of The Herbal Care Center’s operations and marijuana license. The transaction became effective on March 17, 2021, and the Company consolidated The Herbal Care Center through the Variable Interest Model (“VIE”) in accordance with ASC 810, Consolidations. Total consideration includes cash consideration of $18,750, plus a $2,107 purchase price adjustment, of which $10,000 was paid upon entering the MSA.

F-35

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except shares and per share amounts)

9. ACQUISITIONS (Continued)

(b)	2021 Business Combinations (Continued)

The total consideration also includes 90,464 Subordinate Voting Shares and 9,625 Proportionate Voting Shares valued at approximately $22,778 paid at closing. As of December 31, 2021, the present value of unpaid deferred consideration of $10,852 is included in the acquisition price payable balance on the Company’s consolidated balance sheets.

Local Joint

On March 22, 2021, the Company entered into an agreement with Flower Launch LLC, to acquire the rights to manage Patient Alternative Relief Center, Inc. (“Local Joint”), also referred to as Local Joint. Local Joint is a retail dispensary that operates as a non-profit entity in Arizona. The Company, through a MSA and control of the board of directors, obtained control of Local Joint’s operations and its license. The transaction became effective on March 30, 2021, and the Company consolidated Local Joint through the VOE in accordance with ASC 810, Consolidations. Total consideration included cash consideration of $13,500, with $10,000 paid on the closing date and $3,500 paid in July 2021, plus 179,767 Subordinate Voting Shares valued at approximately $3,031. As of December 31, 2021, the total consideration had been paid in full.

Territory

On February 23, 2021, the Company entered into a merger agreement to acquire BISHCO LLC, which holds the rights to manage three non-profit entities in Arizona through a MSA. The non-profit entities, AZGM3, Inc., Vending Logistics, LLC, and The Medicine Room, LLC, each hold an Arizona marijuana license. The agreement triggered the resignation of all board members and concurrently appointed the Company executives to the board of directors that govern each non-profit entity. Through the acquisition of BISHCO LLC and its MSA, as well as the Company’s appointment to the board of directors, the Company obtained control of the non-profit entities’ operations and their respective licenses.

The transaction became effective on April 8, 2021 and the Company consolidated the non-profit entities through the VOE in accordance with ASC 810, Consolidations. Total consideration included $18,699 paid upon closing, plus a $1,036 purchase price adjustment, 997,453 Subordinate Voting Shares and 29,924 Proportionate Voting Shares valued at approximately $78,916. The remaining consideration is related to contingent consideration with $12,750 payable in cash on March 31, 2022, and the remaining $12,750 payable in shares or cash at the election of the recipient on March 31, 2023. As of December 31, 2021, the present value of unpaid deferred consideration of $21,882 is included in the acquisition price payable balance on the Company’s consolidated balance sheets.

TerraVida Holistic Center, LLC

On February 24, 2021, the Company entered into an agreement to acquire TerraVida Holistic Centers, LLC, which holds the rights to three active dispensaries in Pennsylvania. The transaction closed May 11, 2021. Total consideration included cash consideration of $64,316, plus a $1,993 purchase price adjustment, of which $18,809 was paid at closing and the remaining $47,500 was paid over the first six months after closing. The merger agreement also included consideration of 1,506,750 Subordinate Voting Shares and 15,067 Proportionate Voting Shares valued at approximately $59,732. As of December 31, 2021, the total consideration had been paid in full.

F-36

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except shares and per share amounts)

9. ACQUISITIONS (Continued)

(b)	2021 Business Combinations (Continued)

The Healing Center, LLC

On March 29, 2021, the Company entered into an agreement to acquire three active dispensaries in Pennsylvania by purchasing all the issued and outstanding equity interests of The Healing Center, LLC (“The Healing Center”). The transaction closed on May 14, 2021. At the time the transaction closed, the Healing Center leased the real estate where the dispensaries are located from three separate real estate entities. On September 3, 2021, the Company acquired the THC Real Estate in cash transactions. The acquisitions were accounted for as a single business combination in accordance with ASC 805, Business Combinations. Total consideration for The Healing Center included cash consideration of $56,892, plus a $2,355 purchase price adjustment, of which $31,463 was paid upon closing and an additional $27,784 was paid 60 days after the closing. In addition, the total consideration included 454,302 Subordinate Voting Shares and 25,744 Proportionate Voting Shares valued at approximately $61,108, and $18,925 of contingent consideration evenly allocated between shares and cash. As of December 31, 2021, The Healing Center’s present value of unpaid deferred consideration of $13,982 payable in cash and shares is included in the acquisition price payable balance on the Company’s consolidated balance sheets, which was subsequently paid in February 2022.

Verano funded the acquisition of THC Real Estate through a credit facility with Chicago Atlantic Credit Company (together with its affiliated entities, “Chicago Atlantic”) for $12,650. Total consideration was paid directly to the sellers in the amount of $12,225. The Company received $20 in cash proceeds and incurred $405 in issuance costs and debt discounts on the Chicago Atlantic credit facility, which was paid net of proceeds upon closing. The Company amortizes debt issuance costs through interest expense over the life of the credit agreement. Refer to Note 10 for more information. As of December 31, 2021, the total consideration for THC Real Estate had been paid in full.

Mad River Remedies, LLC

On April 1, 2021, the Company entered into an agreement to acquire Mad River Remedies, LLC, which operates a dispensary in Ohio. The transaction closed on July 8, 2021. The consideration included cash consideration of $12,984, subject to a purchase price adjustment of $29, and 488,861 Subordinate Voting Shares value at approximately $7,814, delivered at closing. As of December 31, 2021, the total consideration had been paid in full.

Agri-Kind, LLC & Agronomed Holdings Inc

On April 21, 2021, the Company entered into an agreement to acquire all of the issued and outstanding equity interests in Agri-Kind, LLC (“Agri-Kind”), an operator of a cultivation and production facility of medical marijuana located in Pennsylvania, and Agronomed Holdings Inc., the owner of the cultivation and processing facility operated by Agri-Kind. The transaction closed on July 12, 2021. The total consideration included cash consideration of $78,848, plus a $678 purchase price adjustment, of which $43,713 was paid at closing and the remaining $35,813 was paid within three months of closing. In addition, the total consideration included the issuance of 3,208,035 Subordinate Voting Shares valued at approximately $50,994, and contingent consideration of $33,971, which may fluctuate based upon financial performance metrics of Agri-Kind for 2021 and is payable in Subordinate Voting Shares, unless cash payment is elected by the recipient. As of December 31, 2021, the present value of unpaid deferred consideration of $33,617 is included in the acquisition price payable balance on the Company’s consolidated balance sheets.

Agronomed Biologics, LLC

On April 21, 2021, the Company entered into an agreement to acquire all the issued and outstanding equity interests in Agronomed Biologics, LLC (“Agronomed”), which holds a clinical registrant license that allows for cultivation, production, and operation of six dispensaries in Pennsylvania. As a clinical registrant, Agronomed has partnered with the Drexel University College of Medicine to conduct medical marijuana research. The transaction closed on July 12, 2021. Total consideration included cash consideration of $10,473 paid upon closing and an additional $42,493 of contingent consideration to be paid in cash or shares at the election of the seller. In addition, the merger consideration included 3,240,436 Subordinate Voting Shares valued at approximately $51,509 issued upon closing. As of December 31, 2021, the present value of unpaid deferred consideration of $42,133 is included in the acquisition price payable balance on the Company’s consolidated balance sheets.

F-37

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except shares and per share amounts)

9. ACQUISITIONS (Continued)

(b)	2021 Business Combinations (Continued)

Willow Brook Wellness, LLC

On September 13, 2021, the Company entered into a definitive agreement to acquire all the issued and outstanding equity interests in Willow Brook Wellness, LLC, which operates a dispensary in Connecticut. The transaction closed on October 25, 2021. Total consideration included cash of $14,913, subject to a purchase price adjustment of $14, and 727,934 Subordinate Voting Shares valued at approximately $8,163. As of December 31, 2021, the present value of unpaid deferred consideration of $7,070 is included in the acquisition price payable balance on the Company’s consolidated balance sheets and will be settled through a cash payment due October 25, 2022.

Caring Nature, LLC

On November 10, 2021, the Company entered into an agreement to acquire all the issued and outstanding equity interests in Caring Nature LLC, which operates a dispensary in Connecticut. The transaction closed on December 20, 2021. The total consideration includes cash of $12,331, subject to a purchase price adjustment and, $12,000 payable in Subordinate Voting Shares payable over twelve months. Additionally, the purchase agreement included $2,000 of contingent consideration to be paid in Subordinate Voting Shares. As of December 31, 2021, the present value of unpaid deferred consideration of $19,961 is included in the acquisition price payable balance on the Company’s consolidated balance sheets.

Connecticut Pharmaceutical Solutions, Inc.

On November 10, 2021, the Company entered into an agreement to acquire all the issued and outstanding equity interests in Connecticut Pharmaceutical Solutions, Inc., which holds a medical marijuana producer license in Connecticut. The transaction closed on December 28, 2021. Total consideration includes cash of $6,402 and 8,145,142 Subordinate Voting Shares valued at approximately $98,538 issued at closing.

Additionally, there are 73,130 deferred Subordinate Voting Shares subject to purchase price adjustments and 1,128,441 deferred Subordinate Voting Shares to be issued in December 2022, collectively valued at approximately $14,483. The merger agreement also includes consideration of $19,622 to be paid in 1,625,546 deferred Subordinate Voting Shares payable upon the first sale of adult-use cannabis in the state of Connecticut. Both payments meet equity classification in accordance with ASC 815.

The remaining consideration is related to contingent consideration of $24,706, which may fluctuate based on 2021 financial performance metrics. The contingent consideration will be paid in Subordinate Voting Shares and is expected to be settled in the second quarter of 2022. As of December 31, 2021, the present value of unpaid deferred consideration, in the form of contingent consideration, is $24,706 and is included in the acquisition price payable balance on the Company’s consolidated balance sheets.

F-38

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except shares and per share amounts)

9. ACQUISITIONS (Continued)

(b)	2021 Business Combinations (Continued)

The following table summarizes the provisional accounting estimates of the acquisitions that occurred during the first quarter for the year ended December 31, 2021:

	Glass City Alternatives	Perpetual Healthcare	The Herbal Care Center	Local Joint	Total

Cash and cash equivalents	$178	$478	$2,168	$540	$3,364
Accounts receivable, net	-	-	2,000	-	2,000
Notes receivable	-	-	-	398	398
Inventory	58	422	1,435	219	2,134
Prepaid and other current assets	50	43	109	-	202
Property, plant and equipment, net	502	135	1,642	451	2,730
Right-of-use asset, net	63	215	936	2,480	3,694
Accounts payable and accrued liabilities	(17)	(200)	(3,307)	(216)	(3,740)
Deferred income tax	-	(6,548)	(11,914)	-	(18,462)
Lease liabilities	(63)	(215)	(936)	(2,480)	(3,694)

Total identifiable net assets (liabilities)	771	(5,670)	(7,867)	1,392	(11,374)
Intangible assets	2,721	33,387	51,304	16,095	103,507

Net Assets	$3,492	$27,717	$43,437	$17,487	$92,133

The following table summarizes the provisional accounting estimates of the acquisitions that occurred during the second quarter for the year ended December 31, 2021:

	The Healing Center	TerraVida Holistic Centers	Territory	Total

Cash and cash equivalents	$3,496	$3,222	$1,809	$8,527
Accounts receivable, net	-	-	231	231
Inventory	3,088	4,091	7,162	14,341
Prepaid & other current assets	810	692	1,127	2,629
Deposits & other non-current assets	-	75	8	83
Property, plant and equipment, net	11,412	2,612	7,872	21,896
Right-of-use asset, net	-	2,122	129	2,251
Accounts payable and accrued liabilities	(2,569)	(1,635)	(2,770)	(6,974)
Other liabilities	-	-	(1,188)	(1,188)
Deferred income tax	-	-	(23,598)	(23,598)
Lease liabilities	-	(2,122)	(129)	(2,251)

Total identifiable net assets (liabilities)	16,237	9,057	(9,347)	15,947
Intangible assets	133,804	116,053	126,120	375,977

Net Assets	$150,041	$125,110	$116,773	$391,924

F-39

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except shares and per share amounts)

9. ACQUISITIONS (Continued)

(b)	2021 Business Combinations (Continued)

The following table summarizes the provisional accounting estimates of the acquisitions that occurred during the third quarter for the year ended December 31, 2021:

	Mad River Remedies	Agronomed Biologics	Agri Kind & Agronomed Holdings Inc	Total

Cash and cash equivalents	$755	$2,300	$2,024	$5,079
Accounts receivable, net	262	-	560	822
Inventory	396	623	4,188	5,207
Prepaid & other current assets	85	273	653	1,011
Deposits & other non-current assets	-	40	-	40
Property, plant and equipment, net	589	5,844	35,965	42,398
Right-of-use asset, net	125	2,715	-	2,840
Accounts payable and accrued liabilities	(478)	(1,126)	(1,852)	(3,456)
Other liabilities	-	(2,788)	(14,730)	(17,518)
Deferred income tax	-	(29,913)	-	(29,913)
Lease liabilities	(125)	(2,715)	-	(2,840)

Total identifiable net assets (liabilities)	1,609	(24,747)	26,808	3,670
Total Intangible assets	19,218	129,222	137,678	286,118

Net Assets	$20,827	$104,475	$164,486	$289,788

The following table summarizes the provisional accounting estimates of the acquisitions that occurred during the fourth quarter for the year ended December 31, 2021:

	Willow Brook	Caring Nature	CT Pharma	Total

Cash and cash equivalents	$443	$251	$2,793	$3,487
Accounts receivable, net	-	-	1,314	1,314
Inventory	243	155	10,582	10,980
Prepaid & other current Assets	92	41	1,036	1,169
Deposits and Other non-current assets	3	-	-	3
Property, plant and equipment, net	282	91	24,638	25,011
Right-of-use asset, Net	54	133	-	187
Accounts payable and accrued liabilities	(99)	(11)	(2,213)	(2,323)
Other liabilities	-	-	(2,800)	(2,800)
Deferred income tax	-	(7,123)	(40,062)	(47,185)
Lease liabilities	(54)	(133)	-	(187)

Total identifiable net assets (liabilities)	964	(6,596)	(4,712)	(10,344)
Total Intangible assets	21,705	32,878	168,464	223,047

Net Assets	$22,669	$26,282	$163,752	$212,703

F-40

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except shares and per share amounts)

9. ACQUISITIONS (Continued)

(c)	2020 Business Combinations (Continued)

ChiVegas

In July 2020, the Company acquired an additional 50% ownership interest in a Las Vegas real estate entity which provided the Company with a controlling interest and was accounted for as a step-acquisition in accordance with ASC 805, Business Combinations. The purchase price was allocated to the building and land, which totaled $1,160. Consideration included cash of $230 and a note payable of $350 (Note 9). A gain on the previously held equity interest was recognized for $458.

MME IL Holdings, LLC

On July 1, 2020, the Company entered into a membership interest purchase agreement (and amended and restated such membership interest purchase agreement on October 30, 2020) to acquire all of the issued and outstanding equity interests in MME IL Holdings, LLC, which operates two dispensaries in Illinois. The total purchase price was $20,000 plus a $31 working capital adjustment. The Company paid $10,000 in July 2020 and an additional $8,000 was paid in November 2020. The remaining purchase price will be paid pursuant to a $2,000 promissory note, of which $1,000 has been repaid. The Company also entered into a management and administrative services agreement with MME IL Holdings, LLC’s subsidiaries. Based on the funding and providing of services, the Company determined that control was transferred at the closing and accounted for the transaction as a business acquisition in accordance with ASC 805, Business Combination. Acquisition costs, which are expensed as incurred, were not significant and were excluded from the consideration transferred.

Elevele, LLC

On December 8, 2020, the Company entered into a membership interest purchase agreement to acquire all of the issued and outstanding equity interests in Elevele, LLC, which operates two dispensaries in Illinois. The total purchase price was $22,847 plus a $315 working capital adjustment. The Company paid $5,347 in December 2020. The remaining $10,000 of purchase price will be paid by June 8, 2022. Based on the funding and providing of services, the Company determined that control was transferred at the closing and accounted for the transaction as a business acquisition in accordance with ASC 805, Business Combinations. The acquisition was deemed business combinations, as the acquired set contained inputs, outputs and a substantive process. The screen test was not deemed conclusive due to the subjectivity associated with level 3 inputs used in the license valuation. Acquisition costs, which are expensed as incurred, were not significant and were excluded from the consideration transferred.

FGM Processing, LLC

In December 2020, a Company affiliate entered into a membership purchase agreement with a licensee in Maryland which would allow the Company to process medical marijuana in Maryland. The Company analyzed the transactions and recorded the transaction as a business combination. The total purchase price was $6,900, of which $1,050 was paid in December 2020. The Company recognized a license in the amount of $6,640 and tools and equipment in the amount of $260, which are included in the intangible assets and property, plant and equipment, respectively, on the Company’s consolidated balance sheets. The acquisition was deemed a business combination, as the acquired set contained inputs, outputs and a substantive process. The screen test was not deemed conclusive due to the subjectivity associated with level 3 inputs used in the license valuation.

The following table summarizes the provisional accounting estimates of the acquisition that occurred during the year ended December 31, 2020:

	MME IL	Elevele	Other	Total

Cash and cash equivalents	$329	$1,035	$-	$1,364
Inventory	553	431	-	984
Prepaid & other current assets	3	366	-	369
Property, plant and equipment, net	1,053	38	1,420	2,511
Right-of-use asset, net	-	44	-	44
Accounts payable and accrued liabilities	(941)	(1,109)	(350)	(2,400)
Deferred income tax	(5,767)	(6,548)	-	(12,315)
Lease liabilities	(123)	(68)	-	(191)
Investments in associates	-	-	(580)	(580)

Total identifiable net assets (liabilities)	(4,893)	(5,811)	490	(10,214)
Total Intangible assets	24,923	28,113	6,640	59,676

Net Assets	$20,030	$22,302	$7,130	$49,462

F-41

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except shares and per share amounts)

9. ACQUISITIONS (Continued)

(d)	Asset Acquisitions

2021 Asset Acquisitions

NSE Holdings, LLC

On February 24, 2021, a subsidiary of the Company entered into an agreement pursuant to which it acquired all the equity interests of NSE Holdings, LLC (“NSE”), which holds one dispensary permit in Pennsylvania that gives NSE the ability to open three dispensaries. The transaction closed on March 9, 2021. The Company paid cash consideration of $7,350 upon closing and issued 666,587 Subordinate Voting Shares and 6,665 Proportionate Voting Shares valued at approximately $25,160. Consideration also includes contingent consideration of $22,514, which may fluctuate based upon financial performance metrics of NSE Holdings. The Company analyzed the transaction and accounted for the transaction as an asset acquisition in accordance with ASC 805, Business Combinations. The Company capitalized licenses in the amount of $55,016. As of December 31, 2021, the present value of unpaid deferred consideration is $14,280 and is included in the acquisition price payable balance on the Company’s consolidated balance sheets. The unpaid consideration relates to earnouts that are expected to be settled in share issuances of Subordinate Voting Shares.

Ohio Grown Therapies, LLC

On June 30, 2021, the Company exercised and closed on its option to acquire an Ohio dispensary license from Ohio Grown Therapies, LLC, which was granted pursuant to an option purchase agreement entered into on January 14, 2019. The exercise and closing had no impact on operations as the Company already exerted control over the dispensary through a consulting agreement entered into in 2019. The Company capitalized the license in the amount of $760 to the intangible license value included on the Company’s consolidated balance sheets. As of December 31, 2021, the total consideration had been paid in full.

Real Estate

During the fourth quarter of the year ending December 31, 2021, Verano entered into real estate acquisitions in Maryland, Pennsylvania, Nevada and, New Jersey for a total of $22,795. Verano funded two of the acquisition through two promissory notes for $10,225 (refer to Note 10 for further details). The acquisitions were accounted for as an asset acquisition with the application of the ASC 805, Business Combinations. As of December 31, 2021, the total consideration for these acquisitions had been paid in full.

2020 Asset Acquisition

Local Dispensaries, LLC

During 2020, the Company entered into consulting, licensing, or other contractual arrangements with licensees in Pennsylvania which would allow the Company to operate medical and/or recreational marijuana dispensaries in Pennsylvania. The Company analyzed the transactions and recorded the transactions as asset acquisitions. The Company capitalized the licenses in the amount of $7,000, which are included in the intangible assets on the Company’s consolidated balance sheets. The Company entered into a secured promissory note of $3,163 in July and the remaining liability of seller financing was fully repaid ahead of the scheduled pay-off date. Such payment was the final financial obligation remaining under the transaction documents.

F-42

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except shares and per share amounts)

10. DEBT

As of December 31, 2021, and December 31, 2020 notes payable consisted of the following:

	As of
	December 31, 2021	December 31, 2020

Credit Facility	$250,000	$30,000
Secured Promissory Notes	6,663	7,410
Convertible Note	-	3,709
Mortgage Loans	38,856	-
Vehicle and Equipment Loans	1,951	-
Unamortized debt issuance costs	(7,545)	(825)

Total notes payable	$289,925	$40,294

Less: current portion of notes payable	13,771	7,814

Total long-term debt, net	$276,154	$32,480

Credit Facility

On July 2, 2020, the Company and certain subsidiaries and affiliates (collectively, the “Credit Parties”) entered into a Credit Agreement with Chicago Atlantic GIC Advisers, LLC (“Chicago Atlantic”) as administrative and collateral agent for an initial term loan commitment of $20,000 funded by various investors and an incremental loan not to exceed $10,000. Such loan bears interest at 15.25% per annum and had an original maturity date of June 30, 2022, which was extended to May 30, 2023 by amendment. The Company incurred $1,068 of debt issuance costs, which were paid net of loan proceeds and are amortized over the life of the debt instrument.

On May 10, 2021, the Credit Agreement was amended and restated (the “Amended and Restated Credit Agreement”), which granted the Company an additional $100,000 of credit at an annual interest rate of 9.75%, which increased the Company’s term loan commitments with Chicago Atlantic to $130,000. The $100,000 senior secured term loan matures on May 30, 2023, and in accordance with ASC 470, Debt, is accounted for as a new credit facility. In addition, the amendment extended the maturity date of the $30,000 existing initial term loan from June 30, 2022 to May 30, 2023, which qualified as a debt modification pursuant to ASC 470, Debt. The existing credit facility had $644 of unamortized debt issuance costs at the time of the debt modification and is now amortized through May 30, 2023. The Company incurred $5,132 in issuance costs and debt discounts on the Amended and Restated Credit Agreement, which were paid net of proceeds in May 2021 and are amortized over the life of the debt instrument.

On October 20, 2021, the Credit Parties entered into an agreement to further amend the Amended and Restated Credit Agreement with the agents and the lenders named therein, pursuant to which an additional $120,000 was funded to the Company resulting in $250,000 of total term loan commitments funded and outstanding. The $120,000 term loan bears interest of 8.50% per annum and matures on April 28, 2023. In addition, the amendment includes an option for the Company to request an incremental $100,000 loan in the future with 8.50% interest per annum, subject to certain restrictions and limitations as defined in the agreement. The amendment also redefined the covenant definition for liquidity to average less than $20,000 during any fiscal quarter or to be less than $25,000 as of the last day of each fiscal quarter. In accordance with ASC 470, Debt, the $120,000 loan is accounted for as a new credit facility. The Company incurred debt issuance costs of $3,679, which were paid net of proceeds in October 2021 and are amortized over the life of the debt instrument.

F-43

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except shares and per share amounts)

10. DEBT (Continued)

As of December 31, 2021, the existing credit facilities with Chicago Atlantic provide (i) the term loans thereunder secured by liens on assets of the Credit Parties, which include: (A) the $30,000 initial term loan bearing interest at a rate of 15.25% per annum; (B) the incremental $100,000 loan bearing interest at a rate of 9.75% per annum; (C) the incremental $120,000 loan; and (D) the optional $100,000 additional loan request bearing interest at a rate of 8.50% per annum; (ii) no principal amortization with the tranches having 18 month maturity dates; (iii) prepayment fees generally of 1% of any principal amount being prepaid; (iv) restrictive covenants which apply to the operations of the Company, including limitations on the ability to incur additional debt, limitations on the granting of liens and the terms of permitted acquisitions; and (v) financial covenants requiring the Company to maintain on a consolidated basis specified levels of liquidity, a minimum quarterly amount of earnings before interest, taxes, depreciation and amortization and a minimum fixed charge coverage ratio as defined below:

●	minimum liquidity to average less than $20,000 during any fiscal quarter or to be less than $25,000 as of the last day of each fiscal quarter;

●	minimum consolidated EBITDA for any fiscal quarter of $20,000; and

●	fixed charge coverage ratio of 1.5 to 1.0 measured at the end of each fiscal quarter.

Secured Promissory Notes

On February 13, 2019, a secured promissory note for $3,413 was issued to accredited investors requiring the Company to pay interest of 2.57% compounded annually. The note originally matured in February 2020 but was amended in June 2020 and extended for six months to August 2020, subject to four extension dates. The interest rate was also amended to bear interest at 6% from February to June 2020, 11% compounded annually until August 2020, 14% compounded annually until the second extension date of February 2021, and 15.5% compounded annually for additional extension dates. The note has been paid in full and is not outstanding as of December 31, 2021.

On May 15, 2020, a promissory note secured by deed of trust for $1,474 was issued by Eastern and Pebble, LLC. The note bears interest at 4.00% per annum and matures on September 15, 2021. The note has been paid in full and is not outstanding as of December 31, 2021.

On July 31, 2017, a promissory note for $2,900 to accredited investors was issued requiring the Company to make monthly payments of $19 with a balloon payment of $2,493 due on August 1, 2027, including interest of 7.00% per annum.

On July 2, 2020, a promissory note in the original amount of $350 was issued by BB Marketing, LLC with a maturity of June 2021 and interest due at 5% in the event of a default. The note has been paid in full and is not outstanding as of December 31, 2021.

In connection with the Agronomed Biologics acquisition, the Company assumed a promissory note with Jonestown Bank and Trust Company for the original principal of $1,688 issued on March 12,2021. Interest of 4.00% per annum is due for the first 72 months. The then-current applicable prime rate plus 1.00% per annum will be accrued on the remaining outstanding principal until the note matures in March 2042. This note is subject to certain restrictive covenants as defined in the agreement.

The Company issued promissory notes to accredited investors in the original principal amount of $3,670 with simple annual interest of 10% per annum. The notes mature in March 2022 and are an accumulation of seven notes to finance construction of cultivation facilities in Florida and Arizona. There is one related party that accounts for $150 of the outstanding principal amount as of December 31, 2021.

F-44

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except shares and per share amounts)

10. DEBT (Continued)

Convertible Note

On November 25, 2019, a convertible note for $5,000 was issued to an accredited investor with interest at 1.5% per month, which matured in August 2020 subject to an extension of six months or the completion of a transaction, if earlier. The note had an origination fee of 2%, which was due in full on the maturity date and recorded as a reduction to the carrying value of the note payable. The reduction was recognized on a straight-line basis which approximated the effective interest rate method as interest expense. Principal and interest were due on the maturity date, and a debt discount is reflected as a reduction of the carrying value of the note payable on the Company’s consolidated statements of financial position, which is amortized over the term of the note. At the sole option of the lender or upon completion of a transaction, the note was convertible to equity. In connection with the note, the Company issued warrants to purchase 330,000 membership units with an exercise price of $7.575. The warrants have a three-year term from the date of closing. The Company determined the fair value of the warrants to be $1,687 using the Black-Scholes valuation model with a volatility of 85%, dividend yield of 0% and risk-free rate of 1.60%. The warrants were exercised for an exercise value of $2,500 in 2020, and the exercise proceeds were used to relieve accrued interest and principal outstanding at December 31, 2020 of $6,209. Since the exercise proceeds did not exceed the outstanding note balance, the note payable as of December 31, 2020 was $3,709. The note was extended for six month and was repaid in full in February 2021.

Mortgage Loans

The Company entered into a mortgage loan with Pioneer Title Agency. The loan bears interest of 6% per annum and matures in March 2023.

On May 14, 2021, the Company acquired The Healing Center, which consisted of three dispensaries in the greater Pittsburgh area. The Healing Center operates the dispensaries on three separate real estate parcels and on September 3, 2021, Verano acquired the THC Real Estate. The Company funded the real estate acquisition through a credit facility with Chicago Atlantic for $12,650 and interest of 9.75% per annum that matures in September 2023. Total consideration was paid directly to the sellers in the amount of $12,225. The Company received $20 in cash proceeds and incurred $405 in issuance costs and debt discounts on the credit facility, which was paid net of proceeds upon closing. Debt issuance costs were reflected as a reduction of the carrying value of the long-term debt on the Company’s consolidated statements of financial position and is amortized to interest expense over the term of the note using the effective interest method. The credit facility is subject to certain restrictive financial covenants requiring the Company to maintain on a consolidated basis a specified level of liquidity, a minimum quarterly amount of earnings before interest, taxes, depreciation and amortization, and a minimum fixed charge coverage ratio that is less restrictive than the Amended and Restated Credit Agreement.

In connection with the 1728 & 52 Old York Road, LLC real estate acquisition, the Company entered into mortgage loan with Abington North Associates, LLC on November 1, 2021 for $5,500. The loan requires monthly payments of $138 until maturity on November 1, 2025 and bears interest of 9.5% per annum.

In connection with the 7221 Jessup, LLC real estate acquisition, the Company entered into a commercial mortgage loan on November 16, 2021 with Shore United Bank for $4,725. The loan accrues interest of 6.0% per annum with a balloon payment of $3,761 due at maturity on December 1, 2031.

On July 17, 2021, the Company assumed a loan with 100 Mile Fund, LLC for a principal amount of $13,000 in connection to the acquisition of Agronomed Holdings, Inc. The loan bears interest only payments of 13% per annum due monthly and matures July 11, 2022. The note is secured by first-priority blanket liens on the property, assets, and ownership interests of Agri-Kind and Agronomed Holdings Inc..

In connection to the acquisition of Agronomed Biologics Holdings Inc, the Company assumed a mortgage loan payable to Citadel Federal Credit Union for the original principal amount of 1,100 and interest of 4.15% per annum. The note matures in June 2024.

F-45

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except shares and per share amounts)

10. DEBT (Continued)

In connection to the acquisition of AltMed, the Company assumed a mortgage loan payable to Fidelity National Title with interest of 10% per annum that matures in July 2022.

Vehicle and Equipment Loans

The Company has an equipment loan with Sweet Leaf Capital that is paid in monthly installments with an implicit interest rate and matures in January 2022.

The Company has an equipment loan with Constellation NewEnergy, Inc. that is paid in monthly installments with an implicit interest rate and matures in May 2025.

The Company has purchase money loans with Ford Motor Credit and Toyota Commercial Financing that mature in 2022 through 2026 and interest rates ranging from 5.5% to 10% per annum and are secured by the acquired vehicles.

Stated maturities of debt obligations are as follows:

		Unamortized
	Principal	Debt Issuance	Total Notes
	Payments	Costs	Payable
2022	$19,222	$5,451	$13,771
2023	264,841	2,094	262,747
2024	3,120	-	3,120
2025	1,848	-	1,848
2026	260	-	260
Thereafter	8,179	-	8,179

Total	$297,470	$7,545	$289,925

11. SHARE CAPITAL

Subordinate Voting Shares and Proportionate Voting Shares are classified as equity. Incremental costs directly attributable to the issuance of shares are recognized as a deduction from equity. The proceeds from the exercise of stock options or warrants together with amounts previously recorded in reserves over the vesting periods are recorded as share capital. Income tax relating to transaction costs of an equity transaction is accounted for in accordance with ASC 740, Income Taxes.

(a)	Issued and Outstanding

As of December 31, 2021, the Company had 293,209,166 Subordinate Voting Shares and 311,034 Proportionate Voting Shares for a total of 324,312,566 Subordinate Voting Shares on a converted basis, issued and outstanding. The Company has the following classes of share capital, with each class having no par value:

(i)	Subordinate Voting Shares

The holders of the Subordinate Voting Shares are entitled to receive dividends issued by the Company and one vote per share at shareholder meetings of the Company. All Subordinate Voting Shares are ranked equally regarding the Company’s residual assets. The Company is authorized to issue an unlimited number of Subordinate Voting Shares.

F-46

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except shares and per share amounts)

11. SHARE CAPITAL (Continued)

(ii)	Proportionate Voting Shares

Each Proportionate Voting Share is entitled to one hundred votes per share at shareholder meetings of the Company and is exchangeable for one hundred Subordinate Voting Shares. The Company is authorized to issue an unlimited number of Proportionate Voting Shares.

During the year ended December 31, 2021, the shareholders of the Company converted both Proportionate Voting Shares and Subordinate Voting Shares for a net impact of conversion of 1,423,942 Proportionate Voting Shares into 142,394,246 Subordinate Voting Shares.

(b)	Stock-Based Compensation

The Company operates equity settled stock-based remuneration plans for its eligible directors, officers, and employees. All goods and services received in exchange for the grant of any stock-based payments are measured at their fair value unless the fair value cannot be estimated reliably. If the Company cannot estimate reliably the fair value of the goods and services received, the Company measures their value indirectly by reference to the fair value of the equity instruments granted. The Company measures the fair value of the services by reference to the fair value of the equity instruments granted. Equity settled stock-based payments under stock-based payment plans are ultimately recognized as an expense in profit or loss with a corresponding credit to equity.

In February 2021, the Company established the 2021 Equity Incentive Plan of Verano Holdings Corp. (the “Plan”). The maximum number of RSUs and options issued under the Plan shall not exceed 10% of the Company’s then issued and outstanding shares on an as-converted basis.

The Company recognizes compensation expense on a straight-line basis over the requisite service period of the award. Estimates are subsequently revised if there is any indication that the number of shares expected to vest differs from the previous estimate. Any cumulative adjustment prior to vesting is recognized in the current period with no adjustment to prior periods for expense previously recognized.

Option and RSU grants generally vest over three years, and options typically have a life of ten years.

Options

Option grants are determined by the Compensation Committee of the Board with the option price set at no less than 100% of the fair market value of a share on the date of grant.

On February 18, 2021, the Company granted non-qualified incentive Proportionate Voting Share stock options to employees, exercisable at CAD$3,060(1)on the grant date. The options vest over thirty months to purchase up to an aggregate of 516 Proportionate Voting Shares of the Company.

On May 25, 2021, the Company issued additional non-qualified incentive Proportionate Voting Share stock options to employees, exercisable at CAD$2,400(1) on the grant date. The options vest over thirty months to purchase up to an aggregate of 54 Proportionate Voting Shares of the Company.

(1) Such amounts not in Thousands

F-47

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except shares and per share amounts)

11. SHARE CAPITAL (Continued)

No options vested, expired, or were forfeited during 2021.

The Company used the Black-Scholes option pricing model to estimate the fair value of the options at the grant date. This options pricing model requires the application of estimates and assumptions. As the Company became publicly traded in 2021, sufficient historical trading information was not available to determine an expected volatility rate. The volatility rate was based on comparable companies within the Company’s industry.

The aggregate intrinsic value of the stock option units granted was $795. The Company used the Black-Sholes Option Pricing model to estimate the fair value of the options granted during the year ended December 31, 2021 using the following ranges of assumptions:

December 31, 2021

Risk free interest rate	0.04% - 0.95%
Expected dividend yield	0%
Expected volatility	124.59%
Expected option life	2.5 years

As permitted in accordance with ASC 718, the Company has made an accounting policy election to account for forfeitures when they occur.

Restricted Stock Units (“RSUs”)

During the year ended December 31, 2021, the Company granted RSUs for 37,936 Proportionate Voting Shares to employees and directors, vesting over six to thirty-six months. The Company recognized 10,485 RSUs vested and 959 RSUs as forfeitures during the year ended December 31, 2021. The weighted average grant date fair value was C$11.33 with an aggregate intrinsic value of $794.

The Company recorded expense of $742 for the year ended December 31, 2021, as share-based compensation related to the Plan.

(c)	Warrants

On February 24, 2021, the Company entered into an agreement with Beacon Securities Limited (“Beacon”) and Canaccord Genuity Corp. on behalf of a syndicate of underwriters, pursuant to which the underwriters agreed to purchase, on a bought deal private placement basis, 3,510,000 warrants of the Company (the “Special Warrants”) at a price per Special Warrant of C$28.50 (USD$ 22.71) (the “Issue Price”) for aggregate gross proceeds to the Company of $79,719 (the “Offering”). The Company granted such underwriters an option, exercisable by Beacon on behalf of the underwriters, in whole or in part at any time up to 48 hours prior to the closing date of the Offering, to purchase up to an additional 526,500 Special Warrants at the Issue Price for additional gross proceeds of up to $11,958. Closing of the Offering occurred on March 11, 2021. The net proceeds of the Offering were used for acquisitions, working capital and general corporate purposes. Each Special Warrant entitles its holder to receive one Subordinate Voting Share. All Special Warrants were exercised on June 24, 2021 and are no longer outstanding.

In connection with convertible notes issued on November 25, 2019, Verano Holdings Corp. issued warrants to purchase 990,000 common shares with an exercise price of $7.575 per share. The warrants have a three year term from the date of the issuance. The Company determined the fair value of the warrants to be $5,062 using the Black-Scholes valuation model with a volatility of 85%, dividend yield of 0% and risk-free rate of 1.60%. A debt discount is reflected as a reduction of the carrying value of the note payable on the Company’s consolidated statements of financial position and is being amortized over the term of the notes. Amortization of the debt issuance cost for warrants was $4,572 and $656 for the years ended December 31, 2020 and December 31, 2019, respectively.

F-48

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except shares and per share amounts)

11. SHARE CAPITAL (Continued)

In August 2018, Verano Holdings, LLC issued a warrant for 424,242 Class B units at an exercise price of $7.14, with a term of 5 years in connection with a credit facility (Note 10). The Company determined the fair value of the warrant to be $2,662 using the Black-Scholes valuation model with a volatility of 85%, dividend yield of 0%, and risk-free rate of 2.87%. As there were no proceeds received in connection with the credit facility, the fair value was recorded as debt issuance costs on the consolidated balance sheet. These costs were amortized over the period of expected availability through December 31, 2018. The balance of the debt issuance costs associated with such warrant was fully amortized in 2018. The Company determined the fair value of the incremental units to be $2,290. Verano Holdings, LLC amended the warrant agreement in 2019 that resulted in the warrants being exercisable for 751,973 Class B units at an exercise price of $4.03 per share. Such amended agreement preserves the presentation as equity and was presented as such as of December 31, 2019.

In connection with a subscription agreement offering in October of 2018, Verano Holdings, LLC entered into an agency agreement with Clarus Securities, Inc., (“Clarus”) pursuant to which Clarus would broker the subscription of up to $12,000 of Class B units of Verano Holdings, LLC. On or about February 7, 2019, Verano Holdings, LLC and Clarus mutually agreed to terminate the agency agreement and any rights which may have arisen thereunder, in consideration for which Verano Holdings, LLC granted Clarus’s affiliate warrants for 100,000 Class B units at a price of $21.73 per Class B unit. Clarus’s affiliate, Clarus Securities SIV, Inc., exercised the warrants in full on February 11, 2019 for aggregate proceeds to Verano Holdings, LLC of $2,173.

The Company computes basic earnings per share by dividing net income available to its shareholders by the weighted-average number of shares of its stock outstanding, on an as converted basis. The Company weighs shares issued for the portion of the period that they were outstanding. The Company’s diluted earnings per share reflect the impacts of the Company’s potentially dilutive securities, which include the Company’s equity compensation awards.

12. INCOME TAXES

The Company accounts for income taxes in accordance with ASC 740 – Income Taxes, under which deferred tax assets and liabilities are recognized based upon anticipated future tax consequences attributable to differences between financial statement carrying values of assets and liabilities and the respective tax bases.

Verano is incorporated in British Columbia, Canada but maintains all of its operations in the United States. Due to this inverted entity structure, the Company is subject to both US and Canadian taxation.

For the years ended December 31, 2021, 2020 and 2019, income taxes expense consisted of:

	Years Ended December 31,
	2021	2020	2019
Current:
Federal	$103,515	$29,627	$7,935
State	32,922	11,130	2,721
Foreign	-	-	-
Total Current:	136,437	40,757	10,656
Deferred:
Federal	$(24,937)	$1,073	$(253)
State	(7,373)	466	(70)
Foreign	-	-	-
Total Deferred	(32,310)	1,539	(323)
Total	$104,127	$42,296	$10,333

F-49

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except shares and per share amounts)

12. INCOME TAXES (Continued)

The difference between the income tax expense for the years ended December 31, 2021, 2020 and 2019 and the expected income taxes based on the statutory rate applied to earnings (loss) arises as follows:

	Years Ended December 31,
	2021	2020	2019
Income/(Loss) before Income Taxes	$91,869	$82,452	$(8,491)
Statutory Tax rates	21%	21%	21%
Expense/(Recovery) based on Statutory Rates	19,292	17,315	(1,784)
Other Permanent Difference	48	(1,309)	-
Nondeductible 280E	50,520	10,663	7,018
Penalties	5,319	-	-
Noncontrolling interests	938	3,506	1,795
State	24,942	11,277	3,304
Book/Tax Basis Acquired Intangibles	-	2,445	-
Prior Year True Up	3,068	(1,601)	-
Other Differences	-	-	-
Income Tax Expense	$104,127	$42,296	$10,333

Income taxes paid for the years ended December 31, 2021, 2020, and 2019 were $27,962, $10,237, and $569 respectively.

As the Company operates in the cannabis industry, it is subject to the limitations of IRC Section 280E under which the Company is only allowed to deduct expenses directly related to sales of product. This results in permanent differences between ordinary and necessary business expenses deemed non-allowable under IRC Section 280E. Therefore, the effective tax rate can be highly variable and may not necessarily correlate with pre-tax income or loss.

Deferred taxes are provided using an asset and liability method whereby deferred tax assets are recognized based on the rates at which they are expected to reverse in the future. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. The effect on deferred tax assets and liabilities of a change in tax law or tax rates is recognized in income in the period that enactment occurs.

At December 31, 2021 and December 31, 2020, the components of deferred tax assets and (liabilities) were as follows:

	Years Ended December 31,
	2021	2020
Deferred Tax Assets
Lease Liabilities	$515	$549
Loyalty Point	730	752
Total Deferred Tax Assets	1,245	1,301
Deferred Tax Liabilities
Operating Right of Use Assets	$(513)	$(484)
Intangibles	(263,716)	(15,641)
Total Deferred Tax Liabilities	(264,229)	(16,125)
Net Deferred Tax Liabilities	$(262,984)	$(14,824)

The Company operates in a number of tax jurisdictions and are subject to examination of its income tax returns by tax authorities in those jurisdictions who may challenge any item on these returns. Because the tax matters challenged by tax authorities are typically complex, the ultimate outcome of these challenges is uncertain.

F-50

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except shares and per share amounts)

12. INCOME TAXES (Continued)

The Company recognizes accrued interest and penalties related to unrecognized tax benefits in the provision for income taxes. As of December 31, 2021 and 2020, the Company had no unrecognized tax benefits. There are no positions for which it is reasonably possible that the uncertain tax benefit will significantly increase or decrease within twelve months. During the period ending December 31, 2021, the Company recorded $5,319 in penalties and interest related to outstanding income tax liabilities, $2,415 relating to the 2021 tax year and $2,904 relating to the 2020 tax year. The Company files income tax returns in the US, various state jurisdictions, and Canada, which jurisdictions have varying statutes of limitations. The US federal statute of limitation remains open for the 2018 tax year to the present. The state income tax returns generally remain open for the 2018 tax year through the present. Net operating loss arising prior to these years are also open to examination if and when utilized.

13. LEASES

In February 2016, The FASB issued Accounting Standards Update No. 2016-02, “Leases (Topic 842)” (“ASC 842”), which requires lessees to put most leases on the balance sheet but recognize expense on the income statement in a manner similar to current accounting. On January 1, 2019, the Company adopted the standard and all related amendments, and practical expedients, excluding hindsight, using the optional transition method (modified retrospective approach) applied to leases at the adoption date. Under the modified retrospective approach, comparative periods have not been restated and continue to be reported under the accounting standards in effect for those periods.

Operating lease right of use (“ROU”) assets and operating lease liabilities are recognized based on the present value of future minimum lease payments over the lease term at commencement date. Upon adoption of ASC 842, ROU assets were adjusted for deferent rent and prepaids as of January 1, 2019. Lease expense is recognized on a straight-line basis over the expected lease term for operating leases. The Company’s incremental borrowing rate is used in determining the present value of future payments at the commencement date of the lease, or for the adoption of ASC 842 at January 1, 2019. Balances related to operating leases are included in ROU assets and lease liabilities on the consolidated balance sheet.

Leases with an initial term of twelve months or less are not recorded on the balance sheet. Certain leases require payments for taxes, insurance, and maintenance, are considered non-lease components. The Company accounts for non-lease components separately.

The Company determines if an arrangement is a lease at inception. The Company must consider whether the contract conveys the right to control the use of an identified asset.

The Company leases certain business facilities from third parties under non-cancellable operating lease agreements that contain minimum rental provision that expire through 2037. Certain leases also contain renewal provision and provide for rent abatement and escalating payments.

During the years ended December 31, 2021, 2020, and 2019, the Company recorded approximately $9,140, $2,246, and $1,889 in operating lease expense, of which $804, $695 and $635 was included in cost of goods sold for the years ended December 31, 2021, 2020 and 2019, respectively.

Other information related to operating leases as of and for the years ended December 31, 2021, 2020, and 2019 were as follows:

	2021	2020	2019
Weighted average remaining lease term	8.52	6.66	6.08
Weighted average discount rate	8.11%	8.81%	8.0%

F-51

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except shares and per share amounts)

13. LEASES (Continued)

Maturities of lease liabilities for operating leases as of December 31, 2021 were as follows:

Year Ending December 31:
2022	11,457
2023	11,024
2024	10,348
2025	9,717
2026	8,818
Thereafter	38,177
Total Lease Payments	89,541
Less: Interest	(26,166)
Present Value of Lease Liability	63,375

14. CONTINGENCIES

(a)	Claims and Litigation

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. At December 31, 2021 there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company’s consolidated operations, except as disclosed in these consolidated financial statements. There are also no proceedings in which any of the Company’s directors, officers or affiliates is an adverse party or has a material interest adverse to the Company’s interest.

(b)	COVID-19 Uncertainty

The novel coronavirus (and various strains thereof) commonly referred to as “COVID-19” was initially identified in December 2019 in Wuhan, China. On J March 11, 2020, the spread of COVID-19 was declared a pandemic by the World Health Organization. The outbreak spread throughout Europe, the Middle East and North America, causing companies and various international jurisdictions to impose vaccine mandates and restrictions such as quarantines, business closures, social distancing and travel restrictions, which resulted in material disruption to businesses in the US and globally and an economic slowdown.

The duration and severity of the business disruptions and related financial impact, as well as rising inflation and the impact of political unrest in Ukraine cannot reasonably be estimated at this time. As a result, it is possible that estimates in the Company’s financial statements will change in the near term as a result of recent economics and the effect of any such changes could be material, which could result in, among other things, impairment of long-lived assets including intangibles and goodwill. For the time being and until economies stabilize, the Company has shifted its strategic approach and the manner in which it operates its business to continue providing high-quality products to its patients and customers, and has put forth initiatives to ensure supply chains and compliance with governmental mandates regrading COVID-19.

These initiatives have allowed the Company to date to operate mostly uninterrupted and to implement its business continuity plan. Going forward, the extent of the impact of COVID-19 and economic uncertainty on the Company’s operational and financial performance will depend on various developments, including the impact on customers, employees and vendors, all of which are uncertain and cannot be predicted.

(C)	Illegality of Cannabis at the U.S. Federal Level

Verano operates within states where cannabis use, medical or adult-use or both, has been approved by state and local regulatory bodies.  Notwithstanding the permissive regulatory environment of medical, and in some cases also recreational marijuana at the state level, under U.S. federal law cannabis (other than hemp) is a Schedule I controlled substance under the Controlled Substances Act (21 U.S.C. § 811) (the “Controlled Substances Act”) which means it is viewed by the U.S. federal government as a drug that has a high potential for abuse and no therapeutic value. Therefore, even in states or territories that have legalized cannabis to some extent, the cultivation, processing, distribution, possession and sale of cannabis violates the Controlled Substances Act.  Moreover, individuals and entities may violate U.S. federal law if they aid and abet another in violating the Controlled Substances Act or conspire with another to violate the law. Violating the Controlled Substances Act is also a predicate for other crimes, including money laundering laws and the Racketeer Influenced and Corrupt Organizations Act.  Violations of any U.S. federal laws and regulations could result in significant fines, penalties, administrative sanctions, convictions or settlements arising from civil proceedings conducted by either the federal government or private citizens, or criminal charges, including, but not limited to, disgorgement of profits, cessation of business activities, civil forfeiture or divestiture.

Strict compliance with state and local laws with respect to cannabis may neither absolve the Company of liability under U.S. federal law, nor may it provide a defense to any federal proceeding which may be brought against the Company or any of its subsidiaries.  This could have a material adverse effect on the Company, including its reputation and ability to conduct business, its cannabis licenses in the U.S., the listing and trading of its securities on stock exchanges and platforms, its financial position, operating results, profitability, liquidity and the market price of its publicly traded shares. In addition, it is difficult for the Company to estimate the time or resources that would be needed for the investigation of any such matters or its final resolution because, in part, the time and resources that may be needed are dependent on the nature and extent of any information requested by the applicable authorities involved, and such time and resources could be substantial.

There can be no assurance that the comprehensive U.S. federal legislation that would de-schedule and de-criminalize cannabis will be passed in the near future or at all. If such legislation is passed, there is no guarantee that it will include provisions that preserve the current state-based cannabis programs under which the Company’s subsidiaries operate or that such legislation will otherwise be favorable to the Company and its business.

F-52

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except shares and per share amounts)

15. SEGMENTS

The Company conducts and manages its business through two reportable segments, representing the major lines of the cannabis business: Cultivation (Wholesale) and Retail. The Cultivation (Wholesale) segment consists of the cultivation, production and sale of cannabis products to retail stores. The Retail segment consists of the retailing of cannabis to patients and consumers. Summarized financial information for these segments is as follows:

	Year Ended December 31,
	2021	2020	2019
Revenue, net of discounts
Cultivation (Wholesale)	$217,739	$156,223	$46,068
Retail	591,591	88,470	22,925
Intersegment Eliminations	(71,480)	(16,163)	(3,025)
Total revenue, net of discounts	$737,850	$228,530	$65,968

Depreciation and amortization
Cultivation (Wholesale)	$54,460	$8,256	$3,394
Retail	41,784	2,278	2,288
Total depreciation and amortization	$96,244	$10,534	$5,682

Capital expenditures
Cultivation (Wholesale)	$91,549	$45,699	$46,930
Retail	56,961	14,454	12,111
Total capital expenditures	$148,510	$60,153	$59,041

Income taxes
Cultivation (Wholesale)	$53,725	$21,989	$4,011
Retail	50,402	20,307	6,322
Total income taxes	$104,127	$42,296	$10,333

Net income (loss)
Cultivation (Wholesale)	$58,182	$69,706	$12,707
Retail	(72,858)	(31,305)	(30,980)
Total net income (loss)	$(14,676)	$38,401	$(18,273)

F-53

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except shares and per share amounts)

	As of December 31,
	2021	2020	2019
Assets
Cultivation (Wholesale)	$1,241,508	$173,058	$72,455
Retail	1,304,215	156,593	108,388
Total assets	$2,545,723	$329,651	$180,843

Liabilities
Cultivation (Wholesale)	$217,180	$28,760	$29,502
Retail	849,808	147,493	39,313
Total liabilities	$1,066,988	$176,253	$68,815

For the purposes of testing goodwill, the Company has identified 12 reporting units. The Company determined its reporting units by first reviewing the operating segments based on the geographic areas in which the Company conducts business (or each market). The markets were then further divided into reporting units based on the market operations (retail and cultivation) which were primarily determined based on the licenses each market holds. All revenues are derived from customers domiciled in the United States and all assets are located in the United States.

16. RELATED PARTY TRANSACTIONS

(a)	Due from Related Parties

As of December 31, 2020, amounts due from related parties were comprised of balances due from investors of $108. These amounts are due on demand and did not have formal contractual agreements governing payment terms or interest. As of December 31, 2021, such amounts have been repaid and the Company did not have any amounts due from related parties. Other related party transactions are described through these consolidated financial statements. Refer to Notes 8 and 10 for additional details of related party transactions.

(b)	Due to Related Parties

As of December 31, 2020 amounts due to related parties were comprised of advances to investors payable totaling $45. Advances did not have formal contractual agreements governing payment terms or interest. As of December 31, 2021, the Company did not have any amounts due to related parties. Refer to Notes 8 and 10 for additional details of related party transactions.

(c)	Other

The Company issued promissory notes to accredited investors in the original principal amount of $3,670 with simple annual interest of 10% per annum. The notes mature in March 2022 and are an accumulation of seven notes to finance construction of cultivation facilities in Florida and Arizona. There is one related party that accounts for $150 of the outstanding principal amount as of December 31, 2021.

17. LOYALTY OBLIGATIONS

The Company has customer loyalty programs where retail customers accumulate points for each dollar of spending, net of tax. These points are recorded as a contract liability until customers redeem their points for discounts on cannabis and vape products as part of an in-store sales transaction. In addition, the Company records a performance obligation as a reduction of revenue based on the estimated probability of point obligation incurred, which is calculated based on a standalone selling price that ranges between $0.05 and $0.08 per loyalty point.

Upon redemption, the loyalty program obligation is relieved and the offset is recorded as revenue.  The Company estimates that 25% of points will not be redeemed (breakage) and expects the remaining outstanding loyalty points will be redeemed within one year.

As of December 30, 2021, there were 111,475,459(1) points outstanding, with an approximate value of $2,620 which is included in accrued liabilities.  The Company is restructuring the loyal program in 2022.  In states where the known points expired, the actual redemption value was applied.

As of December 31, 2020, there were 42,273,800(1) points outstanding, with an approximate value of $2,061.

(1) Such amounts not in thousands.

F-54

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except shares and per share amounts)

18. VARIABLE INTEREST ENTITIES

The following table presents the summarized financial information about the Company’s consolidated variable interest entities (“VIEs”) and, voting interest entities (“VOEs”), which are included in the consolidated balance sheets as of December 31, 2021 and 2020. These entities were determined to be VIEs and VOEs, respectively as the Company possesses the ability to direct control over the operations through MSAs.

	Consolidated VIE (1)	Consolidated VOE (2)	Non-Controlling Interest (3)	Consolidated VIE (1)	Non-Controlling Interest (3)
	December 31, 2021			December 31, 2020

Current Assets	$40,015	$20,464	$3,030	$23,141	$3,935
Due To/(From)	(25,275)	14,228	(448)	(66,353)	(1,419)
Non-Current Assets	204,421	226,108	5,162	145,618	6,674
Current Liabilities	31,599	22,659	1,335	18,319	1,701
Non-Current Liabilities	45,120	45,603	753	7,733	973
Noncontrolling Interest	-	-	2,951	-	6,237
Equity attributable to Verano Holdings, Corp.	142,442	192,538	2,705	76,354	279

(1)	The Company possesses the ability to direct activities through management services agreements (“MSAs”) to consolidate the VIEs.

(2)	The Company consolidates VOEs through ASC 810 - Consolidation. Pursuant to the Arizona Medical Marijuana Act passed in 2012, cannabis companies in Arizona were initially required to operate under a non-profit structure. The Company has the ability to direct activities through MSAs and has control of the non-profits governing body.

(3)	Other Non-Controlling Interest are consolidated VIEs in accordance with ASC 810 through MSAs.

Noncontrolling Interest

On July 1, 2021, VHGRX Holdings, LLC, a Delaware limited liability company (“VHGRX”) and an indirect subsidiary of the Company, acquired 100% of the membership interests of Green RX, LLC, (“GreenRx”), which holds a dispensary license in Ohio. The aggregate purchase price for such acquisition totaled approximately $12,770 that was comprised of a prepaid deposit of $1,644, 310 Proportionate Voting Shares valued at approximately $506, and $10,620 of cash payable in three installments. As of December 31, 2021, the present value of unpaid deferred consideration of $2,780 is included in the acquisition price payable balance on the Company’s consolidated balance sheets and is payable in January and July 2022.

On March 8, 2021, the Company acquired individually insignificant non-controlling interests in Maryland Natural Treatment Solutions, LLC for an approximate aggregate purchase price of $10.

During 2020, the Company entered into various agreements to acquire non-controlling interests in certain entities. As a result of the transactions, a Company affiliate now owns 100% of the membership interests in each entity. The aggregate purchase price for the membership interests totaled approximately $6,900. The Company recorded these transactions as distributions to members and all non-controlling interests in these entities were transferred to members’ equity.

As of January 1, 2020, the Company had a 50% non-controlling interest in NatureX, LLC. The Company acquired 40% of the non-controlling interest on July 31, 2020 and acquired the remaining 10% on August 12, 2020 for an aggregate purchase price of $1,300 of which $200 is included in the acquisition price payable balance as of December 31, 2020.

F-55

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except shares and per share amounts)

18. VARIABLE INTEREST ENTITIES (Continued)

On July 29, 2020, the Company acquired the remaining 25% non-controlling interesting in Four Daughters Compassionate Care, Inc. for $1.1 million.

In 2020, the Company acquired the remaining non-controlling interest in Healthway Services of West Illinois, LLC, for an aggregate purchase price of $3,900 which is included in the acquisition price payable balance as of December 31, 2020.

In 2020, the Company acquired individually insignificant non-controlling interests for an approximate aggregate purchase price of $531 in Class B units (Refer to FN 11 – Share Capital).

19. SUBSEQUENT EVENTS

(a)	Acquisitions

Goodness Growth Holdings

On February 1, 2022, the Company announced that it had entered into a definitive agreement to acquire all of the issued and outstanding equity interests in Goodness Growth Holdings, Inc. (“Goodness”), a vertically integrated company with licenses in New York, Minnesota, New Mexico, Arizona and Maryland. The transaction includes 18 active dispensaries; five cultivation and processing facilities; a research and development facility; and the Vireo, 1937, LiteBud, Kings & Queens, Hi-Color, and Amplifi product brand. Under the terms of the arrangement, the number of Subordinate Voting Shares to be issued in the transaction is based on a fixed exchange ratio with each outstanding Goodness share (on an as converted to Goodness subordinate voting shares basis) will receive 0.22652 of a Subordinate Voting Share. The terms of Goodness’s outstanding stock options and restricted stock units will be adjusted to substitute Subordinate Voting Shares therein based on the fixed exchange ratio.

420 Capital Management, LLC (Greengate)

On March 11, 2022, the Company consummated the acquisition of 420 Capital Management, LLC, which operates two active dispensaries in Lombard and Rogers Park, Illinois. Total consideration included $7,448 payable in cash and $13,813 payable in Subordinate Voting Shares.

(b)	Dispositions

Canna Cuzzos

In 2015, Verano entered a MSA and an option to purchase a 40% ownership interest in V Waldorf, LLC, the parent holding company of Canna Cuzzos, LLC (“Canna Cuzzos”), a Zen Leaf branded dispensary located in Waldorf, Maryland. On January 31, 2022, the ownership of the parent holding company was sold to a third party and the MSA with Canna Cuzzos was terminated.

F-56

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except shares and per share amounts)

19. SUBSEQUENT EVENTS (Continued)

ILDISP

On February 28, 2022, the Company consummated the disposition of its 50% ownership interest in ILDISP, LLC to the other 50% member in exchange for a combination of cash and stock of the other member.

(c)	Financing

On March 1, 2022, the Credit Parties entered into an agreement to further amend the Amended and Restated Credit Agreement with the agents and lenders named therein, pursuant to which an additional $100,000 was funded to the Company resulting in $350,000 of total term loan commitments funded and outstanding. The $100,000 term loan bears interest at a rate of 8.50%.

F-57

PLANTS OF RUSKIN GPS, LLC DBA ALTMED FLORIDA AND AFFILIATE

COMBINED FINANCIAL STATEMENTS AND

SUPPLEMENTARY INFORMATION

December 31, 2020 and 2019

F-58

C O N T E N T S

F-59

March 26, 2021

To the Board of Managers

Plants of Ruskin GPS, LLC

dba AltMed Florida and Affiliate

Apollo Beach, Florida

Independent Auditor’s Report

Report on the Audit of the Combined Financial Statements

We have audited the accompanying combined financial statements of Plants of Ruskin GPS, LLC dba AltMed Florida and Affiliate (the Company), which comprise the combined balance sheets as of December 31, 2020 and 2019, and the related combined statements of operations, changes in members’ equity, and cash flows for the years then ended, and the related notes to the combined financial statements.

We are independent of the Company in accordance with the ethical requirements that are relevant to our audit of the combined financial statements in the United States of America, together with the International Ethics Standards Board for Accountants’ Code of Ethics for Professional Accountants, and we have fulfilled our other ethical responsibilities in accordance with those requirements, respectively.

Responsibilities of Management and Those Charged with Governance for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the combined financial statements, management is responsible for evaluating whether there are conditions and events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued, and for disclosing, as applicable, matters related to this evaluation unless the liquidation basis of accounting is being used by the entity.

Those charged with governance are responsible for overseeing the Company’s financial reporting process.

Auditor’s Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America and in accordance with International Standards on Auditing. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement, whether due to fraud or error. Reasonable assurance is a high level of assurance, but it is not a guarantee that an audit will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these combined financial statements.

F-60

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. We design audit procedures responsive to those risks and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error because fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. We will also obtain sufficient appropriate audit evidence regarding the financial information of the entities or business activities within the Group to express an opinion on the combined financial statements. We are responsible for the direction, supervision, and performance of the group audit. We remain solely responsible for our audit opinion.

In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of combined the financial statements.

As part of an audit, we exercise professional judgement and maintain professional skepticism throughout the audit. We also conclude on the appropriateness of management’s use of the going concern basis of accounting, and based on the audit evidence obtained, whether substantial doubt exists related to the Company’s ability to continue as a going concern. If we conclude that substantial doubt exists, we are required to draw attention in our auditor’s report to the related disclosures in the combined financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the Company to cease to continue as a going concern.

We communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies or material weaknesses in internal control that we identify during our audit.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial positions of Plants of Ruskin GPS, LLC dba AltMed Florida and Affiliate as of December 31, 2020 and 2019, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter – Cannabis Laws

As discussed in Note M to the combined financial statements, the Company operates in the cannabis industry which is legal in the State of Florida but illegal under United States federal law. Our opinion is not modified with respect to this matter.

F-61

Report on Supplementary Information

Our audit was conducted for the purpose of forming an opinion on the combined financial statements as a whole. The combining information on pages 18 to 21 is presented for the purpose of additional analysis of the combined financial statements rather than to present the financial position and results of operations of the individual companies, and is not a required part of the combined financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the combined financial statements. The information has been subjected to the auditing procedures applied in the audit of the combined financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the combined financial statements or to the combined financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, such information is fairly stated in all material respects in relation to the combined financial statements as a whole.

/s/ Hill, Barth & King LLC

Certified Public Accountants

F-62

PLANTS OF RUSKIN GPS, LLC DBA ALTMED FLORIDA AND AFFILIATE

COMBINED BALANCE SHEETS

December 31, 2020 and 2019

	2020	2019
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$13,577,455	$4,985,739
Accounts receivable	80,145	452,828
Inventory	13,639,351	5,252,829
Other current assets	1,285,983	744,969
TOTAL CURRENT ASSETS	28,582,934	11,436,365

PROPERTY AND EQUIPMENT, NET	74,418,774	38,711,368

DEPOSITS	891,614	530,883
	$103,893,322	$50,678,616

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$15,982,661	$5,625,092
Current portion of lease liabilities	963,050	452,597
Current portion of long-term debt	209,889	75,931
TOTAL CURRENT LIABILITIES	17,155,600	6,153,620

LONG-TERM LIABILITIES
Lease liabilities	15,233,450	8,414,741
Notes payable - related parties	3,670,000	2,500,000
Long-term debt	732,414	307,565
TOTAL LIABILITIES	36,791,464	17,375,926

MEMBERS’ EQUITY	67,101,858	33,302,690
	$103,893,322	$50,678,616

See accompanying notes to combined financial statements

F-63

PLANTS OF RUSKIN GPS, LLC DBA ALTMED FLORIDA AND AFFILIATE

COMBINED STATEMENTS OF OPERATIONS

Years ended December 31, 2020 and 2019

	2020	2019

OPERATING INCOME
Sales	$105,660,570	$39,371,011
Cost of sales	23,360,353	11,982,151

GROSS PROFIT	82,300,217	27,388,860

OPERATING EXPENSES
Advertising	981,872	607,327
Amortization	0	343,393
Contract labor and consulting	633,799	456,152
Depreciation	4,475,627	2,557,265
Insurance	2,173,843	958,231
Payroll - officers	340,000	321,875
Payroll - other	20,587,619	7,736,222
Other operating expenses	11,791,410	5,907,236
Less direct costs allocated to inventory and cost of sales	(19,737,803)	(9,788,609)
TOTAL OPERATING EXPENSES	21,246,367	9,099,092
INCOME FROM OPERATIONS	61,053,850	18,289,768

OTHER INCOME (EXPENSES)
ATM commissions	109,017	35,869
Interest expense	(1,423,038)	(334,064)
Other expense	59,339	(7,178)
	(1,254,682)	(305,373)
NET INCOME	$59,799,168	$17,984,395

See accompanying notes to combined financial statements

F-64

PLANTS OF RUSKIN GPS, LLC DBA ALTMED FLORIDA AND AFFILIATE

COMBINED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

Years ended December 31, 2020 and 2019

	MEMBERSHIP UNITS	MEMBERS’ EQUITY	TOTAL

Balance at January 1, 2019	$23,286,337	$(7,224,354)	$16,061,983
Adoption of ASC 842, Leases	0	(43,688)	(43,688)
Distributions paid to members	0	(700,000)	(700,000)
Net income	0	17,984,395	17,984,395
Balance at December 31, 2019	23,286,337	10,016,353	33,302,690
Distributions paid to members	0	(26,000,000)	(26,000,000)
Net income	0	59,799,168	59,799,168
Balance at December 31, 2020	$23,286,337	$43,815,521	$67,101,858

See accompanying notes to combined financial statements

F-65

PLANTS OF RUSKIN GPS, LLC DBA ALTMED FLORIDA AND AFFILIATE

COMBINED STATEMENTS OF CASH FLOWS

Years ended December 31, 2020 and 2019

	2020	2019
RECONCILIATION OF NET INCOME TO NET CASH
PROVIDED BY OPERATING ACTIVITIES
Net income	$59,799,168	$17,984,395
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	4,475,627	2,900,658
Changes in assets and liabilities:
Decrease in accounts receivable	372,683	39,532
Increase in inventory	(8,386,522)	(2,647,202)
Increase in other current assets	(541,014)	(486,346)
Increase in deposits	(360,731)	(262,375)
Increase in accounts payable and accrued expenses	10,944,342	2,778,348
NET CASH PROVIDED BY OPERATING ACTIVITIES	66,303,553	20,307,010

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(32,045,814)	(18,052,535)
NET CASH USED IN INVESTING ACTIVITIES	(32,045,814)	(18,052,535)

CASH FLOWS FROM FINANCING ACTIVITIES
Member distributions	(26,000,000)	(700,000)
Payments on notes payable - related parties	(2,500,000)	(935,340)
Issuance of notes payable - related parties	3,670,000	0
Payments on long-term debt	(145,005)	0
Payments on lease liabilities	(691,018)	0
Borrowings on long-term debt	0	283,700
NET CASH USED IN FINANCING ACTIVITIES	(25,666,023)	(1,351,640)

NET INCREASE IN CASH AND CASH EQUIVALENTS	8,591,716	902,835

CASH AND CASH EQUIVALENTS
Beginning of year	4,985,739	4,082,904
End of year	$13,577,455	$4,985,739

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION
Cash paid during the year for interest	$1,423,038	$47,100
Acquisition of vehicles in exchange for long-term debt	$703,812	$85,340
Construction costs paid for on account	$586,773	$2,331,072
Additions of right-of-use assets	$8,020,181	$7,060,833

See accompanying notes to combined financial statements

F-66

PLANTS OF RUSKIN GPS, LLC DBA ALTMED FLORIDA AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS

December 31, 2020 and 2019

NOTE A - NATURE OF OPERATIONS

Organization and Nature of Business:

Plants of Ruskin GPS LLC (“GPS”) and RVC 360 LLC ( “RVC”), (collectively, the Company) are limited liability companies organized in the United States (“U.S.”) in 2017 and 2015, respectively. GPS owns in whole its subsidiary Plants of Ruskin LLC (“POR”), a limited liability company, located in the State of Florida, that grows, cultivates, extracts, manufactures, and sells medical cannabis products. RVC engages in real estate activities that provide the facilities where Plants of Ruskin LLC operates. The Company does business as AltMed Florida and operates multiple dispensaries throughout the state of Florida.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation:

The combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. Consequently, revenue and expenses are accounted for using the accrual basis.

Basis of Combination:

The accompanying combined financial statements include entities, which are controlled through common control. Control exists when the Company has the power, directly or indirectly, to govern financial and operating policies of an entity and be exposed to variable returns from its activities.

The combined financial statements include the accounts of GPS, its wholly-owned subsidiary POR, and RVC. All significant intercompany balances and transactions were eliminated in combination.

Cash and Cash Equivalents:

The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Accounts Receivable:

The Company’s revenue consists primarily of retail sales to medical cannabis patients throughout the state of Florida. The Company received a waiver from the state of Florida to also sell extracted oil and flower to other medical cannabis licensees. The potential risk is limited to the amounts recorded in the combined financial statements. The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. Uncollectible amounts are charged to operations when determined uncollectible. The Company did not charge any uncollectible amounts to operations in 2020 and 2019.

Inventory:

Inventory consists primarily of raw materials, work-in-process, and finished goods and is stated at the lower of cost or net realizable value. Due to state and federal regulations, the Company tracks its cannabis products including raw materials from seed to finished goods. Work-in-process consists of raw materials, direct labor, and related production overhead.

F-67

PLANTS OF RUSKIN GPS, LLC DBA ALTMED FLORIDA AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2020 and 2019

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Leased Assets:

At inception of a contract, the Company assesses whether a contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. To assess whether a contract conveys the right to control the use of an identified asset, the Company assess whether:

●	The contract involves the use of an identified asset;
●	The Company has the right to obtain substantially all of the economic benefits from use of the asset throughout the period of use; and
●	The Company has the right to direct the use of the asset.

This policy is applied to contracts entered into, or changed, on or after January 1, 2019.

At inception or on reassessment of a contract that contains a lease component, the Company allocates the consideration in the contract to each lease component on the basis of their relative stand-alone prices. However, for the leases of land and buildings in which it is a lessee, the Company has elected not to separate non-lease components and account for the lease and non-lease components as a single lease component.

The Company recognizes a right-of-use asset and a lease liability at the lease commencement date. The right-of-use asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and an estimate of costs to dismantle and remove the underlying asset or to restore the underlying asset or the site on which it is located, less any lease incentives received.

The right-of-use asset is subsequently depreciated using the straight-line method from the commencement date to the earlier of the end of the useful life of the right-of-use assets are determined on the same basis as those of property and equipment. In addition, the right-of-use asset is periodically reduced by impairment losses, if any, and adjusted for certain remeasurements of the lease liability.

The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company’s incremental borrowing rate. Generally, the Company uses its incremental borrowing rate as the discount rate.

Lease payments included in the measurement of the lease liability comprise the following:

●	Fixed payments, including in-substance fixed payments;
●	Variable lease payments that depend on an index or a rate, initially measured using the index or rate as at commencement date;
●	Amounts expected to be payable under a residual value guarantee; and
●	The exercise price under a purchase option that the Company is reasonably certain to exercise, lease payments in an optional renewal period if the period if the Company is reasonably certain to exercise an extension option, and penalties for early termination of a lease unless the Company is reasonably certain not to terminate early.

F-68

PLANTS OF RUSKIN GPS, LLC DBA ALTMED FLORIDA AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2020 and 2019

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Leased Assets (Continued):

The lease liability is measured at amortized cost using the effective interest method. It is remeasured when there is a change in future lease payments arising from a change in an index or rate, if there is a change in the Company’s estimate of the amount expected to be payable under a residual value guarantee, or if the Company changes its assessment of whether it will exercise a purchase, extension, or termination option.

When the lease liability is remeasured in this way, a corresponding adjustment is made to the carrying amount of the right-of-use asset, or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero.

The Company has elected not to recognize right-of-use assets and lease liabilities for short-term leases of machinery that have a lease term of 12 months or less and leases of low-value assets, including IT equipment. The Company recognizes the lease payments associated with the leases as an expense on a straight-line basis over the lease term.

Property and Equipment:

Property and equipment are recorded at cost, net of depreciation. Expenditures for repairs and maintenance are charged to expense as incurred. Depreciation is computed using the straight-line method over the assets’ estimated useful life. Asset classes and their respective useful lives are as follows:

YEARS
Buildings	39
Leasehold improvements	5-39
Machinery and equipment	5-15
Furniture and fixtures	5-7
Lab equipment	5
Computer equipment	5
Vehicles	5

The assets’ residual values, useful lives and methods of depreciation are reviewed at each financial year-end and adjusted prospectively if appropriate. An item of equipment is derecognized upon disposal or when no future economic benefits are expected from its use. Any gain or loss arising on derecognition of the asset (calculated as the difference between the net disposal proceeds and the carrying value of the asset) is included in operations in the year the asset is derecognized.

Revenue Recognition:

Revenue is recognized by the Company in accordance with ASC 606, Revenue from Contracts with Customers. Through application of the standard, the Company recognizes revenue to depict the transfer of promised goods or services to the customer in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

F-69

PLANTS OF RUSKIN GPS, LLC DBA ALTMED FLORIDA AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2020 and 2019

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition (Continued):

In order to recognize revenue under ASC 606, the Company applies the following five (5) steps:

●	Identify a customer along with a corresponding contract;
●	Identify the performance obligation(s) in the contract to transfer goods or provide distinct services to a customer;
●	Determine the transaction price the Company expects to be entitled to in exchange for transferring promised goods or services to a customer;
●	Allocate the transaction price to the performance obligation(s) in the contract;
●	Recognize revenue when or as the Company satisfies the performance obligation(s).

Under ASC 606, revenues from the sale of cannabis are generally recognized at the point in time when control over the goods has been transferred to the customer. Payment is typically due upon transferring goods to the customer or within a specified time period permitted under the Company’s credit policy.

Revenue is recognized upon the satisfaction of the performance obligation. The Company satisfies its performance obligation and transfers control upon delivery and acceptance by the customer.

Advertising:

Advertising costs are expensed as incurred. Advertising expense for the years ended December 31, 2020 and 2019 were $981,872 and $607,327, respectively.

Income Taxes:

The Company has elected to be taxed as a partnership for U.S. federal and state income tax. Members are taxed on a proportionate share of the Company’s taxable income. Therefore, no provision or liability for U.S. federal or state income taxes has been included in the combined financial statements. Any trade or business which is trafficking in a controlled substance under Schedule I or Schedule II of the Controlled Substances Act is prohibited from claiming any deductions or credits against such business’s income for the year. Pursuant to Section 280E of the U.S. Internal Revenue Code of 1986 as amended, the only available tax deduction for businesses engaged in the cultivation and production of medical cannabis is a deduction for cost of goods sold.

Pursuant to the Bipartisan Act of 2015, if selected for an audit, the streamlined audit rules for partnerships allows the U.S. IRS to assess and collect taxes at the partnership level. Additional tax assessed would be paid by the partnership at the highest individual or corporate tax rate. As of December 31, 2020 and 2019, the Company maintained no uncertain tax positions nor were interest or penalties recognized during the period under audit.

Use of Estimates:

The preparation of combined financial statements in accordance with U.S generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

F-70

PLANTS OF RUSKIN GPS, LLC DBA ALTMED FLORIDA AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2020 and 2019

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements:

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASC 842”), which will replace ASC 840, “Leases”. This standard introduces a single lessee accounting model and requires a lessee to recognize assets and liabilities for all leases with a term of more than twelve months unless the underlying asset is of low value. A lessee is required to recognize a right-of-use asset representing its right to use the underlying asset and a lease liability representing its obligation to make lease payments. For private companies, the standard will be effective for annual periods beginning on or after December 15, 2021, with earlier application permitted. The standard requires a modified retrospective approach for leases that exist or are entered into after the beginning of the earliest comparative period in the financial statements. The Company has effectively applied the modified retrospective approach and noted the impact of the new standard on the combined statements of changes in members’ equity.

Subsequent Events:

Management evaluated all activity of the Company through March 26, 2021, the date the combined financial statements were available to be issued, and concluded that no subsequent events have occurred that would require recognition or disclosure in the combined financial statements or notes, except as described below.

Subsequent to the year end, the Company has continued construction on the expansion of its cultivation and manufacturing facilities. Total capital expenditures for the expansion of such facilities through year end 2021 is expected to be approximately $22,000,000. As of the date of this report, the Company has completed construction on the facility and the contract balance has been substantially paid in full.

Subsequent to the year end, the Company opened two more dispensaries in Florida at a total cost of approximately $1,200,000.

On November 11, 2020, the Company entered into an agreement with Verano Holdings to sell its membership units for total consideration net of fees totaling $370,881,750 consisting of 8,534,521.2139 Class A shares and 256,035.6344 Class B shares. This transaction was finalized subsequent to the year end.

NOTE C - CONCENTRATIONS

Financial instruments which potentially subject the Company to concentration of credit risks include cash and cash equivalents in financial institutions, which under U.S. federal law, money obtained from activities related to the marijuana industry cannot be federally insured. At December 31, 2020 and 2019, the Company had balances of $13,577,455 and $4,985,739, respectively, in uninsured cash and cash equivalents in financial instruments.

The Company had two major suppliers with significant outstanding accounts payable balances of approximately 54% at December 31, 2020. The Company had three major suppliers with significant outstanding accounts payable balances of approximately 53% at December 31, 2019.

F-71

PLANTS OF RUSKIN GPS, LLC DBA ALTMED FLORIDA AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2020 and 2019

NOTE D - INVENTORY

Inventory at December 31, 2020 and 2019 is summarized as follows:

	2020	2019
Raw materials	$1,717,832	$1,631,427
Work-in-process	8,217,661	2,056,167
Finished goods	3,703,858	1,565,235
TOTALS	$13,639,351	$5,252,829

NOTE E - OTHER CURRENT ASSETS

Other current assets at December 31, 2020 and 2019 are summarized as follows:

	2020	2019
Prepaid expenses	$1,245,237	$585,644
Related party receivables	40,246	156,225
Other receivables	500	3,100
TOTALS	$1,285,983	$744,969

NOTE F - PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2020 and 2019 consisted of the following:

	2020	2019
Leasehold improvements	$28,725,581	$21,311,063
Machinery and equipment	12,366,444	3,948,076
Buildings	19,166,872	1,989,547
Lab equipment	2,054,112	1,927,148
Computer equipment	3,422,752	1,429,165
Land	467,661	391,661
Furniture and fixtures	3,247,224	1,274,095
Construction in process	11,877,957	9,217,850
Vehicles	1,246,781	474,380
	82,575,384	41,962,985
Less accumulated depreciation	8,156,610	3,251,617
NET PROPERTY AND EQUIPMENT	$74,418,774	$38,711,368

Depreciation expense was $4,475,627 and $2,557,265 for the years ended December 31, 2020 and 2019, respectively.

F-72

PLANTS OF RUSKIN GPS, LLC DBA ALTMED FLORIDA AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2020 and 2019

NOTE G - INTANGIBLE ASSETS

Intangible assets consist of legal fees and other costs incurred to obtain the medical marijuana license required to operate in the State of Florida. Intangible assets are amortized over the license period of two years. Intangible assets totaled $1,177,348 and are fully amortized for the years ended December 31, 2020 and 2019.

NOTE H - ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities at December 31, 2020 and 2019 are summarized as follows:

	2020	2019
Accounts payable - trade	$2,403,997	$2,707,203
Accrued expenses	11,419,349	2,534,935
Payroll liabilities	2,015,500	328,440
Accrued paid time-off	137,030	52,662
Other accrued expenses	6,785	1,852
TOTALS	$15,982,661	$5,625,092

NOTE I - LONG-TERM DEBT

Long-term debt at December 31, 2020 and 2019 is as follows:

	2020	2019
Notes payable to Ford Motor Credit, monthly payments totaling $8,952 including interest ranging from 7.7%-10.9%, maturing through November 2024, secured by vehicles.	$942,303	$383,496

Notes payable to related parties, totaling $3,670,000, not including simple annual interest of 10%, maturing through March 2022.	3,670,000	0
TOTAL DEBT	4,612,303	383,496
Less current portion	209,889	75,931
	$4,402,414	$307,565

Maturities related to this debt are as follows:

2021	$209,889
2022	3,896,936
2023	233,621
2024	203,743
2025	68,114
TOTAL	$4,612,303

F-73

PLANTS OF RUSKIN GPS, LLC DBA ALTMED FLORIDA AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2020 and 2019

NOTE J - MEMBERS’ EQUITY

Both GPS and RVC are limited liability companies organized in the State of Florida. Members’ liability is limited to their investment in each company. GPS and RVC each have 10,000,000 shares of membership units authorized and 9,999,998 issued and outstanding, totaling 20,000,000 membership units authorized and 19,999,996 issued and outstanding. GPS and RVC each have a single class of membership units. However, as described in Note K, the Company’s founders are entitled to a payment and/or debt repayment in the aggregate of $7,500,000 from the contributed capital before any distributions are payable by the Company to other members.

NOTE K - RELATED PARTY TRANSACTIONS

The Company shares administrative offices and administrative personnel with an entity controlled by a related party. The Company pays a month-to-month rent expense of $5,000. As of December 31, 2020 and 2019, the related party did not expect repayment of any additional costs incurred.

The operating agreement and subscription agreements of both GPS and RVC state the Company’s founders are entitled to a payment and/or debt repayment in the aggregate of $7,500,000 from the contributed capital before any distributions are payable by the Company to other members. The notes are payable on demand, bear no stated interest rate, and are unsecured. One founder agreed to forego payment in exchange for interest totaling $21,000 and $25,500 for the years ended December 31, 2020 and 2019 and 2019, respectively. As of December 31, 2020 and 2019, the founder notes payable totaled $0 and $2,500,000, respectively. The $7,500,000 founder note payable was paid in full as of December 31, 2020.

The Company received funding in the aggregate of $3,670,000 from eight related parties for the build out of the cultivation facility in Apollo Beach. The two-year notes are payable on demand at month 18, bear 10% simple annual interest, interest paid annually.

NOTE L - LEASES

As of December 31, the Company’s lease liabilities consisted of the following:

	2020	2019
Balance, beginning of year	$8,867,338	$1,816,496
Additions	8,020,181	7,298,121
Lease and interest payments, accretion, and accrued interest, net	691,019	247,279
Balance, end of year	16,196,500	8,867,338
Lease liability - current portion	963,050	452,597
Lease liability - noncurrent portion	$15,233,450	$8,414,741

The Company has lease liabilities for leases related to real estate used for dispensaries. The weighted average discount rate for the year ended December 31, 2020 was 8%. Interest expense charged to operations for right-of-use lease liabilities totaled $990,787 and $288,021 for the years ended December 31, 2020 and 2019, respectively.

F-74

PLANTS OF RUSKIN GPS, LLC DBA ALTMED FLORIDA AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2020 and 2019

NOTE L - LEASES (CONTINUED)

Minimum future non-cancelable lease commitments are as follows:

2021	$2,224,879
2022	2,321,635
2023	2,399,379
2024	2,475,549
2025	2,527,179
Thereafter	11,725,546
Total undiscounted lease liabilities	23,674,167
Interest on lease liabilities	(7,477,667)
Total present value of minimum lease payments	16,196,500
Lease liability - current portion	963,050
Lease liability - noncurrent	$15,233,450

NOTE M - RISKS AND UNCERTAINTIES

Marijuana Remains Illegal under Federal Law:

The Company engages in the medical marijuana business. Marijuana is currently illegal under U.S. federal law. It is a Schedule I controlled substance. Accordingly, in those jurisdictions in which the use of medical marijuana has been legalized at the U.S. state level, its prescription is a violation of federal law. The U.S. Supreme Court has ruled that the U.S. federal government has the right to regulate and criminalize marijuana, even for medical purposes. Therefore, U.S. federal law criminalizing the use of marijuana supersedes U.S. state laws that legalize its use for medicinal purposes. The Obama administration made a policy decision to allow U.S. states to implement these laws and not prosecute anyone operating in accordance with applicable U.S. state law. A change in the U.S. federal position towards enforcement could cripple the industry, rendering the Company unable to operate. Moreover, a change in the U.S. federal position towards enforcement could result in U.S. federal law enforcement seizing the assets of the Company, which would result in a complete loss for the Company. Additionally, the U.S. federal government could extend enforcement of the antidrug laws against people who are assisting the medical marijuana industry, including investors and finance sources.

Banking Difficulties:

As discussed above, the cultivation, sale, and use of marijuana is illegal under U.S. federal law. Therefore, there is a compelling argument that banks cannot accept deposit funds from the medical marijuana business and therefore would not be able to do business with the Company. As such, the Company may have trouble finding a bank willing to accept its business. There can be no assurance that banks in U.S. states currently or in the future will decide to do business with medical marijuana growers or retailers, or that in the absence of U.S. legislation, U.S. state and federal banking regulators will not strictly enforce current prohibitions on banks handling funds generated from an activity that is illegal under U.S. federal law. This may make it difficult for the Company to open accounts, use the service of banks, and otherwise transact business, which in turn may negatively affect the Company.

F-75

PLANTS OF RUSKIN GPS, LLC DBA ALTMED FLORIDA AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2020 and 2019

NOTE M - RISKS AND UNCERTAINTIES (CONTINUED)

COVID-19 Pandemic:

On January 30, 2020 the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the COVID-19 outbreak”) and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally.

The full impact of the COVID-19 outbreak continues to evolve as of the date of this report. As such, it is uncertain as to the full magnitude that the pandemic will have on the Company’s financial condition, liquidity, and future results of operations. Management is actively monitoring the global situation on its financial condition, liquidity, operations, suppliers, industry, and workforce. Given the daily evolution of the COVID-19 outbreak and the global responses to curb its spread, the Company is not able to estimate the effects of the COVID-19 outbreak on its results of operations, financial condition, or liquidity.

F-76

PLANTS OF RUSKIN GPS, LLC DBA ALTMED FLORIDA AND AFFILIATE

COMBINING BALANCE SHEET

December 31, 2020

	POR	RVC	GPS	Total Uncombined	Eliminations	Combined
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$13,571,860	$3,015	$2,580	$13,577,455	$0	$13,577,455
Accounts receivable	80,145	0	0	80,145	0	80,145
Inventory	13,639,351	0	0	13,639,351	0	13,639,351
Other current assets	1,285,983	0	0	1,285,983	0	1,285,983
TOTAL CURRENT ASSETS	28,577,339	3,015	2,580	28,582,934	0	28,582,934
PROPERTY AND EQUIPMENT, NET	55,333,851	19,084,923	0	74,418,774	0	74,418,774
OTHER ASSETS
Deposits	852,341	39,273	0	891,614	0	891,614
Due from related parties	10,797,556	0	0	10,797,556	(10,797,556)	0
TOTAL OTHER ASSETS	11,649,897	39,273	0	11,689,170	(10,797,556)	891,614
	$95,561,087	$19,127,211	$2,580	$114,690,878	$(10,797,556)	$103,893,322

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$5,982,661	$0	$10,000,000	$15,982,661	$0	$15,982,661
Current portion of lease liabilities	963,050	0	0	963,050	0	963,050
Current portion of long-term debt	209,889	0	0	209,889	0	209,889
TOTAL CURRENT LIABILITIES	7,155,600	0	10,000,000	17,155,600	0	17,155,600
LONG-TERM LIABILITIES
Due to related parties	0	0	4,763,929	4,763,929	(4,763,929)	0
Lease liabilities	15,233,450	0	0	15,233,450	0	15,233,450
Notes payable - related parties	3,670,000	0	0	3,670,000	0	3,670,000
Long-term debt	732,414	13,322,059	0	14,054,473	(13,322,059)	732,414
TOTAL LIABILITIES	26,791,464	13,322,059	14,763,929	54,877,452	(18,085,988)	36,791,464

MEMBERS’ EQUITY	68,769,623	5,805,152	(14,761,349)	59,813,426	7,288,432	67,101,858
	$95,561,087	$19,127,211	$2,580	$114,690,878	$(10,797,556)	$103,893,322

F-77

PLANTS OF RUSKIN GPS, LLC DBA ALTMED FLORIDA AND AFFILIATE

COMBINING STATEMENT OF OPERATIONS

Year ended December 31, 2020

	POR	RVC	GPS	Total Uncombined	Eliminations	Combined

OPERATING INCOME
Sales	$105,660,570	$0	$0	$105,660,570	$0	$105,660,570
Cost of sales	25,886,039	0	0	25,886,039	(2,525,686)	23,360,353

GROSS PROFIT	79,774,531	0	0	79,774,531	2,525,686	82,300,217

OPERATING EXPENSES
Advertising	981,872	0	0	981,872	0	981,872
Amortization	0	0	0	0	0	0
Contract labor and consulting	423,799	210,000	0	633,799	0	633,799
Depreciation	2,112,705	2,362,922	0	4,475,627	0	4,475,627
Insurance	2,173,843	0	0	2,173,843	0	2,173,843
Payroll - officers	340,000	0	0	340,000	0	340,000
Payroll - other	20,587,619	0	0	20,587,619	0	20,587,619
Other operating expenses	15,861,878	128,769	763	15,991,410	(4,200,000)	11,791,410
Less direct costs allocated to inventory and cost of sales	(21,772,018)	0	0	(21,772,018)	2,034,215	(19,737,803)
TOTAL OPERATING EXPENSES	20,709,698	2,701,691	763	23,412,152	(2,165,785)	21,246,367
INCOME (LOSS) FROM OPERATIONS	59,064,833	(2,701,691)	(763)	56,362,379	4,691,471	61,053,850

OTHER INCOME (EXPENSES)
Rental income	0	4,200,000	0	4,200,000	(4,200,000)	0
ATM commissions	109,017	0	0	109,017	0	109,017
Interest expense	(1,402,038)	(21,000)	0	(1,423,038)	0	(1,423,038)
Other expense	59,339	0	0	59,339	0	59,339
	(1,233,682)	4,179,000	0	2,945,318	(4,200,000)	(1,254,682)
NET INCOME (LOSS)	$57,831,151	$1,477,309	$(763)	$59,307,697	$491,471	$59,799,168

F-78

PLANTS OF RUSKIN GPS, LLC DBA ALTMED FLORIDA AND AFFILIATE

COMBINING BALANCE SHEET

December 31, 2019

	POR	RVC	GPS	Total Uncombined	Eliminations	Combined
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$4,621,570	$178,826	$185,343	$4,985,739	$0	$4,985,739
Accounts receivable	452,828	1,920,000	0	2,372,828	(1,920,000)	452,828
Inventory	5,744,300	0	0	5,744,300	(491,471)	5,252,829
Other current assets	744,969	0	0	744,969	0	744,969
TOTAL CURRENT ASSETS	11,563,667	2,098,826	185,343	13,847,836	(2,411,471)	11,436,365
PROPERTY AND EQUIPMENT, NET	28,025,090	10,686,278	0	38,711,368	0	38,711,368
OTHER ASSETS
Deposits	491,610	39,273	0	530,883	0	530,883
Due from related parties	7,764,555	4,292,524	11,054,071	23,111,150	(23,111,150)	0
TOTAL OTHER ASSETS	8,256,165	4,331,797	11,054,071	23,642,033	(23,111,150)	530,883
	$47,844,922	$17,116,901	$11,239,414	$76,201,237	$(25,522,621)	$50,678,616

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$7,065,092	$0	$0	$7,065,092	$(1,440,000)	$5,625,092
Current portion of lease liabilities	452,597	0	0	452,597	0	452,597
Current portion of long-term debt	75,931	0	0	75,931	0	75,931
TOTAL CURRENT LIABILITIES	7,593,620	0	0	7,593,620	(1,440,000)	6,153,620
LONG-TERM LIABILITIES
Lease liabilities	8,414,741	0	0	8,414,741	0	8,414,741
Notes payable - related parties	480,000	2,500,000	0	2,980,000	(480,000)	2,500,000
Long-term debt	4,600,089	10,289,058	0	14,889,147	(14,581,582)	307,565
TOTAL LIABILITIES	21,088,450	12,789,058	0	33,877,508	(16,501,582)	17,375,926

MEMBERS’ EQUITY	26,756,472	4,327,843	11,239,414	42,323,729	(9,021,039)	33,302,690
	$47,844,922	$17,116,901	$11,239,414	$76,201,237	$(25,522,621)	$50,678,616

F-79

PLANTS OF RUSKIN GPS, LLC DBA ALTMED FLORIDA AND AFFILIATE

COMBINING STATEMENT OF OPERATIONS

Year ended December 31, 2019

	POR	RVC	GPS	Total Uncombined	Eliminations	Combined

OPERATING INCOME
Sales	$39,371,011	$0	$0	$39,371,011	$0	$39,371,011
Cost of sales	13,771,446	0	0	13,771,446	(1,789,295)	11,982,151

GROSS PROFIT	25,599,565	0	0	25,599,565	1,789,295	27,388,860

OPERATING EXPENSES
Advertising	607,327	0	0	607,327	0	607,327
Amortization	343,393	0	0	343,393	0	343,393
Contract labor and consulting	246,152	210,000	0	456,152	0	456,152
Depreciation	1,372,337	1,184,928	0	2,557,265	0	2,557,265
Insurance	922,990	35,241	0	958,231	0	958,231
Payroll	8,058,097	0	0	8,058,097	0	8,058,097
Other operating expenses	7,813,729	127,507	6,000	7,947,236	(2,040,000)	5,907,236
Less direct costs allocated to inventory and cost of sales	(11,828,609)	0	0	(11,828,609)	2,040,000	(9,788,609)
TOTAL OPERATING EXPENSES	7,535,416	1,557,676	6,000	9,099,092	0	9,099,092
INCOME (LOSS) FROM OPERATIONS	18,064,149	(1,557,676)	(6,000)	16,500,473	1,789,295	18,289,768

OTHER INCOME (EXPENSES)
Rental income	0	2,040,000	0	2,040,000	(2,040,000)	0
ATM commissions	35,869	0	0	35,869	0	35,869
Interest expense	(308,564)	(25,500)	0	(334,064)	0	(334,064)
Other expense	(9,338)	2,160	0	(7,178)	0	(7,178)
	(282,033)	2,016,660	0	1,734,627	(2,040,000)	(305,373)
NET INCOME (LOSS)	$17,782,116	$458,984	$(6,000)	$18,235,100	$(250,705)	$17,984,395

F-80

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

CONSOLIDATED FINANCIAL STATEMENTS AND

SUPPLEMENTARY INFORMATION

DECEMBER 31, 2020

F-81

C O N T E N T S

F-82

March 31, 2021

To the Board of Directors and Members

Alternative Medical Enterprises, LLC and

Affiliates

Phoenix, Arizona

Independent Auditor’s Report

Report on the Audit of the Consolidated Financial Statements

We have audited the accompanying consolidated financial statements of Alternative Medical Enterprises, LLC and Affiliates (collectively ‘the Company’), which comprise the consolidated balance sheet as of December 31, 2020, and the related consolidated statement of operations, changes in members’ equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

We are independent of the Company in accordance with the ethical requirements that are relevant to our audit of the consolidated financial statements in the United States of America, together with the International Ethics Standards Board for Accountants’ Code of Ethics for Professional Accountants, and we have fulfilled our other ethical responsibilities in accordance with those requirements, respectively.

Responsibilities of Management and Those Charge With Governance for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of these consolidated financial statements that are free from material misstatement, whether due to fraud or error. In preparing the consolidated financial statements, management is responsible for evaluating whether there are conditions and events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the consolidated financial statements are available to be issued, and for disclosing, as applicable, matters related to this evaluation unless the liquidation basis of accounting is being used by the entity.

Those charged with governance are responsible for overseeing the Company’s financial reporting process.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America and in accordance with International Standards on Auditing. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error.

F-83

We design audit procedures responsive to those risks and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error because fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation, structure, and content of the consolidated financial statements, including disclosures, and whether the consolidated financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

We will also obtain sufficient appropriate audit evidence regarding the financial information of the entities or business activities within the Group to express an opinion on the consolidated financial statements. We are responsible for the direction, supervision, and performance of the group audit. We remain solely responsible for our audit opinion.

As part of an audit, we exercise professional judgment and maintain professional skepticism throughout the audit. We also conclude on the appropriateness of management’s use of the going concern basis of accounting, and based on the audit evidence obtained, whether substantial doubt exists related to the Company’s ability to continue as a going concern. If we conclude that substantial doubt exists, we are required to draw attention in our auditor’s report to the related disclosures in the consolidated financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the Company to cease to continue as a going concern.

We communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies or material weaknesses in internal control that we identify during our audit.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Alternative Medical Enterprises, LLC and Affiliates as of December 31, 2020, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter – Cannabis Laws

As discussed in Note P to the consolidated financial statements, the Company operates in the cannabis industry which is legal in the State of Arizona but illegal under United States federal law. Our opinion is not modified with respect to this matter.

Report on Supplementary Information

Our audit was conducted for the purpose of forming an opinion on the consolidated financial statements as a whole. The 2020 consolidating information on pages 24 and 25 is presented for the purpose of additional analysis and of the consolidated financial statements rather than to present the financial position and results of operations of the individual companies, is not a required part of the consolidated financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the consolidated financial statements. The information has been subjected to the auditing procedures applied in the audit of the consolidated financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the consolidated financial statements or to the consolidated financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, such information is fairly stated in all material respects in relation to the consolidated financial statements as a whole.

/s/ Hill, Barth & King LLC

Certified Public Accountants

F-84

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

CONSOLIDATED BALANCE SHEET

Year ended December 31, 2020

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$957,389
Accounts receivable, net	285,062
Notes receivable	263,896
Inventories	3,549,557
Other current assets	221,109
TOTAL CURRENT ASSETS	5,277,013

PROPERTY AND EQUIPMENT, NET	12,480,460

OTHER ASSETS
Intangible assets, net	4,564,588
Investments in related companies, net	41,862,377
Security deposits	41,353
TOTAL OTHER ASSETS	46,468,318
$64,225,791

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$458,001
Accrued expenses and other liabilities	822,502
Current portion of lease liabilities	133,458
Current portion of long-term debt	1,468,063
Income tax payable	210,000
TOTAL CURRENT LIABILITIES	3,092,024

LONG-TERM LIABILITIES
Lease liabilities, net of current portion	54,536
Long-term debt, net of current portion	1,083,741
TOTAL LIABILITIES	4,230,301

MEMBERS’ EQUITY	59,995,490
$64,225,791

See accompanying notes to consolidated financial statements

F-85

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

CONSOLIDATED STATEMENT OF OPERATIONS

Year ended December 31, 2020

OPERATING INCOME
Sales	$20,648,304
Cost of sales	9,803,515

GROSS PROFIT	10,844,789

OPERATING EXPENSES
General and administrative expenses	4,543,847
Amortization	627,897
Depreciation	751,150
TOTAL OPERATING EXPENSES	5,922,894

INCOME FROM OPERATIONS	4,921,895

OTHER INCOME (EXPENSES)
Income from investments in related companies	24,517,659
Income from sale of investment	885,678
Interest expense	(175,445)
Loss on sale of property and equipment	(415,575)
Other income	3,674
24,815,991

INCOME BEFORE PROVISION FOR INCOME TAXES	29,737,886

PROVISION FOR INCOME TAXES	210,000

NET INCOME	$29,527,886

See accompanying notes to consolidated financial statements

F-86

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

Year ended December 31, 2020

Balance at December 31, 2019	$37,959,108
Contribution from members	1,000,000
Distributions to members	(8,491,504)
Net income	29,527,886
Balance at December 31, 2020	$59,995,490

See accompanying notes to consolidated financial statements

F-87

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

CONSOLIDATED STATEMENT OF CASH FLOWS

Year ended December 31, 2020

RECONCILIATION OF NET INCOME TO NET CASH PROVIDED BY OPERATING ACTIVITIES
Net income	$29,527,886
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	751,150
Amortization	627,897
Income from investment in related companies	(24,517,659)
Loss on sale of property and equipment	415,575
Changes in assets and liabilities:
Decrease in accounts and notes receivable	932,802
Increase in inventories	(1,164,131)
Decrease in prepaid expenses	81,128
Increase in security deposits	(1,199)
Decrease in accounts payable	(122,193)
Increase in accrued expenses and other liabilities	446,791
Increase in income taxes payable	210,000
NET CASH PROVIDED BY OPERATING ACTIVITIES	7,188,047

CASH FLOWS FROM INVESTING ACTIVITIES
Distributions received from investments in related companies	6,559,997
Purchase of property and equipment	(5,180,287)
Proceeds from sale of property and equipment	125,323
NET CASH PROVIDED BY INVESTING ACTIVITIES	1,505,033

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on lease liabilities	(601,401)
Payments on long-term debt	(1,578,196)
Contributions from members	1,000,000
Distributions to members	(8,491,504)
NET CASH USED IN FINANCING ACTIVITIES	(9,671,101)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(978,021)

CASH AND CASH EQUIVALENTS
Beginning of year	1,935,410
End of year	$957,389

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION
Cash paid during the year for:
Interest	$175,445
Acquisitions of property and equipment through debt	$3,130,000

See accompanying notes to consolidated financial statements

F-88

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020

NOTE A - NATURE OF OPERATIONS

Organization and Nature of Business:

Alternative Medical Enterprises, LLC and Affiliates (collectively, the Company) consists of the following entities:

Alternative Medical Enterprises, LLC (“AME”) (aka WP&RS Enterprises, LLC), was organized in 2014 as a limited liability company under the laws of the State of Florida. Alternative Medical Enterprises, LLC, through its subsidiaries, grows, cultivates, extracts, manufactures, and sells medical and recreational cannabis products. (MMJ).

Alternative Medical Enterprises, LLC owns 100% of the following companies:

AltMed, LLC, a Florida limited liability company, was formed in 2014, and it owns 41% of a license in Florida to grow, cultivate, extract, manufacture, and sell medical cannabis products. NuTrae, LLC, a Florida limited liability company, was formed in 2014, and develops products for cannabis delivery systems and licenses intellectual property to other parties. Agronomy Holdings, LLC (aka AltMed North America, LLC), a Florida limited liability company, was formed in 2015, and is a holding company for ventures entered outside the state of Florida. MuV Health, LLC, an Arizona limited liability company, was organized in 2019 to produce and sell CBD only products. Cave Creek RE, LLC was formed in 2020 in the state of Arizona as a real estate holding company.

Agronomy Holdings, LLC owns 100% of Agronomy Innovations, LLC, an Arizona limited liability company, was acquired during 2015, and is a cannabis cultivation facility located in Arizona.

Fort Consulting, LLC (the Dispensary) operates as a Medical Marijuana Dispensary and under the rules and regulations of the Arizona Department of Health Services - Medical Marijuana Program. The Dispensary is an Arizona nonprofit organization, incorporated under the laws of the state of Arizona in July 2016. The Dispensary’s primary mission is to run a patient-centric wellness which processes the highest-grade medical marijuana in Arizona. The Dispensary has a goal of infusing horticultural innovations and sympathetic treatments into the Arizona medical marijuana industry and is committed to combining mental and physical health in a format previously inaccessible to terminally ill and other patients. The Dispensary has a one-year license with the Arizona Department of Health Services to operate a Medical Marijuana Dispensary in the state of Arizona. The contract is renewed annually.

Alternative Medical Enterprises, LLC, AltMed, LLC, NuTrae, LLC, Agronomy Holdings, LLC, Agronomy Innovations, LLC, Fort Consulting, LLC, Cave Creek RE, LLC and MuV Health, LLC will be referred to herein as “the Company”.

F-89

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2020

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Statement of Compliance:

The significant policies that have been applied in the preparation of these consolidated financial statements are summarized below. These accounting policies have been used throughout all periods presented in the consolidated financial statements.

Principles of Consolidation:

The accompanying consolidated financial statements include the accounts of the Company which are affiliated by virtue of common ownership and control. All significant intercompany transactions and balances have been eliminated in the consolidation.

Basis of Presentation:

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) as issued by the Financial Accounting Standards Board (“FASB”).

Basis of Measurement:

The consolidated financial statements have been prepared on the going concern basis, under the historical cost convention except for certain financial instruments, which are measured at fair value.

Functional Currency:

The functional currency of the Company, as determined by management, is the United States (“U.S.”) dollar. These consolidated financial statements are presented in U.S. dollars.

Revenue Recognition:

Revenue is recognized by the Company in accordance with ASC 606, Revenue from Contracts with Customers. Through application of the standard, the Company recognizes revenue to depict the transfer of promised goods or services to the customer in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

In order to recognize revenue under ASC 606, the Company applies the following five (5) steps:

●	Identify a customer along with a corresponding contract;
●	Identify the performance obligation(s) in the contract to transfer goods or provide distinct services to a customer;
●	Determine the transaction price the Company expects to be entitled to in exchange for transferring promised goods or services to a customer;
●	Allocate the transaction price to the performance obligation(s) in the contract;
●	Recognize revenue when or as the Company satisfies the performance obligation(s).

F-90

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2020

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition (Continued):

Under ASC 606, revenues from the sale of cannabis are generally recognized at the point in time when control over the goods have been transferred to the customer. Payment is typically due upon transferring goods to the customer or within a specified time period permitted under the Company’s credit policy.

Revenue is recognized upon the satisfaction of the performance obligation. The Company satisfies its performance obligation and transfers control upon delivery and acceptance by the customer.

Use of Estimates:

The preparation of consolidated financial statements in accordance with U.S generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents:

The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Credit Risk:

The Company maintains cash balances at financial institutions in excess of federally insured limits from time to time. The Company has experienced no losses due to this concentration.

Accounts Receivable:

The Company’s revenue consists primarily of retail sales to medical cannabis patients throughout the state of Arizona and to other medical cannabis licensees. The potential risk is limited to the amounts recorded in the consolidated financial statements. The Company provides for potentially uncollectable accounts receivable by use of the allowance method. The allowance is provided based upon a review of the individual accounts outstanding, prior history of uncollectable accounts receivable and existing economic conditions. Normal accounts receivable are due 15 days after the issuance of the invoice. Receivables past due more than 60 days are considered delinquent. The allowance for doubtful accounts was $9,625 as of December 31, 2020. Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer.

Inventories:

Inventory of purchased finished goods and packing materials are initially valued at cost and subsequently at the lower of cost or net realizable value. Any subsequent post-harvest costs are capitalized to inventory to the extent that the cost is less than net realizable value. Net realizable value is determined as the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale. Cost is determined using the weighted average cost basis. Products for resale and supplies and consumables are valued at lower of cost or net realizable value. The Company reviews inventory for obsolete, redundant and slow-moving goods and any such inventories are written down to net realizable value.

F-91

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2020

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Notes Receivable:

The Company sold interests to related parties in exchange for notes receivable in the amount of the interest sold. The expectation was that these notes would be paid within three years. Any distributions the related parties receive as their share of income will first go towards the payment of the note receivable, and only after that note has been paid will they receive future distributions. The balance of notes receivable as of December 31, 2020 is $163,895.

The Company’s share in one of its related parties was repurchased for $1,800,000 in exchange for cash and a promissory note with a maturity date of December 31, 2021 and a face amount of $1,400,000. There was no outstanding balance as of December 31, 2020.

Prepaid Expenses:

The Company pays for certain expenses in advance of receipt of goods or services. The amount is expensed over the term of contract or period for which the expenses are paid, using the straight-line method.

Advertising:

The Company expenses advertising as incurred. Advertising expenses were $232,785 for the year ended December 31, 2020.

Leased Assets:

At inception of a contract, the Company assesses whether a contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. To assess whether a contract conveys the right to control the use of an identified asset, the Company assess whether:

●	The contract involves the use of an identified asset;
●	The Company has the right to obtain substantially all of the economic benefits from use of the asset throughout the period of use; and
●	The Company ahs the right to direct the use of the asset.

This policy is applied to contracts entered into, or changed, on or after January 1, 2019.

At inception or on reassessment of a contract that contains a lease component, the Company allocates the consideration in the contract to each lease component on the basis of their relative stand-alone prices. However, for the leases of land and buildings in which it is a lessee, the Company has elected not to separate non-lease components and account for the lease and non-lease components as a single lease component.

The Company recognizes a right-of-use asset and a lease liability at the lease commencement date. The right-of-use asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and an estimate of costs to dismantle and remove the underlying asset or to restore the underlying asset or the site on which it is located, less any lease incentives received.

The right-of-use asset is subsequently depreciated using the straight-line method from the commencement date to the earlier of the end of the useful life of the right-of-use assets are determined on the same basis as those of property and equipment. In addition, the right-of-use asset is periodically reduced by impairment losses, if any, and adjusted for certain remeasurements of the lease liability.

F-92

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2020

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Leased Assets (Continued):

The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company’s incremental borrowing rate. Generally, the Company uses its incremental borrowing rate as the discount rate.

Lease payments included in the measurement of the lease liability comprise the following:

●	Fixed payments, including in-substance fixed payments;
●	Variable lease payments that depend on an index or a rate, initially measured using the index or rate as at commencement date;
●	Amounts expected to be payable under a residual value guarantee; and
●	The exercise price under a purchase option that the Company is reasonably certain to exercise, lease payments in an optional renewal period if the period if the Company is reasonably certain to exercise an extension option, and penalties for early termination of a lease unless the Company is reasonably certain not to terminate early.

The lease liability is measured at amortized cost using the effective interest method. It is remeasured when there is a change in future lease payments arising from a change in an index or rate, if there is a change in the Company’s estimate of the amount expected to be payable under a residual value guarantee, or if the Company changes its assessment of whether it will exercise a purchase, extension, or termination option.

When the lease liability is remeasured in this way, a corresponding adjustment is made to the carrying amount of the right-of-use asset, or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero.

The Company has elected not to recognize right-of-use assets and lease liabilities for short-term leases of machinery that have a lease term of 12 months or less and leases of low-value assets, including IT equipment. The Company recognizes the lease payments associated with the leases as an expense on a straight-line basis over the lease term.

Property and Equipment:

Property and equipment are recorded at cost, net of depreciation. Expenditures for repairs and maintenance are charged to expense as incurred. Leasehold improvements are depreciated over the lesser of the useful life or the lease term. Depreciation is computed using the straight-line method over the assets’ estimated useful life. Asset classes and their respective useful lives are as follows:

YEARS
Buildings	39
Leasehold improvements	5-39
Machinery and equipment	5-15
Furniture and fixtures	5-7
Lab equipment	3-5
Computer equipment	5
Vehicles	5

F-93

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2020

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property and Equipment (Continued):

The assets’ residual values, useful lives and methods of depreciation are reviewed at each financial year-end and adjusted prospectively if appropriate. An item of equipment is derecognized upon disposal or when no future economic benefits are expected from its use. Any gain or loss arising on derecognition of the asset (calculated as the difference between the net disposal proceeds and the carrying value of the asset) is included in operations in the year the asset is derecognized.

Income Taxes:

As limited liability companies, the Company’s taxable income or loss is allocated to members in accordance with their respective percentage of ownership. Therefore, no provision for income taxes has been included in the consolidated financial statements.

Deferred Income Taxes - Fort Consulting, LLC - Income taxes are provided for the tax effects of transactions reported in the consolidated financial statements and consists of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to depreciable assets (use of different depreciation methods and lives for financial statement and tax purposes). The deferred tax liability represents future tax return consequences for those differences, which will be deductible when the assets and liabilities are recovered or settled.

With limited exceptions, the Company is no longer subject to income tax examination for returns filed more than three years ago. The Company believes the only years open for potential IRS audits are the year ending December 31, 2018, 2019 and 2020. Management has performed an evaluation of income tax positions taken on all open income tax returns and has determined that there were no positions taken that do not meet the “more likely than not” standard. Accordingly, there are no provisions for income taxes, penalties, or interest receivable or payable relating to uncertain tax positions in the accompanying consolidated financial statements.

Fair Value Measurements:

ASC 820, “Fair Value Measurement”, establishes the minimum disclosure requirements for fair value measurements (and those based on fair value) that are recognized in the consolidated balance sheet after initial recognition. The requirements vary depending on whether the fair value measurements are recurring or non-recurring and their categorization within the fair value hierarchy (i.e. Level 1, 2, or 3).

In order to determine the appropriate categorization of a fair value measurement (as a whole) within the hierarchy, the Company determines the categorization of the inputs used to measure fair value and categorization of the fair value measurement (as a whole). ASC 820’s fair value hierarchy categorizes inputs to valuation techniques into the following levels, based on their observability:

Level 1 - Quoted prices (that are unadjusted) in active markets for identical assets or liabilities that the Company can access at the measurement date.

Level 2 - Inputs, other than quoted prices included within Level 1, that are observable for the asset or liability, either directly or indirectly.

Level 3 - Unobservable inputs for the asset or liability.

F-94

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2020

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value Measurements (Continued):

A fair value measurement (as a whole) is categorized within the fair value hierarchy, based on the lowest level of input that is significant to the entire measurement. The assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the valuation of assets and liabilities and their placement within the fair value hierarchy levels.

The Company has a number of financial instruments, none of which are held for trading purposes and are measured using Level 3 measurements. The Company estimates that the fair value of all financial instruments at December 31, 2020 does not materially differ from the aggregate carrying values of its financial instruments recorded in the accompanying consolidated balance sheets. The Company, using available market information and appropriate valuation methodologies, has determined the estimated fair value amounts. Considerable judgment is necessary in interpreting market data to develop estimates of fair value, and, accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

Recent Accounting Pronouncements:

The Financial Accounting Standards Board (FASB) issued new guidance that created Topic 606, Revenue from Contracts with Customers, in the Accounting Standards Codification (ASC). Topic 606 supersedes the revenue recognition requirements in FASB ASC 605, Revenue Recognition, and requires the recognition of revenue when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled in exchange for those goods or services. The new guidance also added Subtopic 340-40, Other Assets and Deferred Costs - Contracts with Customers, to the ASC to require the deferral of incremental costs of obtaining a contract with a customer. Collectively, the Company refers to the new Topic 606 and Subtopic 340-40 as the “new guidance.”

The Company adopted the requirements of the new guidance as of January 1, 2019, utilizing the modified retrospective method of transition. The adoption of the new guidance did not have a material impact on the Company’s consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASC 842”), which will replace ASC 840, “Leases”. This standard introduces a single lessee accounting model and requires a lessee to recognize assets and liabilities for all leases with a term of more than twelve months unless the underlying asset is of low value. A lessee is required to recognize a right-of-use asset representing its right to use the underlying asset and a lease liability representing its obligation to make lease payments. For private companies, the standard will be effective for annual periods beginning on or after December 15, 2021, with earlier application permitted. The standard requires a modified retrospective approach for leases that exist or are entered into after the beginning of the earliest comparative period in the financial statements.

The Company adopted the requirements of the new guidance as of January 1, 2020, utilizing the modified retrospective method of transition.

Subsequent Events:

Management evaluated all activity of the Company through March 31, 2021, the date the consolidated financial statements were available to be issued, and concluded that no subsequent events have occurred that would require recognition or disclosure in the consolidated financial statements or notes, except as described below.

F-95

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2020

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Subsequent Events (Continued):

Subsequent to the year end, the Company has continued construction on the expansion of its cultivation and manufacturing facilities. Total capital expenditures for the expansion of such facilities through year end 2021 is expected to be approximately $1,161,182.

In November of 2020, Arizona residents pass proposition 207, the Smart and Safe Act of Arizona, effectively legalizing the recreational adult use of marijuana for people 21 years of age or older. An “adult use” license is required for medical dispensaries to sell cannabis products to “adult use” customers. In addition, a 16% excise tax is placed on recreational use products. As of Q1 of 2021, over 80 dispensaries, including the MuV dispensary, have received the additional license. Recreational use sales in Arizona began in January of 2021.

On November 11, 2020, the Company entered into an agreement with Verano Holdings to sell 100% its membership units including 4,099,098 Class A shares in the Company’s investment in Plants of Ruskin GPS, LLC and RVC 360, LLC, for total consideration net of fees totaling $35,000,000. This transaction was finalized subsequent to the year end.

NOTE C - CONCENTRATIONS

Financial instruments which potentially subject the Company to concentration of credit risks include cash and cash equivalents in financial institutions, which under U.S. federal law, money obtained from activities related to the marijuana industry cannot be federally insured. At December 31, 2020, the Company had balances of $957,389 in uninsured cash and cash equivalents in financial instruments.

The Company had two major suppliers with significant outstanding accounts payable balances of approximately 10% at December 31, 2020.

NOTE D - INVENTORY

Inventory at December 31, 2020 is summarized as follows:

2020
Raw materials	$276,813
Work-in-process	1,689,701
Finished goods	1,583,043
TOTALS	$3,549,557

F-96

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2020

NOTE E - OTHER CURRENT ASSETS

Other current assets at December 31, 2020 are summarized as follows:

2020
Prepaid expenses	$221,049
Other current assets	60
TOTALS	$221,109

NOTE F - INCOME TAX STATUS- FORT CONSULTING, LLC

Fort Consulting, LLC is a non-profit entity for Arizona income tax purposes and elected to be taxed as a C-corporation for Federal tax purposes. Therefore, income taxes are provided for the tax effects of transactions in the consolidated financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of certain assets and liabilities for financial and tax reporting. The Company recorded $210,000 in current income tax expense for the year ended December 31, 2020.

Deferred taxes are provided on the asset and liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The Company accounts for uncertain tax positions in accordance with the provisions of ASC 740, Income Taxes (“ASC 740”). ASC 740 provides a comprehensive model for the recognition, measurement and disclosure in the consolidated financial statements of uncertain tax positions that the Company has taken or expects to take on a tax return. Under this standard, the Company can recognize the benefit of an income tax position only if it is probable that the tax position will be sustained upon tax examination, based solely on the technical merits of the tax position.

Otherwise, no benefit can be recognized. The tax benefits recognized are measured based on either the most likely amount approach or the expected value method.

The Company has not recorded a deferred tax asset for the period from inception to December 31, 2020 due to the uncertainty of any benefit of the loss being realized. Under ASC 740 any deferred tax asset or liability is recorded under the net approach.

F-97

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2020

NOTE G - PROPERTY AND EQUIPMENT

Property and equipment as of December 31, 2020 are summarized as follows:

2020
Buildings and improvements	$8,203,253
Furniture and equipment	2,242,582
Vehicles	218,827
Construction in progress	2,292,432
Land and improvements	1,020,000
14,774,043
Accumulated depreciation	(2,293,583)

Net property and equipment	$12,480,460

Depreciation expense for the years ended December 31, 2020 totaled $751,150. The value of property and equipment held under capital leases for the year ended December 31, 2020 totaled $1,015,776.

NOTE H - INVESTMENTS

Investment in Related Company:

In 2016, the Company invested $1,201,000 in a minority interest (10%) of a farm in Colorado. The investment is recorded using the equity method. The Company does not have significant influence or control. In 2019, the Company sold the investment and received the final payment in 2020.

The Company has invested $16,206,150 for a minority interest (41%) in a Company in Florida. The investment has been recorded at equity method as the Company has significant influence or control.

Below is a reconciliation of this investment:

2020
Balance, beginning of year	$23,904,715
Distributions during the year	(6,559,997)
Share in current year net income	24,517,659
Balance, end of year	$41,862,377

F-98

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2020

NOTE H - INVESTMENTS (CONTINUED)

Below is a summary of the balance sheet and income statement of the entity that the Company has invested in:

2020
Total Assets	$103,893,322

Total Liabilities	$53,947,064
Total Equity	49,946,258
$103,893,322

Total Income	$105,769,587
Total Expenses	45,970,419
Net Income	$59,799,168

NOTE I - INTANGIBLES

Goodwill, Net of Impairment:

Goodwill is from the 2015 purchase of Agronomy Innovations, LLC. The purchase of Agronomy Innovations, LLC for $775,000 was to establish a foothold in Arizona by obtaining a grow facility that was already established and provide the Company the opportunity to do business in Arizona. The entire purchase price went towards goodwill as there were almost no assets purchased. The Company assesses goodwill for impairment on an annual basis in accordance with ASC 350 Intangibles – Goodwill and Other and has fully impaired the asset as of December 31, 2020. The recorded value of the asset was $0 as of December 31, 2020.

Right-to-Use Agreement:

The Company contracted with a nursery in Florida for the use of their farm land. In exchange for $310,000 worth of Class A Units, the Company obtained the right to grow Medical Marijuana on their land for a 7-year period. Management has elected to amortize this intangible asset over 7 years, which is the term of the lease. Accumulated amortization expense for the year ended December 31, 2020 was $310,000. Net book value of the asset was $0 as of December 31, 2020.

Cultivation and Management Agreement:

During 2017, the Company entered into a cultivation and management agreement for a marijuana grow and dispensary operation in Arizona with a related party and requires the Company to provide cultivation and management services to a related party (under common control). The Company receives a fee for these services on a monthly basis. The Company has experience and expertise in managing the medical marijuana program and its associated retail operation. The Company oversees the day to day operations of the dispensary and cultivation site and provides services related to the purchase and sales of the product. The Company is also involved in ensuring compliance with all Federal, State and local laws applicable to the Company. The total fee for cultivation services for the year ended December 31, 2020 was $12,882,867. The total management fees related to this management agreement for the year ended December 31, 2020 was $2,350,234.

F-99

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2020

NOTE J - ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities at December 31, 2020 are summarized as follows:

2020
Accounts payable	$458,001
Related party payable	24,673
Sales tax payable	100,395
Accrued expenses	697,434
TOTALS	$1,280,503

NOTE K - LONG-TERM DEBT

Long-term debt at December 31, 2020 is as follows:

2020
Mortgage to Pioneer Title Agency, monthly payments totaling $31,661 including interest rate of 6%, maturing through March 2023.	$770,554

Note payable to Fidelity National Title, monthly payments totaling $112,318 including interest rate of 10%, maturing through July 2022.	1,781,250
2,551,804
Less current portion	1,468,063
TOTAL LONG TERM-DEBT	$1,083,741

Maturities related to this debt are as follows:

2021	$1,468,063
2022	1,018,659
2023	65,082
TOTAL	$2,551,804

F-100

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2020

NOTE L - MEMBERS’ EQUITY

The Company has sold ownership interests to related and non-related parties (Subscriber), in the form of Class A Units (“Units”). These Units are restricted securities under applicable U.S. Federal and state securities laws, and the Units cannot be offered for sale, sold, delivered after sale, pledged, hypothecated, transferred, or otherwise disposed of by Subscriber, and must be held indefinitely unless Subscriber’s offer and sale of the Units are subsequently registered under the Securities Act, and any applicable state securities laws, or an exemption from such registration is available. Subscriber understands and agrees that the Company has no obligation or intent (i) to register any of the Units under the Securities Act or any applicable state securities laws; (ii) to take any action so as to permit sales pursuant to Rule 144 under the Securities Act; and (iii) the Company has not covenanted to assure that such Rule 144 is, or will be, available for resale of the Units.

Subscriber understands and agrees that (i) there will be no public market for the Units; (ii) the investment in the Units is not liquid; and (iii) Subscriber must bear the economic risk of the Subscriber’s investment in the Units for an indefinite period of time. The total value, net of redemptions, (and total number) of Class A Units outstanding as of December 31, 2020 was $58,802,887.

NOTE M - LEASES

The Company leased office space in Sarasota, Florida under an initial non-cancelable agreement which was expiring in June 2019, with monthly rent of $6,400. The agreement was amended effective July 2018 expiring on July 2020 with a monthly payment of $6,790 from July 2019 to July 2020. The lease was renewed to June 2021 with monthly payments escalating to $9,761.

The Company leases a dispensary facility in Arizona with a term of five years starting July 2017 with a monthly payment of $7,000.

The Company recognized right-of-use assets and lease liabilities at the lease commencement date. The right-of-use asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and estimate of costs to dismantle and remove the underlying asset or to restore the underlying asset or the site which it is located, less any lease incentives received.

The right-of-use asset is subsequently depreciated using the straight-line method from the commencement date to the earlier of the end of the useful life of the right-of-use asset or the end of the lease term. The estimated useful lives of right-of-use asset is periodically reduced by impairment losses, if any, and adjusted for certain remeasurements of the lease liability.

As of December 31, 2020, the Company’s lease liabilities consisted of the following:

The Company has lease liabilities related to real estate used for dispensaries. The weighted average discount rate for the year ended December 31, 2020 was 8%.

The maturity of the contractual undiscounted lease liabilities at December 31, 2020 is as follows:

Interest rates on capitalized leases vary from 6.6% to 10.2% and are imputed based on the lower of the Company’s incremental borrowing rate at the time of inception of each lease or the lessor’s implicit rate of return.

F-101

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2020

NOTE N – LEASES WHERE COMPANY IS LESSEE

The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company’s incremental borrowing rate. Generally, the Company uses its incremental borrowing rate as the discount rate. Lease payments included in the measurement of the lease liability comprise primarily of:

●	Fixed payments, including in-substance fixed payments;
●	Variable lease payments that depend on an index or a rate, initially measured using the index or rate at the commencement date;
●	Amounts expected to be payable under a residual value or guarantee; and
●	The exercise price under a purchase option that the Company is reasonably certain to exercise, lease payments in an optional renewal period if the Company is reasonable certain to exercise an extension option, and penalties for early termination of a lease unless the Company is reasonable certain not to terminate early.

The lease liability is measured at amortized cost using the effective interest method. It is remeasured when there is a change in future lease payments arising from a change in an index or rate, if there is a change in the Company’s estimate of the amount expected to be payable under a residual value guarantee or if the Company changes its assessment of whether it will exercise a purchase, extension or termination option.

When the lease liability is remeasured this way, a corresponding adjustment is made to the carrying amount of the right-of-use asset, or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero. The Company has elected not to recognized right-of-use assets and lease liabilities for short-term leases of equipment that have a lease term of 12 months or less and leases of low-value assets. The Company recognizes the lease payments associated with these leases as an expense on a straight-line basis over the lease term.

The maturity of the contractual undiscounted lease liabilities at December 31, 2020 is as follows:

2021	$151,069
2022	56,000
Total undiscounted lease liabilities	207,069
Interest on lease liabilities	(19,073)
Total present value of minimum lease payments	187,996
Lease liabilities - current portion	133,458
Lease liabilities - noncurrent	$54,536

F-102

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2020

NOTE N – LEASES WHERE COMPANY IS LESSEE (CONTINUED)

The Company’s right-of-use assets consist of real property and office equipment. As of December 31, 2020, the Company’s lease schedule consisted of the following:

2020
Balance, beginning of year	$789,395
Additions (Deletions)	(241,580)
Lease and interest payments, accretion, and accrued interest, net	(359,821)
Balance, end of year	187,994
Lease liability - current portion	133,458
Lease liability - noncurrent portion	$54,536

Interest expense charged to operations for right-of-use lease liabilities for the year ended December 31, 2020 totaled $35,772.

NOTE O - RELATED PARTY TRANSACTIONS

The LLCs entered into management agreement with a company (the management company) that is owned by a related party that provides management services for all the LLCs. There is no formal written agreement. The terms of the verbal agreement state that the LLCs must pay the management company’s service fees and reimburse any out-of-pocket expenses. The total amount of related party management fees for the year ended December 31, 2020 was $2,350,234.

There was a total of $360,969 paid to members of the LLCs in the form of guaranteed payments for the year ended December 31, 2020.

NOTE P - CONTINGENCIES

Compliance:

The Company’s compliance with certain laws and regulations is subject to review by the various states in which they operate. Although such reviews could result in adverse decisions, it is the opinion of management that any matters could be resolved without significant impact to the operations of the Company.

Litigation

The Company is contingently liable for claims and judgments resulting from lawsuits incidental to the normal operation of a company. In the opinion of the Company’s management, the Company’s insurance coverage is adequate to cover claims relating to normal operations and any lawsuit that might adversely impact the Company would not have a material effect on the consolidated financial statements. Accordingly, no provision for possible losses is reflected in the consolidated financial statements.

F-103

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2020

NOTE P – CONTINGENCIES (CONTINUED)

Marijuana Remains Illegal under Federal Law:

The Company engages in the medical marijuana business. Marijuana is currently illegal under U.S. federal law. It is a Schedule I controlled substance. Accordingly, in those jurisdictions in which the use of medical marijuana has been legalized at the U.S. state level, its prescription is a violation of federal law. The U.S. Supreme Court has ruled that the U.S. federal government has the right to regulate and criminalize marijuana, even for medical purposes. Therefore, U.S. federal law criminalizing the use of marijuana supersedes U.S. state laws that legalize its use for medicinal purposes. The Obama administration made a policy decision to allow U.S. states to implement these laws and not prosecute anyone operating in accordance with applicable U.S. state law. A change in the U.S. federal position towards enforcement could cripple the industry, rendering the Company unable to operate.

Moreover, a change in the U.S. federal position towards enforcement could result in U.S. federal law enforcement seizing the assets of the Company, which would result in a complete loss for the Company. Additionally, the U.S. federal government could extend enforcement of the antidrug laws against people who are assisting the medical marijuana industry, including investors and finance sources.

As discussed above, the cultivation, sale, and use of marijuana is illegal under U.S. federal law. Therefore, there is a compelling argument that banks cannot accept deposit funds from the medical marijuana business and therefore would not be able to do business with the Company. As such, the Company may have trouble finding a bank willing to accept its business.

There can be no assurance that banks in U.S. states currently or in the future will decide to do business with medical marijuana growers or retailers, or that in the absence of U.S. legislation, U.S. state and federal banking regulators will not strictly enforce current prohibitions on banks handling funds generated from an activity that is illegal under U.S. federal law. This may make it difficult for the Company to open accounts, use the service of banks, and otherwise transact business, which in turn may negatively affect the Company.

COVID-19 Pandemic:

On January 30, 2020 the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus (the COVID-19 outbreak”) and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally.

The full impact of the COVID-19 outbreak continues to evolve as of the date of this report. As such, it is uncertain as to the full magnitude that the pandemic will have on the Company’s financial condition, liquidity, and future results of operations. Management is actively monitoring the global situation on its financial condition, liquidity, operations, suppliers, industry, and workforce. Given the daily evolution of the COVID-19 outbreak and the global responses to curb its spread, the Company is not able to estimate the effects of the COVID-19 outbreak on its results of operations, financial condition, or liquidity.

F-104

SUPPLEMENTARY INFORMATION

F-105

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

CONSOLIDATING BALANCE SHEET

December 31, 2020

ASSETS

	Alternative Medical Enterprises, LLC	Agronomy Holdings, LLC	Agronomy Innovations, LLC	AltMed, LLC	Cave Creek RE, LLC	Fort Consulting, LLC	MuV Health LLC	NuTrae, LLC	Elimination	Total
CURRENT ASSETS
Cash and cash equivalents	$0	$7,746	$281,449	$0	$9,867	$646,213	$6,310	$5,804	$0	$957,389
Accounts receivable, net	0	0	60,000	0	0	225,143	(21)	(60)	0	285,062
Notes receivable	163,896	100,000	16,745,052	0	(2,684,088)	0	0	(3,370)	(14,057,594)	263,896
Inventories	0	0	276,812	0	0	3,040,265	232,480	0	0	3,549,557
Other current assets	122,384	0	195,353	0	0	0	60	0	(96,688)	221,109
TOTAL CURRENT ASSETS	286,280	107,746	17,558,666	0	(2,674,221)	3,911,621	238,829	2,374	(14,154,282)	5,277,013

PROPERTY AND EQUIPMENT, NET	67,708	0	7,302,149	46,067	5,064,536	0	0	0	0	12,480,460

OTHER ASSETS
Intangible and investments in related companies, net	39,686,508	21,540,258	4,564,588	41,862,377	0	0	0	0	(61,226,766)	46,426,965
Security deposits	0	0	34,753	6,400	0	0	0	200	0	41,353
TOTAL OTHER ASSETS	39,686,508	21,540,258	4,599,341	41,868,777	0	0	0	200	(61,226,766)	46,468,318

	$40,040,496	$21,648,004	$29,460,156	$41,914,844	$2,390,315	$3,911,621	$238,829	$2,574	$(75,381,048)	$64,225,791

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)

	Alternative Medical Enterprises, LLC	Agronomy Holdings, LLC	Agronomy Innovations, LLC	AltMed, LLC	Cave Creek RE, LLC	Fort Consulting, LLC	MuV Health LLC	NuTrae, LLC	Elimination	Total
CURRENT LIABILITIES
Accounts payable	$0	$0	$231,724	$0	$0	$225,197	$1,080	$0	$0	$458,001
Accrued expenses	9,883,741	0	9,829,788	(6,760,886)	0	5,548,835	933,643	(2,758,547)	(15,854,073)	822,501
Current portion of capital lease liabilities	0	0	84,378	49,080	0	0	0	0	0	133,458
Current portion of long-term debt	0	0	0	0	1,468,063	0	0	0	0	1,468,063
Income tax payable	0	0	0	0	0	210,000	0	0	0	210,000
TOTAL CURRENT LIABILITIES	9,883,741	0	10,145,890	(6,711,806)	1,468,063	5,984,032	934,723	(2,758,547)	(15,854,073)	3,092,023

LONG-TERM LIABILITIES
Lease liabilities, net of current portion	0	0	54,536	0	0	0	0	0	0	54,536
Long-term debt, net of current portion	0	0	0	0	1,083,741	0	0	0	0	1,083,741
TOTAL LONG-TERM LIABILITIES	0	0	54,536	0	1,083,741	0	0	0	0	1,138,277

TOTAL LIABILITIES	9,883,741	0	10,200,426	(6,711,806)	2,551,804	5,984,032	934,723	(2,758,547)	(15,854,073)	4,230,300

MEMBERS’ EQUITY (DEFICIT)	30,156,755	21,648,004	19,259,730	48,626,650	(161,489)	(2,072,411)	(695,894)	2,761,121	(59,526,975)	59,995,491

	$40,040,496	$21,648,004	$29,460,156	$41,914,844	$2,390,315	$3,911,621	$238,829	$2,574	$(75,381,048)	$64,225,791

F-106

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

CONSOLIDATING STATEMENT OF OPERATIONS

Year ended December 31, 2020

	Alternative Medical Enterprises, LLC	Agronomy Holdings, LLC	Agronomy Innovations, LLC	AltMed, LLC	Cave Creek RE, LLC	Fort Consulting, LLC	MuV Health LLC	NuTrae, LLC	Elimination	Total
OPERATING INCOME
Sales	$0	$3,566	$15,552,777	$0	$0	$20,591,054	$41,184	$732,004	$(16,272,281)	$20,648,304
Cost of sales	0	0	6,060,393	0	0	17,347,340	17,401	(44)	(13,621,575)	9,803,515

GROSS PROFIT	0	3,566	9,492,384	0	0	3,243,714	23,783	732,048	(2,650,706)	10,844,789

OPERATING EXPENSES
General and administrative expenses	1,231,457	5,834	2,800,805	(350)	(41,112)	2,662,660	498,174	44,990	(2,658,611)	4,543,847
Amortization	0	0	542,252	85,645	0	0	0	0	0	627,897
Depreciation	5,855	0	560,351	125,527	59,417	0	0	0	0	751,150
TOTAL OPERATING EXPENSES	1,237,312	5,834	3,903,408	210,822	18,305	2,662,660	498,174	44,990	(2,658,611)	5,922,894
INCOME (LOSS) FROM OPERATIONS	(1,237,312)	(2,268)	5,588,976	(210,822)	(18,305)	581,054	(474,391)	687,058	7,905	4,921,895

OTHER INCOME (EXPENSE)
Income from investments in related companies	0	0	0	24,517,659	0	0	0	0	0	24,517,659
Income from the sale of investment	0	885,678	0	0	0	0	0	0	0	885,678
Interest income (expense)	3,871	15	(26,854)	(9,279)	(143,183)	0	(15)	0	0	(175,445)
Gain (loss) on sale of property and equipment	0	0	94,918	(510,493)	0	0	0	0	0	(415,575)
Other income (expense)	(109,425)	0	(127)	0	0	0	0	113,226	0	3,674
	(105,554)	885,693	67,937	23,997,887	(143,183)	0	(15)	113,226	0	24,815,991

INCOME BEFORE PROVISION FOR INCOME TAXES	(1,342,866)	883,425	5,656,913	23,787,065	(161,488)	581,054	(474,406)	800,284	7,905	29,737,886

PROVISION FOR INCOME TAXES	0	0	0	0	0	210,000	0	0	0	210,000

NET INCOME (LOSS)	$(1,342,866)	$883,425	$5,656,913	$23,787,065	$(161,488)	$371,054	$(474,406)	$800,284	$7,905	$29,527,886

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CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019

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TABLE OF CONTENTS

DECEMBER 31, 2019

F-109

South Phoenix
4653 E Cotton Gin Loop, Suite 120
Phoenix, AZ 85040
- - - - -
It’s about time.

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Members Alternative Medical Enterprises, LLC and Affiliates

We have audited the accompanying consolidated financial statements of Alternative Medical Enterprises, LLC and Affiliates, which comprise the consolidated balance sheet as of December 31, 2019 and the related consolidated statement of operations, changes in members’ equity, and cash flows for the year then ended, and the related notes to the consolidated financial

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. ln making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion.

An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Alternative Medical Enterprises, LLC and Affiliates as of December 31, 2019, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Atlas CPAs & Advisors PLLC
ATLAS CPAs & Advisors PLLC
Phoenix, Arizona
July 6, 2020

O: 602.431.9288
F: 602.431.9299

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ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2019

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,935,410
Accounts receivable	403,542
Notes receivable	1,078,217
Inventories	2,385,426
Prepaid expenses	302,237
TOTAL CURRENT ASSETS	6,104,832
LONG-TERM ASSETS
Property and equipment, net	4,938,004
Intangible assets, net	5,195,408
Investments, net	23,904,715
Security deposits	40,154
TOTAL LONG-TERM ASSETS	34,078,281
TOTAL ASSETS	$40,183,113
LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$580,194
Accrued expenses and other liabilities	375,711
Notes payable	1,000,000
Current portion of capital leases	22,020
TOTAL CURRENT LIABILITIES	1,977,925
LONG-TERM PORTION OF CAPITAL LEASES	11,896
TOTAL LIABILITIES	1,989,821
MEMBERS’ EQUITY	38,193,292
TOTAL LIABILITIES AND MEMBERS’ EQUITY	$40,183,113

The accompanying notes are an integral part of the financial statements.

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ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2019

	Amount	Percent
Net Revenues	$14,482,050	100.0%
Cost of Revenues	8,620,878	59.5
Gross Profit	5,861,172	40.5
General and administrative expense	4,808,041	33.2
Amortization	1,300,447	9.0
Depreciation	445,177	3.1
	6,553,665	45.3
Loss from Operations	(692,493)	(4.8)
Other Income (Expense) Income from investee	8,036,184	55.5
Interest expense	(3,871)	(0.0)
Loss on sale of property and equipment	(25,077)	(0.2)
Interest income	1,218	0.0
Total Other Income	8,008,454	55.3
Net income	$7,315,961	50.5%

The accompanying notes are an integral part of the financial statements.

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ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2019

Balances at December 31, 2018	$32,127,331
Repurchase of member’s interest	(1,250,000)
Net income	7,315,961
Balances at December 31, 2019	$38,193,292

The accompanying notes are an integral part of the financial statements.

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ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2019

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$7,315,961
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	445,177
Amortization expense	1,300,447
Income from investee	(8,036,184)
Loss on sale of property and equipment	25,077
Effects of changes in operating assets and liabilities:
(Increase) decrease in operating assets
Accounts receivable	(259,788)
Prepaid expenses	62,574
Inventories	(317,509)
Increase (decrease) in operating liabilities
Accounts payable	383,619
Accrued expenses and other liabilities	109,610
Deferred revenue	(490,278)
Net cash provided by operating activities	538,706
CASH FLOWS FROM INVESTING ACTIVITIES
Distributions received from investments	287,000
Purchase of property and equipment	(513,031)
Proceeds from sale of property and equipment	17,500
Net cash used in investing activities	(208,531)
CASH FLOWS FROM FINANCING ACTIVITIES
Payment on capital leases	(30,013)
Repurchase of member’s interest	(250,000)
Net cash used in financing activities	(280,013)
Net change in cash	50,162
Cash and cash equivalents - beginning of period	1,885,248
Cash and cash equivalents - end of period	$1,935,410
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Issuance of debt to repurchase member’s interest	$1,000,000
Interest paid	$3,871

The accompanying notes are an integral part of the financial statements.

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ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019

NOTE 1:	BUSINESS ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Organization and Operations

Alternative Medical Enterprises, LLC and Affiliates consists of the following entities:

Alternative Medical Enterprises, LLC (aka WP&RS Enterprises, LLC) was organized in 2014 under the laws of the State of Florida. Alternative Medical Enterprises, LLC, through its subsidiaries, provides alternative medicines in the form of cannabis and cannabis related products (MMJ).

As of December 31, 2019, Alternative Medical Enterprises, LLC owns 100% of the following companies:

AltMed, LLC, a Florida limited liability company, was formed in 2014, and it owns 41% of a license in Florida to grow, process, and dispense MMJ. NuTrae, LLC, a Florida limited liability company, was formed in 2014, and develops products for MMJ delivery systems and licenses intellectual property to other parties. Agronomy Holdings, LLC (aka AltMed North America, LLC), a Florida limited liability company, was formed in 2015, and is a holding company for ventures entered outside the state of Florida. MuV Health, LLC, an Arizona limited liability company, was organized in 2019 to produce and sell CBD only products.

As of December 31, 2019, Agronomy Holdings, LLC owns 100% of Agronomy Innovations, LLC, an Arizona limited liability company, was acquired during 2015, and is an MMJ grow facility located in Arizona.

Fort Consulting, LLC operates as a Medical Marijuana Dispensary and under the rules and regulations of the Arizona Department of Health Services - Medical Marijuana Program. The Dispensary’s primary mission is to run a patient-centric wellness which processes the highest-grade medical marijuana in Arizona. The Dispensary has a goal of infusing horticultural innovations and sympathetic treatments into the Arizona Medical marijuana industry and is committed to combining mental and physical health in a format previously inaccessible to terminally ill and other patients. The Dispensary has a one year license with the Arizona Department of Health Services to operate a Medical Marijuana Dispensary in the state of Arizona. The contract is renewed annually. The Dispensary is an Arizona nonprofit Organization, incorporated under the laws of the state of Arizona in July, 2016.

Alternative Medical Enterprises, LLC, AltMed, LLC, NuTrae, LLC, Agronomy Holdings, LLC, Agronomy Innovations, LLC, Fort Consulting, LLC, Vida Pets, LLC and MUV Health, LLC will be referred to herein as “the LLCs”.

While part of the Company’s operation is considered legal under state and local law, the sale of marijuana for any purpose is still illegal under federal law. Management believes it is unlikely that the federal government will force the closing of the facilities. However, action by the federal government could result in significant losses to the Company as well as potential exposure to criminal charges for the trafficking of a substance deemed illegal under federal law.

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ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019

NOTE 1:	BUSINESS ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Alternative Medical Enterprises, LLC and its affiliates, the LLCs, collectively referred to as “the Company” which are affiliated by virtue of common ownership and control. All significant intercompany transactions and balances have been eliminated in the consolidation.

Nature of Activities

The Company’s operations are dependent on economic and legal conditions which affect the medicinal cannabis and health care industries, and changes in those conditions may affect the Company’s continuing operations. While the nature of the Company’s business is legalized and approved by the states of Florida and Arizona, it is considered to be an illegal activity under federal law. Accordingly, certain additional risks and uncertainties are prevalent as discussed in the following notes.

Basis of Accounting

The financial statements of the Company have been prepared on the accrual basis of accounting. In accordance with this method of accounting, revenue is recognized in the period in which it is earned, and expenses are recognized in the period in which they are incurred. All revenue and expenses which are applicable to future periods have been presented as deferred or prepaid on the accompanying balance sheet.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue as the products are sold and delivered to individual customers. No ongoing warranties are provided.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019

NOTE 1:	BUSINESS ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and cash equivalents

The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Credit Risk

The Company maintains cash balances at financial institutions in excess of federally insured limits from time to time. The Company has experienced no losses due to this concentration.

Accounts Receivable

The Company provides for potentially uncollectable accounts receivable by use of the allowance method. The allowance is provided based upon a review of the individual accounts outstanding, prior history of uncollectable accounts receivable and existing economic conditions. Normal accounts receivable are due 15 days after the issuance of the invoice. Receivables past due more than 60 days are considered delinquent. The allowance for doubtful accounts was $2,894 as of December 31, 2019. Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer.

Inventories

Inventories are valued at the lower of cost (first in, first out basis) or market, and consist primarily of production supplies and materials.

Notes Receivable

The Company sold interests to related parties in exchange for notes receivable in the amount of the interest sold. The expectation was that these notes would be paid within three years. Any distributions the related parties receive as their share of income will first go towards the payment of the note receivable, and only after that note has been paid will they receive future distributions. The balance of notes receivable as of December 31, 2019 is $163,895.

At December 31, 2019, the Company’s share in one of its related parties was repurchased for

$1,800,000 in exchange for cash and a promissory note with a maturity date of December 31, 2020 and a face amount of $1,400,000. The balance of the note as of December 31, 2019 is $914,322.

Prepaid Expenses

The Company pays for certain expenses in advance of receipt of goods or services. The amount is expensed over the term of contract or period for which the expenses are paid, using the straight line method.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019

NOTE 1:	BUSINESS ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property and Equipment

Property and equipment are recorded at cost and are depreciated on the straight-line method over their estimated useful lives which range from 5 to 10 years. Leasehold improvements are depreciated over the lesser of the useful life or the lease term.

Income Taxes

As limited liability companies, the Company’s taxable income or loss is allocated to members in accordance with their respective percentage of ownership. Therefore, no provision for income taxes has been included in the consolidated financial statements.

Deferred Income Taxes - Fort Consulting, LLC - Income taxes are provided for the tax effects of transactions reported in the financial statements and consists of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to depreciable assets (use of different depreciation methods and lives for financial statement and tax purposes). The deferred tax liability represents future tax return consequences for those differences, which will be deductible when the assets and liabilities are recovered or settled.

U.S. GAAP requires management to perform an evaluation of all income tax positions taken or expected to be taken in the course of preparing the Company’s income tax returns to determine whether the income tax positions meet a “more likely than not” standard of being sustained under examination by the applicable taxing authorities. This evaluation is required to be performed for all open tax years, as defined by the various statutes of limitations, for Federal and state purposes.

With limited exceptions, the Company is no longer subject to income tax examination for returns filed more than three year ago. The Company believes the only year open for potential IRS audits are the year ending December 31, 2017, 2018 and 2019. Management has performed an evaluation of income tax positions taken on all open income tax returns and has determined that there were no positions taken that do not meet the “more likely than not” standard. Accordingly, there are no provisions for income taxes, penalties, or interest receivable or payable relating to uncertain tax positions in the accompanying consolidated financial statements.

On December 22, 2017, the Tax Cuts and Jobs Act (H.R. 1) (the “Tax Act”) was signed into law by President Trump. The Tax Act contains significant changes to corporate taxation, including reduction of the corporate tax rate from 35% to 21%, limitation of the tax deduction for interest expense to 30% of earnings (except for certain small businesses), limitation of the deduction for net operating losses to 80% of current year taxable income and elimination of net operating loss carrybacks, immediate deductions for certain new investments instead of deductions for depreciation expense over time, and modifying or repealing many business deductions and credits. Since the Company elected to be taxed as a C-corporation, the Tax Act had no impact on the financial statements.

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ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019

NOTE 1:	BUSINESS ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value Measurements

GAAP regarding fair value measurements clarifies the definition of fair value for financial reporting and establishes a three-tier hierarchy as a framework for measuring fair value which requires an entity to give the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements) when measuring fair value. The standard also requires additional disclosure about the use of fair value measurements.

Fair value is defined as the price to sell an asset or transfer a liability between market participants as of the measurement date. The three levels of the fair value hierarchy under this standard are as follows:

Level 1 - Quoted market prices in active markets for identical assets or liabilities

Level 2 - Observable market-based inputs or unobservable inputs corroborated by market data

Level 3 - Unobservable inputs reflecting the reporting entities own assumptions

Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the valuation of assets and liabilities and their placement within the fair value hierarchy levels.

The Company has a number of financial instruments, none of which are held for trading purposes and are measured using Level 3 measurements. The Company estimates that the fair value of all financial instruments at December 31, 2019 does not materially differ from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The Company, using available market information and appropriate valuation methodologies, has determined the estimated fair value amounts. Considerable judgment is necessary in interpreting market data to develop estimates of fair value, and, accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

Advertising

The Company expenses advertising as incurred. Advertising expenses were $202,891 for the year ended December 31, 2019.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019

NOTE 1:	BUSINESS ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Research and Development

The Company, from time to time, engages in research and development activities. Those costs are charged to operations as incurred. As of December 31, 2019, the Company had research and development expenses of $455.

NOTE 2:	INVENTORIES

The Company’s inventories, primarily made up of cannabis related products, as of December 31, 2019, consist of the following:

Raw materials	$611,666
Work-in-progress	1,021,507
Finished goods	752,253
$2,385,426

NOTE 3:	INCOME TAX STATUS - FORT CONSULTING, LLC

Fort Consulting, LLC is a non-profit entity for Arizona income tax purposes and elected to be taxed as a C-corporation for Federal tax purposes. Therefore, income taxes are provided for the tax effects of transactions in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of certain assets and liabilities for financial and tax reporting.

Deferred taxes are provided on the asset and liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The Company accounts for uncertain tax positions in accordance with the provisions of FASB ASC Topic 740, Income Taxes (“ASC 740”). ASC 740 provides a comprehensive model for the recognition, measurement and disclosure in the financial statements of uncertain tax positions that the Company has taken or expects to take on a tax return. Under this standard, the Company can recognize the benefit of an income tax position only if it is more likely than not (greater than 50%) that the tax position will be sustained upon tax examination, based solely on the technical merits of the tax position. Otherwise, no benefit can be recognized. The tax benefits recognized are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019

NOTE 3:	INCOME TAX STATUS - FORT CONSULTING, LLC (CONTINUED)

The Company has not recorded a deferred tax asset for the net operating loss incurred for the period from inception to December 31, 2019 due to the uncertainty of the benefit of the loss being realized. Therefore, if recorded the Company would provide for a valuation allowance equal to the potential realized benefit. In the future if the Company receives benefit from this net operating loss the financial statements will reflect this benefit through a reduction of the valuation allowance. As of December 31, 2019, the net operating loss carryover is approximately $1,070,000.

NOTE 4:	PROPERTY AND EQUIPMENT

Property and equipment as of December 31, 2019 are summarized as follows:

Buildings and improvements	$4,268,411
Furniture and equipments	1,482,743
Vehicles	191,064
Construction in progress	180,131
Land and improvements	78,040
6,200,389
Less: accumulated depreciation	(1,262,385)
Total property, plant and equipment	$4,938,004

Depreciation expense for the year ended December 31, 2019 totaled $445,177. The value of vehicles and equipment held under capital leases for the year ended December 31, 2019 totaled $184,640.

NOTE 5:	INVESTMENTS AND NOTES RECEIVABLES

The Company has two investments as listed below:

Investment in related company

In 2016, the Company invested $1,201,000 in a minority interest (10%) of a farm in Colorado. The investment is recorded using the equity method. The Company does not have significant influence or control. Below is a reconciliation of this investment:

Balance, beginning of year	$863,703
Current year income	50,619
Balance, end of year	$914,322

Below is a summary of the balance sheet and income statement of the entity that the Company has invested in:

Total Assets	$6,020,085
Total Liabilities	$1,053,799
Total Equity	4,966,286
$6,020,085
Total Income	$506,190
Total Expenses	2,313,987
Net Loss	$(1,807,797)

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019

NOTE 5:	INVESTMENTS AND NOTES RECEIVABLES (CONTINUED

At December 31, 2019, the Company’s share in one of its related parties was repurchased for $1,800,000 in exchange for cash and a promissory note with a maturity date of December 31, 2020 with a face amount of $1,400,000 (Note 1). As of December 31 2019, the balance of notes receivable is $914,322 with an allowance for doubtful accounts totaling $885,678.

The promissory note is payable in three monthly installments of $32,000 starting March 1, 2020 and the balance payable in full on December 31, 2020. As of the report date, the amount collected is $364,000.

Investment in related company

The Company has invested $16,206,150 for a minority interest (41%) in a Company in Florida. The investment has been recorded at equity method as the Company has significant influence or control. Below is a reconciliation of this investment:

Balance, beginning of year	$16,206,150
Distributions during the year	(287,000)
Share in current year net income	7,985,565
Balance, end of year	$23,904,715

Below is a summary of the balance sheet and income statement of the entity that the Company has invested in:

Total Assets	$42,483,242
Total Liabilities	$8,508,588
Total Equity	33,974,654
$42,483,242
Total Income	$28,113,124
Total Expenses	9,500,453
Net Income	$18,612,671

In 2019, the Company recorded the investment using the equity method which resulted in an adjustment related to previous period shares in related company’s income of $354,370. The amount is not significant and was included as part of current year income from investment.

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ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019

NOTE 6:	INTANGIBLES

Goodwill, net of impairment

Goodwill is from the 2015 purchase of Agronomy Innovations, LLC. The purchase of Agronomy Innovations, LLC for $775,000 was to establish a foothold in Arizona by obtaining a grow facility that was already established and provide the Company the opportunity to do business in Arizona. The entire purchase price went towards goodwill as there were almost no assets purchased. The Company has elected to amortize this asset over 10 years for book purposes. The accumulated amortization at December 31, 2019 was $342,292.

Right to use agreement

The Company contracted with a nursery in Florida for the use of their farm land. In exchange for

$310,000 worth of Class A Units, the Company obtained the right to grow Medical Marijuana on their land for a 7-year period. Management has elected to amortize this intangible asset over 7 years, which is the term of the lease. Accumulated amortization expense for the year ended December 31, 2019 was $221,429. Net book value of the asset was $88,571 as of December 31, 2019.

Cultivation and management agreement

During 2017 the Company entered into a cultivation and management agreement for a marijuana grow and dispensary operation in Arizona with a related party. The Company entered into a cultivation and management agreement and requires the Company to provide cultivation and management services to a related party (under common control). The Company receives a fee for these services on a monthly basis. The Company has experience and expertise in managing the medical marijuana program and its associated retail operation. The Company oversees the day to day operations of the dispensary and cultivation site and provides services related to the purchase and sales of the product. The Company is also involved in ensuring that the Company is compliant with all Federal, State and local laws applicable to the Company. The total fee for cultivation services for the year ended December 31, 2019 was

$13,249,504. The total management fees related to this management agreement for the year ended December 31, 2019 was $2,037,290.

Royalty agreement

During 2017 the Company negotiated the buyout of a royalty agreement with an outside third party. The Company paid the outside third party a total of $1,200,000. The Company is amortizing this asset over the term of the original agreement and recognizing expense as the payments would have been made based on the revenue earned. The total expense related to the agreement for the year ended December 31, 2019 was $1,069,111.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019

NOTE 7:	CLASS A UNITS SOLD

The Company has sold ownership interests to related and non-related parties (Subscriber), in the form of Class A Units (“Units”). These Units are restricted securities under applicable U.S. Federal and state securities laws, and the Units cannot be offered for sale, sold, delivered after sale, pledged, hypothecated, transferred, or otherwise disposed of by Subscriber, and must be held indefinitely unless Subscriber’s offer and sale of the Units are subsequently registered under the Securities Act, and any applicable state securities laws, or an exemption from such registration is available. Subscriber understands and agrees that the Company has no obligation or intent (i) to register any of the Units under the Securities Act or any applicable state securities laws; (ii) to take any action so as to permit sales pursuant to Rule 144 under the Securities Act; and (iii) the Company has not covenanted to assure that such Rule 144 is, or will be, available for resale of the Units.

Subscriber understands and agrees that (i) there will be no public market for the Units; (ii) the investment in the Units is not liquid; and (iii) Subscriber must bear the economic risk of the Subscriber’s investment in the Units for an indefinite period of time.

The total value, net of redemptions, (and total number) of Class A Units outstanding as of December 31, 2019 was $47,703,986.

NOTE 8:	NOTE PAYABLE

In 2019, the Company issued a promissory note amounting to $1,250,000 payable within one year from the date of the note. The promissory note is to be paid in two installments, and such amount shall accrue interest at a rate of 15%. As of December 31, 2019, notes payable is $1,000,000.

NOTE 9:	LEASE COMMITMENTS

Operating Leases

The Company leased office space in Sarasota, Florida under an initial non-cancelable agreement which was expiring in June 2019, with monthly rent of $6,400. The agreement was amended effective July 2018 expiring on July 2020 with a monthly payment of $6,592 from July 2018 till July 2019 and $6,790 from July 2019 till July 2020.

The Company leases office space in Coolidge, Arizona from a related party under a non-cancelable agreement which expires in May 2021, with increasing monthly payments. As of December 31, 2019 the monthly payment was $24,662. U.S. GAAP for non-level lease payments requires the rent expense to be reported on a straight-line method over the life of the lease. Accordingly, the Company has recorded a deferred rent liability, recognized in accrued expenses and other liabilities on the consolidated balance sheet. The total deferred rent associated with this lease was not material to the financial statements as of December 31, 2019.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019

NOTE 9:	LEASE COMMITMENTS (CONTINUED)

The Company leases a dispensary facility in Arizona with a term of five years starting July 2017 with a monthly payment of $7,000.

Rent expense under the operating leases for the year ended December 31, 2019 was $500,527. The total minimum future lease payments are as follows:

Years Ending December 31,
2020	$285,879
2021	70,360
356,239
Less: Current portion	(285,879)
Total long-term obligations	$70,360

Capital Leases

During 2016, the Company entered into non-cancelable capital leases for lab equipment and a vehicle expiring in various year through 2021. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payment or the fair value of the assets. The assets are depreciated over the lower of their related lease terms. The cost of these assets are $184,640 and accumulated depreciation is $78,587 for the year ended December 31, 2019.

The future minimum lease payments are as follows:

Years Ending December 31,
2020	$22,020
2021	11,896
33,916
Less: Current portion	(22,020)
Total Capital Lease Obligations	$11,896

Interest rates on capitalized leases vary from 6.6% to 10.2% and are imputed based on the lower of the Company’s incremental borrowing rate at the time of inception of each lease or the lessor’s implicit rate of return.

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ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019

NOTE 10:	RELATED PARTY TRANSACTIONS

The LLCs entered into management agreement with a company (the management company) that is owned by a related party that provides management services for all the LLCs. There is no formal written agreement. The terms of the verbal agreement state that the LLCs must pay the management company’s service fees and reimburse any out-of-pocket expenses. The total amount of related party management fees for the year ended December 31, 2019 was $2,037,290.

There was a total of $336,135 paid to members of the LLCs in the form of guaranteed payments for the year ended December 31, 2019.

NOTE 11:	CONTINGENCIES

Compliance

The Company’s compliance with certain laws and regulations is subject to review by the various states in which they operate. Although such reviews could result in adverse decisions, it is the opinion of management that any matters could be resolved without significant impact to the operations of the Company.

Litigation

The Company is contingently liable for claims and judgments resulting from lawsuits incidental to the normal operation of a company. In the opinion of the Company’s management, the Company’s insurance coverage is adequate to cover claims relating to normal operations and any lawsuit that might adversely impact the Company would not have a material effect on the financial statements. Accordingly, no provision for possible losses is reflected in the financial statements.

Illegal Activity - Federal

Even though medical marijuana dispensaries are legal under Arizona law, they are still illegal under federal law and as such the Company could be subject to fines, penalties, lawsuits or a closure of the Company from the federal government. Management believes that this is minimal risk.

NOTE 12:	SUBSEQUENT EVENTS

Subsequent events have been evaluated through July 6, 2020 which is the date the consolidated financial statements were available to be issued. In 2020, domestic and international economies face uncertainty related to the impact of the COVID-19 disease. The Company may be adversely affected through lack of raw materials availability, interruptions in shipping and manufacturing process, idle or vacant facilities, and decrease in revenue. Management is currently evaluating the impact it will have on future operations.

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SUPPLEMENTARY INFORMATION

F-127

South Phoenix
4653 E Cotton Gin Loop, Suite 120
Phoenix, AZ 85040
- - - - -
It’s about time.

INDEPENDENT AUDITOR’S REPORT ON

THE CONSOLIDATED SUPPLEMENTARY INFORMATION

To the Board of Directors and Members

Alternative Medical Enterprises, LLC and Affiliates

Our audit was conducted for the purpose of forming an opinion on the consolidated financial statements as a whole. The accompanying supplementary information concerning equity is presented for purposes of additional analysis and is not a required part of the consolidated financial statements. Such information is the responsibility of management and was derived from, and relates directly to, the underlying accounting and other records used to prepare the consolidated financial statements.

The information has been subjected to the auditing procedures applied in the audit of the consolidated financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the consolidated financial statements; or to the consolidated financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America.

In the Supplementary Information section of our Audit Report and Financial Statements package, dated July 10, 2018, the information relating to investments in subsidiaries was calculated by management using the cost method, rather that the equity method, which is the appropriate method, in accordance with accounting standards generally accepted in the United States (“US GAAP”). According to our analysis of the Consolidated Financial Statements of the entity, this departure from US GAAP does not have a material impact on the fair presentation of the consolidated financial position of the entity, as a whole.

In our opinion, the information is fairly stated in all material respects in relation to the consolidated financial statements as a whole.

/s/ Atlas CPAs & Advisors PLLC
ATLAS CPAs & Advisors PLLC
Phoenix, Arizona
July 6, 2020

O: 602.431.9288
F: 602.431.9299

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ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

CONSOLIDATED SCHEDULE OF GENERAL AND ADMINISTRATIVE EXPENSES

FOR THE YEAR ENDED DECEMBER 31, 2019

	Amount	Percent
REVENUE	$14,482,050	100.0%
Payroll expense	1,303,647	9.0
Professional fees	1,344,261	9.3
Office expense	152,224	1.1
Rent expense	504,336	3.5
Utilities	439,816	3.0
Advertising	202,891	1.4
Repairs and maintenance	193,982	1.3
Insurance expense	169,426	1.2
Travel expense	132,928	0.9
Bank service charges	104,152	0.7
License and fees	81,537	0.6
Telecommunication and internet	66,713	0.5
Bad debt	37,858	0.3
Supplies	34,867	0.2
Meals and entertainment	14,417	0.1
Automobile expense	13,000	0.1
Dues and subscriptions	9,786	0.1
Cash donations	2,200	0.0
TOTAL GENERAL AND ADMINISTRATIVE EXPENSES	$4,808,041	33.2%

See independent auditor’s report on supplementary information.

F-129

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

CONSOLIDATING BALANCE SHEET

DECEMBER 31, 2019

	ASSETS
	Alternative Medical Enterprises, LLC	Agronomy Holdings, LLC	Agronomy Innovations, LLC	AltMed, LLC	Fort Consulting LLC	MuV Health LLC	NuTrae, LLC	Elimination	Total
CURRENT ASSETS
Cash and cash equivalents	$5,495	$9,792	$921,491	$10,577	$943,628	$26,203	$18,224	$-	$1,935,410
Accounts receivable	-	-	-	-	400,040	-	3,502	-	403,542
Notes receivable	163,895	914,322	-	-	-	-	-	-	1,078,217
Inventories	-	-	382,206	-	1,773,760	229,460	-	-	2,385,426
Due from, related party	84,593	-	6,609,549	287,000	33,110	10,000	2,050,270	(9,074,522)	-
Prepaid expenses	117,886	-	184,351	-	-	-	-	-	302,237
TOTAL CURRENT ASSETS	371,869	924,114	8,097,597	297,577	3,150,538	265,663	2,071,996	(9,074,522)	6,104,832
LONG-TERM ASSETS
Property and equipment, net	82,390	-	4,312,942	542,672	-	-	-	-	4,938,004
Intangible assets, net	-	-	5,106,838	88,570	-	-	-	-	5,195,408
Investments, net	39,686,509	19,840,466	-	23,904,715	-	-	-	(59,526,975)	23,904,715
Security deposits	-	-	33,554	6,400	-	-	200	-	40,154
TOTAL LONG-TERM ASSETS	39,768,899	19,840,466	9,453,334	24,542,357	-	-	200	(59,526,975)	34,078,281
TOTAL ASSETS	$40,140,768	20,764,580	$17,550,931	$24,839,934	$3,150,538	$265,663	$2,072,196	$(68,601,497)	$40,183,113

	LIABILITIES AND MEMBERS’ EQUITY
	Alternative Medical	Agronomy	Agronomy		Fort	MuV
	Enterprises, LLC	Holdings, LLC	Innovations, LLC	AltMed, LLC	Consulting, LLC	Health LLC		NuTrae, LLC	Elimination	Total
CURRENT LIABILITIES
Accounts payable	$19,159	$-	$75,504	$350	$404,187	$65,250		$15,744	$-	$580,194
Accrued expenses and other liabilities	6,817	-	287,229	-	80,645	-		1,020	-	375,711
Due to related parties	1,111,585	-	2,337,270	-	5,109,174	421,900		94,593	(9,074,522)	-
Notes payable	-	-	1,000,000	-	-	-		-	-	1,000,000
Current portion of capital leases	-	-	22,020	-	-	-		-	-	22,020
TOTAL CURRENT LIABILITIES	1,137,561	-	3,722,023	350	5,594,006	487,150		111,357	(9,074,522)	1,977,925
LONG-TERM PORTION OF CAPITAL LEASES	-	-	11,896	-	-	-		-	-	11,896
TOTAL LIABILITIES	1,137,561	-	3,733,919	350	5,594,006	487,150		111,357	(9,074,522)	1,989,821
MEMBERS’ EQUITY	39,003,207	20,764,580	13,817,012	24,839,584	(2,443,468)	(221,487)		1,960,839	(59,526,975)	38,193,292
TOTAL LIABILITIES AND MEMBERS’ EQUITY	$40,140,768	$20,764,580	$17,550,931	$24,839,934	$3,150,538	265,663	$	$2,072,196	$(68,601,497)	$40,183,113

See independent auditor’s report on supplementary information.

F-130

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

CONSOLIDATING STATEMENT OF OPERATION

DECEMBER 31, 2019

	Alternative Medical	Agronomy	Agronomy		Fort	MuV
	Enterprises, LLC	Holdings, LLC	Innovations, LLC	AltMed, LLC	Consulting, LLC	Health LLC	NuTrae, LLC	Elimination	Total
Net Revenues	$-	$-	$9,998,619	$-	$13,981,195	$-	$1,068,591	$(10,566,355)	$14,482,050
Cost of Revenues	16,033	-	3,812,555	-	13,249,504	-	82,428	(8,539,642)	8,620,878
Gross Profit (Loss)	(16,033)	-	6,186,064	-	731,691	-	986,163	(2,026,713)	5,861,172
General and Administrative Expenses	887,710	-	3,628,089	-	2,075,148	221,487	22,320	(2,026,713)	4,808,041
Amortization	-	-	1,256,161	44,286	-	-	-	-	1,300,447
Depreciation	5,885	-	404,187	35,105	-	-	-	-	445,177
Income (Loss) from Operations	(909,628)	-	897,627	(79,391)	(1,343,457)	(221,487)	963,843	-	(692,493)
Other Income (Expense)
Income from investee	-	50,619	-	7,985,565	-	-	-	-	8,036,184
Interest expense	(3,871)	-	-	-	-	-	-	-	(3,871)
Loss on sale of property and equipment	-	-	(25,077)	-	-	-	-	-	(25,077)
Interest income	53	178	779	192	-	-	16	-	1,218
Total Other Income (Expense)	(3,818)	50,797	(24,298)	7,985,757	-	-	16	-	8,008,454
Net Income (Loss)	$(913,446)	$50,797	$873,329	$7,906,366	$(1,343,457)	$(221,487)	$963,859	$-	$7,315,961

See independent auditor’s report on supplementary information.

F-131